UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Amendment No. 1)
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Securities Exchange Act of 1934

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LANDCADIA HOLDINGS, INC.

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED OCTOBER 9, 2018
LANDCADIA HOLDINGS, INC.
1510 West Loop South
Houston, Texas 77027
Dear Landcadia Holdings, Inc. Stockholder:
We cordially invite you to attend a special meeting of the stockholders of Landcadia Holdings, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on [           ], 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166 (the “special meeting”).
On May 16, 2018, the Company, Landcadia Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Waitr Incorporated, a Louisiana corporation (“Waitr”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned direct subsidiary of the Company (the transactions contemplated by the Merger Agreement, the “business combination”). Upon the consummation of the business combination, the Company will change its name to Waitr Holdings Inc. You are being asked to vote on the business combination.
At the special meeting, our stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal”) to adopt the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the business combination. The aggregate consideration for the business combination will be $300,000,000, payable in the form of cash and shares of the Company’s common stock valued at $10.00 per share, plus up to approximately $8,000,000 payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the effective time of the business combination (the “Effective Time”). The cash portion of the consideration will be an aggregate amount equal to the sum of  (i) approximately $50,000,000, plus (ii) an additional amount, if any, up to $25,000,000 that will be determined in accordance with the Merger Agreement (the “Cash Consideration”). The remainder of  $300,000,000 less the Cash Consideration will be paid in the form of shares of the Company’s common stock valued at $10.00 per share. In addition, all options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, valued at approximately $8,000,000 as of the execution of the Merger Agreement, will be assumed by the Company.
The Cash Consideration payable to the Waitr securityholders will be paid from cash available to us from the trust account (the “trust account”) that holds the proceeds (including interest) of our initial public offering that closed on June 1, 2016 (our “IPO”), and after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the trust account.
At the special meeting, our stockholders will be asked to adopt the Merger Agreement and approve the business combination. In addition, you are being asked to consider and vote upon:
1.
a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the business combination (the “Nasdaq Proposal”);

2.
the following proposals (collectively, the “Charter Proposals”) relating to the Company’s proposed third amended and restated certificate of incorporation (the “proposed charter”), a copy of which is attached to the accompanying proxy statement as Annex B, which, if approved, would take effect upon the closing of the business combination (the “Closing”):

a.
to approve, upon the completion of the business combination and the conversion of the Company’s Class F common stock, par value $0.0001 per share (“Class F Common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock, par value $0.0001 per share (“common stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock (“Charter Proposal A”);
b.
to approve provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors (“Charter Proposal B”);

c.
to approve provisions providing that (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon (“Charter Proposal C”); and

d.
to approve certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”, (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which the Company’s Board of Directors (our “Board”) believes are necessary to adequately address the needs of the post-combination company (“Charter Proposal D”);

3.
a proposal to elect, effective at the Closing, nine directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meeting of stockholders, respectively, or until his successor is elected and qualified (the “Director Election Proposal”);

4.
a proposal to approve the Waitr Holdings, Inc. 2018 Omnibus Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Incentive Plan Proposal”); and

5.
a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal (the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.
Our publicly-traded common stock, units and warrants are currently listed on the Nasdaq Capital Market under the symbols “LCA,” “LCAHU” and “LCAHW,” respectively. We intend to apply to continue the listing of our common stock and warrants on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.
Pursuant to our second amended and restated certificate of incorporation (our “charter”), we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A Common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the business combination. For illustrative purposes, based on the fair value of marketable securities held in our trust account of approximately $235,813,316 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.13. Public stockholders may elect to redeem their shares even if they vote for the business combination.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and
(ii) prior to [    ], Eastern Time, on [           ], 2018, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause out net tangible assets to be less than $5,000,001. Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $235,813,316 as of June 30, 2018. The Merger Agreement provides that Waitr’s obligation to consummate the business combination is conditioned on the Company delivering evidence that the Company will have no less than an aggregate amount of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing (and following any redemptions of public shares and payment of expenses related to the business combination). This condition to Closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Waitr. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Waitr may elect not to consummate the business combination. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their public shares.
Fertitta Entertainment, Inc., a Texas corporation, and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation (together, our “sponsors”), as well as our officers and directors, have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the business combination, and the Class F common stock, par value $0.0001 per share (the “founder shares”), will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our sponsors beneficially own 23% of our issued and outstanding shares of common stock, including all of the founder shares. Our sponsors, directors and officers have agreed to vote any shares of the Company’s common stock owned by them in favor of the business combination. The founder shares are subject to transfer restrictions. Our charter includes a conversion adjustment which provides that the founder shares will automatically convert at the time of the business combination into a number of shares of Class A common stock at the Closing, at a conversion rate specified in our charter. As of the Closing, assuming no redemptions, the sponsors will beneficially own approximately 13% of the total number of all shares of common stock outstanding after consummation of the business combination.
We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Information about the special meeting, the business combination and other related business to be considered by the Company’s stockholders at the special meeting is included in the accompanying proxy statement. Whether or not you plan to attend the special meeting, we urge all of our stockholders to read the accompanying proxy statement, including the Annexes and the accompanying financials statements of the Company and Waitr, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 42 of the accompanying proxy statement.
After careful consideration, our Board has unanimously approved the Merger Agreement and the business combination, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the business combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 —  The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for additional information. In addition, Jefferies LLC (“Jefferies”) has a financial interest in the Company completing a business combination. See the section entitled “Proposal No. 1 — The Business Combination Proposal —  Interests of Certain Persons in the Business Combination” for additional information.
Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting.
Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Class F common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the proposals other than the Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the Charter Proposals will have the same effective as a vote “AGAINST” such Charter Proposal
Your vote is very important. Whether or not you plan to attend the special meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the special meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. The business combination will be consummated only if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal are approved at the special meeting. Unless waived by the parties to the Merger Agreement, the Closing is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal. Each of the proposals other than the

Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement. The Charter Proposals and the Incentive Plan Proposal are also conditioned on the approval of the Nasdaq Proposal.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the special meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
On behalf of our Board, I would like to thank you for your support of Landcadia Holdings, Inc. and look forward to a successful completion of the business combination.
, 2018	Sincerely,
	Tilman J. Fertitta Co-Chairman and Chief Executive Officer	Richard Handler Co-Chairman and President
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
This proxy statement is dated            , 2018, and is expected to be first mailed to our stockholders on or about            , 2018.

NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS OF LANDCADIA HOLDINGS, INC.
TO BE HELD [           ], 2018
To the Stockholders of Landcadia Holdings, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Landcadia Holdings, Inc., a Delaware corporation (the “Company”), will be held on [           ], 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166 (the “special meeting”). You are cordially invited to attend the special meeting to conduct the following items of business:
•
Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 16, 2018 (the “Merger Agreement”), by and among the Company, Landcadia Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Waitr Incorporated, a Louisiana corporation (“Waitr”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned direct subsidiary of the Company, and approve the other transactions contemplated thereby (the “business combination” and such proposal, the “Business Combination Proposal”);

•
Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination (the “Nasdaq Proposal”);

•
Charter Proposals — To consider and act upon the following proposals (collectively, the “Charter Proposals”) relating to the Company’s proposed third amended and restated certificate of incorporation (the “proposed charter”), a copy of which is attached to the accompanying proxy statement as Annex B, which, if approved, would take effect upon the closing of the business combination (the “Closing”):

•
to approve, upon the completion of the business combination and the conversion of the Company’s Class F common stock, par value $0.0001 per share (“Class F common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock, par value $0.0001 per share (“common stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock (“Charter Proposal A”);

•
to approve provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors (“Charter Proposal B”);

•
to approve provisions providing that (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the Company’s bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon (“Charter Proposal C”); and

•
to approve certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.” , (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which our Board of Directors (our “Board”) believes are necessary to adequately address the needs of the post-combination company (“Charter Proposal D”);

•
Director Election Proposal — To consider and vote upon a proposal to elect, effective at the Closing, nine directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meeting of stockholders, respectively, or until his successor is elected and qualified (the “Director Election Proposal”);

•
Incentive Plan Proposal — To consider and vote upon a proposal to approve the Waitr Holdings, Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”), a copy of which is attached to the accompanying proxy statement as Annex C, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Incentive Plan Proposal”);

•
Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal (the “Adjournment Proposal”).

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Waitr.
The record date for the special meeting is [           ], 2018. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.
Pursuant to our second amended and restated certificate of incorporation (our “charter”), we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of Class A common stock then held by them (“public shares”) for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our initial public offering (“IPO”) or transaction expenses incurred in connection with the business combination. For illustrative purposes, based on the fair value of marketable securities held in our trust account of approximately $235,813,316 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.13. Public stockholders may elect to redeem their shares even if they vote for the business combination.

You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and
(ii) prior to [    ], Eastern Time, on [           ], 2018, (a) submit a written request to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $235,813,316 as of June 30, 2018. The Merger Agreement provides that Waitr’s obligation to consummate the business combination is conditioned on the Company delivering evidence that immediately after the Closing the Company will have no less than an aggregate amount of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations. This condition to Closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Waitr. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Waitr may elect not to consummate the business combination. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to public shares.
Fertitta Entertainment, Inc., a Texas corporation, and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation (together, our “sponsors”), as well as our officers and directors, have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the business combination, and the Class F common stock, par value $0.0001 per share (the “founder shares”), will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our sponsors beneficially own 23% of our issued and outstanding shares of common stock, including all of the founder shares. Our sponsors, directors and officers have agreed to vote any shares of the Company’s common stock owned by them in favor of the business combination. The founder shares are subject to transfer restrictions. Our charter includes a conversion adjustment which provides that the founder shares will automatically convert at the time of the business combination into a number of shares of Class A common stock at the Closing, at a conversion rate specified in our charter. As of the Closing, assuming no redemptions, the sponsors will beneficially own approximately 13% of the total number of all shares of common stock outstanding after consummation of the business combination.
The business combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement. The Charter Proposals and the Incentive Plan Proposal are also conditioned on the approval of the Nasdaq Proposal.

The issuance of 20% or more of our outstanding common stock in connection with the Merger Agreement requires stockholder approval of the Nasdaq Proposal.
Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting.
Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Class F common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the Charter Proposals will have the same effective as a vote “AGAINST” such Charter Proposal.
The Board unanimously recommends that you vote “FOR” each of these proposals.
, 2018	By Order of the Board of Directors,
	Tilman J. Fertitta Co-Chairman and Chief Executive Officer	Richard Handler Co-Chairman and President

i

ii

CERTAIN DEFINED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Landcadia” refer to Landcadia Holdings, Inc., and the term “post-combination company” refers to the Company following the consummation of the business combination.
In this proxy statement:
“Active Diners” means the number of diner accounts from which an order has been placed through the Waitr Platform during the past twelve months (as of the end of the relevant period).
“Average Daily Orders” means the number of Orders during the period divided by the number of days in that period.
“Average Order Size” means the Gross Food Sales for a given period divided by the number of Orders during the same period.
“Board” means the board of directors of the Company.
“business combination” means the transactions contemplated by the Merger Agreement, including the merger of Waitr with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned direct subsidiary of the Company.
“Capped Conversion Price” means, with respect to the Convertible Notes, a price per share equal to the lesser of  (i) 80% of the per share price paid by the investors for the equity securities in the Qualified Financing at the time of the closing of such Qualified Financing or (ii) the amount obtained by dividing (x) $125,000,000 by (y) Waitr’s fully diluted capitalization, which is to be calculated by adding the aggregate number of outstanding common shares (or other equity securities) of Waitr, plus any issued, outstanding or reserved options and warrants, including any convertible securities (other than the Convertible Notes or any other convertible promissory notes then outstanding).
“Cash Consideration” means the cash portion of the consideration to be paid by the Company in the business combination.
“charter” means our second amended and restated certificate of incorporation, dated May 25, 2016.
“Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.
“Class F common stock” means the shares of Class F common stock, par value $0.0001 per share, of the Company.
“Closing” means the closing of the business combination.
“Closing Date” means the closing date of the business combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“common stock” means the shares of common stock, par value $0.0001 per share, of the Company.
“Company” means Landcadia Holdings, Inc., a Delaware corporation.
“Convertible Notes” means the convertible promissory notes issued by Waitr commencing on July 27, 2017 until approximately March 15, 2018, as subsequently amended by the Note Amendment (defined below).
“Debt Commitment Letter” means the commitment letter, dated October 2, 2018, by and among the Company, Merger Sub and Luxor Capital Group, LP., a copy of which is attached to this proxy statement as Annex E.
“DGCL” means the General Corporation Law of the State of Delaware.
“DTC” means the Depository Trust Company.
“Effective Time” means the effective time of the business combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Extension” means the extension of the date by which the Company has to consummate an initial business combination from June 1, 2018 to December 14, 2018, which was received at the Company’s special meeting in lieu of annual meeting of stockholders held on May 30, 2018;
“FEI Sponsor” means Fertitta Entertainment, Inc., a Texas corporation.
“founder shares” means the 6,250,000 shares of Class F common stock that are currently owned by our sponsors.
“GAAP” means United States generally accepted accounting principles.
“Gross Food Sales” means total food and beverage sales, sales taxes, gratuities, and delivery fees processed through the Waitr Platform during a given period.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Incentive Plan” means the Waitr Holdings, Inc. 2018 Omnibus Incentive Plan.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IPO” means the Company’s initial public offering, consummated on June 1, 2016, through the sale of 25,000,000 units at $10.00 per unit.
“JFG Sponsor” means Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation.
“Maturity Date” means two years from the signature date of each Convertible Note.
“Merger Agreement” means that certain Merger Agreement, dated as of May 16, 2018, by and among the Company, Merger Sub and Waitr.
“Merger Sub” means Landcadia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company.
“Minimum Cash Consideration Amount” means an amount equal to $50,000,000, as adjusted pursuant to the terms of the Merger Agreement.
“Morrow” means Morrow Sodali, proxy solicitor to the Company.
“Nasdaq” means the Nasdaq Capital Market.
“Note Amendment” means that first amendment to convertible promissory note, dated December 15, 2017, duly executed by the Note Holder Majority.
“Note Holder Majority” means the holders of the majority of outstanding principal and interest under the Convertible Notes.
“Notes Financing” means the issuance of the Convertible Notes.
“Notes Purchase Agreement” means the convertible promissory note purchase agreement, dated as of the date of the signature pages thereto, pursuant to which the Convertibles Notes were issued.
“Notes Purchase Agreement Amendment” means that first amendment to the Notes Purchase Agreement, dated December 15, 2017.
“Orders” means the number of revenue-generating transactions placed by customers on the Waitr Platform during the relevant period.
“private placement warrants” means the 14,000,000 warrants held by our sponsors that were issued to our sponsors concurrently with our IPO, each of which is exercisable for one-half of one share of Class A common stock, in accordance with its terms.

“proposed charter” means the proposed third amended and restated certificate of incorporation of the Company, a form of which is attached hereto as Annex B, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Proposals, assuming the consummation of the business combination.
“public shares” means shares of Class A common stock included in the units issued in the Company’s IPO.
“public stockholders” means holders of public shares, including our sponsors to the extent our sponsors hold public shares, provided, that our sponsors will be considered “public stockholders” only with respect to any public shares held by them.
“public warrants” means the warrants included in the units issued in the Company’s IPO, each of which is exercisable for one-half of one share of Class A common stock, in accordance with its terms.
“Qualified Financing” means the sale and issuance of Waitr’s equity securities to investors on or before the maturity date of the Convertible Notes in an equity financing resulting in gross proceeds to Waitr of at least $2,000,000 (including conversion of the Convertible Notes and other debt).
“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement to be entered into at the Closing by Waitr Holdings Inc. (formerly the Company), the sponsors and certain Waitr securityholders, a form of which is attached to this proxy statement as Annex D.
“Related Agreements” means the Registration Rights Agreement, the Consulting Agreements (as defined herein), the Employment Agreements (as defined herein), the Debt Commitment Letter and the Lock-up Agreements (as defined herein).
“Restaurant Partners” means the number of restaurants that have executed a definitive agreement to join the Waitr Platform, as of the end of the period.
“Sale of the Company” means, with respect to the Convertible Notes, a sale of all or substantially all of Waitr’s assets or equity securities prior to the conversion or repayment in full of the Convertible Notes.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“special meeting” means the special meeting of the stockholders of the Company that is the subject of this proxy statement.
“sponsors” means JFG Sponsor and FEI Sponsor.
“Stock Consideration” means the portion of the consideration to be paid by the Company in the business combination consisting of shares of the Company’s common stock.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“trust account” means the trust account of the Company that holds the proceeds from the Company’s IPO and the private placement of the private placement warrants.
“Trustee” means Continental Stock Transfer & Trust Company.
“units” means the units of the Company, each consisting of one share of Class A common stock and one public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase one-half of a share of Class A common stock at an exercise price of  $5.75 per one-half share ($11.50 per whole share) of Class A common stock, sold in the IPO.
“Waitr” means, before the consummation of the business combination, Waitr Incorporated, a Louisiana corporation, and after the consummation of the business combination, Waitr Inc., a Delaware corporation and wholly owned direct subsidiary of the Company.
“Waitr App” means Waitr’s mobile phone application through which diners order food and beverages from restaurants for takeout and delivery.
“Waitr Board” means the board of directors of Waitr.

“Waitr Platform” means the Waitr App and the Waitr Website.
“Waitr securityholder” means any holder of Waitr’s securities or options that will receive securities of the Company at the Closing pursuant to the Merger Agreement.
“Waitr stockholder” means a holder of Waitr’s common stock or preferred stock prior to the business combination.
“Waitr Website” means Waitr’s website through which diners order food and beverages from restaurants for takeout and delivery.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our (or Waitr’s) business (as applicable), and the timing and ability for us to complete the business combination. Specifically, forward-looking statements may include statements relating to:
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the benefits of the business combination;

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the future financial performance of the post-combination company following the business combination;

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expansion plans and opportunities; and

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other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
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the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Merger Agreement;

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the outcome of any legal proceedings that may be instituted against Waitr or the Company following announcement of the business combination and transactions contemplated thereby;

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the inability to complete the business combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Merger Agreement;

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the inability to obtain or maintain the listing of the post-combination company’s common stock on Nasdaq following the business combination;

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the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

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the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability to integrate the Waitr and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

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costs related to the business combination;

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changes in applicable laws or regulations;

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the inability to profitably expand into new markets;

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the possibility that Waitr or the Company may be adversely affected by other economic, business, and/or competitive factors; and

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other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

SUMMARY TERM SHEET
This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the special meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Certain Defined Terms.”
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Landcadia Holdings, Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 29,528,841 shares of common stock issued and outstanding, consisting of (i) 23,278,841 public shares and (ii) 6,250,000 founder shares held by our sponsors. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 25,000,000 public warrants to purchase common stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 14,000,000 private placement warrants issued to our sponsors in a private placement concurrently with our IPO. Each warrant entitles its holder to purchase one-half of one share of our Class A common stock at an exercise price of  $5.75 per one-half share ($11.50 per whole share). The warrants will become exercisable 30 days after the completion of the business combination, and they will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of  $0.01 per warrant, if the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The private placement warrants, however, are non-redeemable so long as they are held by our sponsors or their permitted transferees. In addition, if either of our sponsors make any working capital loans to the Company, it may convert those loans into up to an additional 3,000,000 warrants, at the price of  $0.50 per warrant. For more information regarding the Company’s warrants, please see the section entitled “Description of the Securities.”

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Waitr is headquartered in Lake Charles, Louisiana and is a leading restaurant platform for online food ordering and delivery in the Southeastern United States. The company partners with local independent restaurants and regional and national chains in underserved markets, extending the massive and growing online ordering and food delivery market to America’s heartland.

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The aggregate consideration for the business combination will be $300,000,000, payable in the form of cash and shares of common stock valued at $10.00 per share, plus up to approximately $8,000,000 payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time. The cash portion of the consideration will be an aggregate amount equal to the sum of  (i) the Minimum Cash Consideration Amount of approximately $50,000,000, plus (ii) an additional cash amount (the “Additional Cash Amount”), if any, up to $25,000,000 that will be determined in accordance with the Merger Agreement. The remainder of  $300,000,000 less the Cash Consideration will be paid in the form of shares of common stock valued at $10.00 per share. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement.”

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In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, the Company and Merger Sub entered into a commitment letter (the “Debt Commitment Letter”) with Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and of one or more of its funds and/or affiliates (collectively, “Luxor”), pursuant to which Luxor agreed to (a) provide a senior secured first priority term loan facility to Merger Sub in the aggregate principal amount of  $25,000,000

(the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of $60,000,000 of the Company’s convertible promissory notes (the “Notes” and, together with the Debt Facility, the “Debt Financings”), in each case, concurrently with the Closing. A copy of the Debt Commitment Letter is attached to this proxy statement as Annex E.
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It is anticipated that, upon completion of the business combination, assuming no redemptions: (i) the Company’s public stockholders will own approximately 42% of the post-combination company (not including shares beneficially owned by our sponsors); (ii) our sponsors will own approximately 16% of the post-combination company; and (ii) the Waitr securityholders will own approximately 42% of the post-combination company. The ownership percentage with respect to the post-combination company following the business combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the business combination; (b) approximately 507,000 stock options that will be issued to former holders of Waitr stock options that are unvested, outstanding and unexercised as of immediately prior to the Effective Time; or (c) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, but does include founder shares, which will be converted into shares of common stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

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Our management and Board considered various factors in determining whether to approve the Merger Agreement and the business combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Our Board’s Reasons for the Approval of the Business Combination.”

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Pursuant to our charter, in connection with the business combination, holders of our public shares may elect to have their Class A common stock redeemed for cash at the applicable redemption price per share calculated in accordance with our charter. As of June 30, 2018, this would have amounted to approximately $10.13 per share. If a holder exercises its redemption rights, then such holder will exchange its public shares for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Please see the section entitled “Special Meeting of the Company’s Stockholders — Redemption Rights.”

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In addition to voting on the Business Combination Proposal, stockholders are being asked to vote on the following proposals at the special meeting:

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Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination (the “Nasdaq Proposal”);

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Charter Proposals — To consider and act upon the following proposals relating to the Company’s proposed charter, a copy of which is attached to this proxy statement as Annex B, which, if approved, would take effect upon the Closing:

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to approve, upon the completion of the business combination and the conversion of the Class F Common stock into Class A common stock, the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock (“Charter Proposal A”);

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to approve provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors (“Charter Proposal B”);

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to approve provisions providing that (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the Company’s bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon (“Charter Proposal C”); and

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to approve certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”, (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company (“Charter Proposal D”);

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Director Election Proposal — To consider and vote upon a proposal to elect, effective at the Closing, nine directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meeting of stockholders, respectively, or until his successor is elected and qualified (the “Director Election Proposal”);

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Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Incentive Plan Proposal”);

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Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal (the “Adjournment Proposal”).

Please see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — Charter Proposal A,” “Proposal No. 4 — Charter Proposal B,” “Proposal No. 5 — Charter Proposal C,” “Proposal No. 6 — Charter Proposal D,” “Proposal No. 7 — The Director Election Proposal,” “Proposal No. 8 — The Incentive Plan Proposal,” and “Proposal No. 9 — The Adjournment Proposal.” The business combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. The Charter Proposals and the Incentive Plan Proposal are also conditioned on the approval of the Nasdaq Proposal.

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Upon the Closing, we anticipate increasing the initial size of our Board from five to nine directors, each of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our Board will consist of nine directors. Please see the sections entitled “Proposal No. 7 — The Director Election Proposal” and “Management after the Business Combination.”

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Unless waived by the parties to the Merger Agreement, and subject to applicable law, the Closing is subject to a number of conditions set forth in the Merger Agreement including, among others, the receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement —  Conditions to Closing of the Business Combination.”

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The Merger Agreement may be terminated at any time prior to the consummation of the business combination upon agreement of the parties thereto, or by the Company or Waitr in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement — Termination.”

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The business combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the business combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

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the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

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the fact that on August 21, 2018, the Company issued a convertible promissory note to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses, and on August 22, 2018, the Company drew the full amount, which may be converted into warrants to purchase common stock of the post-combination company at the option of FEI Sponsor;

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the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vender has not executed a waiver of any and all rights to seek access to the trust account;
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the anticipated election of our Chief Executive Officer, Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Steven L. Scheinthal, as directors of the post-combination company;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

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the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018; provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the consummation of the business combination;

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the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

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the fact that at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to the sponsors, the Waitr securityholders and their permitted transferees;

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the fact that, in connection with the Closing, JFG Sponsor will assign 10,000 founder shares to each of G. Michael Stevens, Mark Kelly and Michael Chadwick, the Company’s current independent directors;

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the fact that at Closing, each of Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer (each, a “consultant”), is expected to enter into a consulting agreement (together, the “Consulting Agreements”) with the Company with a term of one year, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year; and

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the fact that Jefferies will be entitled to receive deferred underwriting commission and a financial advisory fee upon completion of the business combination.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the special meeting, including with respect to the business combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the business combination and the voting procedures for the special meeting, which will be held on [           ], 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166.
Q:
Why am I receiving this proxy statement?

A:
Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the business combination, among other proposals. We have entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the DGCL as a wholly owned direct subsidiary of the Company. We refer to the transactions completed by the Merger Agreement herein as the “business combination.” As a result of the foregoing, we will acquire Waitr. You are being asked to vote on the business combination between us and Waitr. The aggregate consideration for the business combination will be $300,000,000, payable in the form of cash and shares of common stock valued at $10.00 per share, plus up to approximately $8,000,000 payable in the form of the Company’s stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.
Q:
When and where is the special meeting?

A:
The special meeting will be held on [           ], 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166.

Q:
What are the specific proposals on which I am being asked to vote at the special meeting?

A:
The Company’s stockholders are being asked to approve the following proposals:

•
Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the DGCL as a wholly owned direct subsidiary of the Company, and approve the business combination;

•
Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination;

•
Charter Proposals — To consider and act upon the following proposals relating to the Company’s proposed charter, a copy of which is attached to this proxy statement as Annex B, which, if approved, would take effect upon the Closing:

•
to approve, upon the completion of the business combination and the conversion of the Class F Common stock into Class A common stock, the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock and

1,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock;
•
to approve provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors;

•
to approve provisions providing that (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the Company’s bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon; and

•
to approve certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”, (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company;

•
Director Election Proposal — To consider and vote upon a proposal to elect, effective at the Closing, nine directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meeting of stockholders, respectively, or until his successor is elected and qualified (the “Director Election Proposal”);

•
Incentive Plan Proposal — To consider and vote upon a proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Incentive Plan Proposal”);

•
Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal (the “Adjournment Proposal”).

Q:
Are the proposals conditioned on one another?

A:
Yes. The business combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. The Charter Proposals and the Incentive Plan Proposal are also conditioned on the approval of the Nasdaq Proposal. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal do not receive the requisite vote for approval, then we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by December 14, 2018, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Q:
Why is the Company providing stockholders with the opportunity to vote on the business combination?

A:
Under our charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our business combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the business combination is required under our charter. In addition, such approval is also a condition to the Closing under the Merger Agreement.

Q:
What revenues and profits/losses has Waitr generated in the last three years?

A:
For the fiscal years ended December 31, 2017, 2016 and 2015, Waitr generated revenues of approximately $22.9 million, $5.7 million and $340,000, respectively, with net losses of approximately $26.9 million, $8.7 million, and $818,000 for those same periods.

For additional information, please see the sections entitled “Selected Historical Financial Information of Waitr” and “Waitr Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Q:
What will happen in the business combination?

A:
Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the DGCL as a wholly owned direct subsidiary of the company.

Q:
Following the business combination, will the Company’s securities continue to trade on a stock exchange?

A:
Yes. We intend to apply to continue the listing of the post-combination company’s common stock and warrants on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

Q:
How has the announcement of the business combination affected the trading price of the Company’s Class A common stock?

A:
On May 15, 2018, the trading date before the public announcement of the business combination, the Company’s units, Class A common stock and warrants closed at $10.62, $10.11 and $0.54, respectively. On [           ], 2018, the trading date immediately prior to the date of this proxy statement, the Company’s units, Class A common stock and warrants closed at $[    ], $[    ] and $[    ], respectively.

Q:
How will the business combination impact the shares of the Company outstanding after the business combination?

A:
After the business combination, assuming no redemptions, the amount of common stock outstanding will increase by approximately 82% to approximately 53,703,841 shares of common stock (assuming that no shares of Class A common stock are redeemed). Additional shares of common stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including the issuance of shares of common stock upon exercise of the public warrants, private placement warrants and options issued in connection with the business combination after the business combination. The issuance and sale of such shares in the public market could adversely impact the market price of our common stock, even if our business is doing well.

Q:
Is the business combination the first step in a “going private” transaction?

A:
No. The Company does not intend for the business combination to be the first step in a “going private” transaction. One of the primary purposes of the business combination is to provide a platform for Waitr to access the U.S. public markets.

Q:
Will the management of Waitr change in the business combination?

A:
We anticipate that all of the executive officers of Waitr will remain with the post-combination company. The current directors of the Company other than Tilman J. Fertitta will resign at the time of the business combination. Christopher Meaux, Tilman J. Fertitta, Steven L. Scheinthal, William Gray Stream, [    ], [    ], [    ], [    ] and [    ] have been nominated to serve as directors of the post-combination company upon completion of the business combination. Pursuant to the terms of Merger Agreement and Debt Commitment Letter, of the nine directors to be elected to our board, five have been designated by Waitr, two have been designated by the Company and two have been designated by Luxor. Please see the sections entitled “Proposal No. 7 — The Director Election Proposal” and “Management After the Business Combination” for additional information.

Q:
What equity stake will current stockholders of the Company hold in the post-combination company after the closing?

A:
It is anticipated that, upon completion of the business combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 42% in the post-combination company (not including shares beneficially owned by our sponsors); (ii) our sponsors will own approximately 16% of the post-combination company; and (iii) the Waitr securityholders will own approximately 42% of the post-combination company. The ownership percentage with respect to the post-combination company following the business combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the business combination; (b) approximately 507,000 stock options that will be issued to former holders of Waitr stock options that are unvested, outstanding and unexercised as of immediately prior to the Effective Time; or (c) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, but does include founder shares, which will be converted into shares of common stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:
Will the Company obtain new financing in connection with the business combination?

A:
In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, the Company and Merger Sub entered into the Debt Commitment Letter with Luxor, pursuant to which Luxor agreed to (a) provide a senior secured first priority term loan facility to Merger Sub in the aggregate principal amount of  $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of  $60,000,000 of the Company’s convertible promissory notes (the “Notes” and, together with the Debt Facility, the “Debt Financings”), in each case, concurrently with the Closing.

Q:
What conditions must be satisfied to complete the business combination?

A:
There are a number of closing conditions in the Merger Agreement, including the approval by the stockholders of the Company of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement.”

Q:
Why is the Company proposing the Nasdaq Proposal?

A:
We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities.

Assuming no redemptions, we expect to issue approximately 22,500,000 shares of common stock in connection with the business combination. In addition, we expect to issue approximately 1,675,000 shares of common stock to the Sponsors in exchange for their private placement warrants and upon repayment of working capital loans made by them to the Company. Because we may issue 20% or more of our outstanding common stock as Stock Consideration, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). For more information, please see the section entitled “Proposal No. 2 — The Nasdaq Proposal.”
Q:
Why is the Company proposing the Charter Proposals?

A:
The proposed charter that we are asking our stockholders to approve in connection with the business combination provides for: (i) upon the completion of the business combination and the conversion of the Class F Common stock into Class A common stock, the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (A) reclassifying all Class A common stock as common stock; (B) reclassifying all Class F common stock as common stock; and (C) creating an additional 29,000,000 shares of common stock; (ii) provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors; (iii) provisions providing that the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the Company’s bylaws; (iv) provisions proving that certain provisions may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon; and (v) certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”, (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company.

Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Proposals to the Company’s stockholders for approval. For additional information please see the sections entitled “Proposal No. 3 — Charter Proposal A,” “Proposal No. 4 — Charter Proposal B,” “Proposal No. 5 — Charter Proposal C” and “Proposal No. 6 — Charter Proposal D” for more information.
Q:
Why is the Company proposing the Director Election Proposal?

A:
Upon consummation of the business combination, our Board anticipates increasing its size from five directors to nine directors, with Class I directors having a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, Class II directors having a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and Class III directors having a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or in each case until his successor is elected and qualified, or until their earlier resignation, removal or death. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 7 — The Director Election Proposal” for additional information.

Q:
Why is the Company proposing the Incentive Plan Proposal?

A:
The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 8 — The Incentive Plan Proposal” for additional information.

Q:
Why is the Company proposing the Adjournment Proposal?

A:
We are proposing the Adjournment Proposal to allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and/or the Incentive Plan Proposal. Please see the section entitled “Proposal No. 9 — The Adjournment Proposal” for additional information.

Q:
What happens if I sell my shares of Class A common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q:
What vote is required to approve the proposals presented at the special meeting?

A:
Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting.

Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Class F common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the Charter Proposals will have the same effective as a vote “AGAINST” such Charter Proposal.
Q:
What happens if the Business Combination Proposal is not approved?

A:
If the Business Combination Proposal is not approved and we do not consummate a business combination by December 14, 2018, the Company will be required to dissolve and liquidate its trust account.

Q:
May the Company, its sponsors or the Company’s directors or officers or their affiliates purchase shares in connection with the business combination?

A:
Our sponsors or the Company’s or Waitr’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal and the other proposals presented at the special meeting. None of the Company’s sponsors, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.
Q:
How many votes do I have at the special meeting?

A:
Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of  [           ], 2018, the record date for the special meeting. As of the close of business on the record date, there were 29,528,841 outstanding shares of our common stock.

Q:
What constitutes a quorum at the special meeting?

A:
A majority of the issued and outstanding shares of the Company’s common stock entitled to vote as of the record date at the special meeting must be present, in person or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our sponsors, who currently beneficially own 23% of our issued and outstanding shares of common stock, will count towards this quorum. In the absence of a quorum, the chairman of the special meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 14,764,421 shares of our common stock would be required to achieve a quorum.

Q:
How will the Company’s sponsors, directors and officers vote?

A:
Prior to our IPO, we entered into agreements with our sponsors and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal. None of our sponsors, directors or officers has purchased any shares of our common stock during or after our IPO, although Jefferies LLC, an affiliate of the JFG Sponsor, owns 638,561 public shares, which shares they have indicated will not be submitted for redemption. As of the date of this proxy statement, neither we nor our sponsors, directors or officers have entered into any agreement, and are not currently in negotiations, to purchase shares prior to the consummation of the business combination. Currently, our sponsors beneficially own 23% of our issued and outstanding shares of common stock, including all of the founder shares, and will be able to vote all such shares at the special meeting.

Q:
What interests do the sponsors and the Company’s current officers and directors have in the business combination?

A:
Our sponsors and certain of their affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the business combination. These interests include:

•
the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

•
the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

•
that fact that, in order to finance transaction costs in connection with the business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required, and up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity to purchase common stock of the post-combination company at a price of  $0.50 per warrant at the option of the lender;

•
if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors has agreed to jointly and severally indemnify us to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated election of our Co-Chairman and Chief Executive Officer, Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Mr. Steven L. Scheinthal, as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•
the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018;

•
the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

•
the fact that at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to our sponsors, the Waitr securityholders and their permitted transferees;

•
the fact that, in connection with the Closing, JFG Sponsor will assign 10,000 founder shares to each of G. Michael Stevens, Mark Kelly and Michael Chadwick, the Company’s current independent directors;

•
the fact that at Closing, Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, are expected to enter into the Consulting Agreements with the Company, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year; and

•
the fact that Jefferies will be entitled to receive deferred underwriting commission and a financial advisory fee upon completion of the business combination.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the business combination.
Q:
Did the Company’s Board obtain a third-party fairness opinion in determining whether or not to proceed with the business combination?

A:
No. Our charter does not require our Board to seek a third-party fairness opinion in connection with a business combination unless the target business is affiliated with our sponsors, directors or officers.

Q:
What happens if I vote against the Business Combination Proposal?

A:
If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon at the special meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal and the satisfaction or waiver of the other conditions to closing, the business combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon at the special meeting, then the Business Combination Proposal will fail and we will not consummate the business combination. If we do not consummate the business combination, we may continue to try to complete a business combination with a different target business until December 14, 2018. If we fail to complete an initial business combination by December 14, 2018, then we will be required to dissolve and liquidate the trust account by returning the then-remaining funds in such account to our public stockholders.
Q:
Do I have redemption rights?

A:
If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable), by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A common stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Our sponsors, directors and officers have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the business combination, and the founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the trust account of approximately $235,813,316 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.13.

You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and
(ii) prior to [    ], Eastern Time, on [           ], 2018, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account, including interest (less taxes payable and up to $50,000 of such net interest to pay dissolution expenses) in connection with the liquidation of the trust account, unless we complete an alternative business combination prior to December 14, 2018.

Q:
Can the Company’s sponsors redeem their founder shares in connection with consummation of the business combination?

A:
No. Our sponsors, officers and directors have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the consummation of our business combination.

Q:
Is there a limit on the number of shares I may redeem?

A:
Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A common stock may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you in excess of 15% of the shares sold in our IPO) for or against our business combination restricted. We have no specified maximum redemption threshold under our charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $235,813,316 as of June 30, 2018. In no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.
Q:
Is there a limit on the total number of shares that may be redeemed?

A:
Yes. Our charter provides that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our charter does not provide a specified maximum redemption threshold. In addition, the Merger Agreement provides that our obligation to consummate the business combination is conditioned on the Company delivering to Waitr evidence that, immediately after the Closing (and following any redemptions of public shares and payment of expenses related to the business combination), the post-combination company will have no less than an aggregate of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus the amounts required to satisfy closing cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of common stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to [    ], Eastern Time, on [           ], 2018, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of common stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.
Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.
Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the business combination at the special meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s Deposit/Withdrawal At Custodian (DWAC) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:
No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:
Do I have appraisal rights if I object to the business combination?

A:
No. Appraisal rights are not available to holders of our common stock in connection with the business combination.

Q:
What happens to the funds held in the trust account upon consummation of the business combination?

A:
If the business combination is consummated, the funds held in the trust account will be used to: (i) pay the Cash Consideration; (ii) pay our stockholders who properly exercise their redemption rights; (iii) pay $8,750,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the business combination; and (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the business combination.

Q:
What happens if the business combination is not consummated?

A:
There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement” for information regarding the parties’ specific termination rights. If we do not consummate the business combination, we may continue to try to complete a business combination with a different target business until December 14, 2018. If we fail to complete an initial business combination by December 14, 2018, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors — Risks Related to the Company and the Business Combination.”

Holders of our founder shares have waived any right to any liquidation distribution with respect to such shares and the underwriters of our IPO agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the required period. In addition, if we fail to complete a business combination by December 14, 2018, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.
Q:
When is the business combination expected to be completed?

A:
The Closing is expected to take place on the date that is two (2) business days following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1 — The Business Combination Proposal — Conditions to Closing of the Business Combination.” The Closing is expected to occur in the fourth quarter of 2018. The Merger Agreement may be terminated by the Company or Waitr if the Closing has not occurred by November 30, 2018.

For a description of the conditions to the completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Conditions to Closing of the Business Combination.”
Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the business combination will affect you as a stockholder.

You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q:
How do I vote?

A:
If you were a holder of record of our common stock on [           ], 2018, the record date for the special meeting, you may vote with respect to the proposals in person at the special meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail.   By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 9:00 a.m., Eastern Time, on [           ], 2018.
Voting in Person at the Meeting.   If you attend the special meeting and plan to vote in person, we will provide you with a ballot at the special meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the special meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, you will need to bring to the special meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting of Stockholders.”
Q:
What will happen if I abstain from voting or fail to vote at the special meeting?

A:
A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the Charter Proposals will have the same effective as a vote “AGAINST” such Charter Proposal.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q:
If I am not going to attend the special meeting in person, should I return my proxy card instead?

A:
Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all of the proposals presented to the stockholders at this special meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.
Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the special meeting.

Landcadia Holdings, Inc.
1510 West Loop South
Houston, Texas 77027
(713) 850-1010
Attention: Secretary
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:
The Company will pay the cost of soliciting proxies for the special meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow a fee of  $22,500, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s common stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Landcadia Holdings, Inc.
1510 West Loop South
Houston, Texas 77027
(713) 850-1010
Attention: Steven L. Scheinthal

You may also contact our proxy solicitor at:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(Banks and brokers can call collect at (203) 658-9400)
Email: LCA.info@morrowsodali.com
To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information contained in this proxy statement and does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Waitr, to fully understand the business combination (as described below) before voting on the proposals to be considered at the special meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page240 of this proxy statement.
Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; and (ii) no inclusion of any shares of Class A common stock issuable upon the exercise of the Company’s warrants.
Parties to the Business Combination
The Company
The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. The Company was incorporated in Delaware on November 19, 2008 as Leucadia Development Corporation and changed its name to Landcadia Holdings, Inc. on September 15, 2015.
The Company’s securities are traded on Nasdaq under the ticker symbols “LCA”, “LCAHU” and “LCAHW”. The Company intends to apply to continue the listing of its common stock and warrants on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively, upon the Closing. The Company’s units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.
The mailing address of the Company’s principal executive office is 1510 West Loop South, Houston, Texas 77027. Upon consummation of the business combination, the mailing address of the Company’s principal executive offices will be 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601.
Merger Sub
Merger Sub, a Delaware corporation, is a wholly owned subsidiary of the Company, formed by the Company on May 11, 2018 to consummate the business combination. In the business combination, Waitr will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity.
The mailing address of Merger Sub’s principal executive office is 1510 West Loop South, Houston, Texas 77027.
Waitr
Waitr is a Louisiana business corporation formed on December 5, 2013. Waitr is headquartered in Lake Charles, Louisiana and is a leading restaurant platform for online food ordering and delivery in the Southeastern United States. The company partners with local independent restaurants and regional and national chains in underserved markets, extending the massive and growing online ordering and food delivery market to America’s heartland.
For more information about Waitr, please see the sections entitled “Information About Waitr,” “Waitr Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”
The mailing address of Waitr’s principal executive office is 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601.
The Business Combination Proposal
On May 16, 2018, the Company, Merger Sub and Waitr entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the DGCL as a wholly owned direct subsidiary of the Company. For more information about the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.
Consideration to Waitr Securityholders in the Business Combination
The aggregate consideration for the business combination will be $300,000,000, payable in the form of cash and shares of the Company’s common stock valued at $10.00 per share, plus up to approximately $8,000,000 payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time. The cash portion of the consideration will be an aggregate amount equal to the sum of  (i) the Minimum Cash Consideration Amount of approximately $50,000,000 plus (ii) the Additional Cash Amount, if any, of up to $25,000,000. The remainder of  $300,000,000 less the Cash Consideration will be paid in the form of newly issued shares of the Company’s common stock valued at $10.00 per share. In addition, all options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, valued at approximately $8,000,000 as of the execution of the Merger Agreement, will be assumed by the Company. For more information about the consideration to the Waitr securityholders, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”
Related Agreements
Registration Rights Agreement
At the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the sponsors and the Waitr securityholders, which provides certain registration rights to the sponsors and the Waitr securityholders and pursuant to which the Company will, not later than 120 days after the Closing, file a registration statement covering the founder shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the Company’s shares issued to the Waitr securityholders at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Registration Rights Agreement).
Consulting Agreements
At the Closing, each of Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, is expected to enter into a Consulting Agreement with the Company with a term of one year. Pursuant to the Consulting Agreements, each consultant will receive 150,000 restricted shares of common stock, which will vest after one year.
Employment Agreement
Prior to the Closing, Christopher Meaux is expected to enter into an employment agreement with the Company. Mr. Meaux’s proposed employment agreement will have an initial 3-year term that will be automatically extended for successive one-year periods unless either party provides written notice at least 90 days prior to the date the then-current employment term would otherwise end. The employment agreements provide for annual salary of at least $399,000, and target annual cash bonuses of up to $399,000, based upon the attainment of certain milestones determined by the combined company’s board of directors.
Mr. Meaux shall be able to participate in the same incentive compensation and benefit plans in which other senior executives of the combined company are eligible to participate. Mr. Meaux will be granted up to $1,750,000 worth of equity incentives, subject to approval by the compensation committee. For additional information, see the section entitled “Executive Compensation — Waitr.”
Debt Commitment Letter
In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, the Company and Merger Sub entered into a commitment letter (the “Debt Commitment Letter”) with Luxor Capital Group, LP, on behalf of Lugard

Road Capital Master Fund, LP, and of one or more of its funds and/or affiliates (collectively, “Luxor”), pursuant to which Luxor agreed to (a) provide a senior secured first priority term loan facility to Merger Sub in the aggregate principal amount of  $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of  $60,000,000 of the Company’s convertible promissory notes (the “Notes” and, together with the Debt Facility, the “Debt Financings”), in each case, concurrently with the Closing. A copy of the Debt Commitment Letter is attached to this proxy statement as Annex E.
Lock-up Agreements
At the Closing, the Company and the Waitr securityholders will enter into lock-up agreements (the “Lock-up Agreements”), pursuant to which the shares of common stock issued to Waitr securityholders at the Closing will be subject to a lock-up period beginning on the date of the Closing and expiring one (1) year after the date of the Closing or earlier if, subsequent to the Closing, (i) the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty- (30) trading day period commencing at least one hundred fifty (150) days after the Closing or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. For more information on the Lock-up Agreements, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Lock-up Agreements.”
In addition, at the Closing the Company will enter into a lock-up agreement with the sponsors, pursuant to which the private placement warrants will be subject to a six-month lock-up period on terms otherwise consistent with the Lock-up Agreements.
Organizational Structure
The following diagram, which is subject to change based upon any redemptions by the Company’s current public stockholders in connection with the business combination, illustrates the ownership structure of the post-combination company immediately following the business combination:
Redemption Rights
Pursuant to our charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable), by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A common stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of June 30, 2018, this would have amounted to approximately $10.13 per share.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and
(ii) prior to [    ], Eastern Time, on [           ], 2018, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A common stock included in the units sold in our IPO.
If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Impact of the Business Combination on the Company’s Public Float
Assuming there are no redemptions of our public shares, it is anticipated that, upon completion of the business combination, the ownership of the post-combination company will be as follows:
•
our public stockholders will own approximately 42% (not including shares beneficially owned by our sponsors);

•
our sponsors will own approximately 16%; and

•
Waitr securityholders will own approximately 42%.

The ownership percentages with respect to the post-combination company following the business combination set forth above do not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the business combination; (b) approximately 507,000 stock options that will be issued to former holders of Waitr stock options that are unvested, outstanding and unexercised as of immediately prior to the Effective Time; or (c) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, but does include founder shares, which will be converted into shares of common stock at the Closing on a one-for-one basis. If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the business combination will be different. The public warrants and private placement warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation.
The issuance of 20% or more of our outstanding shares of common stock in connection with the Merger Agreement requires stockholder approval of the Nasdaq Proposal.
For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Board of Directors of the Company Following the Business Combination
Upon consummation of the business combination, our Board anticipates increasing its initial size from five directors to nine directors, with each Class I director having a term that expires at the first annual meeting of stockholders following the effectiveness of the proposed charter, each Class II director having a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and each Class III director having a term that expires at the third annual meeting following the effectiveness of the proposed charter, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Pursuant to the terms of Merger Agreement and Debt Commitment Letter, of the nine directors to be elected to our board, five have been designated by Waitr, two have been designated by the Company and two have been designated by Luxor. Please see the section entitled “Proposal No. 7 — The Director Election Proposal” for additional information.
The Charter Proposals
Upon the Closing and assuming the approval at the special meeting of each of the Charter Proposals, our charter will be amended promptly to reflect:
•
upon the completion of the business combination and the conversion of the Class F Common stock into Class A common stock, the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock;

•
provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors;

•
provisions providing that (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the Company’s bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon; and

•
certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”, (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company.

Please see the sections entitled “Proposal No. 3 — Charter Proposal A,” “Proposal No. 4 — Charter Proposal B,” “Proposal No. 5 — Charter Proposal C” and “Proposal No. 6 — Charter Proposal D,” for more information for more information.

Other Proposals
In addition, at the special meeting the stockholders of the Company will be asked to vote on:
•
A proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination;

•
A proposal to elect, effective at the Closing, nine directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meeting of stockholders, respectively, or until his successor is elected and qualified;

•
A proposal to approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended; and

•
A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal.

Please see the sections entitled “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 7 — The Director Election Proposal,” “Proposal No. 8 — The Incentive Plan Proposal” and “Proposal No. 9 — The Adjournment Proposal” for more information.
Date, Time and Place of Special Meeting
The special meeting will be held on [           ], 2018, at 10:00 a.m., Eastern Time, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Voting Power; Record Date
Only stockholders of record at the close of business on [           ], 2018, the record date for the special meeting, will be entitled to vote at the special meeting. You are entitled to one vote for each share of common stock that you owned as of the close of business on the record date. Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 29,528,841 shares of common stock outstanding and entitled to vote, of which 23,278,841 are shares of Class A common stock and 6,250,000 are shares of Class F common stock held by our sponsors.
Accounting Treatment
The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the business combination.
Proxy Solicitation
Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.
If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Stockholders — Revoking Your Proxy.”
Interests of Certain Persons in the Business Combination
In considering the recommendation of our Board to vote in favor of the business combination, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain of their affiliates and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination.
These interests include, among other things:
•
the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

•
the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

•
the fact that on August 21, 2018, the Company issued a convertible promissory note to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses, and on August 22, 2018, the Company drew the full amount, which may be converted into warrants to purchase common stock of the post-combination company at the option of FEI Sponsor;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated election of our Chief Executive Officer, Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Steven L. Scheinthal, as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•
the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018; provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the consummation of the business combination;

•
the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

•
the fact that at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to the sponsors, the Waitr securityholders and their permitted transferees;

•
the fact that, in connection with the Closing, JFG Sponsor will assign 10,000 founder shares to each of G. Michael Stevens, Mark Kelly and Michael Chadwick, the Company’s current independent directors; and

•
the fact that at Closing, Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, are expected to enter into the Consulting Agreements with the Company, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year.

Certain Other Interests in the Business Combination
In addition to the interests of the Company’s directors and officers in the business combination, you should keep in mind that Jefferies has financial interests that are different from, or in addition to, the interests of our stockholders.
Jefferies was an underwriter in our initial public offering. Richard Handler, Chief Executive Officer and President of Jefferies, serves as Co-Chairman and President of the Company. Upon consummation of the business combination, the underwriters of the initial public offering are entitled to $8,750,000 of deferred underwriting commission, of which Jefferies is entitled to $3,718,750. The underwriters of the initial public offering have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event the Company does not complete an initial business combination within 24 months of the closing of the initial public offering. Accordingly, if the business combination with Waitr, or any other initial business combination, is not consummated by that time and the Company is therefore required to be liquidated, the underwriters of the initial public offering, including Jefferies, will not receive any of the deferred underwriting commission and such funds will be returned to the Company’s public stockholders upon its liquidation.
Furthermore, Jefferies is engaged by the Company as financial and capital markets advisors to the Company. The Company decided to retain Jefferies as its financial and capital markets advisors based primarily on (i) Jefferies’ extensive knowledge, strong market position and positive reputation in equity capital markets, (ii) Jefferies’ experienced and capable investment banking team and (iii) Jefferies’ long-standing relationship with and affiliation with the Company and the Sponsors.
In addition, under the terms of Jefferies’ engagement, the Company agreed to reimburse Jefferies for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
Jefferies therefore has a financial interest in the Company completing a business combination that will result in the payment of the deferred underwriting commission to the underwriters of the initial public offering, including Jefferies. In considering approval of the business combination, the Company’s stockholders should consider the roles of Jefferies in light of its financial interest in the business combination with Waitr being consummated.

Reasons for the Approval of the Business Combination
We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of our management team and our sponsors to identify, acquire and operate one or more businesses in the dining, hospitality, entertainment and gaming industries in the United States, although we were not limited to a particular industry or geographic region.
The Board considered a number of factors pertaining to the business combination as generally supporting its decision to enter into the Merger Agreement and the business combination, including but not limited to, the following material factors:
•
Business and Financial Condition and Prospects.   The knowledge and familiarity of the Board and the Company’s management with Waitr’s business, financial condition, results of operations.

•
Proven Management Team.   The Board considered the experience of Christopher Meaux, the founder of Waitr, in the technology industry, and the fact that the post-combination company will be led by Mr. Meaux. The Board further considered that Waitr was started “from scratch” by Mr. Meaux and that Mr. Meaux had already demonstrated a strong ability to grow revenues and surround himself with a capable management team.

•
Other Alternatives.   The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the business combination with Waitr was more beneficial than others because it presented the Company with a chance to enter an underpenetrated market and become part of an industry with rapid growth that was complementary to the skills and experience of its Sponsors. Furthermore, our Sponsors were already familiar with Waitr as it was already an online delivery partner for a number of FEI Sponsor’s restaurants.

•
Terms of the Merger Agreement.   The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby.

For more information about our decision-making process, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Our Board’s Reasons for the Approval of the Business Combination.”
Conditions to Closing of the Business Combination
The respective obligations of the Company and Waitr to consummate the business combination are subject to the satisfaction or written waiver by both the Company and Waitr, of each of the following conditions, among others:
•
No governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the business combination in force;

•
The approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting; and

•
The approval by the holders of at least a majority of each of Waitr’s (i) common stock, (ii) Series AA preferred stock, (iii) Series Seed I preferred stock and (iv) Series Seed II preferred stock (the “Waitr Stockholder Approval”), which was received on May 18, 2018.

The obligations of the Company to affect the business combination are subject to fulfillment, on or prior to the Closing Date, of certain conditions (any or all of which may be waived in writing by the Company), including, among others:
•
Waitr must have performed as of or prior to the Closing each of the covenants to be performed as of or prior to the Closing under the Merger Agreement in all material respects;

•
From the date of the Merger Agreement until the Closing Date, there must not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Waitr Material Adverse Effect (as defined herein);

•
Waitr must have delivered or caused to be delivered to the Company employment agreements (the “Employment Agreements”) duly executed by each of Christopher Meaux and David Pringle; and

•
Waitr must have delivered to the Company duly executed Lock-up Agreements from each Waitr securityholder receiving Stock Consideration under the Merger Agreement.

The obligations of Waitr to affect the business combination are subject to fulfillment, on or prior to the Closing Date, of certain conditions (any or all of which may be waived in writing by Waitr), including, among others:
•
Each of the covenants of the Company and Merger Sub to be performed as of or prior to the Closing must have been performed in all material respects;

•
Since the date of the Merger Agreement until the Closing Date, there must not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Landcadia Material Adverse Effect (as defined herein);

•
The Company must have delivered to Waitr duly executed lock-up agreements signed by the Company and its founders with respect to the private placement warrants that will provide for a six-month lock-up period on terms otherwise consistent with the Lock-up Agreements; and

•
The Company must have delivered or caused to be delivered to Waitr each of the Employment Agreements, duly executed by the Company.

Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Conditions to Closing of the Business Combination” for additional information.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. On June 14, 2018, the Company and Waitr were notified that the business combination is not subject to these requirements and therefore is not subject to a 30-day waiting period following the filing of a Notification and Report Forms with the Antitrust Division
At any time before or after consummation of the business combination, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the business combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the business combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Waitr is aware of any material regulatory approvals or actions that are required for completion of the business combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy.
Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting.

Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Class F common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the Charter Proposals will have the same effective as a vote “AGAINST” such Charter Proposal.
The Closing is conditioned on, among other things, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. The Charter Proposals and the Incentive Plan Proposal are also conditioned on the approval of the Nasdaq Proposal. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by December 14, 2018, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to our public stockholders.
Recommendation to our Stockholders
Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.
When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our sponsors and certain of their affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:
•
the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

•
the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

•
the fact that on August 21, 2018, the Company issued a convertible promissory note to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses, and on August 22, 2018, the Company drew the full amount, which may be converted into warrants to purchase common stock of the post-combination company at the option of FEI Sponsor;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated election of our Chief Executive Officer, Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Steven L. Scheinthal, as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•
the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018; provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the consummation of the business combination;

•
the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

•
the fact that that at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to the sponsors, the Waitr securityholders and their permitted transferees;

•
the fact that, in connection with the Closing, JFG Sponsor will assign 10,000 founder shares to each of G. Michael Stevens, Mark Kelly and Michael Chadwick, the Company’s current independent directors;

•
the fact that at Closing, Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, are expected to enter the Consulting Agreements with the Company, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year; and

•
the fact that Jefferies will be entitled to receive deferred underwriting commission and a financial advisory fee upon completion of the business combination.

Risk Factors
In evaluating the business combination and the proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 42 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Waitr to complete the business combination, and (ii) the business, cash flows, financial condition and results of operations of the Company following consummation of the business combination.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE COMPANY
The following table contains summary historical financial data as of and for the six months ended June 30, 2018 and 2017 and as of and for the years ended December 31, 2017, 2016, and 2015. The statements of operations data for the years ended December 31, 2017, 2016 and 2015, and the balance sheet data as of December 31, 2017 and 2016, are derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. The balance sheet data as of December 31, 2015 is derived from the audited financial statements of the Company, which are not included in this proxy statement. The statements of operations data for the six months ended June 30, 2018 and 2017, and the balance sheet data as of June 30, 2018 and 2017, are derived from our unaudited financial statements, which are included elsewhere in this proxy statement. The unaudited financial statements have been prepared in conformity with GAAP and are prepared on the same basis as the annual audited financial statements included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.
	Six Months ended June 30,		Year ended December 31,
(in thousands)	2018	2017	2017	2016	2015
Statement of Operations Data:
General and administrative expenses	$414	$290	$480	$261	$12
Net Income (loss)	942	230	870	(5)	(12)
(Loss) per share – basic and diluted	$(0.04)	(0.03)	(0.05)	(0.03)	(0.00)
Statement of Cash Flows:
Net cash used in operating activities	$(787)	$(294)	$(492)	$(298)	$(0)
Net cash provided by (used in) investing activities	17,863	—	—	(250,000)	—
Net cash provided by (used in) financing activities	(17,420)	—	—	251,350	11
Balance Sheet Data:
Total cash	$228	$769	$572	$1,063	$11
Total assets	236,055	251,769	252,670	251,474	334
Total liabilities	9,074	8,949	9,211	8,884	335
Total stockholders’ equity (deficit)	5,000	5,000	5,000	5,000	(1)

SUMMARY HISTORICAL FINANCIAL INFORMATION OF WAITR
The following table contains summary historical financial data for the six months ended June 30, 2018 and 2017, as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016, and 2015. Such data for the years ended December 31, 2017, 2016 and 2015 have been derived from the audited financial statements of Waitr, which are included elsewhere in this proxy statement. Such data for the six months ended June 30, 2018 and 2017 have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information presented below should be read in conjunction with “Waitr Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information about Waitr” and the financial statements and the notes related thereto, included elsewhere in this proxy statement.
	Six Months ended June 30,		Year ended December 31,
(in thousands)	2018	2017	2017	2016	2015
Statement of Operations Data:
Total revenue	$28,569	$8,448	$22,911	$5,650	$340
Net (Loss)	(10,826)	(7,258)	(26,907)	(8,722)	(818)
(Loss) per share – basic and diluted	(0.97)	(0.65)	(2.42)	(0.91)	(0.09)
Statement of Cash Flows:
Net cash used in operating activities	$(4,398)	$(5,748)	$(12,411)	$(4,497)	$(663)
Net cash used in investing activities	(1,124)	(860)	(1,874)	(826)	(203)
Net cash provided by financing activities	3,377	7,467	14,947	8,334	1,115
Balance Sheet Data:
Total cash	$1,802	N/A	$3,947	$3,285	N/A
Total assets	14,617	N/A	11,407	7,815	N/A
Total liabilities	23,058	N/A	12,917	1,432	N/A
Total stockholders’ equity (deficit)	(8,441)	N/A	(1,510)	6,383	N/A

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to the transaction contemplated by the business combination and the debt financing. The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Waitr. The summary unaudited pro forma condensed combined balance sheet data as of June 30, 2018 gives effect to the business combination and debt financing as if it had occurred on June 30, 2018. The summary unaudited pro forma condensed combined statement of operations data for the six months ended June 30, 2018 and year ended December 31, 2017 gives effect to the business combination and debt financing as if it had occurred on January 1, 2017.
The summary pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the post-combination company appearing elsewhere in this proxy statement and the accompanying notes to the unaudited pro forma financial statements. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of the Company and Waitr for the applicable periods included in this proxy statement. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the post-combination company’s financial position or results of operations actually would have been had the business combination been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the post-combination company.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the Company’s common stock:
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Assuming Minimum Redemptions: This presentation assumes that no additional public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in Landcadia Holdings’ trust account.

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Assuming Maximum Redemptions: This presentation assumes that stockholders holding 16.9 million of the Company’s public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.13 per share) of the funds in the Company’s trust account. Per the Company’s IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 15% or more of the Class A shares of common stock sold in the IPO. Under the terms of the Merger Agreement, the consummation of the business combination is conditioned upon the Company delivering to Waitr evidence that, immediately after the Closing (and following any redemptions of public shares and payment of expenses related to the business combination), the post-combination company will have no less than an aggregate of  $75 million in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing. Furthermore, the Company will only proceed with the business combination if it will have net tangible assets of at least $5,000,001 upon consummation of the business combination. This scenario gives effect to the Company’s public share redemptions of approximately 16.9 million shares for aggregate redemption payments of  $171.6 million. Aggregate redemption payments of  $171.6 million were calculated as $235.8 million of cash in the trust account per the unaudited pro forma condensed combined balance sheet, plus cash on the Waitr and Landcadia balance sheets and from the Landcadia Debt Facility and Landcadia Notes, less the Minimum Cash Consideration Amount, cash settlement of an outstanding loan of the Company, $75.0 million required available cash from the trust account, and $25.0 million for transaction related costs. The public redemption shares of approximately

16.9 million shares is calculated as $171.6 million redemption payments divided by the estimated per share redemption value of  $10.13 ($235,813,316 in trust account per the unaudited pro forma condensed combined balance sheet divided by 23,278,841 Landcadia Holdings public shares as of June 30, 2018).
	Assuming Minimum Redemptions	Assuming Maximum Redemptions
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Six Months Ended June 30, 2018 (in thousands, except share and per share information)
Revenues	$28,569	$28,569
Net loss per share – basic and diluted	$(0.23)	$(0.32)
Weighted-average shares outstanding – basic and diluted	53,703,841	39,264,721
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2017 (in thousands, except share and per share information)
Revenues	$22,911	$22,911
Net loss per share – basic and diluted	$(0.55)	$(0.76)
Weighted-average shares outstanding – basic and diluted	53,703,841	39,264,721
Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2018 (in thousands)
Total assets	$235,672	$89,079
Total liabilities	$97,919	$97,919
Total stockholders’ equity	$137,753	$(8,840)

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the business combination and the proposals to be voted on at the special meeting. The following risk factors apply to the business and operations of Waitr and its consolidated subsidiaries and will also apply to the business and operations of the post-combination company following the completion of the business combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the business combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to Waitr Operations
Waitr’s industry is affected by general economic and business risks that are largely beyond its control.
Waitr’s industry is highly cyclical, and its business is dependent on a number of factors, many of which are beyond its control. Waitr believes that some of the most significant of these factors are economic changes that affect supply and demand in dining out in general, such as:
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changes in diners’ dining habits and in the availability of disposable income for ordering food from restaurants;

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excess restaurant capacity in comparison with food order demand;

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downturns in restaurants’ business cycles; and

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recessionary economic cycles.

The risks associated with these factors are heightened when the U.S. and/or global economy is weakened. Some of the principal risks during such times are as follows:
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Waitr may experience low overall food and beverage order levels, which may impair its driver utilization, because its diners’ demand for its services generally correlate with the strength of the U.S. and, to a lesser extent, global economy;

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certain of Waitr’s restaurants may face credit issues and cash flow problems, particularly if they encounter increased financing costs or decreased access to capital, which may decrease diner demand for restaurant prepared food, and such issues and problems may affect the number of orders that occur through the Waitr Platform;

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food ordering and dining out patterns may change as food supply chains are redesigned and customer tastes change, resulting in an imbalance between Waitr’s restaurants’ available menu items and Active Diners’ demands; and

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diners may select competitors that offer lower delivery charges, commission rates or other charges from among existing choices in an attempt to lower their costs, and Waitr might be forced to lower its rates or lose restaurants offering food or diners ordering food through the Waitr Platform.

Waitr also is subject to cost increases outside of its control that could materially reduce its profitability if it is unable to increase its rates sufficiently. Such cost increases include, but are not limited to, increases in fuel prices, driver wages, independent contractor driver rates, interest rates, taxes, tolls, license and registration fees, insurance, payment processing fees, and healthcare for its employees.

Waitr’s restaurants’ business levels also may be negatively affected by adverse economic conditions or financial constraints, which could lead to disruptions in the availability of popular order items, reducing use of the Waitr Platform. A significant interruption in Waitr’s normal order levels could disrupt its operations, increase its costs and negatively impact its ability to serve its diners.
In addition, events outside Waitr’s control, such as strikes or other work stoppages at its facilities, among its drivers or at its restaurant diners’ locations, or actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state, or heightened security requirements could lead to reduced economic demand, reduced availability of credit or Platform ordering capabilities. Such events or enhanced security measures in connection with such events could impair Waitr’s operations and result in higher operating costs.
Waitr has limited operational history; Waitr is subject to developmental risks associated with the development of any new business.
Waitr lacks significant operational history by which future performance may be judged or compared. Any future success that Waitr may enjoy will depend upon many factors, several of which may be beyond its control, or which cannot be predicted at this time, and which could have a material adverse effect upon Waitr’s financial condition, business prospects and operations and the value of an investment in Waitr. As a result, Waitr’s past quarterly financial results do not necessarily indicate future performance. Investors should take into account the risks and uncertainties frequently encountered by companies in rapidly evolving markets. Investors should not rely upon Waitr’s past quarterly financial results as indicators of future performance. The numerous factors, which Waitr is unable to predict or are outside of Waitr’s control, include the following:
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Waitr may not be able to accurately forecast revenues and plan operating expenses;

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There may be an inability to scale Waitr’s technological and operational infrastructure to accommodate rapid growth in diners, orders or customer support needs;

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Management of Waitr has had limited experience operating a public company and could be unable to transition from a developmental stage business to a larger organization;

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Waitr’s growth may depend on acquisitions, and Waitr’s management team does not have significant experience managing acquisitions of other businesses;

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The relatively quick transition to a public company could pose operational, financial and quality risks that Waitr is unable to manage effectively;

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The development and introduction of new products or services by Waitr or its competitors is uncertain;

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Competing with traditional ordering methods or delivery services provided directly by restaurants (or third parties) to consumers over the phone or through their own websites or other means could pose a risk to Waitr’s growth and financial performance;

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Waitr’s ability to maintain and grow its number of Active Diners, Average Daily Orders, Gross Food Sales and order frequency is not guaranteed;

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Waitr’s ability to attract and retain restaurants over long periods of time has not been tested in several markets;

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Waitr’s ability to attract and retain key employees and personnel to support growth and revenue has not been tested in several markets;

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Seasonal and weather-related fluctuations in spending by consumers relating to food delivery can be unpredictable;

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The acceptable pricing of Waitr’s onboarding and services fees to restaurants and delivery fees to consumers and restaurants has not been tested widely;

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Waitr’s ability to increase onboarding, services, delivery fees and other revenue does not enjoy long historical data trends;

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The diversification and growth of revenue sources beyond current onboarding, services and delivery fees has not been demonstrated;

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Increases in marketing, sales, and other operating expenses that Waitr may incur to grow and expand Waitr’s operations and to remain competitive are unpredictable;

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Waitr’s ability to maintain gross margins and operating margins can be difficult to predict and impacted by numerous factors beyond Waitr’s control (for example, due to transaction charge increases, technology cost increases, and other items);

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Waitr may experience system failures or breaches of security and privacy that could pose a harm on its own and could affect consumers’ confidence in Waitr’s services;

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Waitr may not be able to adequately manage key third party service providers;

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Waitr may experience changes in diner or restaurant behavior or preferences;

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Payment processing costs could increase, or Waitr could fail to implement its own payment processing solution;

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Internal controls, especially in light of the accelerated process with respect to the business combination, may not keep pace with necessary requirements from a business, accounting or legal point of view; and

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Waitr may experience casualties or safety hazards or issues with Waitr’s drivers or third parties that come into contact with Waitr’s drivers, all of which could be difficult to predict and which could impact its operating costs and diner or Restaurant Partner use of the Waitr Platform.

If Waitr fails to retain existing diners or add new diners, or if Waitr’s diners decrease their number of orders or order sizes on the Waitr Platform, Waitr’s revenue, financial results, and business may be significantly harmed.
The number of Waitr’s Active Diners and total Gross Food Sales are critical to Waitr’s success. Waitr’s financial performance has been and will continue to be significantly determined by Waitr’s success in adding, retaining, and engaging Active Diners who make orders for delivery using the Waitr Platform. Waitr anticipates that Waitr’s Active Diner growth rate will decline over time as the size of Waitr’s Active Diner base increases, and as Waitr achieves higher market penetration rates. To the extent Waitr’s Active Diner growth rate slows, Waitr’s business performance will become increasingly dependent on its ability to increase sizes and frequencies of orders in current and new markets. If diners do not perceive the Waitr Platform to be useful, reliable, and trustworthy, Waitr may not be able to attract or retain diners or otherwise maintain or increase the frequency and amount of their orders. A decrease in diner retention, growth, or order frequency (or overall order price) could render the Waitr Platform less attractive to restaurants, which may have a material and adverse impact on Waitr’s revenue, business, financial condition, and results of operations. Any number of factors could potentially negatively affect diner retention, growth, and engagement, thereby adversely affecting Waitr’s revenue, financial results, and future growth potential, including if:
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diners increasingly order through competing products or services;

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Waitr fails to introduce new and improved services or menu items or if Waitr introduces new services that are not favorably received;

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Waitr is unable to successfully maintain its efforts to provide a satisfactory delivery and ordering experience;

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Waitr is unable to continue to develop products for mobile devices that users find engaging, that work with a variety of mobile operating systems and networks, and that achieve a high level of market acceptance;

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there are changes in diner sentiment about the quality or usefulness of the Waitr Platform, delivery quality, food quality or other products or concerns related to privacy and sharing, safety, security, or other factors;

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Waitr is unable to manage and prioritize information to ensure diners are presented with menu items that are interesting, useful, and relevant to them;

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there are adverse changes in the Waitr Platform, delivery services or restaurant services or products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees;

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technical or other problems prevent Waitr from delivering food in a rapid and reliable manner or otherwise affect the user experience or enjoyment of food or beverages delivered;

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Waitr adopts policies or procedures related to delivery, ordering or user data that are perceived negatively by Waitr’s diners or the general public;

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Waitr fails to provide adequate customer service to restaurants, diners, drivers, or advertisers;

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Waitr, its drivers, Restaurant Partners, or other companies in the mobile food delivery or ordering industry are the subject of adverse media reports or other negative publicity;

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restaurants develop direct-to-consumer applications or online ordering and delivery services;

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Waitr could experience significant losses associated with litigation or claims for which insurance is inadequate;

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Waitr could be affected by changes to U.S. generally accepted accounting principles;

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Waitr could experience fluctuations based on macroeconomic conditions; or

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Waitr is unable to maintain and increase its Active Diner base and order frequency or its Average Daily Orders, Gross Food Sales.

Waitr generates a substantial amount of its revenue from restaurants viewed positively by diners. The loss of restaurants to the Waitr Platform could seriously harm Waitr’s business.
Substantially all of Waitr’s revenue derives from items offered by Restaurant Partners to diners on the Waitr Platform. The number of Active Diners, Average Daily Orders and Gross Food Sales depends on the availability of quality items available on the Platfrom from restaurants viewed positively by diners. In addition, Waitr generates a significant portion of revenue from onboarding fees and sales commissions from having Restaurant Partners actively participating on the Waitr Platform. As is typical in Waitr’s industry, Restaurant Partners do not agree to long-term contracts with Waitr, and they are generally free to leave the Waitr Platform with thirty (30) days’ written notice. While no single Restaurant Partner accounts for more than 10% of Waitr’s revenue, many of Waitr’s Restaurant Partners only recently started providing menu items on the Waitr Platform, and they spend a relatively small portion of their overall budget with Waitr. In addition, some Restaurant Partners may view Waitr’s Platform as experimental and unproven. Restaurants will not continue to do business with Waitr if it does not increase revenues for them or provide delivery or take-out ordering for diners in an effective manner, or if they do not believe that their investment in onboarding for the Waitr Platform will generate a competitive return relative to other alternatives, including from Waitr’s competitors.
Moreover, Waitr relies heavily on its ability to collect and disclose data and metrics to and for Restaurant Partners to attract new restaurants and retain existing restaurants. For example, Waitr presents historical data about sales to demonstrate its value to attract new Restaurant Partners to the Waitr Platform. Any restriction, whether by law, regulation, policy, or other reason, on Waitr’s ability to collect and disclose data that Restaurant Partners find useful would impede Waitr’s ability to attract and retain restaurants.

Waitr cannot assure that its growth of Restaurant Partner acquisitions will continue at historical rates, and the addition of new restaurants to the Waitr Platform and retention of existing restaurants on the Waitr Platform could decline due to a number of factors. First, the cost of acquiring new Restaurant Partners or retaining existing Restaurant Partners could increase substantially. Competition to advertise Waitr’s services to restaurants will likely increase as a result of increasing competition among similar companies for a finite pool of restaurants. In addition, the number of options available to restaurants may result in downward pressure on the prices that restaurants are willing to pay for Waitr’s services. As more choices become available for diners to order delivery or take-out from restaurants, the number and frequency of Waitr’s word-of-mouth and/or organic referrals may decline. Waitr’s efforts to attract and retain new restaurants in new geographical areas as a result of its current expansion efforts are unproven and may not be successful.
If Waitr fails to attract new restaurants or retain existing restaurants, especially those restaurants that are most popular with diners, its financial results could materially suffer.
If Waitr’s delivery service levels decline or if restaurants do not see increases in business, restaurants could leave the Waitr Platform, reducing revenue and significantly harming Waitr’s business.
Restaurants will not continue to do business with Waitr or will be unwilling to pay onboarding or other services fees if Waitr does not deliver food and beverages in a timely, professional and friendly manner or if they do not believe that their investment in the Waitr Platform will produce an increase in revenue from delivery or take-out orders. Waitr’s service fee and commission revenue and the availability of restaurants on Waitr’s Platform could be negatively impacted by the following factors, among others:
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Decreases in the number of Active Diners or Average Daily Orders on the Waitr Platform;

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Loss of online or mobile food delivery market share to competitors;

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Inability to professionally and accurately display menu items to consumers on the Waitr Platform;

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Adverse media reports or other negative publicity involving Waitr, its drivers, its restaurants or other companies in Waitr’s industry; and

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The impact of macroeconomic conditions and conditions in the restaurant industry in general.

If Waitr is not able to maintain and enhance its brand, or if events occur that damage its reputation and brand, its ability to expand its base of diners and restaurants may be impaired, and its business and financial results may be harmed. Unfavorable media coverage could seriously harm Waitr’s business.
The Waitr brand has significantly contributed to the success of Waitr’s business. Waitr also believes that maintaining and enhancing its brand is critical to expanding its base of diners and restaurants. Many of Waitr’s new diners are referred by existing diners, and, therefore, Waitr strives to ensure that its diners remain favorably inclined towards the Waitr Platform and the online ordering service. Maintaining and enhancing Waitr’s brand will depend largely on its ability to continue to provide useful, reliable, trustworthy, and innovative services, which Waitr may not do successfully. Waitr may introduce new services, products or terms of service that diners do not like, which may negatively affect Waitr’s brand.
Additionally, the actions of Waitr’s Restaurant Partners (or their food quality or safety), delivery driver employees and independent contractors and others may affect Waitr’s brand if consumers do not have a positive experience interacting with those parties after using the Waitr Platform. Waitr has in the past experienced negative press relating to failure to meet delivery demand in certain markets. In the future, Waitr may experience media, legislative, or regulatory scrutiny of its delivery and food safety record, its delivery experience, privacy matters or other issues, which may adversely affect its reputation and brand. Waitr also may fail to provide adequate customer service, which could erode confidence in Waitr’s brand. Waitr’s brand may also be negatively affected by the actions of restaurants that are deemed to be negative, such as providing food that is of low quality or unsafe. Maintaining and enhancing Waitr’s brand may require it to make substantial investments and these investments may not be successful. Waitr faces the potential loss of its trade name due to certain litigation, as disclosed in “Information About Waitr —  Litigation Proceedings.” If Waitr fails to successfully promote and maintain the Waitr brand or if Waitr incurs excessive expenses in this effort, its business and financial results may be adversely affected.

Waitr relies on restaurants in its network for many aspects of its business, and any failure by them to maintain their service levels could harm Waitr’s business.
Diners demand quality food at reasonable prices. Diners’ ability to obtain such quality food from restaurants they like on a timely basis through the Waitr Platform drives the primary value of Waitr’s Platform. Waitr’s ability to provide diners with a high-quality and compelling food ordering experience depends, in part, on diners’ receiving competitive prices, convenience, customer service and responsiveness from restaurants from whom they order. If these restaurants do not meet or exceed diner expectations with competitive levels of convenience, customer service, price and responsiveness, the value of Waitr’s brand may be harmed, its ability to attract new diners to the Waitr Platform may be limited and the number of diners placing orders through the Waitr Platform may decline, which could have a material adverse effect on Waitr’s business, financial condition and results of operations. Likewise, if restaurants face challenges or difficulties set forth elsewhere in these Risk Factors, the number of restaurants on the Waitr Platform could decline, the price of food could increase or customer service levels could suffer, all of which could harm Waitr’s business and results of operations.
Seasonality and the impact of inclement weather adversely affect Waitr’s operations and profitability.
Waitr observes that diner behavior patterns generally fluctuate during the year. Order frequency and Gross Food Sales tend to increase from September to May and a relative decrease in diner activity from June to August as a result of summer breaks and other vacation periods. In addition, orders in cities or towns with college campuses tend to fluctuate with the start and end of the school year, which can comprise a large part of Waitr’s overall revenue in certain locations. Waitr’s revenues fluctuate according to these patterns and result in quarterly fluctuations. In addition, other seasonality trends may develop and the existing seasonality and diner behavior that Waitr experiences may change or become more extreme.
Waitr sometimes experiences large influxes of orders during inclement weather when consumers do not wish to leave their homes to eat restaurant food. Such inclement weather events are unpredictable in many cases. In such events, the availability of drivers could be limited due to unsafe driving conditions or the refusal or unwillingness of drivers to work during such weather events. This can result in substantially delayed delivery times and diner frustration with Waitr’s services, reducing the willingness of consumers to order using Waitr in the future. Waitr has in the past experienced increased order volume during certain holidays, while facing a simultaneous shortage in drivers, which can also result in substantial delivery delays and diner frustration. In addition, the likelihood of accidents may increase during inclement weather events, thereby increasing the costs to Waitr of each delivery, exposing Waitr to potential litigation or accident claims and reducing overall driver efficiency. Any of these events could substantially impact Waitr’s ability to grow and operate its business.
Waitr may not continue to grow at historical growth rates or achieve profitability in the future.
Waitr’s revenue has grown substantially in recent periods, and this growth rate may not be sustainable. Waitr believes that its rates of Active Diner and Gross Food Sales will decline over time. Historically, Waitr’s diner growth has been a primary driver of growth in its revenue. Waitr expects that its diner growth, new Restaurant Partner growth and revenue growth rates will decline as the size of its Active Diner base increases and as Waitr achieves higher market penetration rates. As Waitr’s growth rates decline, investors’ perceptions of its business may be adversely affected and the market price of its common stock could decline. Waitr may not realize sufficient revenue to achieve profitability and may incur losses in the future for several reasons, including insufficient growth in new menu items, declining Active Diners or orders, increasing competition, costs to scale its business and technology and other risks described elsewhere in this proxy statement.
Waitr’s inability to manage growth and meet demand could harm its operations and brand.
Occasions have arisen in the past in which Waitr was not able to adequately meet surges in orders and consumer demand. Although Waitr has added additional employees and resources to manage growth, most of these employees have been with the company only a very short period of time. Waitr has and intends to continue to make substantial investments in technology, customer service, sales and marketing infrastructure. As Waitr continues to grow, it must effectively integrate, develop and motivate a large number of new employees, while maintaining the beneficial aspects of its company culture. Waitr may not be able to manage growth effectively. If Waitr does not manage the growth of its business and operations effectively, the quality of the Waitr Platform and efficiency of its operations could suffer, which could harm Waitr’s brand, business and results of operations.
Waitr’s business depends on discretionary spending patterns in the areas in which its Restaurant Partners’ food and beverage operations are located and in the economy at large, and economic downturns could materially adversely affect Waitr’s results of operations.
Purchases at restaurants and food and beverage hospitality services locations are discretionary for consumers and Waitr is therefore susceptible to changes in discretionary patterns or economic slowdowns in the geographic areas in which Restaurant Partners are located and in the economy at large. Waitr believes that consumers generally are more willing to make discretionary purchases, including delivery or take-out of restaurant meals, during favorable economic conditions. Disruptions in the overall economy, including high unemployment, financial market volatility and unpredictability, and the related reduction in consumer confidence could negatively affect food and beverage sales throughout the restaurant industry, including orders through the Waitr Platform. In addition, Waitr believes that a proportion of its weekday revenues, particularly during the lunch hour, are derived from business customers using expense accounts. Waitr’s business therefore may be affected by reduced expense account or other business-related dining by business clientele. There is also a risk that if uncertain economic conditions persist for an extended period of time or worsen, consumers might make long-lasting changes to their discretionary spending behavior, including ordering food or take-out less frequently. The ability of the U.S. economy to handle this uncertainty is likely to be affected by many national and international factors that are beyond Waitr’s control. These factors, including national, regional and local politics and economic conditions, disposable consumer income and consumer confidence, also affect discretionary consumer spending. If any of these factors cause restaurants to cease operations or cease using the Waitr Platform, it could also significantly harm Waitr’s financial results, for the reasons set forth elsewhere in these Risk Factors. Continued uncertainty in or a worsening of the economy, generally or in a number of Waitr’s markets, and diners’ reactions to these trends could adversely affect Waitr’s business and cause Waitr to, among other things, reduce the number and frequency of new market openings or cease operations in existing markets.
Waitr prioritizes the experience of restaurants and diners over short-term profitability at times, which may cause Waitr to forego short-term opportunities and could impact Waitr’s profitability.
Waitr’s culture prioritizes its long-term diner and Restaurant Partner experience and loyalty over short-term financial condition or results of operations. Waitr frequently makes decisions that may reduce Waitr’s short-term revenue or profitability if it believes that the decisions benefit the aggregate diner and Restaurant Partner experience and will thereby improve its financial performance over the long term. For example, Waitr monitors how restaurant responsiveness to orders affects diners’ experiences to ensure long delivery times are not perceived as a problem for hungry diners, and Waitr may decide to remove certain restaurant offerings on the Waitr Platform to ensure its diners’ satisfaction in the overall delivery experience. In addition, Waitr may make changes to the Waitr Platform or offerings on the Waitr Platform based on feedback provided by Waitr diners and Restaurant Partners. These decisions may not produce the long-term benefits that Waitr expects, in which case Waitr’s growth and engagement, its relationships with diners and Restaurant Partners, and its business could be seriously harmed.
If use of the Internet via websites, mobile devices and other platforms, particularly with respect to online food ordering, does not continue to increase as rapidly as Waitr anticipates, its business and growth prospects will be harmed.
Waitr’s business and growth prospects substantially depend upon the continued and increasing use of the Internet and mobile telecommunications as an effective medium of transactions by diners. Orders on the Waitr Platform are conducted using the Internet and/or mobile networks. Historical rate of growth and adoption in Internet and mobile wireless communications may not predict future rates of growth or adoption. Diners or Waitr’s Restaurant Partners may not continue to use the Internet or mobile networking services to order their food at current or increased growth rates or at all. Consumers in Waitr’s industry (and in others) may reject the use of the Internet and mobile applications as a viable platform or resource for a number of reasons in the future, including:

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actual or perceived lack of security of information or privacy protection;

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possible disruptions, computer viruses or other damage to Internet servers, users’ computers or mobile applications;

•
excessive governmental regulation; and

•
unacceptable delays due to actual or perceived limitations of wireless networks.

Waitr’s operations depend on mobile operating systems, hardware, networks and standards that Waitr does not control. Changes in Waitr products or to those operating systems, hardware, networks or standards may seriously harm Waitr’s Active Diner growth, retention, and engagement.
A large percentage of Waitr’s revenues and growth occur on mobile devices using the Waitr App. Because the Waitr App is used primarily on mobile devices, the Waitr App must remain interoperable with popular mobile operating systems, Android and iOS, and related hardware, including but not limited to mobile devices. Waitr has no control over these operating systems or hardware, and any changes to these systems or hardware that degrade Waitr’s products’ functionality, or give preferential treatment to competitive products, could seriously harm the Waitr App’s usage on mobile devices. Waitr’s competitors could attempt to make arrangements with Apple or Google to make interoperability of Waitr’s products with those mobile operating systems more difficult or display their competitive offerings more prominently than Waitr’s. Similarly, Waitr’s competitors could enter into other arrangements with mobile device manufacturers, wireless network carriers or Internet service providers that diminish the Waitr App’s functionality. Waitr plans to continue to introduce new products regularly and has experienced that it takes time to optimize such products to function with these operating systems and hardware, impacting the popularity of such products, and Waitr expects this trend to continue.
The majority of Waitr’s diner engagement is on smartphones with iOS operating systems. As a result, although Waitr’s products work with Android mobile devices, Waitr has prioritized development of the Waitr App to operate with iOS operating systems rather than smartphones with Android operating systems. To continue growth in user engagement, Waitr will need to prioritize development of its products to operate on smartphones with Android operating systems. If Waitr is unable to improve operability of its products on smartphones with Android operating systems, and those smartphones become more popular and fewer people use smartphones with iOS operating systems, Waitr’s business could be seriously harmed.
The nature of Waitr’s business and content on the Waitr Platform exposes Waitr and its business to potential liability and expenses for legal claims that could materially affect Waitr’s results of operations and business..
Waitr faces potential liability, expenses for legal claims and harm to its business relating to the nature of the takeout food business, including potential claims related to food offerings, delivery and quality. For example, third parties could assert legal claims against Waitr in connection with personal injuries related to food poisoning or tampering or accidents caused by the delivery drivers in Waitr’s network. Alternatively, Waitr could be subject to legal claims relating to the sale of alcoholic beverages by its restaurants to underage diners.
Reports of food-borne illnesses, whether true or not, could adversely impact the results of Waitr’s operations regardless of whether Waitr’s diners actually suffer such illnesses from orders on the Waitr Platform. Food-borne illnesses and other food safety issues have occurred in the food industry in the past, and could occur in the future. In addition, consumer preferences could be affected by health concerns about the consumption of foods provided on the Waitr Platform, even if those concerns do not directly relate to food items available on the Waitr Platform. A negative report or negative publicity, whether related to one of Waitr’s Restaurant Partners or to a competitor in the industry, may have an adverse impact on demand for Waitr’s Restaurant Partners’ food and could result in decreased diner orders on the Waitr Platform. A decrease in orders or Active Diners as a result of these health concerns or negative publicity could materially harm Waitr’s brand, business, financial condition and results of operations.
Furthermore, Waitr’s reliance on third-party food suppliers and distributors increases the risk that food-borne illness incidents could be caused by factors outside of Waitr’s control and that multiple markets for its services would be affected rather than a single market. Waitr cannot assure that all food items will be properly maintained during delivery to diners or that Waitr’s employees or contractors will identify food that is problematic upon pickup. If diners become ill from food-borne illnesses, Waitr and/or its Restaurant Partners could be forced to temporarily suspend service. Furthermore, any instances of food contamination, whether or not they are related to Waitr, could subject Waitr or its Restaurant Partners to regulation by applicable governmental authorities.
Waitr faces the prospect of liabilities and expenses relating to the content and other information that it publishes on the Waitr Platform, third party sites and/or relating to its marketing efforts. Waitr could face claims based on the violation of intellectual property rights, such as copyright infringement claims based on the unauthorized use of menu content or other items. Although Waitr typically obtains its Restaurant Partners’ consent to publish their menu items prior to posting them on the Waitr Platform, Waitr may not always be successful in obtaining such consent. Waitr could incur significant costs investigating and defending such claims and, if Waitr is found liable, significant damages. If any of these events occur, Waitr’s business and financial results could be adversely affected.
Many of Waitr’s drivers are employees, and the remainder are independent contractors. Almost all of Waitr’s orders are delivered by drivers of motor vehicles. Waitr drivers have been parties to motor vehicle accidents in the past, and it is almost certain that Waitr employees will be in motor vehicle accidents in the future. Although Waitr maintains insurance policies in an attempt to cover the risks associated with a motor vehicle delivery business, Waitr makes no assurances that it will be able to maintain sufficient coverage of all claims relating to such injuries or accidents that foreseeably arise in this line of business. Furthermore, Waitr has in the past and could in the future receive denial of coverage for particular insurance claims relating to injuries, accidents or violations.
Waitr has incurred and expects to continue to incur expenses relating to legal claims. The frequency of such claims could increase proportionally to growth in the number of restaurants and diners on the Waitr Platform and the number of drivers on the road. Waitr has experienced diversion of attention by management to address these claims, and such claims can result in significant costs to investigate and defend, regardless of the merits of such claims. The potentially significant number and amount of claims could materially affect the results of operations and harm Waitr’s business.
Waitr’s business is dependent on its ability to maintain and scale its technical infrastructure, and any significant disruption in Waitr’s service could damage its reputation, result in a potential loss of diners and engagement, or adversely affect Waitr’s financial results.
Waitr’s reputation and ability to attract, retain, and serve its diners, drivers and restaurants depends upon the reliable performance of Waitr’s Platform and its underlying technical infrastructure. Waitr has experienced service disruptions, and it may experience future disruptions, outages or other performance problems due to a variety of factors. As Waitr’s Platform grows more complex, stores more information and services higher numbers of diners, its technical infrastructure could suffer. Waitr may not be able to identify causes of performance issues or service disruptions.
Waitr’s systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages that could be harmful to Waitr’s business. If the Waitr Platform is unavailable when diners, drivers or restaurants attempt to access it, or if it does not load as quickly as they expect, these key users may not return to the Waitr Platform as often in the future, or at all. As Waitr’s Active Diners and restaurants and the amount and types of information shared on the Waitr Platform continue to grow, Waitr will need an increasing amount of technical infrastructure, including network capacity, and computing power, to continue to satisfy the needs of Waitr’s diners, drivers and Restaurant Partners. It is possible that Waitr may fail to effectively scale and grow its technical infrastructure to accommodate these increased demands. In addition, Waitr’s business is subject to interruptions, delays, or failures resulting from earthquakes, other natural disasters, terrorism, or other catastrophic events.
A substantial portion of Waitr’s network infrastructure is provided by third parties. Substantially all of the communications, network and computer hardware used to operate the Waitr’s websites and mobile applications are located in the United States in Amazon Web Services and Google Cloud Platform data centers. Waitr does not own or control the operation of these facilities. In addition, Waitr may not have sufficient protection or recovery plans in certain circumstances. Waitr may not always maintain redundancy for certain hardware. Any disruption or failure in the services Waitr receives from these providers could harm its ability to handle existing or increased traffic and could significantly harm Waitr’s business. Any financial or other difficulties these providers face may adversely affect Waitr’s business, and Waitr exercises little control over these providers, which increases its vulnerability to problems with the services they provide.
Waitr expects to continue to make significant investments to maintain and improve the availability of the Waitr Platform and to enable rapid releases of new features and products. To the extent that Waitr does not effectively address capacity constraints, respond adequately to service disruptions, upgrade its systems as needed or continually develop its technology and network architecture to accommodate actual and anticipated changes in technology, Waitr’s business and results of operations would be harmed.
Waitr has spent and expects to continue to spend substantial amounts on technology infrastructure and services to handle the traffic on its websites and mobile applications and to help shorten the length of or prevent system interruptions. The operation of these systems is expensive and complex and Waitr could experience operational failures.
Although Waitr carries business interruption insurance, it may not be sufficient to compensate it for the potentially significant losses, including the potential harm to the future growth of its business that may result from interruptions in Waitr’s service as a result of system failures.
Personal data, internet security breaches or loss of data provided by Waitr diners, drivers or restaurants could violate applicable law and contracts with key service providers and could result in liability to Waitr, damage to its reputation and brand and harm to its business.
Mobile malware, viruses, hacking, and phishing attacks have become more prevalent in Waitr’s industry and may occur on its systems in the future. Although it is difficult to determine what, if any, harm may directly result from an interruption or attack, any failure to maintain performance, reliability, security, and availability of Waitr’s products and technical infrastructure to the satisfaction of Restaurant Partners, drivers or diners may seriously harm Waitr’s reputation and Waitr’s ability to retain and attract new Active Diners, drivers and Restaurant Partners.
Waitr relies on third-party billing and payment processing providers, many of whom may collect and store sensitive data, including legally-protected personal information. Examples include diner order payment processing third parties, payroll and service payment processing third parties and other payment and other service provers who collect and store diner, restaurant or employee information. Waitr may also process and store and use additional third-parties to process and store sensitive intellectual property and other proprietary business information, including that of Waitr’s Restaurant Partners. While Waitr intends to maintain data privacy and security measures that are compliant with applicable privacy laws and regulations, future security breaches could subject Waitr and/or these third-party service providers to liability for violations of various laws, rules or regulations, civil liability, government-imposed fines, orders requiring that Waitr or these third parties change Waitr’s or their practices, or criminal charges, which could adversely affect Waitr’s business. Complying with these various laws could cause Waitr to incur substantial costs or require Waitr to change its business practices, systems and compliance procedures in a manner adverse to Waitr’s business.
Waitr may become a payment processor at some point in the future and may be unable to comply with applicable law or standards, resulting in harm to its business.
Although Waitr currently does not directly store or process payments on behalf of restaurants or diners and uses third parties to do so, it may choose to do so in the future. Waitr would need to comply with Payment Card Industry (“PCI”) and Data Security Standard (the “Standard”) if it chooses to pursue this possibility. The Standard is a comprehensive set of requirements for enhancing payment account data security that was developed by the PCI Security Standards Council to help facilitate the broad adoption of consistent data security measures. Payment card network rules would require Waitr to comply with the Standard, and its failure to do so may result in fines or restrictions on its ability to accept payment cards if Waitr elected to become a payment processor. Under certain circumstances specified in the payment card network rules, Waitr could be required in the future to submit to periodic audits, self-assessments or other assessments of its compliance with the Standard. Such activities may reveal that Waitr had failed to comply with the Standard. If an audit, self-assessment or other test determines that Waitr needs to take steps to remediate any deficiencies, such remediation efforts may distract Waitr’s management team and require Waitr to undertake costly and time consuming remediation efforts. In addition, even if Waitr complies with the Standard, there is no assurance that Waitr will be protected from a security breach. Payment processing businesses involve complex financial, cybersecurity and other factors that may be difficult to Waitr. Waitr cannot ensure that the cost savings or additional revenue from becoming a payment processor would exceed the significant costs associated with that decision.
Waitr is subject to a number of risks related to the credit card and debit card payments it accepts.
Waitr accepts payments through credit and debit card transactions. For credit and debit card payments, Waitr pays interchange and other fees, which may increase over time. An increase in those fees may require Waitr to increase the prices it charges and would increase its operating expenses, either of which could harm Waitr’s business, financial condition and results of operations.
Waitr currently relies exclusively on one third-party vendor to provide payment processing services, including the processing of payments from credit cards and debit cards, and its business would be disrupted if this vendor becomes unwilling or unable to provide these services to Waitr and it is unable to find a suitable replacement on a timely basis. If Waitr or its processing vendor fails to maintain adequate systems for the authorization and processing of credit card transactions, it could cause one or more of the major credit card companies to disallow Waitr’s continued use of their payment products. In addition, if these systems fail to work properly and, as a result, Waitr does not charge its customers’ credit cards on a timely basis or at all, its business, revenue, results of operations and financial condition could be harmed.
The payment methods that Waitr offers also subject it to potential fraud and theft by criminals, who are becoming increasingly more sophisticated, seeking to obtain unauthorized access to or exploit weaknesses that may exist in the payment systems. If Waitr fails to comply with applicable rules or requirements for the payment methods it or its Restaurant Partners accept, or if payment-related data are compromised due to a breach of data, Waitr may be liable for significant costs incurred by payment card issuing banks and other third parties or subject to fines and higher transaction fees, or Waitr’s ability to accept or facilitate certain types of payments may be impaired. In addition, Waitr’s customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to Waitr’s payment systems that may result in higher costs. If Waitr fails to adequately control fraudulent credit card transactions, it may face civil liability, diminished public perception of Waitr’s security measures, and significantly higher credit card-related costs, each of which could harm Wair’s business, results of operations and financial condition.
Waitr is also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it more difficult for it to comply. Waitr is required to comply with payment card industry security standards. Failing to comply with those standards may violate payment card association operating rules, federal and state laws and regulations, and the terms of its contracts with payment processors. Any failure to comply fully also may subject Waitr to fines, penalties, damages and civil liability, and may result in the loss of its ability to accept credit and debit card payments. Further, there is no guarantee that such compliance will prevent illegal or improper use of Waitr’s payment systems or the theft, loss or misuse of data pertaining to credit and debit cards, card holders and transactions.
If Waitr fails to maintain its chargeback rate or refund rates at acceptable levels, Waitr’s processing vendor may increase its transaction fees or terminate its relationship with Waitr. Any increases in applicable credit and debit card fees could harm Waitr’s results of operations, particularly if it elects not to raise its rates for its service to offset the increase. The termination of Waitr’s ability to process payments on any major credit or debit card would significantly impair its ability to operate Waitr’s business.
Waitr relies on third-party vendors to provide products and services, and it could be adversely impacted if they fail to fulfill their obligations.
Waitr depends on third-party vendors and partners to provide it with certain products and services, including components of Waitr’s computer systems, software, data centers, payment processors and telecommunications networks, to conduct its business. For example, Waitr relies on third parties for services such as organizing and accumulating certain daily transaction data on orders. Waitr also relies on third parties for specific software and hardware used in providing its products and services. Some of these organizations and service providers may provide similar services and technology to Waitr’s competitors, and Waitr does not have long-term or exclusive contracts with them.
Waitr’s systems and operations or those of its third-party vendors and partners could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error, vandalism or sabotage, financial insolvency, bankruptcy and similar events. In addition, Waitr may be unable to renew its existing contracts with its most significant vendors and partners or its vendors and partners may stop providing or otherwise supporting the products and services Waitr obtains from them, and Waitr may not be able to obtain these or similar products or services on the same or similar terms as its existing arrangements, if at all. The failure of Waitr’s vendors and partners to perform their obligations and provide the products and services Waitr obtains from them in a timely manner for any reason could adversely affect Waitr’s operations and profitability.
Waitr’s industry is highly competitive and fragmented, and its business and results of operations may suffer if it is unable to adequately address downward pricing and other competitive pressures.
Waitr competes with many traditional and online and mobile app food ordering and general delivery companies of varying sizes, including some that may have greater access to restaurants, a wider range of services, a wider range of menu or delivery items, greater capital resources, or other competitive advantages. Traditional food ordering techniques involve advertising by restaurants in low cost paper publications, through traditional online and offline media channels, with consumers simply calling restaurants or delivery services to place orders. Traditional take-out or delivery services are often lower cost than Waitr’s Platform and are difficult to disrupt. Waitr also competes with smaller, regional and local companies that cover specific locations with specific restaurants or that offer niche services. Waitr also competes, to a lesser extent, with restaurants that hire their own delivery drivers for online, mobile application or telephone orders. Numerous competitive factors could impair Waitr’s ability to maintain or improve its profitability. These factors include the following:
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Many of Waitr’s competitors’ periodically reduce or eliminate their delivery charges to consumers or commissions that they charge to restaurants to gain business, especially during times of increased competition or reduced growth in the economy, which may limit Waitr’s ability to maintain or increase its order commissions and delivery charges, may require Waitr to reduce its order commissions and delivery charges or may limit its ability to maintain or expand its business;

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Some restaurants have reduced or may reduce the number of mobile app or online ordering and delivery services and technologies that they use by selecting a single core company or a limited number of providers as approved service providers, and in some instances Waitr may not be selected;

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Restaurants could solicit bids from multiple service providers for their mobile application or online food ordering and delivery needs, which may depress onboarding fees, service fees, take rates or result in a loss of business to competitors;

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The continuing trend toward consolidation in the online and mobile app ordering and delivery industry may result in more large companies with greater financial resources and other competitive advantages, and Waitr may have difficulty competing with them;

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Advances in technology may require Waitr to increase investments in order to remain competitive, and its restaurant diners and consumers may not be willing to accept higher onboarding fees, service fees, take rates or delivery charges to cover the cost of these investments;

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Higher fuel prices and, in turn, higher fuel surcharges to Waitr’s drivers may cause some of its drivers to demand higher wages or otherwise result in additional expense to Waitr for reimbursement of mileage to drivers;

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Competition from “gig economy” companies in general may negatively impact Waitr’s driver, restaurant customer and/or consumer relationships and service rates;

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Waitr may have higher exposure to litigation risks as compared to other providers of delivery services; and

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Restaurants could develop their own online or mobile app food ordering and delivery technology and hire their own drivers to make their own deliveries, which could reduce demand for Waitr’s services to restaurants and limit choices for consumers, reducing the number and frequency of orders using Waitr’s technology.

Waitr faces substantial competition in technology innovation and distribution. If it is unable to continue to innovate and provide technology desirable to diners and restaurants, its business operations could materially suffer.
Waitr faces significant competition in almost every aspect of its business. Waitr must continuously innovate to improve its existing Platform technology and ensure that its products and services are well received. Mobile applications, internet enabled technology and online e-commerce are constantly changing. Waitr faces competition from larger and more established companies such as Uber, GrubHub, Door Dash and others. Smaller companies also provide similar services and technology. Furthermore, larger companies such as Facebook, Google, Apple and others could choose to offer similar services or technology at comparatively little additional costs to themselves. Waitr’s competitors may also develop products, features, or services that are similar to Waitrs or that achieve greater market acceptance. These products, features, and services may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies.
Waitr’s ability to compete effectively in the deployment of innovative products depends on factors outside of its control, including the following:
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Usefulness, ease of use, performance and reliability of Waitr’s products compared to those of its competitors;

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Size and composition of base of Active Diners;

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Engagement of Active Diners with the Waitr Platform;

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The timing and market acceptance of products, including developments and enhancements to Waitr’s Platform or its competitors’ products;

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Customer service and support efforts;

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Acquisitions or consolidation within Waitr’s industry, which may result in more formidable competitors; and

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Waitr’s ability to attract, retain, and motivate talented employees, particularly software engineers.

Developing the Waitr Platform, which includes the Waitr App, websites and other technologies entails significant technical and business risks. Waitr may use new technologies ineffectively, or it may fail to adapt to emerging industry standards. If Waitr faces material delays in introducing new or enhanced products or if its recently introduced products do not perform in accordance with its expectations, the restaurants and diners in the Waitr network may forego the use of its products in favor of those of Waitr’s competitors.
Waitr depends on search engines, display advertising, social media, email, content-based online advertising and other online sources to attract diners to its Platform, and if Waitr is unable to attract diners and convert them into Active Diners making orders in a cost-effective manner, Waitr’s business and financial results may be harmed.
Waitr’s success depends on its ability to attract online diners to its Platform and convert them into orders in a cost-effective manner. Waitr depends, in part, on search engines, display advertising, social media, email, content-based online advertising and other online sources to generate traffic to Waitr’s websites and downloads of the Waitr App. Waitr is included in search results as a result of both paid search listings, where Waitr purchases specific search terms that result in the inclusion of its advertisement, and, separately, organic searches that depend upon the content on websites owned and maintained by Waitr.
Search engines, social media platforms and other online sources often revise their algorithms and introduce new advertising products. If one or more of the search engines or other online sources on which Waitr relies for website traffic were to modify its general methodology for how it displays Waitr’s advertisements, resulting in fewer consumers clicking through to its websites, Waitr’s business could suffer. In addition, if Waitr’s online display advertisements are no longer effective or are not able to reach certain diners due to diners’ use of ad-blocking software, Waitr’s business could suffer.
If one or more of the search engines or other online sources on which Waitr relies for purchased listings modifies or terminates its relationship with Waitr, Waitr’s expenses could rise, Waitr could lose consumers and traffic to its websites could decrease, any of which could have a material adverse effect on Waitr’s business, financial condition and results of operations.
The loss of senior management or key operating personnel could adversely affect operations. Waitr depends on skilled personnel to grow and operate its business, and Waitr’s failure to hire, retain or attract key personnel could adversely affect its business.
Waitr’s success to date has depended, and will continue to depend, largely on the skills, efforts and motivation of Chris Meaux, its Chairman, President and Chief Executive Officer, and Dave Pringle, its Chief Financial Officer, and on the other members of its senior management team, who generally have significant experience with the company and within the transportation industry. Mr. Meaux, age 50, has been Waitr’s President and Chief Executive Officer since its formation. Mr. Pringle, age 53, has been Waitr’s Chief Financial Officer since 2016. Waitr also depends on the continued service of key operating personnel. Waitr also relies on its Chief Architect, Manuel Rivero, and Director of Engineering, Travis Boudreaux, for overseeing the company’s core technology development. Waitr also anticipates growth in diners and restaurants due to having the benefit of a relationship with Tilman J. Fertitta, Steven L. Scheinthal, Fertitta Entertainment, Inc., Landry’s and other entities or businesses associated with Messrs. Fertitta or Scheinthal. Although Waitr anticipates a great deal of support and benefit from relationships with these individuals or entities, Waitr’s results of operations could suffer if contractual relationships fail to materialize from these associations, such relationships are terminated or the combined company loses either individual as a director. If for any reason the services of its key personnel, particularly Messrs. Meaux, Pringle, Rivero or Boudreaux were to become unavailable, there could be a material adverse effect on its business, financial condition, results of operations, cash flows and prospects.
As Waitr continues to grow, it cannot guarantee that it will continue to attract the personnel it needs to maintain its competitive position. In particular, Waitr intends to hire a significant number of engineering, customer support, driver and sales personnel in the coming year. Waitr expects to face significant competition from other companies in hiring such personnel, particularly in larger markets to which it expands. As Waitr matures, the incentives to attract, retain, and motivate employees provided by equity awards or by future arrangements, such as through cash bonuses, may not be as effective as in the past. Additionally, Waitr has a number of current employees whose equity ownership in its company gives them a substantial amount of personal wealth, particularly after the business combination. Likewise, Waitr has a number of current employees whose equity awards are fully vested and shortly after the completion of the business combination will be entitled to receive substantial amounts of its capital stock. As a result, it may be difficult for Waitr to continue to retain and motivate these employees, and this wealth could affect their decisions about whether or not they continue to work for Waitr. If Waitr does not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, Waitr may be unable to grow effectively.
Waitr plans to continue to base a substantial amount of its operations in Lake Charles and Lafayette, Louisiana. It could become difficult to continue to attract or retain to these locations key engineering, sales and other talent required to compete with larger competitors whose operations are based in larger cities, where such talent historically may be easier to find. In addition, demographic trends favoring population growth in larger cities and away from smaller cities may make this increasingly difficult. Retaining and attracting key talent is extremely competitive in the high technology industry, particularly in the areas of mobile applications and Internet technology. If Waitr is unable to retain or attract key talent or personnel, its operations could suffer, thereby materially harming Waitr’s business.
Driver shortages and increases in driver compensation could adversely affect Waitr’s profitability and ability to maintain or grow its business.
Driver shortages could require Waitr to spend more to attract and retain employee and independent contractor drivers. Waitr could face a challenge with attracting and retaining qualified drivers primarily due to intense market competition, which may subject it to increased payments for driver compensation and independent contractor driver rates. Also, because of the intense competition for drivers, Waitr may face difficulty maintaining or increasing its number of employee and independent contractor drivers. Further, with respect to independent contractor drivers, shortages can result from contractual terms or company policies that make contracting with Waitr less desirable to certain independent contractor drivers. In addition, the “on-call” or “on-demand” nature of the way that Waitr asks independent contractor drivers to pick up shifts during busy times may result in difficulties procuring such independent contractor drivers when Waitr needs that labor most. Such a shortage could result in material harm to Waitr’s business or reputation. Due to the absence of long-term contracts, independent contractors can quickly terminate their relationships with Waitr. If Waitr is unable to continue to attract and retain a sufficient number of employee and independent contractor drivers, it could face difficulty meeting consumer order demands or be forced to forego business that would otherwise be available to it, which could adversely affect its profitability and ability to maintain or grow its business.
Major earthquakes, hurricanes, tropical cyclones, and other instances of severe weather or other natural phenomena would cause significant losses.
Waitr’s services and operations are subject to interruption, decreases in consumer entertainment spending and damage and destruction to company property as a result of severe local weather conditions or other natural phenomena. Waitr’s headquarters are located in areas that have historically been and could, in the future, be materially and adversely affected by damage resulting from a major earthquake, tropical cyclone, significant rain event, a hurricane, or other severe weather phenomena. In addition, Waitr relies on third parties for critical infrastructure and services. Any of these third parties could be subject to disruptions due to similar major weather events, which could adversely affect Waitr’s business and financial results.
Waitr also may suffer from weather-related or other events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes, widespread computer viruses, terrorist attacks, acts of war and explosions, which may disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, affect regional economies, destroy its assets or the assets of its customers or otherwise adversely affect the business or financial condition of its customers (both restaurant and diner), any of which could adversely affect its results or make its results more volatile. In addition, third parties that provide critical technology, services and infrastructure, such as data centers, telecommunications networks and the like remain vulnerable to these types of events, all of which could disrupt critical services for Waitr, adversely affecting its financial results and operations.
Such adverse weather occurrences could materially impact orders on the Waitr Platform and Waitr’s delivery capabilities, thus severely decreasing Waitr’s revenue and increasing costs. Further, in the event of any such weather occurrence, Waitr’s insurance may not be sufficient to cover the costs of repairing or replacing damaged equipment and Waitr may suffer a significant decline in revenues if any of the restaurants on the Waitr Platform are closed for an extended period of time or these events result in significant disruption to telecommunications systems, including the Internet or mobile phone services. Any such events could materially and adversely affect Waitr’s business and the results of its operations.
Increases in food, labor, fuel and other costs could adversely affect Waitr’s business.
Changes in food and supply costs are a part of Waitr’s Restaurant Partners’ business. The prices of food, labor, fuel or energy could continue to increase in the near future. Waitr’s Restaurant Partners may be unable absorb higher costs without raising prices or ceasing operations. Restaurant profitability is dependent, among other things, a restaurant’s ability to anticipate and react to changes in the costs of key operating resources, including food and other raw materials, labor, energy and other supplies and services. Substantial increases in costs and expenses could impact operating results of Restaurant Partners to the extent that such increases cannot be passed along to diners using the Waitr Platform (or otherwise). The impact of inflation on food, labor, and energy costs can significantly affect the profitability of Waitr if such inflation results in fewer Restaurant Partners, diners or orders that occur on the Waitr Platform.
Any significant increase in energy costs could adversely affect Waitr’s business through higher rates and the imposition of fuel surcharges, which could affect its drivers’ costs and the amount that Waitr must reimburse such drivers for services. Because most of the restaurants on the Waitr Platform sell moderately priced food, Waitr may choose not to, or be unable to, pass along commodity price increases to diners on the Waitr Platform. Additionally, significant increases in gasoline prices could result in a decrease of deliveries or the available driver labor pool. If delivery time slows as a result, Waitr’s reputation could be harmed, and the number of diners or orders could decline, harming Waitr’s business.
The restaurant business is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, energy costs, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, higher costs for each of food, labor, benefits and utilities, the availability and cost of suitable sites, fluctuating insurance rates, state and local regulations and licensing requirements, legal claims, and the availability of an adequate number of qualified management and hourly employees also affect restaurant operations and administrative expenses. If Waitr’s Restaurant Partners cannot adequately pass costs along to diners or otherwise finance or pay for these higher costs, they may cease operations, reduce offerings on the Waitr Platform or otherwise demand lower commissions or delivery fees from Waitr, thereby reducing revenue and harming Waitr’s business.
Waitr plans to continue to make acquisitions, which could require significant management attention, disrupt Waitr’s business, dilute Waitr’s stockholders, and seriously harm its business.
As part of Waitr’s business strategy, Waitr has made and intends to make acquisitions to add specialized employees and complementary companies, products, and technologies. Waitr’s ability to acquire and successfully integrate larger or more complex companies, products, and technologies is unproven. In the future, Waitr may not be able to find other suitable acquisition candidates, and Waitr may not be able to complete acquisitions on favorable terms, if at all. Waitr’s competitors have large cash reserves and aggressive acquisition strategies, and Waitr may not be able to successfully attract acquisition targets to the same degree as its competitors. Waitr’s previous and future acquisitions may not achieve its goals, and any future acquisitions Waitr completes could be viewed negatively by diners, Restaurant Partners, drivers or investors. In addition, if Waitr fails to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into Waitr’s company and culture, its business could be seriously harmed. Any integration process may require significant time and resources, and Waitr may not be able to manage the process successfully. Waitr may not successfully evaluate or use the acquired products, technology, and personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Waitr may also incur unanticipated liabilities that Waitr assumes as a result of acquiring companies. Waitr may have to pay cash, incur debt, or issue equity securities to pay for any acquisition, any of which could seriously harm Waitr’s business. Selling equity to finance any such acquisitions would also dilute Waitr’s stockholders. Incurring debt would increase Waitr’s fixed obligations and could also include covenants or other restrictions that would impede Waitr’s operations.
Waitr’s storage, processing and use of data, some of which contains personal information, subjects it to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to Waitr’s business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm its business.
Waitr is subject to a variety of laws and regulations in the United States and other countries that involve matters central to its business, including user privacy, sweepstakes, rewards or coupons, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, e-commerce, competition, protection of minors, consumer protection, taxation, libel, defamation, internet or data usage, and online-payment services. Both in the United States and abroad, these laws and regulations constantly evolve and remain subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which Waitr operates. Because Waitr stores, processes, and uses data, some of which contains personal information, Waitr is subject to complex and evolving federal, state, and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to Waitr’s business practices, increased cost of operations, and declines in diner and restaurant growth, orders, retention, or engagement, any of which could seriously harm Waitr’s business.
If Waitr cannot protect its intellectual property, the value of the Waitr brand and other intangible assets may be diminished, and its business may be adversely affected.
Waitr relies and expects to continue to rely on a combination of confidentiality and license agreements with Waitr’s employees, consultants, and third parties with whom Waitr has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. In the United States and internationally, Waitr has filed various applications for protection of certain aspects of Waitr’s intellectual property. Waitr does not currently hold any issued patents. In the future, Waitr may acquire patents or patent portfolios, which could require significant cash expenditures. However, third parties may knowingly or unknowingly infringe Waitr’s proprietary rights, third parties may challenge proprietary rights held by Waitr, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which Waitr operates or intends to operate its business. In any or all of these cases, Waitr may be required to expend significant time and expense in order to prevent infringement or to enforce its rights. Although Waitr has taken measures to protect its proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to those of Waitr and compete with its business.
Waitr has registered the trademark “Waitr,” along with its stylized logo, with the U.S. Patent & Trademark Office. Waitr has also registered the trademark “Waigo.” Waiter.com, Inc. sued Waitr in 2016 in the United States District Court for the Western District of Louisiana alleging, among other things, trademark infringement based on the use of the name “Waitr.” See the section titled “Information About Waitr — Legal Proceedings” for a further discussion of this litigation. Although Waitr believes that Waiter.com, Inc.’s lawsuit is baseless, there is a risk that the court could find that Waitr’s use of its name infringes the rights of Waiter.com, Inc. In such event, the court could award Waiter.com, Inc. significant damages and/or order that Waitr discontinue its use of the name “Waitr.” Any such adverse ruling or finding could substantially harm Waitr’s financial results and operations. Having to use a different name could confuse Restaurant Partners and/or diners, resulting in fewer orders.
Waitr is currently, and expects to be in the future, party to patent lawsuits and other intellectual property rights claims that are expensive and time consuming, and, if resolved adversely, could have a significant impact on Waitr’s business, financial condition, or results of operations.
Companies in the Internet, technology, and mobile application industries own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time to time Waitr may introduce new products, including in areas where it currently does not compete, which could increase Waitr’s exposure to patent and other intellectual property claims from competitors and non-practicing entities.
As a public company, Waitr may receive letters demanding that it cease and desist using certain intellectual property. Some of these may result in litigation against Waitr. Defending patent and other intellectual property litigation costs large amounts of money and time and can impose a significant burden on management and employees. Favorable final outcomes do not occur in all cases. In addition, plaintiffs may seek, and Waitr may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring Waitr to cease some or all of its operations. For example, a ruling in the lawsuit filed by Waiter.com, Inc. could require that Waitr stop using its name. Waitr may decide to settle such lawsuits and disputes on terms that are unfavorable to it. Similarly, if any litigation to which Waitr is a party is resolved adversely, Waitr may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require Waitr to cease some or all of its operations or pay substantial amounts to the other party. In addition, Waitr may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase Waitr’s operating costs and expenses. As a result, Waitr may also be required to develop alternative non-infringing technology, names or practices or discontinue the practices.
The development of alternative non-infringing technology, names or practices could require significant effort and expense or may not be feasible. Waitr’s business, financial condition, or results of operations could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.
Waitr’s use of open source software could expose it to “copyleft” claims or otherwise subject it to business or legal risk.
Waitr uses open source software in its products. Waitr’s use of open source software in its products may require it to license innovations that are material to Waitr’s business and may also expose Waitr to increased litigation risk. If the protection of Waitr’s proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of Waitr’s brand and other intangible assets may be diminished and competitors may be able to more effectively mimic Waitr’s service and methods of operations. Any of these events could have an adverse effect on Waitr’s business and financial results.
Waitr may require additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances. Insufficient capital can harm Waitr’s operating, business and financial results.
Waitr intends to continue to make investments to support its growth and may require additional capital to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to increase Waitr’s marketing expenditures to improve brand awareness, develop new product and service offerings or further improve the Waitr Platform and existing product and service offerings, enhance Waitr’s operating infrastructure and acquire complementary businesses and technologies. Accordingly, Waitr may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when Waitr needs them, on terms that are acceptable to Waitr, or at all. Volatility in the credit markets also may have an adverse effect on Waitr’s ability to obtain debt financing.
If Waitr raises additional funds through further issuances of equity or convertible debt securities, Waitr’s existing stockholders could suffer significant dilution, and any new equity securities Waitr issues could have rights, preferences and privileges superior to those of holders of its common stock. If Waitr is unable to obtain adequate financing or financing on terms satisfactory to Waitr, when Waitr requires it, Waitr’s ability to continue to pursue its business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and Waitr’s business, operating results, financial condition and prospects could be materially adversely affected.
If Waitr’s employees were to unionize, Waitr’s operating costs could increase and its ability to compete could be impaired.
None of Waitr’s employees are currently represented under a collective bargaining agreement; however, Waitr always faces the risk that its employees will try to unionize, and if its independent contractors were ever re-classified as employees, the magnitude of this risk would increase. Further, Congress or one or more states could approve legislation and/or the National Labor Relations Board (the “NLRB”) could render decisions or implement rule changes that could significantly affect Waitr’s business and its relationship with employees, including actions that could substantially liberalize the procedures for union organization. For example, in December 2014, the NLRB implemented a final rule amending the agency’s representation-case proceedings that govern the procedures for union representation. Pursuant to this amendment, union elections can now be held within 10 to 21 days after the union requests a vote, which makes it easier for unions to successfully organize all employers, in all industries. In addition, Waitr can offer no assurance that the Department of Labor will not adopt new regulations or interpret existing regulations in a manner that would favor the agenda of unions.
Any attempt to organize by Waitr’s employees could result in increased legal and other associated costs and divert management attention, and if Waitr entered into a collective bargaining agreement, the terms could negatively affect its costs, efficiency and ability to generate acceptable returns on the affected operations. In particular, the unionization of Waitr’s employees could have a material adverse effect on its business, financial condition, results of operations, cash flows and prospects because:
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restrictive work rules could hamper Waitr’s efforts to improve and sustain operating efficiency and could impair Waitr’s service reputation and limit Waitr’s ability to provide next-day services;

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a strike or work stoppage could negatively impact Waitr’s profitability and could damage customer and employee relationships, and some shippers may limit their use of unionized trucking companies because of the threat of strikes and other work stoppages; and

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an election and bargaining process could divert management’s time and attention from Waitr’s overall objectives and impose significant expenses.

If Waitr’s independent contractor drivers fail to meet Waitr’s contractual obligations or otherwise fail to perform in a manner consistent with Waitr’s requirements, Waitr may be required to utilize alternative service providers at potentially higher prices or with some degree of disruption of the services that Waitr provides to diners. If Waitr fails to deliver on time, if its delivery obligations are not otherwise met, or if the costs of its services increase, then Waitr’s profitability and restaurant relationships could be harmed.
Waitr currently relies upon a small portion of independent contractor drivers to perform the services for which it contracts with its Restaurant Partners. Waitr’s reliance on independent contractor drivers, even if small by comparison to its use of employee drivers, creates numerous risks for Waitr’s business. This increases the risk of driver shortages at critical times, such as peak order times.
The financial condition and operating costs of Waitr’s independent contractor drivers are affected by conditions and events that are beyond Waitr’s control and may also be beyond their control. Adverse changes in the financial condition of Waitr’s independent contractor drivers or increases in their car ownership or operating costs could cause them to seek higher revenues or to cease their business relationships with Waitr. The prices that Waitr charges its diners could be impacted by such issues, which may in turn limit pricing flexibility with diners, resulting in fewer delivery orders and decreasing Waitr’s revenues.
Independent contractor drivers typically utilize shirts and food carrier equipment bearing Waitr’s trade names and trademarks. If one of Waitr’s independent contractor drivers is subject to negative publicity, it could negatively reflect on Waitr and have a material and adverse effect on Waitr’s business, brand and financial performance. Under certain laws, Waitr could also be subject to allegations of liability for the activities of its independent contractor drivers.
Independent contractor drivers are third-party service providers, as compared to company drivers who are employed by Waitr. As independent business owners, Waitr’s independent contractor drivers may make business or personal decisions that conflict with Waitr’s best interests. For example, if an order is unprofitable, route distance is further than desired or personal scheduling conflicts arise, an independent contractor driver may deny orders from time to time. In these circumstances, Waitr must be able to timely deliver food orders to maintain relationships with diners and Restaurant Partners. The unwillingness of independent contractor drivers to perform their services when and where they are needed could adversely harm Waitr’s financial performance and operating results.

If Waitr’s independent contractors are deemed by regulators or judicial process to be employees of Waitr, then Waitr’s business and results of operations could be adversely affected.
Tax and other regulatory authorities have in the past sought to assert that independent contractors in certain types of food delivery and/or driving positions are employees of the company for which they are delivering or driving, rather than independent contractors. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status. If Waitr’s independent contractor drivers are determined to be its employees, Waitr would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment, and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain Waitr’s resources, increase Waitr’s costs and distract management.
As a public company, Waitr will need to comply with new laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, related regulations of the SEC and the requirements of Nasdaq, with which Waitr is not required to comply as a private company. For example, Waitr will need to:
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institute a more comprehensive compliance function;

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comply with rules promulgated by Nasdaq;

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prepare and distribute periodic public reports in compliance with obligations under the federal securities laws;

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establish new internal policies, such as those relating to insider trading; and

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involve and retain to a greater degree outside counsel and accountants in the above activities.

Complying with statutes, regulations and requirements relating to public companies will occupy a significant amount of time of management and will significantly increase Waitr’s costs and expenses, which could have a material adverse effect on Waitr’s business, financial condition, results of operations and cash flows. Furthermore, Waitr’s management may not be able to implement programs and policies to comply with such statutes, regulations and requirements in an effective and timely manner.
Risks Related to the Company and the Business Combination
Our sponsors have agreed to vote in favor of the business combination, regardless of how our public stockholders vote.
Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our sponsors have agreed to vote any shares of common stock owned by them in favor the business combination. As of the date hereof, our sponsors beneficially own shares equal to 23% of our issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if our sponsors agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our sponsors, certain members of our Board and our officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.
When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the directors and officers of the Company have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:
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the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

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the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

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the fact that on August 21, 2018, the Company issued a convertible promissory note to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses, and on August 22, 2018, the Company drew the full amount, which may be converted into warrants to purchase common stock of the post-combination company at the option of FEI Sponsor;

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the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

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the anticipated election of our Chief Executive Officer, Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Steven L. Scheinthal, as directors of the post-combination company;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

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the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018; provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the consummation of the business combination;

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the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

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the fact that that at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to the sponsors, the Waitr securityholders and their permitted transferees;

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the fact that, in connection with the Closing, JFG Sponsor will assign 10,000 founder shares to each of G. Michael Stevens, Mark Kelly and Michael Chadwick, the Company’s current independent directors; and

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the fact that at Closing, Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, are expected to enter the Consulting Agreements with the Company, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year.

Jefferies has a potential conflict of interest regarding the merger.
Jefferies was an underwriter in our initial public offering. Richard Handler, Chief Executive Officer and President of Jefferies, serves as Co-Chairman and President of the Company. Upon consummation of the business combination, the underwriters of the initial public offering are entitled to $8,750,000 of deferred underwriting commission, of which Jefferies is entitled to $3,718,750. The underwriters of the initial public offering have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event the Company does not complete an initial business combination within 24 months of the closing of the initial public offering. Accordingly, if the business combination with Waitr, or any other initial business combination, is not consummated by that time and the Company is therefore required to be liquidated, the underwriters of the initial public offering, including Jefferies, will not receive any of the deferred underwriting commission and such funds will be returned to the Company’s public stockholders upon its liquidation.
Furthermore, Jefferies is engaged by the Company as financial and capital markets advisors to the Company. The Company decided to retain Jefferies as its financial and capital markets advisors based primarily on (i) Jefferies’ extensive knowledge, strong market position and positive reputation in equity capital markets, (ii) Jefferies’ experienced and capable investment banking team and (iii) Jefferies’ long-standing relationship with and affiliation with the Company and the Sponsors.
In addition, under the terms of Jefferies’ engagement, the Company agreed to reimburse Jefferies for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
Jefferies therefore has a financial interest in the Company completing a business combination that will result in the payment of the deferred underwriting commission to the underwriters of the initial public offering, including Jefferies. In considering approval of the business combination, the Company’s stockholders should consider the roles of Jefferies in light of its financial interest in the business combination with Waitr being consummated.
Our sponsors hold a significant number of shares of our common stock. They will lose their entire investment in us if a business combination is not completed.
Our sponsors beneficially own 23% of the Company’s issued and outstanding shares, including 6,250,000 founder shares. The founder shares will be worthless if we do not complete a business combination by December 14, 2018. In addition, our sponsor holds an aggregate of 14,000,000 private placement warrants that will also be worthless if we do not complete a business combination by December 14, 2018. In connection with the Debt Financings, FEI Sponsor and JFG Sponsor agreed to exchange the 14,000,000 warrants purchased by them in connection with the Company’s initial public offering for 1,600,000 shares of the Company’s common stock.
The founder shares are identical to the shares of Class A common stock included in the units, except that (i) the founder shares are subject to certain transfer restrictions, (ii) our sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their founder shares and public shares owned in connection with the completion of our business combination, (b) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination by December 14, 2018 (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination by December 14, 2018) and (iii) the founder shares are automatically convertible into shares of our Class A common stock at the time of our business combination, as described herein.
The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Waitr, completing a business combination with Waitr and may influence their operation of the post-combination company following the business combination.
Our sponsors, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if a business combination is not completed.
At the closing of a business combination (including this business combination), our sponsors, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our sponsors, officers and directors may influence their motivation in identifying and selecting a target business combination and completing our business combination.
Our sponsors, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.
Our sponsors or the Company’s or Waitr’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Business Combination Proposals and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business Combination Proposal. This may result in the completion of our business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A common stock.
Our public stockholders may experience dilution as a consequence of the issuance of Class A common stock as consideration in the business combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.
It is anticipated that, upon completion of the business combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 42% in the post-combination company (not including shares beneficially owned by our sponsors); (ii) our sponsors will own approximately 16% of the post-combination company; and (iii) the Waitr securityholders will own approximately 42% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed and that our sponsors have not exercised any of the private placement warrants. The ownership percentage with respect to the post-combination company following the business combination does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the business combination; (b) approximately 507,000 stock options that will be issued to former holders of Waitr stock options that are unvested, outstanding and unexercised as of immediately prior to the Effective Time; or (c) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, but does include founder shares, which will be converted into shares of common stock at the Closing on a one-for-one basis. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any shares of Class A common stock are issued upon exercise of the public warrants or the private placement warrants or the Incentive Plan, current stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current stockholders to influence management of the post-combination company through the election of directors following the business combination.
There can be no assurance that our Class A common stock that will be issued in connection with the business combination will be approved for listing on Nasdaq following the Closing, or that we will be able to comply with the continued listing standards of Nasdaq.
Our Class A common stock, units and public warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. If, after the business combination, Nasdaq delists our Class A common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A common stock, units and public warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
Resales of the shares of common stock included in the Stock Consideration could depress the market price of our common stock.
There may be a large number of shares of common stock sold in the market following the completion of the business combination or shortly thereafter. The shares held by the Company’s public stockholders will be freely tradeable, and the shares held by the Waitr securityholders will be freely tradeable (i) following the registration of the resale thereof pursuant to a registration statement that we have agreed to file within 120 days after the completion of the business combination and (ii) the expiration of the lock-up period beginning on the date of the Closing and expiring one (1) year after the date of the Closing or earlier if, subsequent to the Closing, (i) the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty- (30) trading day period commencing at least one hundred fifty (150) days after the Closing or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Assuming no redemptions, we will have approximately 53,703,841 shares of common stock outstanding after the business combination. We also intend to register all shares of common stock that we may issue under the Incentive Plan. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.
Such sales of shares of common stock or the perception of such sales may depress the market price of our common stock.
We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by December 14, 2018. If we are unable to effect a business combination by December 14, 2018, we will be forced to liquidate and our warrants will expire worthless.
We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by December 14, 2018. Unless we amend our charter to extend the life of the Company and certain other agreements into which we have entered, if we do not complete an initial business combination by December 14, 2018, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not released to the Company to pay franchise and income taxes (less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. In addition, if we fail to complete an initial business combination by December 14, 2018, there will be no redemption rights or liquidating distributions with respect to our public warrants or the private placement warrants, which will expire worthless, unless we amend our charter to extend the life of the Company and certain other agreements into which we have entered.
Even if we consummate the business combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.
The exercise price for our warrants is $5.75 per one-half share ($11.50 per whole share) of Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
Our ability to successfully effect the business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of Waitr whom we expect to stay with Waitr following the business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.
Our ability to successfully effect our business combination is dependent upon the efforts of our key personnel, including the key personnel of Waitr. Although some of our key personnel may remain with the Company in senior management or advisory positions following our business combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of Waitr will remain in place.

Waitr’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Waitr’s officers could have a material adverse effect on Waitr’s business, financial condition, or operating results. Waitr does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to Waitr.
The Company and Waitr will be subject to business uncertainties and contractual restrictions while the business combination is pending.
Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on the Company and Waitr. These uncertainties may impair our or Waitr’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the business combination, our or Waitr’s business could be harmed.
We may waive one or more of the conditions to the business combination.
We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by our charter and bylaws and applicable laws. We may not waive the condition that our stockholders approve the business combination. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement —  Conditions to Closing of the Business Combination” for additional information.
The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.
In the period leading up to the Closing, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of Waitr’s business, a request by Waitr to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Waitr’s business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through its Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for the Company and our stockholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the business combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the business combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.
We are not required to obtain and have not obtained an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to our company from a financial point of view.
We are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to the Company from a financial point of view. Our Board did not obtain a fairness opinion in connection with their determination to approve the Business Combination. In analyzing the Business Combination, our Board and our management conducted due diligence on Waitr and researched the industry in which Waitr operates and concluded that the Business Combination was in the best interest of our stockholders. Accordingly, our stockholders will be relying solely on the judgment of our Board in determining the value of the Business Combination, and our Board may not have properly valued such business. The lack of third-party fairness opinion may also lead to an increased number of stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about our decision-making process, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Our Board’s Reasons for the Approval of the Business Combination.”
We will incur significant transaction and transition costs in connection with the business combination.
We have incurred and expect to incur significant, non-recurring costs in connection with consummating the business combination and operating as a public company following the consummation of the business combination. We may incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the business combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.
The Company’s transaction expenses as a result of the business combination are currently estimated at approximately $25,000,000, including $8,750,000 in deferred underwriting commissions to the underwriters of our IPO.
If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the trust account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our sponsors are unable to indemnify), and our warrants will expire worthless.
If we are unable to complete an initial business combination by December 14, 2018, our public stockholders may receive only approximately $10.00 per share on the liquidation of the trust account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that our sponsors are unable to indemnify (as described herein)) and our warrants will expire worthless.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the funds held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the

$10.00 per share initially held in the trust account, due to claims of such creditors. Our sponsors have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsors to reserve for such indemnification obligations, nor have we independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations. Therefore, we cannot assure you that our sponsors would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of  (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account, in each case net of the interest which may be withdrawn to pay taxes, and one of our sponsors asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per public share.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
Following the consummation of the business combination, our only significant asset will be our ownership interest in Waitr and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.
Following the consummation of the business combination, we will have no direct operations and no significant assets other than our ownership interest in Waitr. We will depend on Waitr for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our common stock. The financial condition and operating requirements of Waitr may limit our ability to obtain cash from Waitr. The earnings from, or other available assets of, Waitr may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Subsequent to our completion of our business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on Waitr, we cannot assure you that this diligence will surface all material issues that may be present in Waitr’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Waitr’s and our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.
We have no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in this proxy statement.
We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the year ended December 31, 2017 and the unaudited results of the Company for the quarter ended June 30, 2018, with the historical audited results of operations of Waitr for the year ended December 31, 2017 and the unaudited results of Waitr for the quarter ended June 30, 2018, respectively, and gives pro forma effect to the business combination as if it had been consummated on January 1, 2017. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of June 30, 2018 and of Waitr as of June 30, 2018 and gives pro forma effect to the business combination as if it had been consummated on June 30, 2018 2018.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
•
changes in the valuation of our deferred tax assets and liabilities;

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expected timing and amount of the release of any tax valuation allowances;

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tax effects of stock-based compensation;

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costs related to intercompany restructurings;

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changes in tax laws, regulations or interpretations thereof; and

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lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for our securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the business combination.
In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the business combination, there has not been a public market for Waitr’s stock and trading in the shares of our Class A common stock has not been active. Accordingly, the valuation ascribed to Waitr and our Class A common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of the post-combination company’s securities following the business combination may include:
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actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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changes in the market’s expectations about our operating results;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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speculation in the press or investment community;

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success of competitors;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

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operating and stock price performance of other companies that investors deem comparable to the post-combination company;

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our ability to market new and enhanced products on a timely basis;

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changes in laws and regulations affecting our business;

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commencement of, or involvement in, litigation involving the post-combination company;

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changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of our common stock available for public sale;

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any major change in our Board or management;

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sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock. After the business combination, assuming no redemptions, our sponsors will beneficially own approximately 13% of our common stock. Our sponsors entered into a letter agreement with us, pursuant to which have agreed not to transfer, assign or sell any of their founder shares (except to certain permitted transferees) until one year after the completion of the business combination or earlier if subsequent to the business combination, (i) the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
Our quarterly operating results may fluctuate significantly because of several factors, including:
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labor availability and costs for hourly and management personnel;

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profitability of our products, especially in new markets and due to seasonal fluctuations;

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changes in interest rates;

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impairment of long-lived assets;

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macroeconomic conditions, both nationally and locally;

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negative publicity relating to products we serve;

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changes in consumer preferences and competitive conditions;

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expansion to new markets; and

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fluctuations in commodity prices.

If, following the business combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our common stock adversely, then the price and trading volume of our common stock could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.
We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our business combination.
Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our sponsors will have significant influence over us after completion of the business combination.
Upon completion of the business combination, assuming no redemptions, our sponsors will beneficially own approximately 13% of our common stock. As long as our sponsors own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.
Our sponsors’ interests may not align with the interests of our other stockholders. Our sponsors are all in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our sponsors may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.
Only holders of Class F common stock are entitled to elect or remove directors prior to the consummation of the business combination.
Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, at the special meeting, only our sponsors will be entitled to vote on the election of each of the nine directors that will serve on our Board upon consummation of the business combination. As a result, holders of our public shares will not have the ability to vote on the election of the directors who will comprise our board of directors upon the closing of the business combination. Our sponsors’ interests may not align with the interests of our other stockholders.
We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
We have not registered the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if the issuance of shares of

Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of Class A common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then-outstanding warrants.
Our warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of  $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if the issuance of shares of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of Class A common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO. Redemption of the outstanding warrants could force our public stockholders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.
Because each warrant is exercisable for only one-half of one share of our Class A common stock, the units may be worth less than units of other blank check companies.
Each warrant is exercisable for one-half of one share of Class A common stock. Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued. This is different from other offerings similar to ours whose units include one share of Class A common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
We issued warrants to purchase 12,500,000 shares of Class A common stock as part of our IPO and concurrently with our IPO, we issued private placement warrants to our sponsors to purchase 7,000,000 shares of our Class A common stock, in each case at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the trust account or vote as a class with the common stock on a business combination. Assuming no redemptions, we expect to issue approximately 22,500,000 shares of our common stock to the Waitr securityholders upon consummation of the business combination. In addition, we expect to issue approximately 1,675,000 shares of common stock to the Sponsors in exchange for their private placement warrants and upon repayment of working capital loans made by them to the Company. The shares of common stock issued to the Waitr securityholders and additional shares of our common stock issued upon exercise of our warrants will result in dilution to the then existing holders of common stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
The private placement warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our sponsors or their permitted transferees, (i) they will not be redeemable by us, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsors until 30 days after the completion of the business combination and (iii) they may be exercised by the holders on a cashless basis.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of the IPO may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following December 14, 2018 in the event we do not complete our business combination and, therefore, we do not intend to comply with those procedures.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. Because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution.
We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by December 14, 2018 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
Anti-takeover provisions contained in our proposed charter and proposed bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
Our charter currently contains and, assuming the approval of the Charter Proposals, the post-combination company’s charter will contain, provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Assuming the approval of the Charter Proposals, these provisions will include:
•
a staggered Board providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our Board;

•
the ability of the Board to issue preferred stock, which could contain features that delay or prevent a change of control;

•
no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•
the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•
a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•
the requirement that the removal of directors by the stockholders be approved by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, which limits the ability of stockholders to remove directors;

•
the requirement that the adoption, amendment, alteration or repeal of the bylaws by stockholders be approved the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors and the requirement that the amendment or repeal of certain provisions of our certificate of incorporation be approved by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon, which limit the ability of stockholders to effect corporate governance changes; and
•
advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

The proposed charter designates the Court of Chancery of the State of Delaware and federal court within the State of Delaware as the exclusive forum for certain types of actions and proceedings that the Company’s stockholders may initiate, which could limit a stockholder’s ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers or employees.
The proposed charter provides that, subject to limited exceptions, the Court of Chancery of the State of Delaware and federal court within the State of Delaware will be exclusive forums for any:
•
derivative action or proceeding brought on the Company’s behalf;

•
action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or its stockholders;

•
action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Company’s charter or bylaws; or

•
other action asserting a claim against the Company that is governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Company’s charter described above. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of its charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including but not limited to, if the market value of our common stock held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Risks Related to the Redemption
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.
Our charter does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that Waitr’s obligation to consummate the business combination is conditioned on the Company delivering evidence that the Company will have no less than an aggregate amount of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing (and following any redemptions of public shares and payment of expenses related to the business combination). As a result, we may be able to complete our business combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our sponsors or our or Waitr’s directors, officers or advisors, or any of their respective affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the special meeting.
In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A common stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A common stock issued in the IPO.
Our charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A common stock included in the units sold in our IPO (the “excess shares”). In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the business combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the business combination or that the market price of our Class A common stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.
However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the business combination is not restricted by this limitation on redemption.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
Stockholders of the Company who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A common stock for a pro rata portion of the funds held in our trust account.
Public stockholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the special meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its public shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our business combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The Company is a blank check company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. The Company was incorporated in Delaware on November 19, 2008, as Leucadia Development Corporation and changed its name to Landcadia Holdings, Inc. on September 15, 2015. On June 1, 2016, Landcadia Holdings consummated its IPO. Upon the closing of the IPO, $250.0 million from the net proceeds thereof was placed in a trust account and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. As of June 30, 2018, there was $235.8 million held in the trust account. The Company executed the Debt Commitment Letter on October 2, 2018 to obtain the Debt Facility in the amount of  $25.0 million and issue the Notes in the amount of  $60.0 million.
Waitr is a restaurant platform for online food ordering and delivery services in the Southeastern United States. Waitr was incorporated on December 5, 2013 and is headquartered in Lake Charles, Louisiana. Waitr partners with independent local restaurants and regional and national chains in small and mid-size markets (herein referred to as “Restaurant Partners”). Waitr provides its Restaurant Partners with technology and logistical support to streamline their workflow, increase carryout sales, and expand their business in the delivery market. Waitr also provides its Restaurant Partners with high-quality, professional photographs of their menu offerings as part of its overall services. In exchange for its services, Waitr earns a fee from the restaurant for each order. Use of the Waitr’s restaurant platform benefits end customers by providing a single location to browse local restaurants and menus, track order and delivery status, and securely store previous orders and payment information for ease of use and convenience. End customers are charged a flat fee for delivery orders.
The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the business combination and debt financing has occurred on June 30, 2018. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 and year ended December 31, 2017 present pro forma effect to the business combination and debt financing if it had been completed on January 1, 2017.
The pro forma combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of the Company was derived from the unaudited and audited financial statements of Landcadia Holdings as of and for the six months ended June 30, 2018 and for the year ended December 31, 2017, included elsewhere in this proxy statement. The historical financial information of Waitr was derived from the unaudited and audited consolidated financial statements of Waitr as of and for the six months ended June 30, 2018 and for the year ended December 31, 2017, included elsewhere in this proxy statement. This information should be read together with the Company’s and Waitr’s unaudited and audited financial statements and related notes, the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Waitr Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The business combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Waitr.
Waitr has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemptions scenarios:
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The post-combination company’s board of directors will consist of nine directors. Waitr has control of the Chairmanship and the ability to appoint 5 of the 9 Board members;

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Waitr will hold C-suite management roles for the post-combination company;

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From a revenue and business operation standpoint, Waitr is the larger entity in terms of relative size;

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The Waitr stockholder group will have the greatest voting interest in the combined entity under the maximum redemption scenario;

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Waitr’s current Lake Charles, LA headquarters will be the headquarters of the post-combination company;

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The post-combination company will assume Waitr’s name;

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The Company intends to apply to continue the listing of its common stock and warrants on Nasdaq under the symbols “WTRH” and “WTRHW”, respectively;

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The intended strategy of the post-combination entity will continue Waitr’s current strategy of partnering with local independent restaurants and regional and national chains in underserved markets.

Other factors were considered, including the fact that under the minimum redemption scenario, the Landcadia stockholder group will have the greatest voting interest. However, Waitr holding the C-suite management roles for the post-combination company in addition to its ability to appoint 5 of the 9 Board members significantly decreases the ability of the Landcadia stockholders to control on voting interest alone. Additionally, under the minimum redemption scenario, the Landcadia stockholder group will hold only a slight majority with 58.1% of the voting interest. Considering all of these factors noted above, the preponderance of evidence in both minimum and maximum redemption scenarios is indicative that Waitr is the accounting acquirer in the business combination.

Description of the business combination
The aggregate consideration for the business combination will be $300.0 million, payable in the form of cash and shares of the Company’s common stock valued at $10.00 per share, plus up to $8.0 million payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the business combination. The cash portion of the consideration will be an aggregate amount equal to the sum of  (i) approximately $50,000,000 plus (ii) the Additional Cash Amount, if any, of up to $25,000,000. The remainder of  $300,000,000 less the Cash Consideration will be paid in the form of shares of the Company’s common stock valued at $10.00 per share. In addition, all options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, valued at approximately $8,000,000 as of the Merger Agreement’s execution, will be assumed by the Company. The following represents the aggregate consideration:
	Assuming Minimum Redemptions	Assuming Maximum Redemptions
(in thousands)	Six Months ended June 30, 2018	Six Months ended June 30, 2018
Shares transferred at Closing(1)	22,500	25,000
Value per share(1)	$10.00	$10.00
Total Share Consideration	$225,000	$250,000
Plus: Cash Transferred(1)	75,000	50,000
Total Cash and Share Consideration – at Closing	$300,000	$300,000
Plus: Potential consideration for outstanding incentive stock options(2)	$8,000	$8,000
Total Potential Consideration	$308,000	$308,000

(1)
Values and scenarios obtained from the Merger Agreement.

(2)
Upon finalization of the equity incentive plan for the post-combination company, further analysis will be performed to determine the portion of the total indicated amount that may be deemed as consideration compared to post-combination expense in order for the related pro-forma adjustment to be factually supportable in the Pro Forma Condensed Combined Financial Information.

The value of equity consideration issuable at closing of the business combination is assumed to be $10.00. A sensitivity analysis on the consideration transferred has been performed to assess the effect that a hypothetical 10% change in Landcadia common stock trading price would have on the business combination. A 10% change in Landcadia common stock trading price would cause a corresponding increase or decrease to total consideration by approximately $22.5 million and $25 million, for the minimum and maximum redemption scenarios, respectively. The actual value of Landcadia common stock as of October 1, 2018 was $10.95.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of the Company’s common stock:
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Assuming Minimum Redemptions: This presentation assumes that no additional public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in Landcadia Holdings’ trust account.

•
Assuming Maximum Redemptions: This presentation assumes that stockholders holding 16.9 million of the Company’s public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.13 per share) of the funds in the Company’s trust account. Per the Company’s IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 15% or more of the Class A shares of common stock sold in the IPO. Under the terms of the Merger Agreement, the consummation of the business combination is conditioned upon the Company delivering to Waitr evidence that, immediately after the Closing (and following any redemptions of public shares and payment of expenses related to the business combination), the post-combination company will have no less than an aggregate of  $75 million in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing. Furthermore, the Company will only proceed with the business combination if it will have net tangible assets of at least $5,000,001 upon consummation of the business combination. This scenario gives effect to the Company’s public share redemptions of approximately 16.9 million shares for aggregate redemption payments of  $171.6 million. Aggregate redemption payments of  $171.6 million were calculated as $235.8 million of cash in the trust account per the unaudited pro forma condensed combined balance sheet, plus cash on the Waitr and Landcadia balance sheets and from the Landcadia Debt Facility and Landcadia Notes, less the Minimum Cash Consideration Amount, cash settlement of an outstanding loan of the Company, $75.0 million required available cash from the trust account, and $25.0 million for transaction related costs. The public redemption shares of approximately 16.9 million shares is calculated as $171.6 million redemption payments divided by the estimated per share redemption value of  $10.13 ($235,813,316 in trust account per the unaudited pro forma condensed combined balance sheet divided by 23,278,841 Landcadia Holdings public shares as of June 30, 2018).
The following summarizes the pro forma common stock shares outstanding under the two scenarios:
The following summarizes the pro forma common stock shares outstanding under the two scenarios:
	Assuming Minimum Redemptions (Shares)%		Assuming Maximum Redemptions (Shares)%
LCA Merger Consideration shares(1)	22,500,000		25,000,000
Total Waitr shares	22,500,000	42%	25,000,000	64%
Shares issued to Founders in connection with the Debt Financings	1,675,000		1,675,000
Common shares held by current LCA stockholders	23,278,841		23,278,841
Less: public shares redeemed(2)	—		(16,939,120)
Total LCA shares	24,953,841	46%	8,014,721	20%
Founder shares	6,250,000	12%	6,250,000	16%
Pro Forma Common Stock at June 30, 2018	53,703,841	100%	39,264,721	100%

(1)
Refer to the Consideration Shares table herein.

(2)
Public shares estimated to be redeemed calculated as $171.6 million ($235.8 million of cash in the trust account per the pro forma condensed combined balance sheet, plus cash on the Waitr and Landcadia balance sheets and from the Debt Facility and Notes, less the Minimum Cash Consideration Amount, cash settlement of an outstanding loan of the Company, $75.0 million required available cash from the trust account, and $25.0 million for transaction related costs) divided by $10.13 redemption value per share per the Landcadia Holdings June 30, 2018 public filing.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 are based on the historical financial statements of the Company and Waitr. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)
	As of June 30, 2018		Pro Forma Adjustments (Assuming Minimum Redemptions)	Debt Financings Adjustments	As of June 30, 2018	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)	As of June 30, 2018
	Waitr (Historical)	Landcadia (Historical)			Pro Forma Combined Assuming Minimum Redemptions		Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS
Current assets:
Cash and cash equivalents	$1,802	$228	$235,813(A)	$83,750(K)	$221,593	$(171,593)(I)	$75,000
			(75,000)(B)			25,000(J)
			(8,750)(D)
			(16,250)(E)
Restricted Cash				1,250(K)	1,250		1,250
Accounts receivable, net	2,777	—	—		2,777		2,777
Capitalized contract costs, current	1,364	—	—		1,364		1,364
Services receivable	813	—	—		813		813
Other current assets	2,845	14	—		2,859		2,859
Total current assets	9,601	242	135,813	85,000	230,656	(146,593)	84,063
Cash and cash equivalents held in trust	—	235,813	(235,813)(A)		—		—
Property and equipment, net	2,602	—	—		2,602		2,602
Capitalized contract costs, current	643	—	—		643		643
Goodwill	1,408	—	—		1,408		1,408
Intangible assets, net	327	—	—		327		327
Other noncurrent assets	36	—	—		36		36
Total assets	14,617	236,055	(100,000)	85,000	235,672	(146,593)	89,079
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	1,076	53	—		1,129		1,129
Gratuities payable	612	—	—		612		612
Deferred revenue, current	2,536	—	—		2,536		2,536
Income tax payable	9	271	—		280		280
Accrued payroll	1,077	—	—		1,077		1,077
Accrued interest	475	—	(475)(G)		—		—
Accrued professional fees	3,054	—	—		3,054		3,054
Short-term loan	1,957	—	—		1,957		1,957
Other current liabilities	1,275	—	—		1,275		1,275
Total current liabilities	12,071	324	(475)	—	11,920	—	11,920
Long-term liabilities
Term loan				24,566(K)	24,566		24,566
Convertible notes, net	8,504	—	(8,504)(G)	58,960(K)	58,960		58,960
Bifurcated embedded derivative on convertible notes	10	—	(10)(G)		—		—
Accrued workers’ compensation liability	1,250	—			1,250		1,250
Deferred revenue, noncurrent	1,184	—			1,184		1,184
Other noncurrent liabilities	39	8,750	(8,750)(D)		39		39
Total liabilities	23,058	9,074	(17,739)	83,526	97,919	—	97,919
Common stock subject to possible conversion (21,913,368 shares at conversion value as of June, 2018)	—	221,981	(221,981)(C)		—		—
Stockholders’ equity (deficit)
Class A common stock, $0.0001 par value	—	—	2(C)		5	(2)(I)	3
			2(B)			0(J)
			1(H)
Class F common stock, $0.0001 par value	—	1	(1)(H)		—		—
Convertible Voting Preferred Stock: Seed I, Par Value of $0.00001	—	—	—		—		—
Convertible Voting Preferred Stock: Seed II, Par Value of $0.00001	—	—	—		—		—
Convertible Voting Preferred Stock: Seed AA, Par Value of $0.00001	—	—	—		—		—
Common Stock, Par Value of $0.00001	—	—	—		—		—
Additional paid-in capital	39,005	3,204	221,979(C)	1,474(K)	201,454	(171,591)(I)	54,863
			(75,000)(B)			25,000(J)
			(2)(B)
			1,795(F)
			8,999(G)
Accumulated deficit	(47,446)	1,795	(1,795)(F)		(63,706)		(63,706)
			(16,250)(E)
			(10)(G)
Total stockholders’ equity (deficit)	(8,441)	5,000	139,720	1,474	137,753	(146,593)	(8,840)
Total liabilities and stockholders’ equity (deficit)	$14,617	$236,055	$(100,000)	$85,000	$235,672	$(146,593)	$89,079

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)
	Six Months Ended June 30, 2018		Pro Forma Adjustments (Assuming Minimum & Maximum Redemptions)	Debt Financings Adjustments	Six Months Ended June 30, 2018
	Waitr (Historical)	Landcadia (Historical)			Pro Forma Combined (Assuming Minimum & Maximum Redemptions)
Revenue	$28,569	$—	$—		$28,569
Operating expenses:
Operations and support	18,414	—	—		18,414
Sales and marketing	5,139	—	—		5,139
Research and development	1,197	—	—		1,197
General and administrative	13,957	414	—		14,371
Depreciation and amortization	502	—	—		502
Related party expenses	48	—	—		48
Loss on disposal of assets	8	—	—		8
Total operating expenses	39,265	414	—	—	39,679
(Loss) from operations	(10,696)	(414)	—	—	(11,110)
Other expenses and losses, net
Interest expense (income), net	461	(1,622)	1,622(AA)	1,348(EE)	1,353
			(456)(BB)
Gain on derivative	(327)	—	327(CC)		0
Other expenses	(38)	—	—		(38)
Net (loss) before income taxes	(10,792)	1,208	(1,493)	(1,348)	(12,425)
Income tax expense	34	266	—(DD)	—(EE)	34
			(266)(AA)
Net (loss) income	$(10,826)	$942	$(1,227)	$(1,348)	$(12,459)
Earnings per Share – Minimum Redemption Scenario
Net (Loss) per shares of common stock – basic and diluted	$(0.97)	$(0.04)			$(0.23)
Weighted average shares of common stock outstanding – basic and diluted	11,172,929	7,616,014			53,703,841
Earnings per Share – Maximum Redemption Scenario
Net (Loss) per shares of common stock – basic and diluted	$(0.97)	$(0.04)			$(0.32)
Weighted average shares of common stock outstanding – basic and diluted	11,172,929	7,616,014			39,264,721
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2017
(in thousands, except share and per share data)
	Twelve Months Ended December 31, 2017				Twelve Months Ended December 31, 2017
	Waitr (Historical)	Landcadia (Historical)	Pro Forma Adjustments (Assuming Minimum & Maximum Redemptions)	Debt Financings Adjustments	Pro Forma Combined (Assuming Minimum & Maximum Redemptions)
Revenues	$22,911	$—			$22,911
Operating expenses
Operations and support	17,668	—	—		17,668
Sales and marketing	5,617	—			5,617
Research and development	1,586	—	—		1,586
General and administrative	12,601	480	—		13,081
Depreciation and amortization	723	—	—		723
Related party expenses	182	—	—		182
Impairment of intangible assets	584	—	—		584
Loss on disposal of assets	33	—	—		33
Total operating expenses	38,994	480	—	—	39,474
Operating (loss)	(16,083)	(480)	—	—	(16,563)
Other expenses and losses, net:
Interest expense (income), net	281	(1,798)	1,798(AA)	2,694(EE)	2,692
		(283)(BB)
(Gain) Loss on derivative	52	—	(52)(CC)		(0)
(Gain) Loss on debt extinguishment	10,537	—	—		10,537
Other expenses	(52)	—	—		(52)
Net (Loss) before income taxes	(26,901)	1,318	(1,463)	(2,694)	(29,740)
Income tax expense	6	448	—(DD)	—(EE)	6
			(448)(AA)
Net (Loss)	$(26,907)	$870	$(1,015)	$(2,694)	$(29,746)
Earnings per Share – Minimum Redemption Scenario
Net (Loss) per shares of common stock – basic and diluted	$(2.42)	$(0.05)			$(0.55)
Weighted average shares of common stock outstanding – basic and diluted	11,141,548	7,553,650			53,703,841
Earnings per Share – Maximum Redemption Scenario
Net (Loss) per shares of common stock – basic and diluted	$(2.42)	$(0.05)			$(0.76)
Weighted average shares of common stock outstanding – basic and diluted	11,141,548	7,553,650			39,264,721
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Basis of Presentation

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Waitr.
The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the business combination and debt financing occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 present pro forma effect to the business combination and debt financing as if it had been completed on January 1, 2017. These periods are presented on the basis of Waitr as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of June 30, 2018 has been prepared using, and should be read in conjunction with, the following:
•
Landcadia Holdings’ unaudited balance sheet as of June 30, 2018 and the related notes for the period ended June 30, 2018, included elsewhere in this proxy statement;

•
Waitr’s unaudited consolidated balance sheet as of June 30, 2018 and the related notes for the period ended June 30, 2018, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2018 has been prepared using, and should be read in conjunction with, the following:
•
Landcadia Holdings’ unaudited statement of operations for the six months ended June 30, 2018 and the related notes, included elsewhere in this proxy statement; and

•
Waitr’s unaudited statement of operations for the six months ended June 30, 2018 and the related notes, included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 has been prepared using, and should be read in conjunction with, the following:
•
Landcadia Holdings’ audited statement of operations for the twelve months ended December 31, 2017 and the related notes, included elsewhere in this proxy statement; and

•
Waitr’s audited statement of operations for the twelve months ended December 31, 2017 and the related notes, included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.
The pro forma adjustments reflecting the consummation of the business combination and debt financing are based on certain currently available information and certain assumptions and methodologies that Landcadia Holdings believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Landcadia Holdings and Waitr.
2. Accounting Policies
Upon consummation of the business combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Waitr and the Company have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Waitr’s shares outstanding, assuming the business combination occurred on January 1, 2017.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2018 are as follows:
(A)
Reflects the reclassification of  $235.8 million of cash and cash equivalents held in the Landcadia Holdings trust account that becomes available to fund the business combination.

(B)
Reflects, consideration of  $75.0 million of cash and 22,500,000 shares of common stock of Landcadia Holdings valued at $10.0 per share, par value $0.0001 per share.

(C)
Reflects the reclassification of  $222.0 million of common stock subject to possible redemption to permanent equity.

(D)
Reflects the settlement of  $8.8 million of deferred underwriters’ fees incurred during the Landcadia IPO due upon completion of the business combination.

(E)
Reflects adjustments of  $16.3 million to cash and accumulated deficit for transaction costs expected to be incurred in relation to the business combination.

(F)
Reflects the reclassification of Landcadia Holdings’ historical accumulated deficit.

(G)
Reflects the conversion of Waitr convertible notes payable to Waitr common stock and additional paid in capital. The holders of the Waitr convertible notes have the option to settle the outstanding Note balance and accrued interest amount in cash in lieu of receiving Waitr equity. If the cash conversion option is selected, the Minimum Cash Consideration Amount transferred to Waitr securityholders would be reduced by the amount payable to the Waitr Convertible Note Holders, and provided to Waitr Convertible Note Holders. The amount of shares accounted for within the total share consideration that were expected to be issued Waitr Convertible Note Holders would instead be provided to Waitr securityholders, resulting in an increase in share ownership for the Waitr securityholders as follows:

	Conversion to Equity		Cash settlement of Debt
	Minimum Redemptions	Maximum Redemptions	Minimum Redemptions	Maximum Redemptions
Cash Consideration:
To Waitr Equity Holders	68,501,038	43,501,038	59,356,413	34,356,413
To settle outstanding Waitr Convertible Notes	6,498,962	6,498,962	15,643,587	15,643,587
Total Cash Consideration	$75,000,000	$50,000,000	$75,000,000	$50,000,000
Share consideration:
To Waitr Equity Holders	205,503,590	230,503,590	225,000,000	250,000,000
To holders of Convertible Notes	19,496,410	19,496,410	—	—
Total Share Consideration	$225,000,000	$250,000,000	$225,000,000	$250,000,000
Aggregate consideration	$300,000,000	$300,000,000	$300,000,000	$300,000,000
(H)
Reflects the conversion of Class F common stock to Class A common stock.

(I)
Reflects the maximum redemption of 16.9 million Landcadia public shares for $171.6 million at a redemptive price of  $10.13 per share. Based on the historical accounting for the public shares and considering Pro Forma Adjustment C, the entire redemption price is allocated to common stock and additional paid-in capital in the accompanying unaudited pro forma condensed combined balance sheet.

(J)
Reflects the Minimum Cash Consideration Amount transferred to Waitr stockholders and the increase of Stock Consideration by 2,500,000 additional shares of common stock.

(K)
Reflects adjustments related to the Debt Facility and Notes. Lenders under the Debt Facility are entitled to receive their pro rata share of warrants to purchase that number of shares of the Company’s common stock such that they would receive $5.0 million of common equity. The total value assigned to the warrants was approximately $1.5 million using the Black-Scholes Model. The Notes are convertible at any time at the holder’s election, in whole or in part into common equity of the Company at a rate of  $13/share, subject to a conversion cap. If all Notes were converted, an additional 4.6 million shares would be issued to holders of the Notes.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2018 and year ended December 31, 2017 are as follows:
(AA)
Elimination of interest income on the trust account and related tax impact.

(BB)
Elimination of interest expense on the Convertible Notes.

(CC)
Elimination of the gain/loss on the derivative related to the Convertible Notes.

(DD)
Reflects the net impact on income taxes resulting from an income tax benefit attributable to application of the statutory tax rate of 25.5% to the adjustment related to reduction of interest expense incurred on Waitr’s convertible notes, offset by the impact on the pro forma valuation allowance. The tax impacts of the business combination were estimated based on the applicable law in effect on June 30, 2018 and December 31, 2017, respectively, inclusive of the effects of the Tax Act which was signed into law on December 22, 2017.
(EE)
Reflects additional interest expense as a result of the Debt Facility and Notes, which was calculated based on the following terms:

	Debt Facility	Notes
Principal Balance	$25.0 million	$60.0 million
Term	4 years	4 years
Interest Rate	7.00% per annum, paid quarterly in cash or as payment-in-kind	1.00% per annum, paid quarterly in cash
Due to allocated discounts, the effective interest rates for the Debt Facility and Notes were 7.38% and 1.42%, respectively.
4.
Earnings per Share

Represents the net earnings per share calculated using the historical weighted average Waitr Holdings, LLC units and the issuance of additional shares in connection with the business combination, assuming the shares were outstanding since January 1, 2017. As the business combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Landcadia Holdings common stock for the six months ended June 30, 2018 and for the year ended December 31, 2017:
	Six Months ended June 30, 2018
	Assuming Minimum Redemption (Shares)	Assuming Maximum Redemption (Shares)
Pro Forma Basic & Diluted Loss Per Share
Pro Forma Net Income Attributable to Common stockholders	$(12,459)	$(12,459)
Basic & Diluted Shares Outstanding	53,703,841	39,264,721
Pro Forma Basic & Diluted Loss Per Share	$(0.23)	$(0.32)
Pro Forma Shares Outstanding – Basic & Diluted
LCA Merger Consideration shares	22,500,000	25,000,000
Shares issued to Founders in connection with the Debt Financings	1,675,000	1,675,000
Common shares held by current LCA stockholders	23,278,841	6,339,721
Founder shares	6,250,000	6,250,000
Pro Forma Shares Outstanding – Basic & Diluted	53,703,841	39,264,721

COMPARATIVE SHARE INFORMATION
The following table sets forth summary historical comparative share and unit information for Landcadia Holdings and Waitr and unaudited pro forma condensed combined per share information of Landcadia Holdings after giving effect to the business combination, assuming two redemption scenarios as follows:
•
Assuming Minimum Redemptions: This presentation assumes that no additional public stockholders of the Company exercise redemption rights with respect to their public shares for a pro rata share of the funds in Landcadia Holdings’ trust account.

•
Assuming Maximum Redemptions: This presentation assumes that stockholders holding 16.9 million of the Company’s public shares exercise their redemption rights and that such shares are redeemed for their pro rata share ($10.13 per share) of the funds in the Company’s trust account. Per the Company’s IPO registration statement, a public stockholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 15% or more of the Class A shares of common stock sold in the IPO. Under the terms of the Merger Agreement, the consummation of the business combination is conditioned upon the Company delivering to Waitr evidence that, immediately after the Closing (and following any redemptions of public shares and payment of expenses related to the business combination), the post-combination company will have no less than an aggregate of  $75 million in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing. Furthermore, the Company will only proceed with the business combination if it will have net tangible assets of at least $5,000,001 upon consummation of the business combination. This scenario gives effect to the Company’s public share redemptions of approximately 16.9 million shares for aggregate redemption payments of  $171.6 million. Aggregate redemption payments of  $171.6 million were calculated as $235.8 million of cash in the trust account per the unaudited pro forma condensed combined balance sheet, plus cash on the Waitr and Landcadia balance sheets and from the Debt Facility and Notes, less the Minimum Cash Consideration Amount, cash settlement of an outstanding loan of the Company, $75.0 million required available cash from the trust account, and $25.0 million for transaction related costs. The public redemption shares of approximately 16.9 million shares is calculated as $171.6 million redemption payments divided by the estimated per share redemption value of  $10.13 ($235,813,316 in trust account per the unaudited pro forma condensed combined balance sheet divided by 23,278,841 Landcadia Holdings public shares as of June 30, 2018).

The pro forma book value information reflects the business combination as if it had occurred on June 30, 2018. The weighted average shares outstanding and net earnings per share information reflect the business combination as if they had occurred on January 1, 2017.
This information is only a summary and should be read together with the summary historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of the Company and Waitr and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of the Company and Waitr is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Landcadia Holdings and Waitr would have been had the companies been combined during the periods presented.

	Waitr Historical	Landcadia Historical	Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the Six Months Ended June 30, 2018
Book value per share	$(0.76)	$0.66	$2.57	$(0.23)
Net loss per share – basic and diluted	$(0.97)	$(0.04)	$(0.23)	$(0.32)
Weighted average shares outstanding – basic and diluted	11,172,929	7,616,014	53,703,841	39,264,721
As of and for the Twelve Months Ended December 31, 2017
Book value per share	N/A	N/A	N/A	N/A
Net loss per share – basic and diluted	$(2.42)	$(0.05)	$(0.55)	$(0.76)
Weighted average shares outstanding – basic and diluted	11,141,548	7,553,650	53,703,841	39,264,721

(1)
Book value per share = Total Stockholder’s equity (deficit) excluded Preferred Equity/Total Basic (or diluted) Outstanding Shares

(2)
The number of shares outstanding excludes shares subject to possible redemption.

Sources and Uses for the Business Combination
The following table summarizes the sources and uses for funding the business combination (all numbers in millions):
Sources & Uses
(No Redemption Scenario — assuming no redemptions of the outstanding shares of
Class A common stock by the public stockholders)
Sources
Cash in Trust Account(1)	$235.8
Waitr Rollover Equity	225.0
Debt Financing(3)	85.0

Total Sources	$545.8(2)
Uses
Cash to Waitr Securityholders(1)	$75.0
Fund Balance Sheet	219.5
Waitr Rollover Equity	225.0
Estimated Fees & Expenses	25.0
Repayment of Working Capital Loan	1.3
Total Uses	$545.8(2)

(1)
Assumes no public stockholder has exercised its redemption rights to receive cash from the trust account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)
Totals may differ due to rounding.

(3)
Consists of  $85 million committed by Luxor, including (a) a $25 million Debt Facility and (b) $60 million of Notes.

Sources & Uses
(Maximum Redemption Scenario — assuming redemptions of approximately 72.8% of the outstanding shares of Class A common stock by the public stockholders)
Sources
Cash in Trust Account(1)	$65.0
Waitr Rollover Equity	225.0
Debt Financings(3)	85.0

Total Sources	$375.0(2)
Uses
Cash to Waitr Securityholders(1)	$50.0
Fund Balance Sheet	73.7
Waitr Rollover Equity	225.0
Estimated Fees & Expenses	25.0
Repayment of Working Capital Loan	1.3
Total Uses	$375.0(2)

(1)
Assumes 72.8% of outstanding shares of Class A common stock have been redeemed by the public stockholders to receive cash from the trust account.

(2)
Totals may differ due to rounding.

(3)
Consists of  $85 million committed by Luxor, including (a) a $25 million Debt Facility and (b) $60 million of Notes.

SPECIAL MEETING OF STOCKHOLDERS
This proxy statement is being provided to our stockholders as part of a solicitation of proxies by the Board for use at the special meeting to be held on [           ], 2018, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the special meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.
This proxy statement is being first mailed on or about [           ], 2018 to all stockholders of record of the Company as of  [           ], 2018, the record date for the special meeting. Stockholders of record who owned common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the special meeting. On the record date, there were 29,528,841 shares of common stock outstanding.
Date, Time and Place of Special Meeting
The special meeting will be held at 10:00 a.m., Eastern Time, on [           ], 2018, at the offices of Winston & Strawn LLP, located at 200 Park Avenue, New York, NY 10166, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.
Voting Power; Record Date
As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the special meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on [           ], 2018, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 29,528,841 shares of common stock outstanding, of which 23,278,841 are public shares and 6,250,000 are founder shares held by our sponsors.
Proposals at the Special Meeting
At the special meeting, our stockholders will vote on the following proposals:
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Business Combination Proposal — To approve and adopt the Merger Agreement and to approve the business combination;

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Nasdaq Proposal — To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination;

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Charter Proposals — To consider and act upon the following proposals relating to the Company’s proposed charter, a copy of which is attached to this proxy statement as Annex B, which, if approved, would take effect upon the Closing:

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to approve, upon the completion of the business combination and the conversion of the Class F Common stock into Class A common stock, the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock;
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to approve provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors;

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to approve provisions providing that (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the Company’s bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon; and

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to approve certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”, (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company;

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Director Election Proposal — To elect, effective at the Closing, nine directors to serve staggered terms on our Board until the 2019, 2020 and 2021 annual meeting of stockholders, respectively, or until his successor is elected and qualified; and

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Incentive Plan Proposal — To approve the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended;

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Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal. This proposal will only be presented at the special meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF
THESE PROPOSALS.
Vote of the Company’s Sponsors, Directors and Officers
Prior to our IPO, we entered into agreements with our sponsors, directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of an initial business combination. These agreements apply to our sponsors, as it relates to the founder shares and the requirement to vote all of the founder shares in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in this proxy statement.
Our sponsors, directors and officers have waived any redemption rights, including with respect to shares of Class A common stock purchased in our IPO or in the aftermarket, in connection with business combination. The founder shares held by our sponsors have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by December 14, 2018. However, our sponsors are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting
Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting.
Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Class F common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.
A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the Charter Proposals will have the same effective as a vote “AGAINST” such Charter Proposal.
The Closing is conditioned on, among other things, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. The Charter Proposals and the Incentive Plan Proposal are also conditioned on the approval of the Nasdaq Proposal.
It is important for you to note that, in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the business combination. If we do not consummate the business combination and fail to complete an initial business combination by December 14, 2018, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.
Recommendation to Stockholders
Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the special meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.
When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our sponsors and certain of their affiliates and certain members of our Board and officers have interests in the business combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the Business Combination Proposal. These interests include, among other things:
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the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

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the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

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the fact that on August 21, 2018, the Company issued a convertible promissory note to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses, and on August 22, 2018, the Company drew the full amount, which may be converted into warrants to purchase common stock of the post-combination company at the option of FEI Sponsor;

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the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

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the anticipated election of our Chief Executive Officer, Mr. Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Steven L. Scheinthal, as directors of the post-combination company;

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the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

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the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018; provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the consummation of the business combination;

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the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

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the fact that at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to the sponsors, the Waitr securityholders and their permitted transferees;

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the fact that, in connection with the Closing, JFG Sponsor will assign 10,000 founder shares to each of G. Michael Stevens, Mark Kelly and Michael Chadwick, the Company’s current independent directors;

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the fact that at Closing, Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, are expected to enter the Consulting Agreements with the Company, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year; and

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the fact that Jefferies will be entitled to receive deferred underwriting commission and a financial advisory fee upon completion of the business combination.

Broker Non-Votes and Abstentions
A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the Charter Proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the Charter Proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the Charter Proposals will have the same effective as a vote “AGAINST” such Charter Proposal.
In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the special meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the special meeting.
Voting Your Shares — Stockholders of Record
If you are a stockholder of record, you may vote by mail or in person at the special meeting. Each share of our common stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the special meeting. Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.
Voting by Mail.   You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Proposals, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by 9:00 a.m., Eastern Time, on [           ], 2018.
Voting in Person at the Meeting.   If you attend the special meeting and plan to vote in person, we will provide you with a ballot at the special meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the special meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, you will need to bring to the special meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.
Voting Your Shares — Beneficial Owners
If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the special meeting, you will need to bring to the special meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. Please see “Attending the Special Meeting” below for more details.
Attending the Special Meeting
Only stockholders on the record date or their legal proxy holders may attend the special meeting. To be admitted to the special meeting, you will need a form of photo identification and valid proof of ownership of common stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the special meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the special meeting or at the special meeting by doing any one of the following:
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you may send another proxy card with a later date;

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you may notify the Company’s Secretary in writing to Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, before the special meeting that you have revoked your proxy; or

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you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters
The special meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.
Who Can Answer Your Questions About Voting
If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may contact Morrow, our proxy solicitor, at:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: LCA.info@morrowsodali.com
Redemption Rights
Pursuant to our charter, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the business combination. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the business combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of marketable securities held in the trust account of approximately $235,813,316 as of June 30, 2018, the estimated per share redemption price would have been approximately $10.13.

In order to exercise your redemption rights, you must:
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(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

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prior to [    ], Eastern Time, on [           ], 2018, (a) submit a written request to the Transfer Agent that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the DTC.

The Transfer Agent’s address is as follows:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the business combination at the special meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.
Holders of outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
If you hold units registered in your own name, you must deliver the certificate for such units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.
Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $235,813,316 as of June 30, 2018. The Merger Agreement provides that Waitr’s obligation to consummate the business combination is conditioned on the Company delivering evidence that the Company will have no less than an aggregate amount of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing (and following any redemptions of public shares and payment of expenses related to the business combination). This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Waitr. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Waitr may elect not to consummate the business combination. In addition, in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001.
Prior to exercising redemption rights, stockholders should verify the market price of our Class A common stock as they may receive higher proceeds from the sale of their Class A common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A common stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of our Class A common stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the business combination is not approved and we do not consummate an initial business combination by December 14, 2018, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.
Appraisal Rights
Appraisal rights are not available to holders of shares of our common stock in connection with the business combination.
Proxy Solicitation Costs
The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the special meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.
The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of  $22,500, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
We are asking our stockholders to approve and adopt the Merger Agreement and approve the business combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.
We may consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination at the special meeting.
The Merger Agreement
This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the business combination.
The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.
General Description of the Merger Agreement
On May 16, 2018, the Company entered into the Merger Agreement with Merger Sub and Waitr, pursuant to which, subject to the terms and conditions contained therein, Waitr will be merged into Merger Sub, with Merger Sub continuing as the surviving entity. After giving effect to the business combination, the Waitr securityholders will hold a portion of the Company’s common stock.
The Company has agreed to provide its stockholders with the opportunity to redeem public shares in conjunction with a stockholder vote on the transaction contemplated by the Merger Agreement, including the business combination.
Consideration to Waitr Securityholders in the Business Combination
The aggregate consideration for the business combination will be $300,000,000, payable in the form of cash and shares of the Company’s common stock valued at $10.00 per share, plus up to approximately $8,000,000 payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time. The cash portion of the consideration will be an aggregate amount equal to the sum of  (i) approximately $50,000,000 plus (ii) the Additional Cash Amount, if any, of up to $25,000,000. The remainder of $300,000,000 less the Cash Consideration will be paid in the form of shares of the Company’s common stock valued at $10.00 per share. In addition, all options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, up to approximately $8,000,000, will be assumed by the Company.
Debt Financings
A portion of the business combination consideration will be financed with $85 million of secured debt financing (the “Debt Financings”) obtained by the Company and Merger Sub pursuant to the Debt Commitment Letter. For more information regarding the Debt Financing, see ‘‘Debt Commitment Letter’’ below.

Material Adverse Effect
Under the Merger Agreement, certain representations and warranties of Waitr and the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the Merger Agreement, a “Waitr Material Adverse Effect” means, with respect to any change, event, fact or condition, individually or in the aggregate, together with all other changes, events, facts and conditions that have occurred prior to the date of determination, any material adverse effect upon (a) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of Waitr, or (b) the ability of Waitr to consummate the transactions contemplated by the Merger Agreement or to perform its obligations thereunder; provided, however, that the following will not be deemed either alone or in combination to constitute, and no adverse change, event, fact or condition directly resulting from any of the following will be taken into account in determining whether any change, event, fact or condition has had or would reasonably be expected to have a Waitr Material Adverse Effect: (i) changes in general economic conditions, to the extent that they do not have a materially disproportionate effect on Waitr; (ii) changes generally affecting the specific industry in which Waitr operates, to the extent that they do not have a materially disproportionate effect on Waitr relative to other industry participants; and (iii) any act of terrorism, war, calamity or act of God, to the extent that such act does not have a materially disproportionate effect on Waitr.
Pursuant to the Merger Agreement, a “Landcadia Material Adverse Effect” means (a) any change, event or effect that would prevent or materially delay the ability of the Company to perform its obligations under the Merger Agreement or (b) any change, event or effect relating to the Company that would have a material adverse effect on the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of the post-business combination company.
Closing and Effective Time of the Business Combination
The Closing is expected to take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, commencing at 10:00 a.m. New York time on the date that is two (2) business days after the date on which all conditions described below under the subsection entitled “Conditions to Closing of the Business Combination” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing) or at such other time and place as the Company and Waitr may mutually agree. The Closing will be deemed effective as of the date and time of the acceptance by the Secretary of State of the State of Delaware and the Secretary of State of the State of Louisiana of the filings of the certificate of merger or such later time as may be agreed to by the Company and Waitr (and set forth in the certificates of merger).
Conditions to Closing of the Business Combination
Conditions to Each Party’s Obligations
The respective obligations of the Company, Merger Sub and Waitr to consummate the business combination are subject to the satisfaction, or written waiver by all of such parties, of each of the following conditions:
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The expiration or termination of the applicable waiting periods under the HSR Act;

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No governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the business combination in force;

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The approval of the Company’s stockholders of the extension of the date by which the Company has to consummate an initial business combination, which was received at the Company’s special meeting in lieu of annual meeting of stockholders held on May 30, 2018;

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The approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting;

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The approval of the holders of at least a majority of each of Waitr’s (i) common stock, (ii) Series AA preferred stock, (iii) Series Seed I preferred stock and (iv) Series Seed II preferred stock, which was received on May 18, 2018;

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The approval of the listing on Nasdaq of the common stock be issued in connection with the business combination;

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The completion of the redemption of any shares of Class A common stock tendered for a pro rata share of the trust account in connection with the Extension or the business combination; and

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The delivery of a tax opinion by the Company’s counsel, in a form reasonably acceptable to Waitr, opining that the business combination will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Conditions to the Company and Merger Sub’s Obligations
The obligations of the Company and Merger Sub to consummate the business combination are subject to the satisfaction, or written waiver by such parties, of each of the following conditions:
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The representations and warranties of Waitr contained in Section 4.1 (Organization and Authority), Section 4.2 (Authorization and Enforceability), Section 4.3 (Noncontravention), Section 4.4 (No Subsidiaries), Section 4.6 (Capitalization) and Section 4.24 (No Brokers; Fees) of the Merger Agreement must be true and correct in all respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all respects as of such earlier date);

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The other representations and warranties of Waitr contained in Article IV of the Merger Agreement must be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition will be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a material adverse effect upon (A) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of Waitr or (B) the ability of Waitr to consummate the business combination or to perform its obligations the Merger Agreement, in each case without giving effect to any limitation as to materiality or Waitr Material Adverse Effect;

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Each of the covenants of Waitr to be performed as of or prior to the Closing must have been performed in all material respects;

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The Company must have received a certificate signed on behalf of Waitr by a senior executive officer of Waitr to the effect that the conditions set forth in the three immediately preceding bullet points as they relate to Waitr have been satisfied;

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From the date of the Merger Agreement until the Closing Date, there must not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Waitr Material Adverse Effect;

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Waitr must have delivered or caused to be delivered to the Company the Employment Agreements duly executed by Christopher Meaux;

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The Company must have received a copy of the Waitr Stockholder Approval, which must remain in full force and effect, which was received on May 18, 2018;

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Waitr must have delivered to the Company duly executed Lock-up Agreements from each Waitr securityholder receiving Stock Consideration under the Merger Agreement;

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Neither the audited financial statements nor the interim financial statements, with respect to Waitr’s revenue only, and specifically not taking into account any reconciliation adjustments and other adjustments required to convert the financial statements from a modified cash accounting method to GAAP (including, without limitation, adjustments due to set up revenue), materially deviate from the financial statements for each of  (i) the twelve (12) month period ended December 31, 2017, and (ii) the three (3) month period ended March 31, 2018, in the case of (i) and (ii), as determined in good faith by the Company;
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Waitr must have delivered or caused to be delivered to the Company the Registration Rights Agreement, duly executed by each investor party thereto;

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Waitr must have delivered to the Company a certificate executed by the secretary of Waitr or another authorized executive officer certifying, as of the Closing Date, (i) the organizational documents of Waitr, (ii) the authorizing resolutions of Waitr and the holders of Waitr’s capital stock and (iii) the incumbency and signatures of the persons signing the Merger Agreement or any agreement delivered in connection therewith on behalf of Waitr;

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Waitr must have delivered, or caused to be delivered, to the Company, a certificate of good standing (or equivalent document) for Waitr, issued by the Secretary of State for the State of Louisiana and any other jurisdiction in which Waitr is required to be qualified to do business, dated not more than ten (10) business days prior to the Closing Date; and

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Waitr must have delivered, or caused to be delivered, to the Company a certificate pursuant to Treasury Regulation §1.1445-2(c)(3) and 1.897-2(h) certifying that Waitr has not been a “United States real property holding corporation” within the meaning of Code §897(c)(2) during the five (5) year period ending on the Closing Date, in a form reasonably acceptable to the Company.

Conditions to Waitr’s Obligations
The obligations of Waitr to consummate the business combination are subject to the satisfaction, or written waiver by Waitr, of each of the following conditions:
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The representations and warranties of the Company contained in Article V of the Merger Agreement must be true and correct (without giving effect to any limitation as to materiality or Landcadia Material Adverse Effect set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case of as such earlier date), except where the failure of all such representations of the Company to be so true and correct would not, individually or in the aggregate, have a Landcadia Material Adverse Effect;

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Each of the covenants of the Company and Merger Sub to be performed as of or prior to the Closing must have been performed in all material respects;

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Waitr must have received at the Closing a certificate signed on behalf of each of the Company and Merger Sub by a senior executive officer of the Company and Merger Sub, as the case may be, to the effect that the conditions set forth in the two immediately preceding bullet points have been satisfied;

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Since the date of the Merger Agreement until the Closing Date, there must not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Landcadia Material Adverse Effect;

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The Company must have been filed with the Secretary of State of the State of Delaware an amended certificate of incorporation reflecting the Charter Proposals;

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The Company must have delivered to Waitr evidence that, immediately after the Closing (and following any redemptions of public shares in connection with the Extension or the business combination and payment of expenses related to the business combination), that the Company will have no less than an aggregate amount of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations;

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The Company must have delivered or caused to be delivered to Waitr evidence of payment to the holders of Waitr’s convertible promissory notes who have opted to receive a cash payment of an amount equal to 1.5 times the amount of principal outstanding and accrued interest under such notes as of the Closing Date;

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The Company must have delivered to Waitr duly executed lock-up agreements signed by the Company and its founders with respect to the private placement warrants that will provide for a six-month lock-up period on terms otherwise consistent with the Lock-up Agreements;

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The Company must have delivered or caused to be delivered to Waitr each of the Employment Agreements, duly executed by the Company; and

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The Company must have delivered or caused to be delivered to each investor party thereto the Registration Rights Agreement, duly executed by the Company.

Representations and Warranties
Under the Merger Agreement, Waitr made customary representations and warranties relating to: organization and authority; authority and enforceability; noncontravention; subsidiaries; governmental authorities and consents; capitalization; financial statements; indebtedness; undisclosed liabilities; litigation and proceedings; compliance with laws and permits; contracts; real property; title to assets and condition and sufficiency; employee benefits; labor and employment; taxes; intellectual property; insurance; absence of changes; interested party transactions; change of control payments; information supplied; brokers’ fees; and disclaimer of warranties.
Under the Merger Agreement, the Company and Merger Sub made customary representations and warranties relating to: organization and authority; authorization and enforceability; noncontravention; litigation and proceedings; governmental authorities and consents; financial ability and the trust account; brokers’ fees; solvency; SEC reports and financial statements; business activities; this proxy statement; Landcadia Material Adverse Effects; capitalization; status as a reporting company; Nasdaq listing matters; compliance with the Sarbanes-Oxley Act of 2002; the Investment Company Act of 1940, as amended; takeover provisions; market manipulation; disagreements with accountants and lawyers; DTC status; Section 368 of the Code; and disclaimer of warranties.
Covenants of the Parties
Covenants of Waitr
Waitr made certain covenants under the Merger Agreement, including, among others, the following:
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Waitr and each of its subsidiaries (collectively, the “Waitr Parties”) will, prior to the Closing Date, (i) conduct its business in the ordinary course of business consistent with past practice; (ii) use commercially reasonable efforts to maintain the business, properties, physical facilities and operations of the Waitr Parties, preserve intact the current business organization of the Waitr Parties, keep available the services of the current officers, key employees and agents of each Waitr Party and maintain the relations and goodwill with suppliers, customers, lessors, and licensors; (iii) take certain other actions as set forth in the schedules to the Merger Agreement; and (iv) not, directly or indirectly, effect any of the following:

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changes to its organization documents;

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make, declare or pay any dividend or distribution to Waitr stockholders, (ii) effect any recapitalization, reclassification, split or other change in its capitalization or (iii) subject to certain exceptions, authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock;

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enter into, assume, assign, partially or completely amend any material term of, modify any material term of or voluntarily terminate any material contract, any lease related to any leased real property or any collective bargaining or similar agreement to which any Waitr Party is a party or by which it is bound, other than entry into such agreements in the ordinary course consistent with past practice;

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incur any indebtedness (other than (i) a working capital line of credit and (ii) accounts payable and accrued liabilities in the ordinary course of business consistent with past practice);

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sell, lease, license, permit to lapse, abandon or otherwise dispose of any of its properties or assets that are material to its business, except for sales or dispositions of items or materials in an amount not in excess of  $100,000 in the aggregate;

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(i) grant or agree to grant to any employee or other independent contractor of any Waitr Party, who has annual compensation in excess of  $100,000, any increase in wages or bonus, severance, profit sharing, retirement, insurance or other compensation or benefits except for annual cost of living increases in the ordinary course of business consistent with past practice, or (ii) adopt or establish any new compensation or employee benefit plans or arrangements, or amend, terminate, or agree to amend or terminate any existing benefit plans, or (iii) except with respect to the acceleration of options held by the persons disclosed to the Company, accelerate the time of payment, vesting or funding of any compensation or benefits under any benefit plan, or (iv) make or agree to make any bonus or incentive payments to any individual outside of the currently effective bonus plan as has been made available to the Company, or (v) enter into any new collective bargaining agreement or employment, consulting or other compensation agreement (A) for which the annual compensation to be paid is greater than $100,000 or (B) that is not terminable upon notice and without liability to any Waitr Party, except (1) as may be required under applicable law, (2) as required pursuant to Waitr’s benefit plans in accordance with their existing terms as in effect on the date of the Merger Agreement, (3) for payment of any accrued or earned but unpaid compensation, or (4) pursuant to employment, retention, change-of-control or similar type contracts existing as of the date of the Merger Agreement as disclosed to the Company, or (vi) modify in any respect the terms of any existing employment, consulting or other compensation agreement or (vi) make any change to the key management structure of the Waitr Parties, including the hiring and firing of additional officers or termination of existing officers (other than for “cause”);

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(i) make, change or rescind any tax election, (ii) settle or compromise any claim, notice, audit report or assessment in respect of taxes, (iii) change any tax period, (iv) adopt or change any method of tax accounting, (v) file any amended tax return or claim for a tax refund, (vi) surrender any right to claim a refund of taxes, (vii) enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement related to any tax, or (viii) request any tax ruling from a competent authority;

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cancel or forgive any indebtedness owed to any Waitr Party;

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except as may be required by applicable law or GAAP, make any material change in the financial or tax accounting methods, principles or practices of any Waitr Party (or change an annual accounting period);

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unless required by applicable law, (i) enter into any collective bargaining agreement, works council agreement or any other labor-related contract with any labor union, labor organization or works council, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Waitr Parties;

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implement any employee layoffs that would, independently or in connection with any layoffs occurring prior to the date hereof, implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended;

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grant or otherwise create or consent to the creation of any lien (other than a permitted lien under the Merger Agreement) on any of its material assets or leased real property;

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make any material change to any of the cash management practices of the Waitr Parties, including materially deviating from or materially altering any of its practices, policies or procedures in paying accounts payable or collecting accounts receivable;

•
make any material change to the marketing strategy of the Waitr Parties (it being understood that implementation of television advertising pursuant to agreements with strategic partners in effect as of the date of the Merger Agreement will not be considered to be a material change to the marketing strategy of the Waitr Parties);

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make any change to any tip-pooling arrangement or to any practices of any Waitr Party with respect to tips and gratuities as in effect as of the date hereof, unless required by applicable law;

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waive, release, compromise, settle or satisfy any pending or threatened material claim or compromise or settle any liability, other than in the ordinary course of business or that otherwise do not exceed $100,000 individually or $200,000 in the aggregate;

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make or incur any capital expenditures, except for capital expenditures (A) in the ordinary course of business or (B) in an amount not to exceed $100,000 individually or $200,000 in the aggregate;

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(i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of any assets, business, stock or other properties in excess of  $100,000 individually or $200,000 in the aggregate, (iii) sell, transfer, license, assign or otherwise dispose of or encumber any of the material assets or intellectual property pertaining to the business of any Waitr Party with a value in excess of  $200,000, or acquire any assets in excess of  $200,000 or (iv) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Waitr Party;

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enter into any agreement that restricts the ability of any Waitr Party to engage or compete in any line of business, or enter into any agreement that restricts the ability of any Waitr Party to enter a new line of business;

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make any loans or advances to any person, except for advances to employees or officers of any Waitr Party in the ordinary course of business consistent with past practice;

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fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to each Waitr Party and its assets and properties; and

•
authorize any of, or commit or agree to take any of, the foregoing.

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Waitr will provide to the Company as promptly as practicable (i) audited consolidated financial statements, (ii) unaudited consolidated financial statements, and (iii) all selected financial data required by Item 301 of Regulation S-K;

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Waitr will, and will cause the Waitr Parties to, as promptly as reasonably practicable, provide the Company with all information concerning the Waitr Parties, their respective businesses, management, operations and financial condition, in each case, that is reasonably required to be included in any of the Company’s SEC filings;

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Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Waitr by third parties that may be in Waitr’s possession from time to time, and except for any information that in the opinion of legal counsel of Waitr would result in the loss of attorney-client privilege or other privilege from disclosure, Waitr will afford to the Company and its representatives reasonable access during the period commencing on the date of the Merger Agreement and ending as of the Closing, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of Waitr, to all of Waitr’s properties, books, contracts, commitments, tax returns, records and appropriate officers and employees of Waitr, and will furnish such representatives with all financial and operating data and other information concerning the affairs of Waitr as such representatives may reasonably request;
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From the date of the Merger Agreement until the earlier of  (x) the Effective Time or (y) the date on which the Merger Agreement is terminated, other than in connection with the business combination, Waitr agrees that it will not, and will not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) or other Waitr Parties to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an acquisition of all or any material portion of Waitr (an “Acquisition Proposal”), (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal, or provide any non-public information or data to, any person that has made, or informs Waitr that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement relating to an Acquisition Proposal. Waitr will give notice of any Acquisition Proposal to the Company as soon as practicable following its awareness thereof;

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Subject to certain exceptions and limitations, on or prior to the Closing Date, Waitr will purchase, through a broker of Waitr’s choice, and maintain in effect for a period of six (6) years thereafter, (i) a tail policy to the current policy of directors’ and officers’ liability insurance maintained by Waitr, which tail policy will be effective for a period from the Closing through and including the date six (6) years after the Closing Date with respect to claims arising from facts or events that occurred on or before the Closing, and which tail policy will contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than, but not materially more advantageous than, in the aggregate, the coverage currently provided by such current policy, and (ii) “run off” coverage as provided by Waitr’s fiduciary and employee benefit policies, in each case, covering those persons who are covered on the date the Merger Agreement by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than, but not materially more advantageous than, the coverage provided under Waitr’s existing policy;

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From and after the date of the Merger Agreement until the Effective Time, no Waitr Party or any of its affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company, and Waitr will use commercially reasonable efforts to require each of its representatives to comply with the foregoing;

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Waitr will prepare and timely file, or cause to be prepared and timely filed, all tax returns required to be filed by it that are due on or before the Closing Date, and will timely pay all taxes that are due and payable on or before the Closing Date;

•
Any and all existing tax sharing agreements binding upon Waitr will be terminated as of the Closing Date.

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At or prior to the Closing, Waitr must have delivered to the Company a certificate pursuant to Treasury Regulation §1.1445-2(c)(3) and 1.897-2(h) certifying that Waitr has not been a “United States real property holding corporation” within the meaning of Code §897(c)(2) during the five (5) year period ending on the Closing Date, in a form reasonably acceptable to the Company;

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To the extent applicable, Waitr will, no later than thirty (30) days prior to the Closing, (a) solicit waivers of any excess parachute payment from each person who has or may have a right to any payments and/or benefits as a result of or in connection with the business combination that would be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code), and (b) solicit the approval of Waitr stockholders in a manner intended to comply with Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code of all payments and/or benefits (including payments and benefits waived pursuant to the preceding clause) that would, as a result of, or in connection with, the business combination, be deemed to constitute “excess parachute payments”;

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Prior to the Closing, Waitr will use commercially reasonable efforts to cause Christopher Meaux to execute and deliver to the Company an Employment Agreement setting forth the respective terms of such individual’s employment with the Company, effective upon the Closing; and

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Waitr will use best efforts to obtain, and then deliver as promptly as practicable, but in no event more than two (2) days after the date of the Merger Agreement, to the Company, the Waitr Stockholder Approval. The Waitr Stockholder Approval was delivered by Waitr to the Company on May 18, 2018.

Covenants of the Company and Company Merger Sub
The Company and Company Merger Sub made certain covenants under the Merger Agreement, including, among others, the following:
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The Company will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of the Merger Agreement, and Waitr and the Company will jointly issue a mutually agreeable press release announcing the execution of the Merger Agreement. Such press release was issued on May 16, 2018 and such Current Report on Form 8-K was filed on May 17, 2018;

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The Company will mail or deliver this proxy statement to its stockholders and the Company will notify Waitr promptly after the filing of this proxy statement with the SEC, when any supplement or amendment thereto has been filed, any request by the SEC for amendment of or comments, or requests by the SEC for additional information;

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The Company, acting through its Board, will include in this proxy statement the recommendation of its Board that the Company’s stockholders vote in favor of the proposals set forth herein; provided, however, that the Board may withdraw or modify such recommendation if the Board determines in good faith, after consultation with outside counsel, that failure to do so could be inconsistent with its fiduciary obligations under applicable law;

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The Company will, as promptly as practicable after this proxy statement is “cleared” by the SEC’s staff  (a) give notice of and (b) convene and hold the special meeting;

•
At least five (5) days prior to Closing, the Company will begin preparing, in consultation with Waitr, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the business combination pursuant to Form 8-K (the “Closing Form 8-K”), and concurrently with the Closing, the Company will distribute a closing press release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC;

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From the date of the Merger Agreement until the earlier of  (x) the Effective Time or (y) the date on which the Merger Agreement is terminated, other than in connection with the business combination, the Company agrees that it will not, and will not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives, to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, a business combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to a business combination with, or provide any non-public information, data or access to employees to, any person that has made, or that is considering making, a proposal with respect to a business combination, or (iii) enter into any agreement relating to a business combination. The Company will also promptly notify Waitr of any submissions, proposals or offers made with respect to a business combination as soon as practicable following the Company’s awareness thereof;

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The Company will and will cause the post-combination company immediately following the Closing to ensure that all rights to indemnification now existing in favor of any individual who, at or prior to the Effective Time, was a director, officer, employee or agent of Waitr or who, at the request of Waitr, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) solely to the extent as provided in the respective governing documents and indemnification agreements to which Waitr is a party or bound, will survive the business combination and will continue in full force and effect for a period of not less than six (6) years from the Effective Time and indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in such governing documents will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder; provided, that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims. Neither the Company nor the post-combination company will settle, compromise or consent to the entry of judgment in any action, proceeding or investigation or threatened action, proceeding or investigation without the written consent of such Indemnified Person;
•
From and after the Effective Time, the Company will cause the post-combination company to indemnify, defend and hold harmless, as set forth as of the date the Merger Agreement in the organizational documents of Waitr and to the fullest extent permitted under applicable law, all Indemnified Persons with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of Waitr or as trustees or fiduciaries of any plan for the benefit of employees of Waitr, occurring prior to the Effective Time, including the execution of, and the transactions contemplated by, the Merger Agreement. Without limitation of the foregoing, in the event any such Indemnified Person is or becomes involved, in any capacity, in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by the Merger Agreement, occurring prior to, on or after the Effective Time, the Company and the post-combination company, jointly and severally, from and after the Effective Time, will pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The post-combination company will pay, within thirty (30) days after any request for advancement, all expenses, including attorneys’ fees, which may be incurred by any Indemnified Person in enforcing the indemnification provisions of the Merger Agreement or any action involving an Indemnified Person resulting from the transactions contemplated by the Merger Agreement subject to an undertaking by such Indemnified Person to return such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder;

•
Upon satisfaction or waiver of certain conditions and provision of notice thereof to the trustee, (a) in accordance with and pursuant to the trust agreement governing the trust account (the “trust agreement”), at the Closing, the Company (i) will cause the documents, opinions and notices required to be delivered to the trustee pursuant to the trust agreement to be so delivered, and (ii) will use reasonable commercial efforts to cause the trustee to (A) pay as and when due all amounts payable to the Company’s stockholders who have previously validly elected to redeem their shares of common stock pursuant to the Company’s organizational documents, and (B) immediately thereafter, pay all remaining amounts then available in the trust account in accordance with the Merger Agreement and the trust agreement, and (b) thereafter, the trust account will terminate, except as otherwise provided therein;

•
The Company will prepare and timely file, or cause to be prepared and timely filed, all tax returns required to be filed by Waitr after the Closing Date with respect to a pre-Closing tax period and will timely pay all taxes that are due and payable by Waitr after the Closing Date, including taxes with respect to pre-Closing tax periods;

•
Notwithstanding anything to the contrary contained in the Merger Agreement, the Company will pay all transfer, documentary, sales, use, stamp, registration, value added or other similar taxes incurred in connection with the business combination. The Company will, at its own expense, file all necessary tax returns with respect to all such taxes;

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Prior to the Closing Date, the Company’s stockholders must approve and adopt a long-term incentive plan. From and after the date of the Merger Agreement until such time as such incentive plan is approved and adopted, the Company will consult with Waitr in good faith as to the contents of the incentive plan. The incentive plan will satisfy the requirements for the assumption and conversion of options to qualify as a “substitution or assumption” and not a “modification” of such options as set forth in Code Sections 409A and 424, and the Treasury Regulations promulgated thereunder;
•
Prior to the Closing, the Company will use commercially reasonable efforts to cause each of Steven L. Scheinthal and Richard H. Liem to execute and deliver to the Company a Consulting Agreement;

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The Company will take all actions necessary to maintain its listing on Nasdaq; and

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The Company will use commercially reasonable efforts to include in the first Form S-8 that the Company files with the SEC after the Closing a re-offer prospectus covering the resale of the common stock that is issuable to the holders of Waitr’s vested share options pursuant to the terms of the Merger Agreement.

Mutual Covenants
Waitr, the Company and Company Merger Sub made certain mutual covenants under the Merger Agreement, including, among others, the following:
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As promptly as practicable, the Company and Waitr will prepare and the Company will file with the SEC this proxy statement. The Company and Waitr will each use commercially reasonable efforts to have any comments to this proxy statement received from the SEC “cleared” as promptly as reasonably practicable after receipt of any such comments;

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Each of Waitr and the Company will ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in this proxy statement will, as of the date this proxy statement is first mailed to the Company’s stockholders, at the time of the special meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

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Prior to the Closing, Waitr and the Company will prepare a mutually agreeable press release announcing the consummation of the business combination;

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Each of the parties will cooperate, and use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the business combination;

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Each of Waitr and the Company will pay fifty percent (50%) of the applicable filing fees due under the HSR Act;

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Each party will promptly (but in no event later than fifteen (15) business days after the date of the Merger Agreement) make all filings or submissions as are required under the HSR Act, which has been satisfied;

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No party will take any action that could reasonably be expected to adversely affect or materially delay the approval of any governmental authority of any of the aforementioned filings;

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None of the parties will and, each party will cause its affiliates not to, make or issue any public announcement or press release to the general public with respect to the Merger Agreement or the business combination without the prior written consent of the other Parties, which consent will not be unreasonably withheld, conditioned or delayed;

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Each of Waitr and the Company will provide the other parties with prompt written notice of (a) any failure to comply with or satisfy, in any material respect, any covenant, condition or agreement under the Merger Agreement, or (b) any event, fact or circumstance that (i) would reasonably be expected to cause any of such party’s representations and warranties to become untrue or misleading or which would affect its ability to consummate the business combination, (ii) would have been required to be disclosed under the Merger Agreement had it existed or been known on the date thereof, (iii) gives such party any reason to believe that any of the conditions to closing would reasonably be expected not to be satisfied, or (iv) is of a nature that is or would reasonably be expected to result in a Waitr Material Adverse Effect or a Landcadia Material Adverse Effect; and
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Each of the Company and Waitr will cooperate with counsel engaged by the Company, in the Company’s sole discretion, so that such counsel can deliver the tax opinion required to be delivered pursuant to the Merger Agreement.

Survival of Representations and Warranties; Indemnification
None of the representations, warranties, covenants and agreements in the Merger Agreement or in any instrument, document or certificate delivered pursuant to the Merger Agreement will survive the Effective Time and will expire at the Effective Time, except for those covenants and agreements contained therein that by their terms expressly apply in whole or in part after the Effective Time and then only to such extent.
The Company and Waitr have agreed to customary indemnification obligations with respect to any individual who, at or prior to the Effective Time, was a director, officer, employee or agent of Waitr, or who, at the request of Waitr, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise.
Termination
The Merger Agreement may be terminated and the business combination may be abandoned, regardless of whether the stockholders of any of the parties have approved the Merger Agreement, as follows:
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by written consent of Waitr and the Company;

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by written notice of the Company if Waitr had not obtained and delivered to the Company within two (2) days after the date of the Merger Agreement the Waitr Stockholder Approval, which was delivered on May 18, 2018;

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by written notice of the Company if Waitr does not deliver to the Company audited financial statements and interim financial statements on or before September 15, 2018;

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subject to certain limitations, by the written notice of the Company if certain conditions cannot be satisfied or if there has been a breach of any representation, warranty, covenant or other agreement made by Waitr in the Merger Agreement, or any such representation and warranty will have become untrue or inaccurate after the date of the Merger Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in certain conditions to the Company and Merger Sub’s obligations to consummate the business combination relating not being satisfied as of the Closing Date (a “Terminating Waitr Breach”), and (ii) has not been cured within thirty (30) days after written notice from the Company of such Terminating Waitr Breach is received by Waitr, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to November 30, 2018 (the “Outside Date”)

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subject to certain limitations, by written notice of Waitr if there has been a breach of any representation, warranty, covenant or other agreement made by the Company or Merger Sub, or any such representation and warranty will have become untrue or inaccurate after the date of the Merger Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in certain conditions to the obligations of Waitr to consummate the business combination not being satisfied as of the Closing Date (a “Terminating Landcadia Breach”), and (ii) has not been cured within thirty (30) days after written notice from Waitr of such Terminating Landcadia Breach is received by Landcadia (such notice to describe such Terminating Landcadia Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date;

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by written notice of Waitr or the Company if the Closing has not occurred on or prior to the Outside Date for any reason other than delay and/or non-performance of the party seeking such termination, in which case the non-terminating party will be deemed to be in breach of the Merger Agreement;

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by written notice from either Waitr or the Company to the other party if the Company’s stockholders had not approved the Extension at the Company’s special meeting in lieu of 2018 annual meeting of stockholders held on May 30, 2018;

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by written notice from either Waitr or the Company to the other party if the Business Combination Proposal is not approved at the special meeting (subject to any adjournment or recess of the special meeting);

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by written notice from Waitr if there exists a deficiency under Nasdaq Listing Rule 5620(a) after June 1, 2018, or any other deficiency which causes a de-listing from Nasdaq of the Company prior to the Closing;

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by written notice from Waitr if the Company’s Board of Directors makes any determination to withdraw its recommendation that the Company’s stockholders approve the proposals to be voted on at the special meeting, or any amendment, qualification, or modification of such recommendation in a manner adverse to Waitr; and

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by written notice from Waitr if the aggregate dollar amount of redemptions in connection with the Extension or the business combination equals or exceed an amount that would cause (i) the post-combination company to fail to maintain at least $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations or (ii) the Waitr stockholders to receive an aggregate amount of Cash Consideration less than the Minimum Cash Consideration at the Closing.

Amendments
The Merger Agreement may be amended modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Merger Agreement and which makes reference to the Merger Agreement, regardless of whether the stockholders of any of the parties have approved the Merger Agreement.
Related Agreements
This section describes the material provisions of certain additional agreements to be entered into in connection with the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. A form of the Registration Rights Agreement is attached hereto as Annex D. A form of the Incentive Plan is attached hereto as Annex C. A copy of the Debt Commitment Letter is attached hereto as Annex E. Stockholders and other interested parties are urged to read the form of Registration Rights Agreement and form of Incentive Plan in their entirety prior to voting on the proposals presented at the special meeting.
Registration Rights Agreement
At the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the sponsors and the Waitr securityholders, which provides certain registration rights to the sponsors and the Waitr securityholders and pursuant to which the Company will, not later than 120 days after the Closing, file a registration statement covering the founder shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the Company’s shares issued to the Waitr securityholders at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Registration Rights Agreement).
Consulting Agreements
At the Closing, each of Steven L. Scheinthal, the Company’s Vice President, General Counsel and Secretary, and Richard H. Liem, the Company’s Vice President and Chief Financial Officer, is expected to enter into the Consulting Agreements with the Company with a term of one year. Pursuant to the Consulting Agreements, each consultant will receive 150,000 restricted shares of common stock, which will vest after one year.

Employment Agreements
Prior to the Closing, Christopher Meaux is expected to enter into an employment agreement with the Company. Mr. Meaux’s proposed employment agreement will have an initial 3-year term that will be automatically extended for successive one-year periods unless either party provides written notice at least 90 days prior to the date the thencurrent employment term would otherwise end. The employment agreements provide for annual salary of at least $399,000, and target annual cash bonuses of up to $399,000, based upon the attainment of certain milestones determined by the combined company’s board of directors.
Mr. Meaux shall be able to participate in the same incentive compensation and benefit plans in which other senior executives of the combined company are eligible to participate. Mr. Meaux will be granted up to $1,750,000 worth of equity incentives, subject to approval by the compensation committee. For additional information, see the section entitled “Executive Compensation—Waitr.”
Debt Commitment Letter
In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, the Company and Merger Sub entered into a commitment letter (the “Debt Commitment Letter”), a copy of which is attached hereto as Annex E, with Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and of one or more of its funds and/or affiliates (collectively, “Luxor”), pursuant to which Luxor agreed to (a) provide a senior secured first priority term loan facility to Merger Sub in the aggregate principal amount of  $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of  $60,000,000 of the Company’s convertible promissory notes (the “Notes” and, together with the Debt Facility, the “Debt Financings”), in each case, concurrently with the Closing.
The Debt Facility will be guaranteed by the Company and secured by a lien on substantially all assets of the Company. Loans advanced under the Debt Facility will mature four years after the Closing Date. Interest on borrowings under the Debt Facility will accrue at a rate of 7.0% per annum, payable quarterly, in cash or, at the election of the borrower, as a payment-in-kind. Any amounts paid in kind will be added to the principal amount of the Debt Facility on such interest payment date (increasing the principal amount thereof) and will thereafter bear interest at the rate set forth above.
In connection with the Debt Facility, the Company has agreed to issue to the lenders under the Debt Facility warrants to purchase an aggregate of  $5.0 million of common equity in the Company (the “Lender Warrants”). The Lender Warrants will become exercisable after the business combination and (i) will expire four (4) years from the Closing Date, (ii) will have an exercise price of  $13.00 per share, and (iii) will include standard anti-dilution protection, including weighted average adjustments for issuances of additional shares. Holders of the Lender Warrants will have customary registration rights with respect to the shares underlying the warrants. In addition, the Company will be required to repay the Debt Facility in full in the event that either (i) the registration statement for the resale of the Notes (as defined below) and the shares of common stock underlying the Notes and Lender Warrants has not been filed within 30 days after the Closing Date, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be payable within nine months after the Debt Facility becomes due.
During the first 12 months following the Closing Date, the Company will be required to pay a prepayment premium of 5.0% of the principal amount to be prepaid in connection with (i) any prepayments (whether before or after an event of default), (ii) any payment, repayment or redemption of the obligations following an acceleration, (iii) certain bankruptcy events, or (iv) the termination for any reason of the definitive agreements documenting the issuance of the Notes. Thereafter, the Debt Facility may be prepaid without penalty or premium.
The Notes will bear interest at 1.0% per annum, paid quarterly in cash and will mature four years from the Closing Date. Upon maturity, the Notes (and any accrued but unpaid interest) will be repaid in cash or converted into shares of common equity of the Company, at the holder’s election.
At any time at the holder’s election, each Note may be converted in whole or in part into shares of common equity of the Company at a rate of  $13.00 per share (subject to a 9.9% conversion cap). The Notes will include customary anti-dilution protection, and the Notes (and the shares issuable upon their conversion) will have certain registration rights.

The Company may only prepay the Notes with the consent of the holders of at least a majority-in-interest of the outstanding Notes.
In connection with the Debt Financings, FEI Sponsor and JFG Sponsor agreed to exchange the 14,000,000 warrants purchased by them in connection with the Company’s initial public offering for 1,600,000 shares of the Company’s common stock. In addition, the parties have agreed that the Company will repay FEI Sponsor $1,250,000 in cash and issue to FEI Sponsor 75,000 shares of the Company’s common stock at the closing of the business combination, in full satisfaction of FEI Sponsor’s prior $1,500,000 convertible loan to the Company.
In addition, pursuant to the terms of the Debt Commitment Letter, the Company has agreed to include in its proxy statement for the Business Combination two directors designated by Luxor to serve on the Company’s board of directors upon the closing of the Business Combination. Luxor will thereafter have nomination rights with respect to two directors for so long as it satisfies a minimum ownership threshold to be agreed by the parties in connection with the definitive documentation for the Debt Financings.
Lock-up Agreements
At the Closing, the Company and the Waitr securityholders will enter into the Lock-up Agreements, pursuant to which the shares of common stock issued to Waitr securityholders at the Closing will be subject to a lock-up period beginning on the date of the Closing and expiring one (1) year after the date of the Closing or earlier if, subsequent to the Closing, (i) the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty- (30) trading day period commencing at least one hundred fifty (150) days after the Closing or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
In addition, at the Closing the Company will enter into a lock-up agreement with the sponsors, pursuant to which the private placement warrants will be subject to a six-month lock-up period on terms otherwise consistent with the Lock-up Agreements.
Background of the Business Combination
The Company is a blank check company formed in 2008 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and Board. The terms of the business combination were the result of extensive negotiations between our management team, sponsors and representatives and Waitr’s management team and representatives. The following is a brief description of the background of these negotiations, the business combination and related transactions.
Prior to the consummation of our IPO, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.
After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company and our sponsors contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities. Our primary focus was in restaurants, gaming, entertainment and retail related businesses where we believed our sponsors could add value to the prospective business.

During that period, our management team and our sponsors:
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considered and conducted an analysis of over 25 potential acquisition targets (other than Waitr); and

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ultimately engaged in detailed discussions, due diligence and negotiations with at least 14 potential acquisition targets or their representatives, entering into non-disclosure agreements with 12 of those potential acquisition targets.

The prospectus for our initial public offering identified the following general criteria and guidelines that we used to evaluate potential target businesses.
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Underperforming potential peak operational and/or financial performance capabilities.   We believe that given our management team’s experience with value-oriented investing, we are well-positioned to identify targets where additional capital investment and effective sponsorship will result in improvements in operational and/or financial performance.

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Opportunities for organic growth and add-on acquisitions.   We will seek targets that we believe we can grow both organically and through acquisitions. We intend to leverage the industry experience and financial acumen of our management team to identify additional operational improvement opportunities for the target business. In addition, we believe that we can utilize our extensive networks to source proprietary opportunities and execute transactions that will help the business or businesses we acquire grow through further acquisitions if appropriate or beneficial.

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Offers a value proposition that is not recognized by the market.   We will conduct due diligence with respect to potential business combination targets, with a goal of uncovering value that has been unrecognized and would allow us to invest in companies and buy assets at prices that we believe to be below intrinsic value.

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History of, or potential for, free cash flow generation.   We will seek one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation, with predictable and recurring revenue streams.

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Experienced and motivated management team.   We will seek one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and creating value for their stockholders.

Our evaluations of target businesses were based on these general guidelines as well as other considerations, factors and criteria that our sponsors and management team deemed relevant.
The 14 potential acquisition targets included (i) a water taxi entertainment business, (ii) an automotive group, (iii) a resort development company, (iv) three casino businesses, (v) limited service hotels, (vi) two restaurant companies, (vii) a social gaming company, (viii) a slot machine manufacturer, (ix) a home meal replacement company, (x) a financial services firm and (xi) an online restaurant delivery company other than Waitr (“Company A”). The Company’s discussions with the 14 potential targets occurred at various times after the IPO.
In September 2016, the Company entered into preliminary discussions with a water taxi entertainment business, which were abandoned when we were unable to engage in substantive discussions with ownership or management.
Later in September 2016, the Company began discussions with an automotive group that comprised a number of automobile dealerships. The discussions continued through April 2017, when the Company made an informal offer to acquire the business, which was rejected.
The Company also considered a resort development opportunity in January 2017, but the Company’s management ultimately declined to pursue this transaction because of its business model.
In February 2017, the Company considered a casino opportunity, but determined the opportunity was too speculative as the potential transaction involved a casino building acquisition without actual operations.

Later in February 2017, the Company engaged in discussions with a company that amassed limited service hotel properties, but the parties were unable to reach an agreement on valuation.
Also in February 2017, the Company reviewed a casual dining restaurant entertainment themed company, but decided that future growth prospects were limited.
In May 2017, the Company reviewed an operating casino business, but ultimately decided not to pursue the potential acquisition because of valuation concerns.
In June and July 2017, the Company explored a full service restaurant company, but decided not to pursue that transaction due to concerns over growth potential and valuation.
From September 2017 through March 2018, the Company considered a potential transaction with a restaurant company affiliated with one of our sponsors, or a portion of such company, but ultimately determined that a transaction was not feasible due to valuation concerns.
From December 2017 through March 2018, the Company engaged in discussions with a social gaming company. However, in March 2018, the Company was advised that the target decided to remain a private company and discussions about a potential acquisition by the Company ceased.
In February 2018, the Company reviewed an opportunity to acquire an underperforming casino business, but decided not to pursue that transactions due to concerns over growth potential at the single casino property.
During March and April 2018, the Company engaged in discussions with a slot machine manufacturer, but ceased negotiations because our management team believed the valuation was excessive.
In April 2018, the Company had discussions with a home meal replacement company, but became concerned about recent failures of competitors in that space.
Between February 2018 and April 2018, the Company engaged in discussions with a financial services firm, but ended the discussions when the opportunity with Waitr presented itself.
In March and April 2018, we engaged in discussions with Company A. During the same time in April 2018, we commenced discussions with Waitr. Due to the general knowledge we learned about the online delivery space resulting from our diligence concerning Company A, we had a better and an immediate appreciation for Waitr’s business, especially in comparison with Company A. We ultimately decided to pursue a transaction with Waitr in lieu of Company A for many reasons, including its relationship with FEI Sponsor’s restaurant business, as Waitr was already an online delivery partner for a number of FEI Sponsor’s restaurants.
On April 6, 2018, Mike Phalen, Co-Head of Retail Investment Banking for Wells Fargo Securities, on behalf of Waitr, sent to our Vice President and CFO, Richard Liem, an email inquiring whether the Company would be interested in discussing a food delivery investment opportunity. On the same day, Mr. Liem responded that the Company would be interested.
On April 10, 2018, Mr. Phalen sent to Mr. Liem a “teaser” on Waitr, containing information related to Waitr’s business and results of operations.
On April 13, 2018, Mr. Liem inquired about Waitr’s valuation to Mr. Phalen. Dan Nash, Head of Internet Investment Banking for Wells Fargo Securities, responded to Mr. Liem’s inquiry and a dialogue ensued. Mr. Liem then contacted our Vice President and General Counsel, Steven Scheinthal, and asked him to follow up with Mr. Nash.
On April 13, 2018, Mr. Scheinthal contacted Mr. Nash to express interest in a transaction with Waitr.
On April 14, 2018, Mr. Nash contacted Mr. Scheinthal and informed him that Waitr was interested in pursuing a discussion. Mr. Scheinthal advised Mr. Nash that time was of the essence and that the Company was considering two other potential transactions and was under a deadline. They discussed a meeting at the Waitr offices in Lafayette, Louisiana on April 18, 2018. Mr. Scheinthal communicated internally with the Company and its financial advisor, Jefferies LLC (“Jefferies”), to inquire about availability for an April 18,

2018 meeting. Also on April 14, 2018, Christopher Meaux, Founder and Chief Executive Officer of Waitr, reached out to Mr. Scheinthal and invited the Company and Jefferies to Louisiana to visit the Waitr offices. On the same day, Wayne Smith, an Associate working with Mr. Nash at Wells Fargo Securities, sent a Non-Disclosure Agreement to Mr. Scheinthal.
On April 15, 2018, Mr. Nash informed Mr. Scheinthal that the meeting would take place in Lake Charles, Louisiana, where FEI Sponsor owns the Golden Nugget Casino and Hotel. Also on April 15, 2018, Nicholas Daraviras, the Company’s Vice President of Acquisitions, confirmed his availability to attend, as did Mr. Liem, Jim Walsh, a Vice Chairman of Investment Banking for Jefferies, and Cameron Lester, Co-Head of Technology Banking for Jefferies. That same day, Mr. Scheinthal confirmed the April 18, 2018 meeting in Lake Charles with Mr. Meaux and revised, executed and returned the Non-Disclosure Agreement to Mr. Smith.
On April 17, 2018, Mr. Nash returned to Mr. Scheinthal the Non-Disclosure Agreement executed by Waitr. Shortly thereafter on the same day, Mr. Smith forwarded an overview of Waitr containing confidential information and market data with Q1 2018 results to Mr. Scheinthal, who then shared the information with Jefferies and other Company team members.
On April 18, 2018, Messrs. Scheinthal, Liem, Daraviras and Walsh and Christopher Hayes, Vice President with Jefferies Technology Investment Banking, and Ryan Sublett, an Analyst with JFG Sponsor, attended a meeting in Waitr’s offices in Lake Charles, Louisiana. Mr. Meaux, Waitr’s Chief Financial Officer Dave Pringle, and other members of Waitr’s senior management team were present, including their outside counsel, Cara Stone, LLP (“Cara Stone”) and Joseph Pousson. Messrs. Meaux and Pringle led a presentation, in which they reviewed the Waitr business and provided the history of the business and historical funding. In addition, the presentation included business projections and assumptions for the full fiscal years 2018 and 2019. After the presentation ended, there was a discussion of valuation of the business. The Waitr attendees and the Company attendees then met separately. Following the presentation, Messrs. Scheinthal, Liem and Daraviras felt comfortable commencing negotiations at the meeting and made an offer to acquire Waitr, which Waitr initially rejected because they believed the offer was too low. Thereafter, the parties separated into different rooms. Messrs. Scheinthal, Liem, Daraviras, Walsh and Hayes discussed the Waitr presentation and all agreed that it was important to reach a deal before leaving the meeting. Everyone agreed that a higher offer was appropriate and suggested Mr. Scheinthal meet one on one with Mr. Meaux to reach a deal. Mr. Scheinthal then met with Mr. Meaux separately and they discussed the terms of a possible transaction that would be acceptable to Waitr and the Company. At that time, Waitr and the Company agreed to a preliminary deal based on a price of  $300 million for the Company to acquire Waitr. Mr. Scheinthal indicated that the Company would send out a letter of intent setting forth the terms of a transaction and deal structure. Mr. Scheinthal further explained that a transaction would be subject to confirmatory legal and financial due diligence, negotiation and execution of a definitive agreement and approval by the board of directors of each of the Company and Waitr.
After the April 18, 2018 meeting, Mr. Scheinthal contacted Winston & Strawn LLP (“Winston”), the Company’s outside counsel, and requested that they prepare a Letter of Intent (“LOI”) outlining certain proposed terms for a possible merger transaction, including aggregate merger consideration of $300 million, and that between $75 and $100 million of cash available from the trust account would remain on the balance sheet after the closing for working capital purposes and potential acquisitions. The balance of the cash on the trust account, minus transaction expenses would constitute the cash portion of the merger consideration, and the portion of the merger consideration not paid in cash would be paid to the sellers of Waitr in shares of the Company’s common stock, valued at $10.00 per share. On April 20, 2018, the LOI was sent to Waitr. The LOI and mix of consideration was based on Waitr’s demands at the meeting with Mr. Scheinthal.
On April 22, 2018, the Company received comments to the LOI from Cara Stone, demonstrating Waitr’s agreement with the $300 million enterprise value, but requiring the Company to pay a minimum of $100 million in cash and the difference in shares of the Company’s common stock. At the time, the stock consideration was calculated to 20 million shares of the Company’s common stock, so long as the volume weighted average price of the Company’s common stock on the Nasdaq during the twenty (20) trading days immediately preceding the trading day before closing (“VWAP”) is valued at $10.00 or more per share (the

“Floor”) for such period. Cara Stone proposed that if the VWAP of the Company’s common stock for the applicable period fell below the Floor, then the sellers would be paid, in addition to the $100 million minimum cash consideration amount, an additional amount of cash and/or issued an additional number of shares of common stock (valued at the VWAP) such that the total amount of consideration paid in addition to the minimum cash consideration amount would be equal to $200 million. Cara Stone also proposed that the Company would be required to have at least $75 million in assets on its balance sheet after the closing.
Over the next few days, certain terms of the LOI were negotiated between the parties.
On April 23, 2018, the parties held a telephonic meeting attended by Messrs. Liem, Scheinthal, Walsh, Daraviras, Lester and Hayes, Winston and others, at which the need to conduct further diligence, feedback from other shareholders, the timeline for a transaction and timing for execution of a definitive agreement was discussed.
On April 25, 2018, Cara Stone sent Mr. Scheinthal and Winston a revised LOI, reflecting conversations between the parties. That same day, Winston delivered a revised LOI to Cara Stone, which reduced from $75 million to $50 million the minimum cash consideration amount. Additionally, Winston’s revised LOI contemplated that up to 50% of any cash amounts remaining following redemptions and transaction expenses in excess of the minimum cash consideration amount and amount of cash required to be on the Company’s balance sheet at the closing (e.g., $75 million) would be used to pay the sellers cash in respect of the enterprise value, with the balance of remaining cash to remain on the Company’s balance sheet. The difference between the enterprise value and the amounts paid to the sellers in cash would be paid in shares of the Company’s common stock, valued at $10.00 per share and in options (“Rollover Options”) to be issued under a new long-term equity incentive plan (“LTIP”) to be established by the Company, pursuant to which the Company may grant cash and equity incentive awards and compensation to employees and other eligible service providers. Winston also proposed that any unvested options that any vested options outstanding under Waitr’s 2014 Share Plan would be exercised immediately prior to closing and exchanged for merger consideration, while unvested options would be rolled over into Rollover Options with the same exercise price (as adjusted to take into account the exchange ratio in the transaction) and vesting provisions.
On April 26, 2018, Winston sent Cara Stone a revised LOI, reflecting the parties’ agreement that the minimum cash consideration amount would only be increased up to $25 million if there were to be any cash amounts on the Company’s balance sheet remaining following redemptions and transaction expenses in excess of the minimum cash consideration amount and minimum cash required to be on the Company’s balance sheet at closing. Waitr and the Company subsequently agreed that unvested options under Waitr’s 2014 Share Plan would be excluded from the $300 million enterprise value previously assigned to Waitr. Mr. Meaux then delivered to Mr. Scheinthal an executed copy of the LOI on Waitr’s behalf.
On April 26, 2018, the Board held an in-person and telephonic meeting attended by all members of the Board, except Mark Kelly, as well as Messrs. Liem, Scheinthal and Daraviras. At the meeting, Messrs. Scheinthal and Fertitta discussed the potential business combination with Waitr, including a review of the LOI and transaction timeline. The Board further discussed Waitr’s business, its performance and the mobile application industry, in general. The Board approved the execution of the LOI. On April 27, 2018, Mr. Scheinthal executed the LOI and sent it to Mr. Meaux and Cara Stone.
On April 26, 2018, the Company engaged Jefferies as its financial advisor in connection with the potential acquisition of Waitr.
On April 26, 2018, the Company requested that Winston commence legal due diligence and prepare a definitive merger agreement. A data room was set up for the legal diligence and business diligence. The Jefferies Technology Investment Banking Team was responsible for the business and financial due diligence.
On May 1, 2018, Winston, Cara Stone and Mr. Pousson, Waitr’s outside counsel, held a diligence call to discuss certain aspects of Waitr’s business and employee compensation matters.
Over the next two weeks, starting May 2, 2018, Messrs. Meaux, Pringle and Scheinthal met with the Company’s shareholders and potential investors to discuss the transaction and to gauge and assess stockholder interest in and support for the potential transaction. Each shareholder of the Company and investor was informed in advance that material non-public information would be shared, including the potential business combination, and each agreed to be bound by certain confidentiality obligations as well as prohibition on trading the securities of the Company and using the information for purposes other than such potential shareholder’s or investor’s investment in connection with the potential business combination. The feedback and responses from the Company’s shareholders and potential investors regarding a potential business combination between the Company and Waitr was generally positive.
On May 4, 2018, Winston provided an initial draft of the Merger Agreement to the Company, Waitr and Cara Stone. Between May 4, 2018 and May 16, 2018, representatives of the Company, representatives of Waitr, Winston and Cara Stone negotiated the terms of the definitive Merger Agreement and the related documents contemplated thereby (collectively with the Merger Agreement, the “Transaction Documents”).
On May 10, 2018, the Board held an in-person and telephonic meeting attended by all members of the board of directors, except Richard Handler, as well as Messrs. Liem, Scheinthal and Daraviras. At the meeting, Messrs. Scheinthal and Daraviras discussed the status of the potential business combination with Waitr and a full dialogue ensued, including a discussion about legal diligence matters.
On May 11, 2018, the Company incorporated Merger Sub.
From May 9 through the morning of May 16, 2018, representatives of Winston and Cara Stone negotiated the final forms of the Merger Agreement (and the disclosure schedules thereto), Registration Rights Agreement and Lock-Up Agreement, and conducted various telephonic conferences to discuss and resolve the remaining open issues.
On May 16, 2018, the Board held an in-person and telephonic meeting attended by all members of the Board, as well as Messrs. Liem, Scheinthal and Daraviras and certain representatives from Jefferies. Messrs. Scheinthal and Fertitta updated the Board on the terms of the potential business combination with Waitr. The Board engaged in a discussion of the merger, including the merits and principal benefits to the Company. To assist the Board in better analyzing the potential business combination, the directors asked Jefferies to present certain discussion materials prepared by Jefferies, including a value assessment of Waitr. The discussion with Jefferies is summarized below under “Description of Discussions with Jefferies.” Following further review and discussion among the members of the Board, the Board determined that the form, terms and provisions of the Merger Agreement are fair, advisable and in the best interest of the Company and its stockholders and voted unanimously to approve and adopt the Merger Agreement and the other documents contemplated thereby.
On May 16, 2018, following approval of the board of directors of each of the Company and Waitr, the parties executed the Merger Agreement. On the morning of May 17, 2018, before the Nasdaq opened for trading, the Company and Waitr issued a joint press release announcing the execution of the Merger Agreement and the Business Combination. Also on May 17, 2018, the Company hosted an investor conference call to discuss the Business Combination.
During the months of August and September, members of our management team held several meetings with current and potential investors to discuss securing financing for the business combination in order to ensure the satisfaction of the minimum capital requirements in the Merger Agreement. On October 2, 2018, the Company and its wholly owned subsidiary entered into the Debt Commitment Letter with Luxor, pursuant to which Luxor agreed to (a) provide a senior secured first priority term loan facility to the combined company in the aggregate principal amount of  $25,000,000 and (b) purchase from the Company an aggregate principal amount of  $60,000,000 of the Company’s convertible promissory notes, in each case concurrently with the closing of the business combination. On October 3, 2018, the Company filed a Current Report on Form 8-K announcing the entry into the Debt Commitment Letter.
Our Board’s Reasons for the Approval of the Business Combination
The Board, in evaluating the transaction with Waitr, consulted with the Company’s management and its legal counsel, financial advisors and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the business combination are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders adopt the Merger Agreement and approve the business combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the business combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the business combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
The Board considered a number of factors pertaining to the business combination as generally supporting its decision to enter into the Merger Agreement and the business combination, including but not limited to, the following material factors:
•
Business and Financial Condition and Prospects.   The knowledge and familiarity of the Board and the Company’s management with Waitr’s business, financial condition, results of operations.

•
Proven Management Team.   The Board considered the experience of Christopher Meaux, the founder of Waitr, in the technology industry, and the fact that the post-combination company will be led by Mr. Meaux. The Board further considered that Waitr was started “from scratch” by Mr. Meaux and that Mr. Meaux had already demonstrated a strong ability to grow revenues and surround himself with a capable management team.

•
Other Alternatives.   The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the business combination with Waitr was more beneficial than others because it presented the Company with a chance to enter an underpenetrated market and become part of an industry with rapid growth that was complementary to the skills and experience of its Sponsors. Furthermore, our Sponsors were already familiar with Waitr as it was already an online delivery partner for a number of FEI Sponsor’s restaurants.

•
Terms of the Merger Agreement.   The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby.

Our Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the business combination, including, but not limited to, the following:
•
Benefits Not Achieved.   The risk that the potential benefits of the business combination may not be fully achieved, or may not be achieved within the expected timeframe.

•
Liquidation of the Company.   The risks and costs to the Company if the business combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by December 14, 2018 and force the Company to liquidate and the warrants to expire worthless.

•
Stockholder Vote.   The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the business combination.

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Closing Conditions.   The fact that completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

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Litigation.   The possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination.

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Fees and Expenses.   The fees and expenses associated with completing the business combination.

•
Other Risks.   Various other risks associated with the business combination, the business of the Company and the business of Waitr described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the Board also considered the following:

•
Interests of Certain Persons.   Some officers and directors of the Company may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the business combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the business combination outweighed the potentially negative factors associated with the business combination. Accordingly, the Board unanimously determined that the Merger Agreement and the business combination were advisable, fair to, and in the best interests of, the Company and its stockholders.
Satisfaction of 80% Test
It is a requirement under our charter and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. As of May 16, 2018, the date of the execution of the Merger Agreement, the fair value of marketable securities held in the trust account was approximately $252.8 million (excluding $8.75 million of deferred underwriting commissions and taxes payable on the income earned on the trust account) and 80% thereof represents approximately $202.3 million. In reaching its conclusion that the business combination meets the 80% asset test, our Board reviewed the enterprise value of Waitr of approximately $308.0 million implied by adding the cash consideration to Waitr securityholders of $75.0 million; Waitr rollover equity of  $225.0 million and unvested options worth approximately $8.0 million.
In determining whether the enterprise value described above represents the fair market value of Waitr, our Board considered all of the factors described above in this section and the fact that the purchase price for Waitr was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account).
Certain Company Projected Financial Information
In April 2018, Waitr provided the Company with its internally prepared projections for the fiscal years ending December 31, 2018 and December 31, 2019. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. In the view of Waitr’s management, the financial projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of Waitr and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of Waitr. However, the financial projections are not fact.
The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Waitr’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The projections reflect the consistent application of the accounting policies of Waitr and should be read in conjunction with the accounting policies included in Note 1 to the accompanying the historical audited consolidated financial statement of Waitr included in this proxy statement. In addition to the assumptions described above, Waitr’s unaudited financial model assumed the following: (1) Waitr would continue accelerating new market entry at approximately the same rate as it had done so historically; (2) Waitr would continue to experience strong growth in Active Diners joining the Waitr Platform; (3) Waitr’s unit economics would continue to improve, including costs per delivery; (4) Waitr would experience an increase in the number of independent contractor drivers; (5) Waitr’s operating costs, as a percent of revenue, would continue to decrease; (6) Waitr’s profitability in new markets would improve as they mature at the same or better historical rates as in the past; and (7) Waitr’s new and current product offerings would continue to attract Active Diners and Restaurant Partners.
The financial projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Waitr’s control. While all projections are necessarily speculative, Waitr believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that Waitr or its representatives considered or currently consider the projections to be a reliable prediction of future events. In light of the foregoing factors and the uncertainties inherent in the projections, the Company’s stockholders are cautioned not to place undue reliance on the projections.
The projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of Waitr, and are included in this proxy statement because they were provided to the Board for its evaluation of the business combination Waitr has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to the Company. Neither Waitr’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Waitr compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Waitr will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.
The projections were prepared by, and are the responsibility of, Waitr’s management. Moss Adams, LLP Waitr’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The Moss Adams, LLP report included in this proxy statement relates to historical financial information of Waitr. They do not extend to the projections and should not be read as if they do.
The key elements of the unaudited projections provided to the Company are summarized below.
	Year Ending December 31,
($m)(unaudited)	2017	2018E	2019E
Gross Food Sales	$121.0	$260.0 – $280.0	$500.0
% YoY growth	284.8%	114.9% – 131.4%	78.6% – 92.3%
Net Revenue	26.7	62.0 – 67.0	120.0 – 130.0
% YoY growth	175.1%	132.2% – 150.9%	93.5% – 94.0%
% of Gross Food Sales	22.1%	23.8%+	24.0%+
Description of Discussions with Jefferies
The following is a brief summary of the discussion materials presented by Jefferies as part of a discussion with our Board. Our Board did not request, and Jefferies did not render any report, opinion or appraisal as to the consideration or any other aspect of the merger to the Company, the Sponsors, Waitr or any other person. Because Jefferies did not render any report, opinion or appraisal as to the consideration or any other matter, Jefferies did not follow the procedures that it would ordinarily follow in connection with rendering a report, opinion or appraisal. Jefferies conducted a review of the information provided to it by the Company and Waitr. Jefferies did not make, and the discussion with our Board did not constitute, a recommendation to our Board with respect to the business combination or any other matter.

The forward-looking statements included below are not a reliable indication of future results, and Jefferies, the Company, Waitr and their respective management teams do not make any representation to readers of this proxy statement concerning the ultimate performance of the post-combination company. Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under the sections entitled “Risk Factors”, “Waitr’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this proxy statement.
Jefferies’ Limited Role
The Company retained Jefferies to act as financial and capital markets advisor to our Board. The Company decided to retain Jefferies as the Company’s financial and capital markets advisor based primarily on (i) Jefferies’ extensive knowledge, strong market position and positive reputation in equity capital markets (and particularly with respect to technology companies), (ii) Jefferies’ experienced and capable investment banking team and (iii) Jefferies’ long-standing relationship with and affiliation with the Company and the Sponsors.
Jefferies did not render any report, opinion or appraisal as to the consideration or any other aspect of the business combination to the Company, the Sponsors, Waitr or any other person. Jefferies presented to our Board on May 16, 2018. Jefferies presented its discussion materials for the information and assistance of our Board in connection with our Board’s consideration of the business combination. Jefferies did not make, and its review of the information provided to it by the Company and Waitr did not constitute, a recommendation to our Board with respect to the business combination or any other matter.
Jefferies conducted a review of the information provided to it by the Company and Waitr. With the consent of our Board, Jefferies assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to it. In addition, with the consent of our Board, Jefferies did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, the Sponsors or Waitr, nor was Jefferies furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates reviewed, Jefferies assumed, at the direction of our Board, that they were reasonably prepared on a basis reflecting the best then-available estimates and judgments of the management of Waitr as to the future financial performance of Waitr.
The consideration to be paid by the Company in the business combination was determined through negotiations between the Company and Waitr and the decision by the Company to enter into the business combination was solely that of our Board. The discussions between our Board and Jefferies was only one of many factors considered by our Board in its evaluation of the business combination. While Jefferies provided advice to our Board during the Company’s negotiations with Waitr, our Board determined the consideration and Jefferies did not recommend any specific amount or type of consideration.
Summary of Discussion Materials
The following is a brief summary of the discussions between Jefferies and our Board on May 16, 2018.
Overview of Waitr
Jefferies provided an overview summary of Waitr’s business and the restaurant delivery business to our Board. Jefferies also discussed Waitr’s competitive advantages over its competitors, including its high restaurant retention rate, growing number of active diners and orders and its leadership position in several markets in which it does business. Jefferies also discussed the potential benefits that could be created by the business combination with Waitr, including the synergies that could be created by partnering with Landry’s portfolio of restaurants and the complementary expertise of the members of the Sponsors.
Financial Summary
Jefferies reviewed and presented a projected financial summary of Waitr, including an estimate of gross food sales, net revenue and Adjusted EBITDA, which was based on selected financial data and forecasts of Waitr provided to it by Waitr. Jefferies compared Waitr’s current financial projections (the “Waitr Management Case”) against a midpoint (the “Street Case”) calculated based on the financial forecasts provided it to it by Waitr’s management.

Discussion of Selected Companies
Jefferies discussed with our Board Jefferies’ comparison of selected financial data of Waitr provided to it by Waitr with a set of public companies operating in similar industries (the “selected companies”). The selected companies were chosen by Jefferies based on its experience in the industry and the data used to compare them to the selected financial data of Waitr was obtained from the following publicly available data sources: SEC filings and the information provided on S&P’s Capital IQ platform.
Jefferies’ selected companies analysis, based on each of estimated 2018 revenue and estimated 2019 revenue, for each of the Waitr Management Case and the Street Case, in the aggregate indicated an implied equity reference range per share of common stock of  $10.92-$22.62.
Jefferies presented, among other things, a comparable benchmarking review of key operating metrics (including estimates of 2018 and 2019 revenue growth rates, gross margins and Adjusted EBITDA margins) and trading multiples (including estimates of 2018 and 2019 revenue multiples and 2018 and 2019 growth adjusted revenue multiples) of Waitr as provided to it by Waitr against the selected companies.
Jefferies reviewed the provided estimated 2018 revenue growth of 179% in the Waitr Management Case and 125% in the Street Case, each of which was higher than the median for the selected companies. Estimated 2019 revenue growth was 117% in the Waitr Management Case and 100% in the Street Case, each of which was higher than the median for the selected companies.
Jefferies reviewed the provided estimated 2018 gross margin of 27% in the Waitr Management Case, which was lower than the median for the selected companies. Estimated 2019 gross margin was 31% in the Waitr Management Case, which was lower than the median for the selected companies.
Jefferies reviewed the provided estimated 2018 Adjusted EBITDA margin for Waitr of  (10)% for the Waitr Management Case, which was lower than the median for the selected companies. Estimated 2019 Adjusted EBITDA margin for Watir of 0% in the Waitr Management Case, was lower than the median % for the selected companies.
Jefferies reviewed the provided estimated 2018 revenue multiple for Waitr of 5.2x for the Waitr Management Case and 6.0x-6.5x for the Street Case, each of which was lower than the median for the selected companies. Estimated 2019 revenue multiple for Waitr was 2.4x in the Waitr Management Case and 3.0-3.2x in the Street Case, each of which was lower than the median for the selected companies.
Jefferies reviewed the provided estimated 2018 growth adjusted revenue multiple for Waitr of 0.029x for the Waitr Management Case and 0.042x-0.052x for the Street Case, each of which was lower than the median growth adjusted revenue multiple for the selected companies. Jefferies calculated the growth adjusted multiple by dividing the 2018 revenue multiple by 2018 estimated growth (with such growth rate multiplied by 100 for this calculation purpose).
In addition, Jefferies applied a revenue multiple range of 7.0x to 10.0x to Waitr’s Management Case revenue forecast of  $297 million and Waitr’s Street Case revenue forecast of  $210 million for 2020 and applied a discount rate of 12.3% to derive an implied value per share of  $20.60 to $36.24.
Jefferies reviewed the provided estimated present values of unlevered free cash flow for Waitr of  ($1.8) million remaining for 2018, ($5.1) million for 2019 and $9.7 million for 2020.
In addition, Jefferies reviewed certain key points relating to Waitr’s financial summary, including that Waitr estimates it will become profitable in the second half of 2019 and estimates EBITDA margins of approximately 12% by 2021. In addition, Jefferies included in this review an extrapolation to Waitr’s forecasted financial results for 2022, 2023, 2024 and 2025.
Selected Transactions Analysis
Using publicly available information, Jefferies reviewed, among other things, financial data relating to six completed transactions involving the acquisition of online food delivery companies, that Jefferies in its professional judgment considered generally relevant, which we refer to as the selected transactions. Jefferies reviewed selected transactions announced since 2013 with an implied transaction enterprise value between $44 million and $450 million.

Jefferies reviewed, among other things, publicly available enterprise transaction values of the selected transactions, if available, and otherwise calculated enterprise transaction values as the purchase prices paid for the target companies involved in such transactions adjusted for cash and debt on the applicable target companies’ balance sheet at the time of acquisition if publicly available, in each case as a multiple of the respective target companies’ last-twelve-months’ revenue (“LTM Revenue”).
Applying a range of selected multiples of 4.0x to 9.0x for LTM Revenue, Jefferies derived implied equity reference ranges per share of Waitr common stock of  $5.45-$8.64 for LTM Revenue as of March 31, 2018 and $7.22-$12.32 for estimated LTM Revenue as of September 30, 2018, by subtracting total debt and adding cash and cash equivalents to the ranges of implied enterprise values for Waitr and dividing by Waitr’s fully diluted shares of Waitr common stock outstanding. The amount of common stock outstanding was based on the capitalization table provided by the Company which gave effect to the transaction with Waitr. Financial data for the selected transactions and Waitr were based on public filings, other publicly available information and the Waitr Management Case.
No transaction selected by Jefferies for its analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our, Waitr’s and Jefferies’ control. Mathematical analysis, such as determining the median, is not in itself a meaningful method of analyzing transaction data.
Discounted Cash Flow Analysis
Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of Waitr through the fiscal year ending 2021 using the Waitr Management Case, discount rates ranging from 11.3% to 13.3%, which were based on a weighted average cost of capital calculation ranging from 11.3% to 13.3%. Jefferies also, at our direction, excluded the value of all net operating losses. To determine the implied total equity value for Waitr, Jefferies subtracted total debt and added cash and cash equivalents to the implied enterprise value of Waitr. To derive an implied equity reference range per share of Waitr common stock, Jefferies divided the total implied equity value by the amount of Waitr’s fully diluted shares of common stock outstanding, based on the capitalization table provided to Jefferies by the Company and giving effect the Company’s transaction with Waitr. The discounted cash flow analysis excluded any stock based compensation deductions as these were not provided by the Company or Waitr to Jefferies. This analysis indicated an implied equity reference range per share of common stock of  $12.17 to $14.36.
Miscellaneous
Jefferies was an underwriter in our initial public offering. Upon consummation of the business combination, the underwriters of the initial public offering are entitled to $8,750,000 of deferred underwriting commission, of which Jefferies is entitled to $3,718,750. Additionally, under the terms of Jefferies’s engagement as its financial advisor, the Company has agreed to pay Jefferies a financial advisory fee of  $4,500,000 at the closing, plus reimbursement for reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the ordinary course of business, Jefferies and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and, accordingly, may at any time hold a long or short position in such securities.
For more information, see “Risk Factors — Risks Related to the Company and the Business Combination — Jefferies has a potential conflict of interest regarding the merger.”
Interests of Certain Persons in the Business Combination
In considering the recommendation of our Board to vote in favor of the business combination, stockholders should be aware that aside from their interests as stockholders, our sponsors and certain members of our Board and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination.

These interests include, among other things:
•
the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

•
the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

•
the fact that on August 21, 2018, the Company issued a convertible promissory note to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses, and on August 22, 2018, the Company drew the full amount, which may be converted into warrants to purchase common stock of the post-combination company at the option of FEI Sponsor;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated election of our Chief Executive Officer, Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Steven L. Scheinthal, as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•
the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018; provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the consummation of the business combination;

•
the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

•
the fact that at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to the sponsors, the Waitr securityholders and their permitted transferees;

•
the fact that, in connection with the Closing, JFG Sponsor will assign 10,000 founder shares to each of G. Michael Stevens, Mark Kelly and Michael Chadwick, the Company’s current independent directors; and

•
the fact that at Closing, Steven L. Scheinthal, our Vice President, General Counsel and Secretary,

and Richard H. Liem, our Vice President and Chief Financial Officer, are expected to enter the Consulting Agreements with the Company, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year.
These interests may influence our directors in making their recommendation that you vote in favor of the approval of the business combination.
Certain Other Interests in the Business Combination
In addition to the interests of the Company’s directors and officers in the business combination, you should keep in mind that Jefferies has financial interests that are different from, or in addition to, the interests of our stockholders.
Jefferies was an underwriter in our initial public offering. Richard Handler, Chief Executive Officer and President of Jefferies, serves as Co-Chairman and President of the Company. Upon consummation of the business combination, the underwriters of the initial public offering are entitled to $8,750,000 of deferred underwriting commission, of which Jefferies is entitled to $3,718,750. The underwriters of the initial public offering have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event the Company does not complete an initial business combination within 24 months of the closing of the initial public offering. Accordingly, if the business combination with Waitr, or any other initial business combination, is not consummated by that time and the Company is therefore required to be liquidated, the underwriters of the initial public offering, including Jefferies, will not receive any of the deferred underwriting commission and such funds will be returned to the Company’s public stockholders upon its liquidation.
Furthermore, Jefferies is engaged by the Company as financial and capital markets advisors to the Company. The Company decided to retain Jefferies as its financial and capital markets advisors based primarily on (i) Jefferies’ extensive knowledge, strong market position and positive reputation in equity capital markets, (ii) Jefferies’ experienced and capable investment banking team and (iii) Jefferies’ long-standing relationship with and affiliation with the Company and the Sponsors.
In addition, under the terms of Jefferies’ engagement, the Company agreed to reimburse Jefferies for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.
Jefferies therefore has a financial interest in the Company completing a business combination that will result in the payment of the deferred underwriting commission to the underwriters of the initial public offering, including Jefferies. In considering approval of the business combination, the Company’s stockholders should consider the roles of Jefferies in light of its financial interest in the business combination with Waitr being consummated.
Potential Purchases of Public Shares
Our sponsors or the Company’s or Waitr’s directors, officers or advisors, or any of their respective affiliates, may purchase public shares in privately negotiated transactions or in the open market prior to the special meeting, although they are under no obligation to do so. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the proposals presented at the special meeting and/or will not exercise its redemption rights with respect to the shares so purchased. The purpose of such share purchases and other transactions would be to increase the likelihood of that the proposals to be voted upon at the special meeting are approved by the requisite number of votes. In the event that such purchases do occur, the purchasers may seek to purchase shares from stockholders who would otherwise have voted against the Business Combination Proposal and elected to redeem their shares for a portion of the trust account. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account. Any public shares held by or subsequently purchased by our affiliates may be voted in favor of the Business

Combination Proposal and the other proposals presented at the special meeting. None of the Company’s sponsors, directors, officers, advisors or their affiliates may make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.
Total Company Shares to be Issued in the Business Combination
It is anticipated that, upon completion of the business combination, assuming no redemptions: (i) the Company’s public stockholders will retain an ownership interest of approximately 42% in the post-combination company (not including shares beneficially owned by our sponsors); (ii) the Waitr securityholders will own approximately 42% of the post-combination company; and (iii) our sponsors will own approximately 16% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed and that our sponsors have not exercised any of the private placement warrants. The ownership percentage with respect to the post-combination company following the business combination also does not take into account (a) warrants to purchase common stock that will remain outstanding immediately following the business combination; (b) approximately 507,000 stock options that will be issued to former holders of Waitr stock options that are unvested, outstanding and unexercised as of immediately prior to the Effective Time; or (c) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex C, but does include founder shares, which will be converted into shares of common stock at the Closing on a one-for-one basis. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”
Sources and Uses for the Business Combination
The following table summarizes the sources and uses for funding the business combination (all numbers in millions):
Sources & Uses
(No Redemption Scenario — assuming no redemptions of the outstanding shares of Class A common stock by the public stockholders)
Sources		Uses
Cash in Trust Account(1)	$235.8	Cash to Waitr Securityholders(1)	$75.0
Waitr Rollover Equity	225.0	Fund Balance Sheet	219.5
Debt Financings(3)	85.0	Waitr Rollover Equity	225.0
		Estimated Fees & Expenses	25.0
		Repayment of Working Capital Loan	1.3
Total Sources	$545.8(2)	Total Uses	$545.8(2)

(1)
Assumes no public stockholder has exercised its redemption rights to receive cash from the trust account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)
Totals may differ due to rounding.

(3)
Consists of  $85 million committed by Luxor, including (a) a $25 million Debt Facility and (b) $60 million of Notes.

Sources & Uses
(Maximum Redemption Scenario — assuming redemptions of approximately 72.8% of the outstanding shares of Class A common stock by the public stockholders)
Sources		Uses
Cash in Trust Account(1)	$65.0	Cash to Waitr Securityholders(1)	$50.0

Sources		Uses
Waitr Rollover Equity	225.0	Fund Balance Sheet	73.7
Debt Financings(3)	85.0	Waitr Rollover Equity	225.0
		Estimated Fees & Expenses	25.0
		Repayment of Working Capital Loan	1.3
Total Sources	$375.0(2)	Total Uses	$375.0(2)

(1)
Assumes 72.8% of outstanding shares of Class A common stock have been redeemed by the public stockholders to receive cash from the trust account.

(2)
Totals may differ due to rounding.

(3)
Consists of  $85 million committed by Luxor, including (a) a $25 million Debt Facility and (b) $60 million of Notes.

Board of Directors of the Company Following the Business Combination
Upon consummation of the business combination, our Board anticipates increasing its initial size from five directors to nine directors, each of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our Board will initially consist of nine directors. Please see the sections entitled “Proposal No. 7 — The Director Election Proposal” for additional information.
Certificate of Incorporation; Bylaws
Upon the Closing, our charter will be amended promptly to reflect:
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upon the completion of the business combination and the conversion of the Class F Common stock into Class A common stock, the increase of the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock;

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provisions providing that directors may only be removed by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors;

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provisions providing that (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal the Company’s bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon; and

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certain additional changes, including (i) changing the post-combination company’s corporate name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”, (ii) changing the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL,” (iii) amending the provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances, (iv) providing that the Court of Chancery of the State of Delaware and the United States District Court for the State of Delaware will be the sole and exclusive forums for stockholder actions and (v) eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company.

For additional information, please see the sections entitled “Proposal No. 3 — Charter Proposal A,” “Proposal No. 4 — Charter Proposal B,” “Proposal No. 5 — Charter Proposal C” and “Proposal No. 6 —  Charter Proposal D.”
Name; Headquarters
The name of the post-combination company after the business combination will be Waitr Holdings Inc. and our headquarters will be located in Lake Charles, LA.
Redemption Rights
Pursuant to our current charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our charter. As of June 30, 2018, this would have amounted to approximately $10.13 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than fifteen percent (15%) of the shares of Class A common stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. We have no specified maximum redemption threshold under our charter, other than the aforementioned 15% threshold. Each redemption of shares of Class A common stock by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of approximately $235,813,316 as of June 30, 2018. The Merger Agreement provides that Waitr’s obligation to consummate the business combination is conditioned on the Company delivering evidence that the Company will have no less than an aggregate amount of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations immediately after the Closing. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by Waitr. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Waitr may elect not to consummate the business combination. In addition, in no event will we redeem shares of our Class A common stock in an amount that would cause our net tangible assets to be less than $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Please see the section entitled “Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Appraisal Rights
Appraisal rights are not available to our stockholders in connection with the business combination.
Accounting Treatment
The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Waitr issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.
Certain United States Federal Income Tax Considerations
The following is a discussion of certain material U.S. federal income tax considerations for holders of our shares of Class A common stock that elect to have their Class A common stock redeemed for cash if the business combination is completed. This discussion applies only to Class A common stock that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
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financial institutions;

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insurance companies;

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dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A common stock;

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persons holding Class A common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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U.S. expatriates;

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Regulated investment companies (RICs) or real estate investment trusts (REITS);

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Persons subject to the alternative minimum tax provisions of the Code;

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partnerships or other pass-through entities for U.S. federal income tax purposes; and

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tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
Redemption of Class A common stock
In the event that a holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A common stock, a U.S. holder will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.” If the redemption does not qualify as a sale of shares of Class A common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax consequences to a non-U.S. holder described below under the section entitled “Non-U.S. holders — Taxation of Distributions.”
Whether a redemption of shares of Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning private placement warrants or public warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the business combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the private placement warrants or the public warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the business combination generally should be included in determining the U.S. federal income tax treatment of the redemption.
In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A common Stock and the Class A common Stock to be issued pursuant to the business combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.
However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests is satisfied, then the redemption of shares of Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
A holder should consult with its own tax advisors as to the tax consequences of a redemption.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A common stock who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

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an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•
an entity treated as a trust for U.S. federal income tax purposes regardless of its source if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust.

Taxation of Distributions.   If our redemption of a U.S. holder’s shares of Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A common stock,” such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.”
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.   If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “Redemption of Class A common stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A common stock treated as a return of capital.
U.S. holders who hold different blocks of Class A common stock (shares of Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A common stock who or that, for U.S. federal income tax purposes:
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a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

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a foreign corporation; or

•
an estate or trust that is not a U.S. holder.

Taxation of Distributions.   If our redemption of a Non-U.S. holder’s shares of Class A common stock is treated as distribution, as discussed above under the section entitled “Redemption of Class A common stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described below under the section entitled “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.”
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A common stock.   If our redemption of a U.S. holder’s shares of Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A common stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

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such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and has a “tax home” in the United States; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%).
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of shares of our Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock (we would be treated as a buyer with respect to a redemption of Class A common stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the business combination is completed.
Information Reporting and Backup Withholding
Dividend payments with respect to our Class A common stock and proceeds from the sale, taxable exchange or taxable redemption of our Class A common stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.
A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A common stock and will impose withholding of thirty percent (30%) on payments of gross proceeds from the sale, exchange or redemption of our Class A common stock made after December 31, 2018, to shareholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A common stock.
Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated unless information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. On June 14, 2018, the Company and Waitr were notified that the business combination is not subject to these requirements and therefore is not subject to a 30-day waiting period following the filing of a Notification and Report Forms with the Antitrust Division and the FTC.
At any time before or after consummation of the business combination, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the business combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the business combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Waitr is aware of any material regulatory approvals or actions that are required for completion of the business combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Vote Required for Approval
The Closing is conditioned on, among other things, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal at the special meeting. Each of the proposals other than the Business Combination Proposal is conditioned on the approval of the Business Combination Proposal, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in this proxy statement. The Charter Proposals and the Incentive Plan Proposal are also conditioned on the approval of the Nasdaq Proposal.
This Business Combination Proposal (and consequently, the Merger Agreement and the business combination) will be adopted and approved only if the holders of at least a majority of the outstanding shares of our common stock that are voted in person or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.
As of the date of this proxy statement, our sponsors have agreed to vote any shares of common stock owned by them in favor of the business combination. As of the date hereof, our sponsors beneficially own 23% of our issued and outstanding shares of common stock. Our sponsors, officers and directors have not purchased any public shares, but Jefferies LLC, an affiliate of the JFG Sponsor, owns 638,561 public shares.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE NASDAQ PROPOSAL
Overview
Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the Waitr securityholders in connection with the business combination will consist of up to an aggregate of 25,000,000 shares of the Company’s common stock.
Pursuant to the Lock-up Agreements, the shares of common stock issued to Waitr securityholders at the Closing will be subject to a lock-up period beginning on the date of the Closing and expiring one (1) year after the date of the Closing or earlier if, subsequent to the Closing, (i) the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty- (30) trading day period commencing at least one hundred fifty (150) days after the Closing or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. For more information on the Lock-up Agreements, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Lock-up Agreements.”
In addition, pursuant to the terms of the Debt Commitment Letter, the Company is seeking stockholder approval for the issuance (i) to Luxor of shares of common stock (a) underlying the Lender Warrants and (b) upon conversion of the Notes, (ii) to each of FEI Sponsor and JFG Sponsor of shares of common stock upon exchange of the 14,000,000 private placement warrants held by them and (iii) to FEI Sponsor of shares of common stock in full satisfaction of FEI Sponsor's $1,500,000 convertible loan to the Company. For more information on the Debt Commitment Letter, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Debt Commitment Letter.”
At the Closing, the Company will also enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the sponsors and the Waitr securityholders, which provides certain registration rights to the sponsors and the Waitr securityholders and pursuant to which the Company will, not later than 120 days after the Closing, file a registration statement covering the founder shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the Company’s shares issued to the Waitr securityholders at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Registration Rights Agreement). For more information on the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”
In connection with the business combination, the Company also intends to reserve for issuance approximately [    ] shares of common stock for potential future issuances of under the Incentive Plan.
The terms of the Stock Consideration and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, the form of the Registration Rights Agreement, which is attached as Annex D hereto, and the Incentive Plan, which is attached as Annex C hereto. The discussion herein is qualified in its entirety by reference to such documents.
Why the Company Needs Stockholder Approval
We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).
Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding common stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of common stock in connection with the business combination. In addition, the Company intends to reserve for issuance shares of common stock for potential future issuances under the Incentive Plan.
Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
Effect of Proposal on Current Stockholders
If the Nasdaq Proposal is adopted, up to approximately 25,000,000 shares of common stock will be issued as Stock Consideration pursuant to the terms of the Merger Agreement, which represents approximately 84.7% of the 29,528,841 shares of our common stock outstanding on the date hereof. In addition, we will issue approximately 1,675,000 shares of common stock to the Sponsors in exchange for their private placement warrants and upon repayment of working capital loans made by them to the Company. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.
Vote Required for Approval
The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or proxy at the special meeting and entitled to vote there.
Failure to vote by proxy or to vote in person or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal. The Nasdaq Proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Nasdaq Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 — CHARTER PROPOSAL A
Overview
Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve Charter Proposal A, which is, in the judgment of our Board, necessary to consummate the business combination and adequately address the needs of the post-combination company. Charter Proposal A would, upon the completion of the business combination and the conversion of the Class F Common stock into Class A common stock, increase the authorized capital stock of the Company from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class F common stock and 1,000,000 shares of preferred stock, to 250,000,000 shares, which would consist of 249,000,000 shares of common stock and 1,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all Class A common stock as common stock; (ii) reclassifying all Class F common stock as common stock; and (iii) creating an additional 29,000,000 shares of common stock.
There currently are 29,528,841 shares of common stock issued and outstanding, consisting of 23,278,841 shares of Class A common stock originally sold as part of the units issued in our IPO and 6,250,000 founder shares that were issued to our sponsors concurrently with our IPO. There are currently no shares of Company’s preferred stock issued and outstanding. In the business combination, we expect to issue up to approximately 25,000,000 newly issued shares of common stock to Waitr securityholders at the Closing.
Following the Closing, there will be 25,000,000 public warrants outstanding and 7,000,000 private placement warrants held by our sponsors, which are convertible into shares of common stock after expiration of any applicable lock-up period. Simultaneously with the Closing, we also intend to reserve for issuance up to [          ] shares of common stock under the Incentive Plan, subject to adjustment to prevent dilution or enlargement of the rights granted to, or available for, participants under the Incentive Plan. For more information about shares of common stock which may be issued in the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal” and for more information about our common stock, warrants and founder shares, please see the section entitled “Description of Securities.”
In order to ensure that the Company has sufficient authorized capital for future issuances after the consummation of the business combination, including pursuant to the Incentive Plan, our Board has approved, subject to stockholder approval, that the proposed charter provide for the increase of authorized shares of all classes of common stock from 221,000,000 shares to 250,000,000 shares, which would consist of 249,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.
This summary s qualified in reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
In connection with the consummation of the business combination, the founder shares, which represent all of the shares of Class F common stock issued and outstanding, will automatically convert into shares of Class A common stock in accordance with our charter. Thereafter, no shares of Class F common stock will be issued and outstanding, and no other purpose would be served by providing for distinct classes of common stock. Thus, our Board has concluded that upon the consummation of the business combination, it is no longer necessary to maintain separate classes of common stock and that only a single class of common stock is required.
In addition, the amendment is intended to provide adequate authorized share capital to: (i) accommodate the issuance of shares of common stock as Stock Consideration, as well as reserving for issuance shares of common stock pursuant to the future conversion of outstanding warrants into shares of common stock and the issuance of shares of common stock (or derivative securities thereof) pursuant to the Incentive Plan; and (ii) to provide flexibility for future issuances of common stock if determined by Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.
Vote Required for Approval
The approval of Charter Proposal A requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting. Failure to vote by proxy or to vote in person or an abstention from voting will have the same effective as a vote “AGAINST” Charter Proposal A. Charter Proposal A is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal. If the Business Combination Proposal is not approved or the Nasdaq Proposal, Charter Proposal A will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” CHARTER PROPOSAL A.

PROPOSAL NO. 4 — CHARTER PROPOSAL B
Overview
Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve Charter Proposal B, which is, in the judgment of our Board, necessary to consummate the business combination and adequately address the needs of the post-combination company. Pursuant to Charter Proposal B, upon the Closing, the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors would be required to remove a director.
This summary s qualified in reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
The amendments pursuant to Charter Proposal A are intended to (i) prevent a hostile acquirer from obtaining control of the Board by removing directors and filling vacancies on the Board and (ii) promote continuity on our Board, thereby enhancing the ability of the Company to carry out long-term plans and goals that it believes are in the best interests of the Company and the stockholders.
Vote Required for Approval
The approval of Charter Proposal B requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting. Failure to vote by proxy or to vote in person or an abstention from voting will have the same effect as a vote “AGAINST” Charter Proposal B. Charter Proposal B is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal. If the Business Combination Proposal or the Nasdaq Proposal is not approved, Charter Proposal B will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” CHARTER PROPOSAL B.

PROPOSAL NO. 5 — CHARTER PROPOSAL C
Overview
Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve Charter Proposal C, which is, in the judgment of our Board, necessary to consummate the business combination and adequately address the needs of the post-combination company. Pursuant to Charter Proposal C, upon the Closing, (i) the affirmative vote of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to adopt, amend, alter or repeal our bylaws and (ii) certain provisions of our charter may only be amended or repealed by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares entitled to vote thereon, including any amendments to Article V (Board of Directors), Article VI (Bylaws), Article VIII (Limited Liability; Indemnification), Article IX (Exclusive Forum Selection) and Article X (Amendment of Amended and Restated Certificate of Incorporation).
This summary s qualified in reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
The amendments are intended to protect key provisions of the proposed charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.
Vote Required for Approval
The approval of Charter Proposal C requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting. Failure to vote by proxy or to vote in person or an abstention from voting will have the same effect as a vote “AGAINST” Charter Proposal C. Charter Proposal C is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal. If the Business Combination Proposal or the Nasdaq Proposal is not approved, Charter Proposal C will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” CHARTER PROPOSAL C.

PROPOSAL NO. 6 — CHARTER PROPOSAL D
Overview
Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve Charter Proposal D, which, in the judgment of our Board, is necessary to adequately address the needs of the post-combination company. Charter Proposal D, upon the Closing, would, among other things:
•
change the post-combination company’s name from “Landcadia Holdings, Inc.” to “Waitr Holdings Inc.”;

•
change the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the DGCL”;

•
amend provisions relating to the indemnification and advancement of expenses to directors and officers under certain circumstances;

•
provide that the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware will be the sole and exclusive forums for stockholder actions; and

•
delete the prior provisions under Article IX (Business Combination Requirements; Existence).

This summary s qualified in reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.
Reasons for the Amendments
These additional amendments to the certificate of incorporation of the post-combination company and the reasons for each of them are:
•
Amending Article I to change the post-combination company’s name to “Waitr Holdings Inc.”   Previously, the Company’s name was Landcadia Holdings, Inc. Our Board believes the name of the post-combination company should more closely align with the name of the existing operating business and therefore has proposed the name change.

•
Amending Article II to provide that the purpose of the post-combination company is “to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.”   Our Board believes this change is appropriate because the post-combination company will have already effected a business combination as initially contemplated and will no longer be a blank check company.

•
Amending the provisions of Section 8.2 relating to the indemnification and advancement of expenses to directors and officers under certain circumstances.   Our Board believes this change is appropriate in order to clarify certain rights and procedures relating to the indemnification and advancement of expenses to directors and officers under certain circumstances. These provisions are similar to provisions customarily provided by other publicly traded companies and will facility the post-combination company’s ability to attract and retain qualified director and officer candidates.

•
Amending Article IX to provide that the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware will be the sole and exclusive forums for stockholder actions.   Our Board believes this change is appropriate because our Board believes that both the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware are suitable to address disputes involving the post-combination given that the post-combination company is incorporated in Delaware, Delaware law generally applies to such matters, and the Delaware courts have a reputation for expertise in corporate law matters.

•
Deleting Article IX to eliminate provisions specific to our status as a blank check company.   This deletion is desirable because these provisions will serve no purpose following the business combination. For example, these proposed amendments remove the requirement to dissolve the Company and allow it to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the business combination. In addition, certain other provisions in Article IX of our charter require that proceeds from the Company’s IPO be held in the trust account until a business combination or liquidation of the Company has occurred. These provisions would restrict our ability to pursue the business combination with Waitr, among other things.

Vote Required for Approval
The approval of Charter Proposal D requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting. Failure to vote by proxy or to vote in person or an abstention from voting will have the same effect as a vote “AGAINST” Charter Proposal D. Charter Proposal D is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal. If the Business Combination Proposal or the Nasdaq Proposal is not approved, Charter Proposal D will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” CHARTER PROPOSAL D.

PROPOSAL NO. 7 — THE DIRECTOR ELECTION PROPOSAL
Overview
The Company’s Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three year term. If Charter Proposal A is approved, our Board will continue to be divided into three separate classes, with each class serving a three year term. Assuming the Business Combination Proposal is approved at the special meeting, stockholders are being asked to elect nine directors to our Board, effective upon the Closing, with Class I directors having a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, Class II directors having a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter, and Class III directors having a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the business combination.
Pursuant to the terms of Merger Agreement and Debt Commitment Letter, of the nine directors to be elected to our board, five have been designated by Waitr, two have been designated by the Company and two have been designated by Luxor.
As contemplated by the Merger Agreement and Debt Commitment Letter, our Board has nominated each of Christopher Meaux, Tilman J. Fertitta, Steven L. Scheinthal, William Gray Stream, [    ], [    ], [    ], [    ] and [    ] to serve as directors of the post-combination company, with [    ], [    ] and [    ] to serve as Class I directors, Steven L. Scheinthal, [    ] and [    ] to serve as Class II directors and Christopher Meaux, William Gray Stream and Tilman J. Fertitta to serve as Class III directors. The following sets forth information regarding each nominee.
For information regarding each of the director nominees, see the section entitled “Management After the Business Combination.”
Vote Required for Approval
Pursuant to our charter, until the consummation of our initial business combination, only holders of our Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Class F common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the election of directors.
The Director Election Proposal is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal. If the Business Combination Proposal or the Nasdaq Proposal is not approved, the Director Election Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS

PROPOSAL NO. 8 — THE INCENTIVE PLAN PROPOSAL
Overview
Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, the Company’s stockholders are also being asked to approve and adopt the Incentive Plan. A total of  [         ] shares of common stock will be reserved for issuance under the Incentive Plan. Our Board has approved the Incentive Plan, subject to stockholder approval at the special meeting. The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached to this proxy statement as Annex C. If approved by our stockholders, the Incentive Plan will be administered by our Board or by a committee that our Board designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the Incentive Plan. In addition, our Board is asking stockholders to approve the Incentive Plan, including the performance goals thereunder.
After careful consideration, our Board believes that approving the Incentive Plan is in the best interests of the Company. The Incentive Plan promotes ownership in the Company by its employees, directors and consultants, and aligns incentives between these service providers and shareholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, our common stock. Therefore, our Board recommends that our stockholders approve the Incentive Plan.
Summary of the Incentive Plan
The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex C to this proxy statement.
Purpose; Types of Awards.   The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) to give its participants an incentive for excellence in individual performance; (iii) to promote teamwork among its participants; and (iv) to give us a significant advantage in attracting and retaining key employees, directors, and consultants.
To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.
Shares Subject to the Incentive Plan.   A total of  [          ] shares of common stock will be reserved and available for issuance under the Incentive Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is [          ] shares of common stock. Non-employee directors may only be granted and paid up to $750,000 (when taken together with any fees paid to such non-employee director) in compensation per fiscal year. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised stock-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.
Administration of the Incentive Plan.   The Incentive Plan will be administered by the plan administrator, who is our Board or a committee that our Board designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.
Participation.   Participation in the Incentive Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator. Awards of qualified stock options, however, shall be limited to employees of the Company or its affiliates.

Types of Awards.   The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.
Performance-Based Awards.   We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted stock units.
Performance Goals.   If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the company’s common stock; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.
Restricted Stock.   A restricted stock award is an award of shares of the Company’s common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.
Restricted Stock Units.   A restricted stock unit is a right to receive shares or the cash equivalent of the Company’s common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit, unrestricted shares of common stock.
Non-Qualified Stock Options.   A non-qualified stock option entitles the recipient to purchase our shares at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of a share of common stock on the date of grant. Fair market value will generally be the closing price of a share of common stock on Nasdaq on the date of grant. Non-qualified stock options under the Incentive Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of a qualified stock option as described below.
Qualified Stock Option.   A qualified stock option is a stock option that meets the requirements of Section 422 of the Code. Qualified stock options may be granted only to employees and the aggregate fair market value of a share of common stock determined at the time of grant with respect to qualified stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No qualified stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the qualified stock option does not exceed five years from the date of grant.
Stock Appreciation Rights.   A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator).
Other Stock-Based Awards.   We may grant or sell to any participant unrestricted common stock under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock.

Other Cash-Based Awards.   We may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.
Equitable Adjustments.   In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares of common stock reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of common stock covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.
Change in Control.   In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.
Amendment and Termination.   The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Incentive Plan that requires stockholder approval under the rules of the stock exchange(s) on which our common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Incentive Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.
U.S. Federal Income Tax Consequences
The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.
Nonqualified Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof  (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Amended and Restated Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.
Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs.   A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock.   A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units.   A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time of payment, and the Company will have a corresponding deduction at that time.
Other Stock-Based and Other Cash-Based Awards.   In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions.

In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
New Plan Benefits
Awards under the Incentive Plan will be made at the discretion of the plan administrator. There are no awards currently pending or contemplated under the Incentive Plan and it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Incentive Plan at this time. However, the terms of Christopher Meaux’s proposed employment agreement would require that the Company issue up to $1,750,000 worth of equity incentives under the Plan to him.
Name and Position	Number of Shares Underlying Non-Contingent Options	Number of Shares Underlying Contingent Options	Exercise Price per Share
Executive 1	—	—	$—
President and Chief Executive Officer
Executive 2	—	—	$—
Chief Financial Officer
Executive 3	—	—	$—
Senior Vice President
Executive 4	—	—	$—
Senior Vice President
All current executive officers as a group	—	—	$—
All current non-employee directors as a group	—	—	$—
All current non-executive officer employees as a group	—	—	$—
Equity Compensation Plan Information
The Company did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2017.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	—

Vote Required for Approval
The approval of the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or proxy at the special meeting and entitled to vote there. Failure to vote by proxy or to vote in person or an abstention from voting will have no effect on the outcome of the vote on the Incentive Plan Proposal. The Incentive Plan Proposal is conditioned upon the approval of the Business Combination Proposal and the Nasdaq Proposal. If the Business Combination Proposal or the Nasdaq Proposal is not approved, the Incentive Plan Proposal will have no effect, even if approved by our stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 9 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and/or the Incentive Plan Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals and the Incentive Plan Proposal are approved.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Incentive Plan Proposal or any other proposal.
Vote Required for Approval
The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person or proxy at the special meeting and entitled to vote there. Failure to vote by proxy or to vote in person or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY
General
We are a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. We were incorporated in Delaware on November 19, 2008, as Leucadia Development Corporation and changed our name to Landcadia Holdings, Inc. on September 15, 2015.
On June 1, 2016, we consummated our IPO of 25,000,000 units at a price of  $10.00 per unit, generating total proceeds of  $250,000,000. Each unit consists of one share of Class A common stock and one redeemable common stock purchase warrant. Each public warrant entitles the holder to purchase one-half of one share of Class A common stock at an exercise price of  $5.75 per one-half share ($11.50 per whole share). Simultaneously with the consummation of the IPO, our sponsors purchased an aggregate of 14,000,000 warrants, at a price of  $0.50 per warrant, each exercisable to purchase one-half of one share of common stock at a price of  $11.50 per share, in a private placement, generating total proceeds of $7,000,000. The private placement warrants are identical to the public warrants except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the business combination and (iii) they may be exercised by the holders on a cashless basis.
Upon the closing of the IPO and the private placement, $250,000,000 was placed in a trust account. As of June 30, 2018, the Company had approximately $235,813,316 in the trust account.
On May 16, 2018, the Company entered into the Merger Agreement, pursuant to which Waitr will be merged with and into Merger Sub to become a wholly owned subsidiary of the Company. The aggregate consideration for the business combination will be (i) $300,000,000, payable in the form of  (x) cash (subject to a minimum of approximately $50,000,000 and a maximum of  $75,000,000) and (y) shares of the Company’s common stock valued at $10.00 per share, plus (ii) up to approximately $8,000,000 payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time.
The mailing address of the Company’s principal executive office is 1510 West Loop South, Houston, Texas 77027, and its telephone number is 713-850-1010.
Initial Business Combination
Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the business combination meets the 80% test.
Redemption Rights for Holders of Public Shares
We are providing our public stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. As of June 30, 2018, the fair value of the marketable securities held in the trust account, net of taxes payable and any interest that we may withdraw for working capital purposes, is approximately $10.13 per share. Our sponsors and our other current directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination. The founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of the Business Combination to a Stockholder Vote
The special meeting of our stockholders to which this proxy statement relates is to solicit your approval of the business combination. Unlike many other blank check companies, our public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our sponsors have agreed to vote any shares of common stock owned by them in favor of the business combination.
Limitations on Redemption Rights
Notwithstanding the foregoing, our charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of Class A common stock included in the units sold in our IPO.
Employees
We currently have five officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that members of our management will devote in any time period will vary based on the current stage of the business combination process. We do not intend to have any full time employees prior to the closing of an initial business combination.
Management
Directors and Officers
The directors and officers of the Company are as follows as of October 5, 2018:
Name	Age	Position
Tilman J. Fertitta	60	Co-Chairman and Chief Executive Officer
Richard Handler	56	Co-Chairman and President
Richard H. Liem	64	Vice President and Chief Financial Officer
Steven L. Scheinthal	56	Vice President, General Counsel and Secretary
Nicholas Daraviras	44	Vice President, Acquisitions
Mark Kelly	54	Director
G. Michael Stevens	58	Director
Michael S. Chadwick	66	Director
Information regarding Tilman J. Fertitta and Steven L. Scheinthal is set forth under “Management After the Business Combination.”
Richard Handler has been our Co-Chairman and President since September 15, 2015. Mr. Handler has served as a director and Chief Executive Officer of Jefferies Financial Group Inc. since March 2013. He has been Chairman of Jefferies since February 2002 and Chief Executive Officer of Jefferies since January 2001. Mr. Handler has also served as Chief Executive Officer of Jefferies LLC, Jefferies’ principal operating subsidiary, since January 2001 and as President of Jefferies since May 2006. Mr. Handler was first elected to the board of directors of Jefferies in May 1998. He was Managing Director of High Yield Capital Markets at Jefferies from May 1993 until February 2000, after co-founding that group as an Executive Vice President in April 1990. He is also Chairman and Chief Executive Officer of the Handler Family Foundation, a non-profit foundation working primarily with underprivileged youth. Mr. Handler is well-qualified to serve as director because of his investment banking, asset management and sales and trading expertise, his merchant banking and executive management experience and his experience as a public company director.

Richard H. Liem has been our Vice President and Chief Financial Officer since September 15, 2015. Mr. Liem serves as Chief Financial Officer and Executive Vice President of Golden Nugget, Inc. Mr. Liem has been the Chief Financial Officer of Landry’s Restaurants Inc. (a subsidiary of Golden Nugget, Inc.) since June 11, 2004 and serves as its Executive Vice President and Principal Accounting Officer. He joined Landry’s Restaurants, Inc. in 1999 as the Corporate Controller. Mr. Liem joined Landry’s from Carrols Corporation, where he served as the Vice President of Financial Operations from 1994 to 1999. He served with the Audit Division of Price Waterhouse, L.L.P. from 1983 to 1994. He has been a Director of Landry’s, Inc. since 2009 and also serves as a director of Golden Nugget, Inc. In addition, he serves as the Executive Vice President and Chief Financial Officer of Fertitta Entertainment, Inc. which is the holding company for Golden Nugget, Inc., Landry’s, Inc., and other assets owned and controlled by Tilman J. Fertitta. Mr. Liem is a Certified Public Accountant and was first licensed in Texas in 1989.
Nicholas Daraviras has served as our Vice President, Acquisitions since September 15, 2015. Mr. Daraviras is a Managing Director of Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation). Prior to 2014, Mr. Daraviras had been employed with Jefferies Capital Partners, LLC (“Jefferies Capital Partners”) or its predecessors since 1996. Mr. Daraviras has served on the board of Fiesta Restaurant Group since April 2011 and currently serves on its Finance Committee and Corporate Governance and Nominating Committee. He also served on the boards of Edgen Group Inc., a global distributor of specialty steel products, or its predecessors from February 2005 until 2013, Carrols Restaurant Group, Inc. from 2009 until 2013, and The Sheridan Group, Inc. from 2003 until 2017. Mr. Daraviras served on the Audit Committee of The Sheridan Group, Inc., the Compensation Committee of Carrols Restaurant Group and the Compensation, Corporate Governance, and Nominating Committees of Edgen Group Inc. He also serves on several boards of directors of private portfolio companies of Jefferies Financial Group Inc. We believe that Mr. Daraviras brings significant experience with the strategic, financial and operational issues of retail companies in connection with his service on the boards of a number of his firm’s past and current portfolio companies.
Mark Kelly has been a director of the Company since May 23, 2016. Mark Kelly is an accomplished naval aviator, test pilot and astronaut. Since his retirement from the U.S. Navy in 2011, Mr. Kelly has been a consultant and entrepreneur. Since 2012, Mr. Kelly has been a consultant with SpaceX, a privately held company that designs, manufactures and launches advanced rockets and spacecraft. Since 2015, Mr. Kelly has been a director of Angel Med Flight, a private air ambulance company. Since 2014, Mr. Kelly has served on the board of advisors of General Fusion, a private company that is developing fusion power based on magnetized target fusion. In 2014, Mr. Kelly founded World View Enterprises, LLC, a private near-space exploration company. Mr. Kelly was employed by the U.S. Navy from 1986 until 2011. From 1996 until 2011, Mr. Kelly was on assignment from the U.S. Navy to the National Aeronautics and Space Administration (NASA), where he was an astronaut. Mr. Kelly has made four trips into space and has commanded both space shuttles Discovery and Endeavour. Mr. Kelly graduated from the U.S. Merchant Marine Academy and the Naval Post-Graduate School with degrees in marine and aeronautical engineering. Mr. Kelly was selected to serve on the board of directors due to his significant leadership and entrepreneurial experience.
G. Michael Stevens has been a director of the Company since August 23, 2016. Mr. Stevens has served as the Senior Vice President and Chief Marketing Officer for the New York Giants since 2006, and from 2003 to 2006 served as the Senior Vice President of Sales & Marketing for the Washington Redskins. Mr. Stevens’ prior experience includes key marketing executive roles at eBay Inc. and the National Basketball Association. Mr. Stevens has served as a board member of Remedy Analytics, an analytics technology company, since 2011. Mr. Stevens holds a Bachelor of Arts Degree from Hobart College, where he has served as a member of the Board of Trustees. Mr. Stevens was selected to serve on the board of directors due to his strategic and innovative leadership experience.
Michael S. Chadwick has been a director of the Company since May 8, 2017. Mr. Chadwick has been in the commercial, investment and merchant banking businesses since 1975. Since June 2017, he has been operating as an independent contractor serving as Managing Director and Principal of SLCA Capital, LLC, a registered broker dealer and member of FINRA and SIPC. Mr. Chadwick has arranged private and public debt and equity capital, and has provided financial advisory services relating to merger and acquisition activity, for numerous public and privately held companies across a broad spectrum of industries for over 40 years. Mr. Chadwick was most recently a Managing Director of Shoreline Capital Advisors, Inc. from 2011 to 2017. He was a Managing Director at Growth Capital Partners, LP during 2010. From 1994 through 2009, Mr. Chadwick was a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. (SMHG), which at that time was the largest investment banking firm headquartered in the Southwest. Prior to SMHG, Mr. Chadwick in 1988 co-founded Chadwick, Chambers and Associates, Inc., an investment and merchant banking boutique specializing in providing traditional corporate finance services and, in select situations, sponsoring financial transactions as principal. Mr. Chadwick has served on numerous boards of directors of both private and public companies, including services as the chairman of the audit committee of Landry’s Inc. when it was a public company. Presently he serves on the Board of Moody-Price, LLC and the audit committee for the Golden Nugget Atlantic City, as well as on the Board of Trustees of the Harris County Hospital District Foundation.
Stockholder Communications
Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s General Counsel and Secretary, c/o Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027. We will review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Co-Chairmen of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.
Director Independence
Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Messrs. Kelly, Chadwick and Stevens are “independent directors” as defined in Rule 10A-3 of the Exchange Act and the rules of the Nasdaq. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Board Leadership Structure and Role in Risk Oversight
The leadership of the Board is structured so that it is led by two Co-Chairmen. Mr. Fertitta is one of the two Co-Chairmen, and he is also the Company’s Chief Executive Officer. Mr. Handler is the other Co-Chairman of the Board. The Board believes that combining the roles of Chairman and Chief Executive Officer helps provide strong and consistent leadership for our management team and Board. If the Board convenes for a meeting, the non-management directors will meet in executive session if the circumstances warrant. Given the composition of the Board with a strong slate of independent directors, the Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.
The Board’s oversight of risk is administered directly through the Board, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. Management furnishes information regarding risk to the Board as requested.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of an entity that has one or more executive directors serving on our Board.

Number and Terms of Office of Officers and Directors
Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mark Kelly and G. Michael Stevens, will expire at the 2021 annual meeting. The term of office of the second class of directors, consisting of Richard Handler and Michael S. Chadwick, will expire at the 2019 annual meeting of stockholders. The term of office of the third class of directors, consisting of Tilman J. Fertitta, will expire at the 2020 annual meeting of stockholders.
Our officers are appointed by the Board and serve at the discretion of the board of directors, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of two co-chairmen of the board, a vice chairman of the board, a chief executive officer, one or more presidents, a chief financial officer, one or more vice presidents, one or more assistant vice presidents, a secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers and any such other officers as may be appointed in accordance with the provisions of our amended and restated bylaws.
Committees of Our Board
Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Our Board has established an audit committee of the Board. Audit committee members include G. Michael Stevens, Mark Kelly and Michael S. Chadwick. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. All three members are independent.
Each member of the audit committee is financially literate and our Board has determined that Mr. Chadwick qualifies as an “audit committee financial expert” as defined in applicable SEC rules. Mr. Chadwick serves as the Chairman of the Audit Committee.
The principal functions of the audit committee include:
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent auditors;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our audit committee charter was filed as Annex C to our definitive proxy statement filed on May 18, 2018. A copy of our audit committee charter is available, free of charge, from the Company by writing to the Company’s Secretary, c/o Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027.
Compensation Committee
Our Board has established a compensation committee of our Board. The members of our compensation committee are Mark Kelly and G. Michael Stevens, and Mr. Kelly serves as chairman of the compensation committee.
The principal functions of the compensation committee include:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Our compensation committee charter was filed as Annex D to our definitive proxy statement filed on May 18, 2018. A copy of our compensation committee charter is available, free of charge, from the Company by writing to the Company’s Secretary, c/o Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027.

Committee Membership, Meetings and Attendance
We currently have the following standing committees: an audit committee and a compensation committee. Each of the standing committees of our Board is comprised entirely of independent directors.
During the year ended December 31, 2017:
•
our Board held four meetings;

•
our audit committee held four meetings; and

•
our compensation committee did not hold a meeting.

Each of our incumbent directors other than Richard Handler attended or participated in at least 75% of the meetings of our Board and the respective committees of which he is a member held during the period such incumbent director was a director during the year ended December 31, 2017.
We encourage all of our directors to attend our annual meetings of stockholders. All of our directors attended our special meeting in lieu of 2018 annual meeting of stockholders held on May 30, 2018.
Director Nominations
We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee in connection with the business combination. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by our Board. Our Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The director who shall participate in the consideration and recommendation of director nominees is Mark Kelly. In accordance with Rule 5605(e)(1)(A) of the Nasdaq Rules, such director is independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our amended and restated bylaws.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2017 there were no delinquent filers.
Code of Ethics
We have adopted a code of ethics applicable to our directors, officers and employees. We have previously filed a copy of our code of ethics as an exhibit to the registration statement in connection with our IPO. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request from us.

Conflicts of Interest
Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Potential investors should also be aware of the following other potential conflicts of interest:
•
the fact that our sponsors have agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that our sponsors paid an aggregate of  $25,000 for the founder shares and such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $73,500,000 based on the closing price of our Class A common stock on Nasdaq on October 4, 2018, but, given the restrictions on such shares, we believe such shares have less value;

•
the fact that our sponsors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete an initial business combination by December 14, 2018;

•
the fact that our sponsors paid an aggregate of  $7,000,000 for their 14,000,000 private placement warrants to purchase shares of Class A common stock and that such private placement warrants will expire worthless if a business combination is not consummated by December 14, 2018;

•
the fact that on August 21, 2018, the Company issued a convertible promissory note to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses, and on August 22, 2018, the Company drew the full amount, which may be converted into warrants to purchase common stock of the post-combination company at the option of FEI Sponsor;

•
the fact that if the trust account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our sponsors have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which we have discussed entering into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such target business or vendor has not executed a waiver of any and all rights to seek access to the trust account;

•
the anticipated election of our Chief Executive Officer, Tilman J. Fertitta, and our Vice President, General Counsel and Secretary, Steven L. Scheinthal, as directors of the post-combination company;

•
the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the business combination;

•
the fact that our sponsors, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we (i) have entered into a definitive agreement regarding an initial business combination or (ii) fail to complete an initial business combination by December 14, 2018; provided that, in the case of clause (i), such other blank check company does not consummate its initial public offering prior to the consummation of the business combination;

•
the fact that our sponsors, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by December 14, 2018;

•
the fact that that, at the Closing we will enter into the Registration Rights Agreement, which provides for registration rights to the sponsors, the Waitr securityholders and their permitted transferees; and

•
the fact that at Closing, Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, are expected to enter the Consulting Agreements with the Company, pursuant to which each consultant will receive 150,000 restricted shares of common stock, which will vest after one year.

The conflicts described above may not be resolved in our favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•
the corporation could financially undertake the opportunity;

•
the opportunity is within the corporation’s line of business; and

•
it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Our charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Tilman J. Fertitta(1)	Fertitta Entertainment, Inc. and its affiliates and wholly owned subsidiaries(2)	Dining, hospitality, NBA Team, entertainment and gaming company	Sole Shareholder, Chairman and Chief Executive Officer
	Fertitta Hospitality, LLC and its affiliates and wholly owned subsidiaries(3)	Dining and hospitality company	Member and President
Richard Handler(1)	Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) and its affiliates and wholly owned subsidiaries(2)	Diversified holding company	Director and Chief Executive Officer
Richard H. Liem(1)	Fertitta Entertainment, Inc. and its affiliates and wholly owned subsidiaries(2)	Dining, hospitality, NBA Team, entertainment and gaming company	Director, Executive Vice President and Principal Accounting Officer

Individual	Entity	Entity’s Business	Affiliation
Steven L. Scheinthal(1)	Fertitta Entertainment, Inc. and its affiliates and wholly owned subsidiaries(2)	Dining, hospitality, NBA Team, entertainment and gaming company	Director, Executive Vice President and General Counsel
	Fertitta Hospitality, LLC and its wholly owned subsidiaries(3)	Dining and hospitality company	Secretary
Nicholas Daraviras(1)	Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) and its affiliates and wholly owned subsidiaries(2)	Diversified holding company	Managing Director
	Fiesta Restaurant Group(2)	Restaurant operator and franchisor	Director
G. Michael Stevens(1)	New York Giants(2)	NFL Team	Senior Vice President and Chief Marking Officer
Michael S. Chadwick(1)	SLCA Capital, LLC(2)	Investment banking services	Managing Director

(1)
Each of the entities listed in this table has priority and preference relative to the Company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

(2)
Represents a fiduciary duty with respect to each of the listed companies.

(3)
Represents a contractual duty with respect to each of the listed companies.

Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities or other entities to which he or she has then-current fiduciary duties or contractual obligations, he or she will honor his or her fiduciary duties or contractual obligations to present such business combination opportunity to such entity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially undermine our ability to complete our initial business combination.
Our sponsors, executive officers and directors may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any similar blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed time frame.
Our sponsors have agreed to vote their founder shares and their public shares, if any, in favor of the business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our charter provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our charter. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if  (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Executive Officer and Director Compensation
None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on May 25, 2016, through the earlier of the consummation of an initial business combination or our liquidation, we pay monthly recurring expenses of  $10,000 to FEI Sponsor for office space, secretarial and administrative services. Our sponsors, executive officers, directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our sponsors, executive officers, directors and our or their affiliates. For more information about the interests of our sponsors, executive officers and directors in the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
After the completion of our business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management After the Business Combination.”
Audit Committee Report
Our audit committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 16, “Communications with Audit Committees,” referred to as PCAOB Audit Standard No. 16. Additionally, our audit committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our audit committee recommended to our Board that the audited financial statements be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.
Submitted by:
Audit Committee of the Board of Directors
Michael S. Chadwick (Chair)
G. Michael Stevens
Mark Kelly
Fees and Services
Marcum LLP has audited our financial statements for the year ending December 31, 2017. A representative of Marcum LLP is expected to be present at the special meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

Fees for professional services provided by our independent registered public accounting firm for the last two fiscal years include:
	For the Year ended December 31, 2017	For the Year ended December 31, 2016
Audit Fees(1)	$52,015	$18,025
Audit-Related Fees(2)	$—	$55,246
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total	$52,015	$73,271

(1)
Audit Fees.   Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees.   Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)
Tax Fees.   Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)
All Other Fees.   All other fees consist of fees billed for all other services.

Our audit committee has determined that the services provided by Marcum LLP are compatible with maintaining the independence of Marcum LLP as our independent registered public accounting firm.
Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors
The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the audit committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the audit committee charter.
Our audit committee has approved all of the services rendered by Marcum LLP in fiscal years 2017 and 2016.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses (a “Business Combination”). We consummated our IPO on June 1, 2016 and on May 16, 2018 announced we entered into a definitive merger agreement with Waitr. All activity for the quarter ending June 30, 2018 relates to the Company’s ongoing business expenses and costs associated with pursuing a Business Combination.
On May 16, 2018, the Company entered into the Merger Agreement with Merger Sub and Waitr, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned direct subsidiary of the Company. Upon the consummation of the business combination, the Company intends to change its name to Waitr Holdings Inc. and is expected to continue to trade on Nasdaq. Waitr, founded in 2013 and based in Lake Charles, Louisiana, is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to diners in underserved markets.
The aggregate consideration for the business combination will be comprised of  $300.0 million payable in the form of cash and shares of the Company’s common stock valued at $10.00 per share, plus approximately $8.0 million payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time.
The cash portion of the consideration will be an aggregate amount equal to the sum of  (i) a Minimum Cash Consideration Amount of  $50.0 million plus (ii) an additional cash amount, if any, not to exceed $25.0 million, which, together with the Minimum Cash Consideration Amount, will not exceed a maximum of  $75.0 million. The remainder of  $300.0 million less the Cash Consideration will be paid in the form of shares of the Company’s common stock valued at $10.00 per share. In addition, all options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, valued at approximately $8.0 million, will be assumed by the Company.
On May 30, 2018, the Company’s stockholders approved an extension of the date by which the Company must consummate a Business Combination from June 1, 2018 to December 14, 2018. The Company requested the Extension in order to complete the business combination.
The Company’s co-sponsors are FEI Sponsor and JFG Sponsor. Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer, is the sole shareholder, Chairman and Chief Executive Officer of FEI Sponsor, and Richard Handler, the Company’s Co-Chairman and President, is the Chief Executive Officer of JFG Sponsor.
Liquidity and Capital Resources
On June 1, 2016 we consummated a $250,000,000 IPO consisting of 25,000,000 units at a price of $10.00 per unit. Each unit consists of one share of Class A common stock and one public warrant. Simultaneously, with the closing of the IPO, we consummated a $7,000,000 private sale of an aggregate of 14,000,000 private placement warrants (“private placement”) at a price of  $0.50 per warrant. $250,000,000 in proceeds (including $8,750,000 of deferred underwriting commissions) from the IPO and private placement was placed into the trust account. A portion of the remaining $7,000,000 held outside of trust was used to pay underwriting commissions of  $5,000,000, loans to our sponsors and deferred offering and formation costs.
In connection with the Extension approved on May 30, 2018, 1,721,159 shares were redeemed, for a total value of  $17,420,425. As of June 30 2018, $235,813,316 remains in the trust account to be used for the business combination.
As of June 30, 2018, we had an unrestricted cash balance of  $227,941 as well as cash and accrued interest held in trust of  $235,813,316. Our working capital needs will be satisfied through the funds, held outside of the trust account, from the IPO. Funds held in the trust account may be used to pay income taxes and franchise taxes, if any. Further, our sponsors may, but are not obligated to, loan us funds as may be required in connection with a Business Combination. Up to $1,500,000 of these loans may be converted into warrants of the post-Business Combination entity at a price of  $0.50 per warrant at the option of the lender and would be identical to the private placement warrants.
Results of Operations
We have neither engaged in any significant business operations nor generated any revenues to date. All activities to date relate to our IPO and search for a suitable Business Combination. We generate non-operating income in the form of interest income on cash and cash equivalents held in the trust account. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses as we locate a suitable Business Combination.
For the three months ended June 30, 2018 and 2017, we had net income of  $489,110 and $221,852, respectively, and for the six months ended June 30, 2018 and 2017, we had net income of  $942,013 and $229,666, respectively. General and administrative expenses consist of legal, accounting, compliance and management fees. The increase in the three and six months ended June 30, 2018 compared to the three and six months ended June 30, 2017 is primarily due to increased legal and administrative costs related to the Waitr acquisition. These increased expenses were offset by increased earnings on the trust account assets due to favorable interest rates.
For the year ended December 31, 2017, we had net income of  $869,840 related to interest income of $1,798,242 from the Trust Account offset by general and administrative expenses of  $360,303 and management fees to related parties of  $120,000. For the year ended December 31, 2016, we had a net loss of $4,518 related to general and administrative costs of  $191,253 and management fees to related parties of $70,000 offset by interest income of  $256,735 from the Trust Account. For the year ended December 31, 2015, we had a net loss of  $11,905 related to general and administrative costs. Our expenses were negligible prior to filing our public offering on June 1, 2016. The increase in expenses in 2017 is the result of a full year of operating activity compared to only seven months of activity in 2016 as a public company.
Critical Accounting Policies
The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited financial statements and accompanying notes. Actual results could differ from those estimates. The Company has identified the following as its critical accounting policies:
Redeemable Shares
All of the 25,000,000 public shares sold as part of the IPO contain a redemption feature as described in the prospectus for the IPO. In accordance with FASB ASC 480, “Distinguishing Liabilities from Equity”, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Our charter provides a minimum net tangible asset threshold of  $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares will be affected by charges against additional paid-in capital. At June 30, 2018 and December 31, 2017, there were 23,278,841 and 25,000,000 public shares issued and outstanding, of which 21,913,368 and 23,651,543, respectively, were recorded as Redeemable Shares, classified outside of permanent equity, and 1,365,473 and 1,348,457, respectively, classified as Class A common stock.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of June 30, 2018.
Contractual Obligations
As of June 30, 2018, we did not have any long-term debt, capital or operating lease obligations. We have recorded deferred underwriting commissions payable upon the completion of a Business Combination.
We entered into an administrative services agreement pursuant to which the Company is required to pay the FEI Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team, in an amount not to exceed $10,000 per month.
Quantitative and Qualitative Disclosures About Market Risk
As of June 30, 2018, we were not subject to any market or interest rate risk. The net proceeds of the IPO and the private placement, placed in the trust account, may be invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Controls and Procedures
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2018. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective.
There was no change in our internal control over financial reporting that occurred during the quarter ending June 30, 2018 that has materially affected, or is reasonable likely to materially affect, our internal control over financial reporting.

INFORMATION ABOUT WAITR
This section highlights selected information that is presented in greater detail elsewhere in this proxy statement. This summary does not contain all of the information you should consider before evaluating the business combination or other proposals. You should read this entire proxy statement carefully, including the sections titled “Risk Factors” and “Waitr’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this proxy statement.
Waitr Business Overview
Overview
Waitr operates an online ordering and delivery platform that enables consumers to discover and order meals from local restaurants, powered by its team of delivery drivers. Originally formed on December 5, 2013 as a Louisiana corporation, Waitr began operations in 2014 and has grown quickly to connect restaurants, diners and delivery drivers in various markets. Waitr facilitates ordering of food and beverages by diners from restaurants for takeout and delivery primarily through the Waitr App and the Waitr Website. Waitr’s differentiated business model is the three-sided marketplace, enabled by its purpose-built platform, serving restaurants, drivers and diners. Waitr has established a leading position in nearly all of the markets in which Waitr operates in terms of number of restaurants available on its platform in each market, determined from Waitr management’s assessment of the number of restaurants available on competing platforms in those same markets. Waitr currently operates in small and medium sized markets across the United States. Since inception through June 30, 2018, Waitr has generated approximately $274 million in Gross Food Sales through the Waitr Platform. Waitr’s operations span 34 markets, including 205 cities across 10 states.
Waitr’s business has been built with a restaurant-first philosophy by providing a differentiated and brand additive service to its Restaurant Partners. For diners, Waitr optimizes the journey from restaurant and food discovery through delivery while providing superior restaurant selection and a great customer experience. Waitr’s streamlined platform enables local restaurants to increase sales, provides diners with a great experience and provides its drivers with a steady schedule and predictable income.
The restaurant industry is intensely competitive and fragmented with takeout and delivery orders largely offline. Overall online ordering represents approximately 6% of total off-premise restaurant sales. Online platforms have emerged as a new sales channel and source of growth for restaurants; however, services initially focused on serving large metropolitan markets. Now, the transition of orders moving online is accelerating and markets beyond the largest cities in the U.S. are being served. Waitr believes these dynamics create a significant opportunity for online ordering and delivery platforms.
Waitr’s restaurants.   Waitr’s restaurants are its partners. The best-in-class service Waitr provides differentiates it from its competitors. Waitr has designed its offering to help local restaurants grow and succeed with features including deep and seamless integration, with restaurant menus, trained and uniformed drivers, ongoing local market support and flexible pricing plans. Waitr has been successful in providing its restaurants with a new channel of profitable sales, which is demonstrated by Waitr’s inception-to-date restaurant retention rate of approximately 99%.
Waitr’s Diners.   Waitr provides diners an easy-to-use, intuitive platform that makes ordering carryout or delivery simple from any internet or mobile network connected device. Waitr provides superior selection of restaurants in its markets and offers the most restaurants relative to other online platforms in 32 of the 34 markets that Waitr currently serves. As a result, Waitr has strong consumer interest, with nearly half of its diners placing more than one order per month and with 90% customer retention (measured quarterly). With Waitr’s intuitive interface and professional photos of nearly every menu item, Waitr allows diners to search and discover new local restaurants beyond the “menu drawer” and take the fear out of trying something new. Waitr’s simplifying and tech-enabled features including favorites, swipe and buy, diner profiles, recent orders, saved payment tokens and real-time delivery status updates promote higher order frequency and diner retention.

Waitr’s Delivery Drivers.   Waitr has over 6,100 delivery drivers on the Waitr Platform, approximately 95% of whom Waitr directly employs. Waitr’s drivers are brand ambassadors for Waitr and an extension of its Restaurant Partners’ brands and the primary point of contact to Waitr’s diners. As a result, Waitr invests significant resources in its drivers, including background checks, in-person interviews, training, uniforms, peer reviews and scheduled working hours. This allows Waitr to better manage a consistent delivery experience for both restaurants and diners, provides driver with steady income and predictable hours and ensure its drivers are efficiently utilized. Waitr’s drivers are a core part of its team and the Waitr community and treated accordingly, with access to benefits and discounted services.
Over the last few years Waitr has expanded rapidly; increasing the number of Restaurant Partners, diners and resulting orders through the Waitr Platform.

Active Diners (000's)
10
118
419
679
2015
2016
2017
LTM Q2'18

Orders (000's)
52
874
3,400
5,436
2015
2016
2017
LTM Q2'18

Gross Food Sales (MM)
$2
$31
$121
$192
2015
2016
2017
LTM Q2'18

Revenue (MM)
$0.3
$5.7
$22.9
$43.1
2015
2016
2017
LTM Q2'18

Waitr’s financial performance reflects its significant growth in Restaurant Partners and diners. Waitr’s total revenue increased from $5.7 million in 2016 to $22.9 million in 2017, representing a year-over-year increase of approximately 300%. Waitr’s total revenue increased from $4.8 million in the three months ended June 30, 2017 to $16.2 million in the three months ended June 30, 2018, representing a growth rate of 238%. Waitr’s net loss was $8.7 million and $26.9 million for 2016 and 2017, respectively. See Section entitled “Waitr’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.
Waitr’s Industry
Industry Trends
Every day, millions of Americans order meals from restaurants. Technology is impacting the way that consumers discover new restaurants and how restaurants market to and provide meals for their diners. While there is an acceleration of ordering activity moving online, only 6% of all takeout or food delivery orders in 2016 were placed online — implying significant further white space and opportunity for online players. Waitr believes that the following trends will continue to increasingly impact the restaurant industry:
Consumer behaviors and expectations are changing.
77% of Americans now have smartphones and are accustomed to transacting on them. The ability to carry out a transaction through a smartphone continues to improve and growth in mobile transactions is accelerating with mobile payments in the United States expected to grow from $81 billion in 2015 to $283 billion by 2021, according to Forrester. Furthermore, the emergence of the on-demand economy has raised consumer expectations where they expect to receive products and services immediately. This is impacting the restaurant industry. For example, a 2017 National Restaurant Association survey found that 46% of smartphone users ordered takeout or delivery at least once per month on their mobile device.
Restaurants are embracing technology solutions and tech-enabled services to increase sales.
To stay relevant within an increasingly competitive environment, restaurants are seeking additional sales channels. According to research by the Boston Consulting Group, in 2017, more than 40% of restaurant diners order delivery at least once per month and almost half of all restaurant delivery orders today come from mobile or online channels. Further, millennial consumers account for nearly 45% of delivery orders as opposed to 30% of restaurant purchases, helping restaurants gain access to this important consumer segment.
Technology enabled delivery services are expanding the addressable market.
Online food delivery services have undergone an evolution in how they serve restaurants and diners. Initially, online businesses focused on facilitating the connection between consumers and restaurants that had in-house delivery capabilities. Recently, new online platforms have emerged and are building their own tech-enabled logistics networks and facilitate delivery for restaurants that do not have in-house capabilities. As a result, new restaurants are coming online that previously have not been served by online businesses.
New geographies and markets are coming online.
Historically consumer internet businesses have focused primarily on the largest metropolitan areas. As the benefits of technology have become ubiquitous, diners and restaurants across regions have demonstrated demand for new digital services, resulting in new markets, restaurants and diners moving orders online.
Market Opportunity
Waitr’s Initial Target Markets
Waitr’s target markets fall within the top 51-500 markets in the U.S. based on population. These often underserved markets account for 35% of U.S. restaurants and 32% of the U.S. population according to the U.S. Bureau of Labor and Statistics and the U.S. Census Bureau.
Market Size and Growth
The U.S. restaurant industry has historically been a steady grower, reaching a total market size of $520 billion in 2017, per Morgan Stanley research. Of that amount, approximately $220 billion is spent on off-premise dining. Despite the size of the restaurant industry, online takeaway and delivery is only a small portion of total restaurant spend. The total consumer spend on online restaurant delivery was $13 billion in 2016 and is expected to grow to $32 billion by 2022, translating to a 6% and 11% online penetration rates in 2016 and 2022, respectively.
The Waitr Solution
Waitr has created a differentiated software platform purpose-built to serve its Restaurant Partners, drivers and diners. Waitr’s business has been built with a focus on quality through providing a differentiated and brand-additive service to restaurants, which in turn benefits its diners by providing superior restaurant selection and a great customer experience. For diners, Waitr optimizes the journey from restaurant discovery through delivery while providing an excellent customer experience. This enables Waitr to provide local restaurants with more sales, diners with a great experience and its drivers with a steady schedule and predictable income.

Why Restaurants Love Waitr
With more than 6,200 restaurants on the Waitr Platform as of June 30, 2018, Waitr believes that Waitr provides restaurants with the following key benefits:
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Exposure.   Waitr provides restaurants with access to incremental users and the opportunity to grow their consumer base. Waitr’s diners access the Waitr application 18 times per month on average and with this increased exposure, orders on the Waitr Platform have seen a higher than average order value than orders placed in the restaurant and over the phone.

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Incremental channels.   The Waitr Platform provides Restaurant Partners with an additional channel through which they can receive more orders, while building brand awareness, as they are discovered by more diners. Further, Waitr offers restaurants the option to reach diners through multiple avenues, including delivery and takeout, through online ordering and checkout on the Waitr App, website ordering and order online buttons on the websites of its Restaurant Partners.

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Deep integration and customization.   Waitr provides professional photography for nearly all menu items, menu onboarding and real-time menu customization that restaurants can manage themselves through its menu manager online portal, Menu Managr. Restaurants control updates to their menus, can manage themselves through Waitr’s Menu Managr online menu portal and can customize modifiers seven layers deep, giving diners more choice.

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Restaurant Software Platform.   Waitr’s software platform is easy to use for restaurants. Waitr’s platform also provides Restaurant Partners with actionable data on diners’ order history and trends allowing restaurants to offer more tailored dishes and suggest more add-on items, which increases order values.

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Reliable Delivery.   Waitr’s platform provides its Restaurant Partners and diners with accurate and timely deliveries by connecting them with Waitr’s dedicated network of employee drivers. Employing our own drivers ensures that orders routed to them are delivered accurately and on time, as opposed to contract drivers, who have the option to opt into or out of a particular delivery.

Why Diners Love Waitr
Diners love Waitr because they get more accurate orders and timely deliveries from a broad selection of restaurants. This is shown in the positive customer feedback and brand love that Waitr receives from its diners.
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Selection.   The restaurants on Waitr’s platform represent a wide breadth of cuisines, price points and local favorites in each market to best serve the diverse tastes of its diners. Waitr offers diners the most selection, in terms of number of Restaurant Partners, in 32 of its 34 markets. Waitr has seen that as Waitr adds selection in certain markets, diner frequency increases. More selection means more opportunity for orders.

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Quick, Quality Service.   Waitr delivers the right order, quickly and professionally. Waitr’s background-checked and uniformed drivers provide diners with peace of mind and assure consistent quality of service. Waitr’s driver network is managed to minimize the time it takes to deliver an order to a diner. Waitr has live, customer support to assist diners, helping to ensure diner success when ordering on the platform.

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Discovery.   Diners use Waitr’s platform to find new restaurants and new dishes. Waitr strongly believes that “we eat with our eyes” and its user interface is designed to showcase menus with professional photography, giving diners a rich understanding of restaurants’ offerings. Waitr’s diners discover restaurants they would like to visit in person, not just to order on the Waitr Platform, further expanding the potential pool of dine-in customers for Waitr’s Restaurant Partners. The Waitr platform is a gallery of food where its partner chefs display their art for Waitr’s diners to discover great local food.

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Personalized Experience.   Personalizing the experiences on Waitr, diners can create a collection of their favorite restaurants. Waitr provides the option for frequent users to easily access their favorite restaurants and quickly order the preferred cuisine with fewer steps through its “swipe and buy” option, which eliminates the need to enter delivery and payment details. Waitr creates the personalized experience that diners are looking for throughout the food ordering and selection process where they can tailor their orders to seven layers of customization, getting what they want, when they want it. Diners can add frequent restaurants as favorites, keep track of past orders and split the cost of an order with friends.
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High Impact Local Partnerships.   Waitr focuses on attracting local favorites to the Waitr Platform and strives to create the right balance of cuisine and price points in all markets. Waitr’s specific focus on local favorites allows it to strive to achieve its “Local Everywhere” mantra across the United States.

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Convenience.   Waitr provides diners with an intuitive platform that makes ordering and delivery simple from any connected device. You can get what you want, when you want it. Diners can track their order and know exactly when to expect their food.

Why Drivers Love Waitr
Drivers choose to drive for Waitr given the attractive pay, flexible hours, sense of community and the pride that comes from being a member of the Waitr team. Waitr provides drivers with the following benefits:
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Steady employment.   Waitr offers its employee drivers regular, scheduled employment. Waitr encourages its employee drivers to work full time and build relationships with other Waitr drivers to build pride as a member of the Waitr team.

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Pay and Benefits.   Waitr pays its drivers by the hour at an attractive wage in the markets where Waitr operates. Benefits are offered to qualifying employee drivers. Waitr’s management also believes that its pay rates to independent drivers are attractive.

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Flexibility.   Employee drivers are offered the ability to drive part time or fulltime, day or night. Further, Waitr offers its drivers the opportunity to exchange shifts with other drivers if needed. Both employee and independent contractor drivers enjoy flexible scheduling.

Waitr’s Competitive Strengths
Leader in Waitr’s Markets
Waitr has established a leading position, in terms of number of restaurants, in nearly all of the markets in which Waitr operates in terms of number of restaurants available on its platform in each market, determined from Waitr management’s assessment of the number of restaurants available on competing platforms in those same markets. Waitr has over 6,200 Restaurant Partners, 679,000 Active Diners and 6,100 drivers on the Waitr Platform. Waitr’s best-in-class value proposition has enabled Waitr to become the go-to destination for diners and the preferred partner for restaurants in its markets.
Customer Loyalty
A significant portion of Waitr’s diners are frequent customers. Waitr’s Active Diners place 11 orders on average on an annualized basis based on its quarter ended June 30, 2018 total orders of 1.9 million. Waitr has grown the number of Active Diners on the Waitr Platform from approximately 243,000 for the second quarter of 2017 to approximately 679,000 for the second quarter of 2018 and still see rapid growth in both its new and existing markets as Waitr continues to execute a diner-focused strategy of offering the most restaurants on the Waitr Platform and delivery of its food in a professional and timely manner. By executing on its business model, Waitr believes Waitr will continue to experience repeat and growing usage of the Waitr Platform.
Waitr Is a Trusted Partner to Restaurants
Waitr’s restaurants are its partners. The Waitr Platform has been built to serve its restaurants and provide a differentiated, brand-additive service. This is demonstrated by the 99% restaurant retention rate Waitr has maintained since inception. Pending the completion of the business combination, Waitr will have a strong sponsor in Landcadia, who will bring industry leading expertise, a strong brand and who is an influencer in the restaurant industry.

Waitr’s Business Model Encourages Restaurant and Diner Adoption
Waitr’s deep regional integration, network of W-2 employee drivers, partnership pricing and initial set up costs enhances restaurant buy-in and in turn, leads to increased diner adoption and engagement. As part of its business strategy, Waitr provides its Restaurant Partners with flexibility around price point, charging restaurants under two fee models: (1) with an initial setup and integration fee and partnership level pricing, and (2) with a higher fee rate and no upfront setup and integration fee. In charging an initial fee, Waitr finds that it builds partnerships with its restaurants, ensuring buy-in and commitment to the platform from market launch.
Differentiated Platform with Driver Network and Proprietary Technology
Waitr believes that using W-2 employee drivers provides a strategic advantage over its competitors and differentiates its offerings for both restaurants and diners. Timely delivery and professional appearance increase restaurant and diner loyalty. Waitr’s proprietary software platform allows it to optimize driver efficiency. Our proprietary technology allows us to analyze data to determine when and where to schedule its drivers leading to faster and reliable delivery times for restaurants and more earnings for Waitr’s drivers.
Powerful Network Effects
Waitr has built a three-sided network of restaurants, diners and drivers in 34 markets across the U.S. Each leg of the network reinforces the strength of the others. Waitr is adept at signing up a critical mass of restaurants and drivers to launch a market and attracting diners once Waitr has launched. All of Waitr’s markets are launched with the ability to provide a quick, accurate quality delivery experience for restaurants and diners. Other competitors that offer food delivery typically do so through independent contractors only, thereby providing only the potential availability of drivers for delivery services without the same degree of quality assurance that Waitr aims to build into its employee driver teams. Historically, Waitr has not launched its marketplace hoping that delivery will work at some point in the future — Waitr has built delivery as a core part of its services from the start. Waitr plans to continue to implement this model as Waitr expands into new markets.
Proven Expansion Playbook
Waitr’s new market strategy is predicated on leveraging best practices from the launch of prior markets. Waitr’s “playbook” is continuously refined and includes strategies around signing up new restaurants, deploying adequate resources to new markets, sales and marketing and ongoing business development. Historically, Waitr has pursued a “hub-and-spoke” strategy. Waitr initially built a strong platform within Louisiana — with leading market share in terms of number of restaurants in its home markets of Lake Charles, New Orleans, Lafayette and Baton Rouge — Waitr has since expanded into new hub markets in nearby cities and states such as Columbus, Georgia and Montgomery, Alabama, among many others, with plans for further expansion throughout the United States. As Waitr’s brand awareness has grown, and as Waitr has refined its “playbook,” Waitr has seen recent, new market cohorts (as defined below) performing and scaling much faster than previous launches.
High Growth Business Model Built in Capital Efficient Manner
Waitr’s business has scaled rapidly, growing its Gross Food Sales by over 285% from 2016 to 2017 and net revenue by over 300%. Waitr’s growth has been almost entirely organic to date, focused on opening new markets quickly and efficiently. Cumulatively, Waitr has enabled 7.7 million orders and $274 million in Gross Food Sales from inception through the period ended June 30, 2018 and have done so in a capital efficient manner with just $27 million in capital raised.

Waitr’s Business Strategy
Waitr’s business grows by facilitating more restaurants and more orders on the Waitr Platform. As a marketplace platform, Waitr benefits from network effects as more liquidity is developed across consumers, restaurants and drivers on the Waitr Platform. Waitr intends to pursue these growth strategies to grow the Waitr Platform:
Increase sales through further penetration of its existing markets
Waitr believes that its markets are at an early stage of growth when measured by market penetration. Waitr plans to continue marketing and actively building its brand in existing markets by improving its offerings, technology platform depth and customer service.
Continue expansion into new markets and development of new products and services and invest in new technology
Waitr has identified a substantial number of greenfield market opportunities within and adjacent to its current geographic footprint. Waitr intends to continue to expand into new cities and geographies within and adjacent to its current footprint. Waitr plans to continue to enter and expand upon product offerings across its marketplace. Waitr plans to roll out additional products such as grocery, alcohol (where permitted) and dry goods delivery, all of which will continue to enhance the experience of users of the Waitr Platform.
Deliver an excellent diner experience
Waitr believes that by tailoring the Waitr Platform experience to the nuances of regional markets, Waitr can further improve the user experience and create growth for its restaurant users. Waitr plans to continue to invest in its direct sales team and expand its geographical footprint. Waitr finds that as Waitr adds more restaurants to the platform, Waitr sees an increase in diners and orders. A significant opportunity exists to expand existing diner spend, add new diners, and establish leadership positions within its current markets.
Leverage relationship with Waitr’s Restaurant Partners
Waitr intends to utilize its existing relationships with diverse and high-quality restaurants to grow within its current markets as well as aid in its expansion into new markets. Landry’s sponsorship of Landcadia provides Waitr with access to the restaurant experience of Tilman J. Fertitta and the Landry’s management team, along with immediate access to Landry’s restaurant properties, the Golden Nugget Casino and the Houston Rockets.
Pursue Strategic Acquisitions
Waitr intends to selectively evaluate and pursue expansion opportunities in existing and new markets in core and adjacent categories through strategic acquisitions.
Identify and Launch Markets
Identifying New Markets
Waitr currently operates in an 10-state area in the Southeast U.S., with plans to expand into new markets in the future. Waitr identifies market opportunities based on several criteria, including proximity to its current market footprint and major interstate connectivity between its current and potential markets, which allows it to leverage the Waitr brand.

Launching New Markets
Waitr’s market launch process occurs over four phases pre-launch, then phases one, two and three:
Pre-Launch:   During pre-launch, Waitr identifies markets and key Restaurant Partners. When Waitr begins operations in a new market, Waitr first signs up new restaurants with in-person sales calls. Waitr’s emphasis is on signing the key influencers in a market and leveraging its relationships with multi-location partners and national and regional chains.
Phase One:   Waitr measures the progress a market has made upon launch by the number of orders per day it generates. During phase one, Waitr is building awareness in the community and growing our application installation base, experiencing rapid growth in restaurants and users.
Phase Two:   During phase two of market launch, Waitr experiences rapid growth in diner engagement and continue signing restaurants. Waitr becomes viral and word of mouth increases restaurant, diner and driver interest.
Phase Three:   Finally, in phase three Waitr has reached sustained profitability and is optimizing operations. Increasing Orders per driver per hour drives margin increases. Waitr scales its in-market operations and support teams to handle increased Order volumes.
Marketing
The Waitr Platform has become an important extension of restaurant branding. Most of its marketing efforts to date have been through co-branding with restaurants and generating word-of-mouth adoption. Restaurants promote Waitr as a feature for their diners through in restaurant advertising such as door stickers, table tents and push cards in their to go orders. Waitr offers flexibility around pricing, providing restaurants with two choices — an upfront setup and integration fee with a lower fee rate or no upfront setup and integration fee with a higher fee rate.
Waitr’s remaining sales and marketing initiatives are paid marketing, which includes: digital media, influencer sponsorships, traditional ads, and public relations. Waitr also reaches new diners through early adopters who enjoyed the Waitr experience, and who recommend the Waitr Platform to friends and family. Waitr also leverages its partnerships to expand geographic reach. By seeking out potential partners within sports teams and local media outlets, including its partnership with Hearst television, the New Orleans Saints and New Orleans Pelicans (among others), Waitr has strengthened its brand and connections with its local communities.
Subsequent to the business combination, Waitr intends to further invest in customer acquisition as Waitr is able to acquire and monetize diners profitably. This transaction adds cash to Waitr’s balance sheet to drive growth. It provides access to the industry expertise of Tilman Fertitta and the Landry’s management team as well as immediate access to their portfolio of restaurants to seed new growth markets. Waitr will also gain promotion as a delivery partner within Fertitta’s over 4 million loyalty members across Landry’s restaurants and Golden Nugget Casinos. Mr. Fertitta will also drive elevated media exposure nationally and in strategic markets for Waitr, through his various other ventures, including the Houston Rockets and their over 10 million Facebook followers.
Sales
Waitr’s sales team is focused on signing up restaurants across its current and target markets. When launching a market, Waitr deploys a sales launch team to the new market to begin recruiting a diverse set of notable and popular restaurants to the Waitr Platform. By focusing Waitr’s sales efforts on recruiting top restaurants and showing them the value of the Waitr Platform, restaurants promote themselves on Waitr’s platform to their diners. This increase in diners helps to drive more sales and ultimately more restaurants to the platform. After launch, Waitr continues the sales efforts with an in-market brand ambassador and business development representative, while also conducting sales initiatives at the regional and corporate level with key partners and larger national accounts. Waitr has historically used a “hub-and-spoke” strategy when opening new markets, which enables it to build momentum through word-of-mouth among both Restaurant Partners and diners. After opening new markets, Waitr representatives continue to work with its partners to increase overall order volume and ensure a high level of quality control across the platform. Waitr’s sales team also leverages the success of the Waitr platform to build new partnerships with important restaurant influencers in the communities Waitr serves.
Market Cohorts
Waitr observes that markets launched at similar times — what Waitr refers to as “market cohorts,” or “cohorts,” tend to perform similarly based on the length of time that has elapsed after launch. The tables and charts below present information about Waitr’s growth, based on various market cohorts that were launched and based on the time elapsed from initial launch.
Active Diners by Market Launch Year
Note: Market cohorts include double counting of diners who have placed orders in more than one market.
Waitr continues to see diner growth across market cohorts. In its fourth year, the 2015 annual market cohort represents the largest diner footprint and is still growing. The 2015 annual market cohort, which had more than 10,000 Active Diners as of December 2015, now has more than 250,000 as of June, 30 2018.
New Diners by Quarterly Diner Cohort

Since inception, Waitr has seen high growth in diners joining the platform every month. As of June 30, 2018, Waitr had more than 513,000 diners join the platform over the last twelve months. As of June 30, 2018, approximately 679,000 diners were active on the platform. As Waitr continues to expand into new markets, it expects the number of new diners joining the Waitr Platform to continue increasing.
Waitr’s Products and Services
Restaurant Products and Services
Waitr provides restaurants with a high level of service with deep technology integration, a high-growth, enhancing marketing platform, trained employee drivers, and customer support all at very attractive and aligned pricing.
Pricing Plans.   Historically, Waitr has offered restaurants two pricing plans (1) an upfront setup and integration fee and lower fee rate and (2) no upfront setup and integration fee with a higher fee rate. Given the value created by Waitr’s initial setup process and the lower fee rate, the majority of restaurants elect for the upfront setup and integration fee and lower fee rate option.
Restaurant Onboarding.   Waitr offers restaurants a streamlined onboarding process that features direct menu management, high quality professional photography and high levels of customer service from its market level representatives. Waitr offers deep levels of order customization and easy to use features, such as “swipe and buy”, which enable high levels of diner satisfaction and more frequent orders. Waitr’s high level of value-added service has led to a 99% historical restaurant retention rate as of the period ended June 30, 2018.
Product Features.   Waitr’s application provides restaurants with the ability to offer promotions and daily specials, optimize orders through real time analytics and manage restaurant menus. Waitr’s partner platform includes a dedicated mobile application for its Restaurant Partners called “Managr.” The Managr toolkit simplifies and aggregates restaurant order and delivery tasks onto a central in-app controller and provides flexibility to edit menus based on inventory or promotions, all through user-friendly hardware that receives orders on-site and integrates them seamlessly into existing kitchen flow.
Customer Support.   Waitr also provides its Restaurant Partners with in-market team support. With Waitr’s focus on providing the best customer experience for its Restaurant Partners, real people answer the phone whenever someone calls Waitr’s support team. The support component of Waitr’s platform is designed to ensure quality diner and restaurant service to both parties.
Delivery.   Delivery comprises an increasing percentage of a restaurant’s business. Waitr provides an ordering and delivery platform for its Restaurant Partners. Waitr provides its Restaurant Partners with a network of trained and uniformed drivers to address the growing demand for delivery services.
Diner Products and Services
Properties.   For diners, Waitr serves as a personalized service that provides discovery, convenience and transparency through both the Waitr Website and the Waitr App. The Waitr App has experienced strong usage, with approximately 89% of our total orders taking place through the Waitr App as of the period ended June 30, 2018. Waitr’s platform features food ordering and delivery, group ordering capabilities and the ability to create favorites for recurring orders.
Features.   Waitr’s platform simplifies the online restaurant delivery process to a few steps that include setting location, specifying delivery or takeout, choosing an order, customizing with changes or comments, and tracking orders until delivery or pickup. Diners can choose either delivery or takeout and can easily view their favorite restaurants and past orders. Further, Waitr offers diners the option to start or join group orders, providing them with an easy method to split the cost of large orders.

Restaurant Selection.   The restaurants on Waitr’s platform offer a wide breadth of cuisines, price points and local favorites in each market to best serve the diverse tastes of its diners. Waitr offers diners the most selection in terms of restaurant offerings, in 32 of its 34 markets.
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Customization.   Waitr creates the personalized experience that diners are looking for throughout the food ordering and selection process, where they can tailor their orders to seven layers of customization: getting what they want, when they want it. Diners can add restaurants to the favorites they frequent, keep track of past orders and split the cost of an order with friends.

Driver Products and Services
Approximately 95% of its drivers are Waitr employees. Directly employing its drivers ensures that Waitr is able to provide training while onboarding and schedule its drivers in specific locations and during specific time windows to effectively balance supply with demand during peak periods. This is key to optimizing its delivery network so Waitr can adequately meet restaurant and diner demand for timely, quality delivery. Waitr uses its software platform to determine when Waitr will experience the highest demand and schedule the appropriate number of drivers accordingly. Employing Waitr’s drivers allows it to provide training and uniforms with Waitr branded apparel and bags, which make them readily identifiable to restaurants and diners.
Waitr has built a highly-engaged and loyal driver network. Waitr provides its drivers a competitive hourly wage, flexible work schedule and stable employment. Waitr conducts background checks and in-person interviews with all potential drivers. Drivers often prefer Waitr, as opposed to driving as contractors, in competitive markets since Waitr provides a secure source of income along with benefits for those drivers who qualify. Drivers have flexible schedules and are paid on a weekly basis, plus they keep 100% of gratuities. Waitr also believes that its delivery optimization technology leads to more deliveries, which can result in more tips for Waitr drivers.
Waitr manages driver schedules based on the projected order volume for a given day. Waitr’s algorithm includes factors for the day of the week, special events, seasonality, traffic and weather. Waitr’s technology attempts to assign drivers in a way that balances efficiency and service. Waitr attempts to schedule its employee drivers approximately 30 hours or more per week, but Waitr also employs many part-time drivers, who choose to drive for Waitr as a source of supplemental income. Drivers on the Waitr platform drive licensed and insured and safe vehicles and have clean driving records at the time of hire.

Competition
The U.S. restaurant delivery market is competitive, evolving, fragmented and subject to changing technology and frequent introductions of new products and services. According to the NPD Group, there are more than 647,000 restaurants in the United Sates, with the number of independent restaurants totaling over 346,000 restaurants.
Waitr’s primary competition remains traditional offline options including paper menus and telephoning in to restaurants for delivery or take-out, with online ordering having just 6% penetration among total off-premise restaurant spend in 2016. Waitr believes its competition falls into the following categories:
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Traditional offline processes including phone orders, paper menus distributed by restaurants, local advertising and the yellow pages;

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Local delivery services that typically do not employ mobile or internet technology to power their service (for example, taking orders by phone only); and

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Other online delivery platforms.

Waitr believes the principal competitive factors in its market include:
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Scale

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Cost

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Delivery network

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Technology

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Convenience

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Customer Service

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Integration

Waitr believes Waitr competes favorably based on these factors for restaurants, consumers and drivers.
Technology & Intellectual Property
The Waitr Platform uses scalable software to provide a consistent and robust user experience as user numbers increase. The internally developed platform is purpose-built to streamline online ordering and delivery for consumers and restaurants. Waitr’s Platform is 100% hosted in the cloud. Cloud hosting assists Waitr with addressing potential capacity constraints that Waitr may face as it grows its core applications and provides a level of redundancy, fault tolerance and cost-effectiveness. Waitr also hosts its Driver Managr and call center applications on the cloud. Waitr’s Platform offers greater simplicity, ease of use, rich customer data, and online menu integrations. Continued scaling of the Waitr Platform is expected to lead to a more consistent and robust user experience. Rich customer data and online menu integrations are also expected to result in higher average order value and increased incremental orders.
Waitr protects its intellectual property through a combination of trademarks, trade dress, domain name registrations, trade secrets, patents, and copyrights.
As of June 30, 2018, Waitr had registered trademarks covering “Waitr,” the bowtie design and logo and the stylistic designs associated with its brand. Waitr has also filed other trademark applications in the United States and may pursue additional trademark registrations to the extent management believes it will benefit its business and be cost-effective.
As of June 30, 2018, Waitr had also filed 2 patent applications in the United States, which seek to cover proprietary inventions relating to its products and services. Waitr may pursue further patents to the extent that management believes it will benefit Waitr’s business and be cost-effective.
Waitr holds several registrations to domain names relating to its business, including waitrapp.com and others.

Waitr’s non-driver employees and contractors are required to sign agreements with Waitr pursuant to which they agree to keep proprietary and non-public information confidential and to assign any and all inventions or other intellectual property relating to its business to Waitr. The policies and applicable terms of use of the Waitr Platform also contain confidentiality and assignment of intellectual property provisions and restrict the distribution or use of Waitr’s technology in unauthorized manners.
Organization
As of June 30, 2018, Waitr had approximately 388 full-time equivalent employees, excluding delivery drivers. None of Waitr’s employees are represented by a labor union with respect to their employment with Waitr. Waitr directly employs over 6,100 delivery drivers. Waitr’s headquarters are located at 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601.
Facilities
Waitr leases several facilities for key administrative, operational and technology functions. Waitr’s headquarters are located in a multi-tenant office building in Lake Charles, Louisiana at 844 Ryan Street, where Waitr leases 10,554 square feet. Waitr’s lease for the space in Lake Charles commenced on October 17, 2017 and expires on October 17, 2022. Starting on January 1, 2017, Waitr also leased 9,614 square feet at 1100 Bertrand Drive, Lafayette, Louisiana, which lease ends on March 31, 2022. Finally, Waitr leased 4,042 square feet in Baton Rouge, Louisiana on February 1, 2018, which lease ends on January 31, 2023.
Waitr entered into a Lease Agreement for additional commercial property in Lafayette to house administrative, technology development and other operational business units, commencing on October 1, 2018 (Phase 1) for the third floor (approximately 12,554 square feet) and on September 1, 2019 (Phase 2) for the remainder of the building (including the first and second floor, comprising approximately 27,509 square feet) (the “Lafayette Lease”). The Lafayette Lease expires 7 years and 11 months from October 1, 2018 (subject to two renewal options of 5 years each).
Waitr has operations in 34 markets in the United States. Waitr does not own any facilities as of the date of this filing, and the leases for all operations outside of the facilities named above are leased on short-term leases. Waitr believes that substantially all of its property and equipment is in good condition and its buildings and improvements have sufficient capacity to meet current needs. From time to time, Waitr leases additional facilities to meet the needs of its business as it pursues additional growth.
Legal Proceedings
On July 14, 2016, Waiter.com, Inc. “Waiter.com” filed a lawsuit against Waitr in the United States District Court for the Western District of Louisiana, alleging trademark infringement based on Waitr’s use of the “Waitr” trademark and logo, Civil Action No.: 2:16-CV-01041. Plaintiff seeks injunctive relief and damages relating to Waitr’s use of its name and logo. No trial date has been set for this case. Waitr believes that this case lacks merit and that it has strong defenses to all of the infringement claims alleged. Waitr intends to vigorously defend the suit.
In addition to the lawsuit described above, Waitr is involved in other litigation arising from the normal course of business activities. Waitr is involved in various lawsuits involving claims for personal injuries, physical damage and workers compensation benefits suffered as a result of alleged Waitr drivers, independent contractors, and third party negligence. Although Waitr believes that it maintains insurance that generally covers its liability for damages, if any, insurance coverage is not guaranteed, and Waitr could suffer material losses as a result of these claims or the denial of coverage for such claims.
In addition to the matters described above, from time to time, Waitr is involved in various other legal proceedings arising from the normal course of business activities.

Key Business Metrics
Throughout this filing, Waitr discussed key business metrics, including Active Diners, Orders and Gross Food Sales. Waitr’s key business metrics are defined as follows:
Active Diners.   Number of diner accounts from which an order has been placed through the Waitr Platform during the past twelve months (as of the end of the relevant period).
Orders.   The number of revenue-generating transactions placed by customers on the Waitr Platform during the relevant period. Orders include a modest number of diner pick-up orders, which are not subject to Waitr’s delivery fee.
Average Daily Orders.   The number of Orders during the period divided by the number of days in that period.
Restaurant Partners.   The number of restaurants that have executed a definitive agreement to join the Waitr Platform, as of the end of the period. It takes a new Restaurant Partner between approximately 30 and 45 days, on average, from the contract date to go live on the Waitr platform.
Gross Food Sales.   The total food and beverage sales, sales taxes, gratuities, and delivery fees processed through the Waitr Platform during a given period. Gross Food Sales are different than the order value upon which Waitr charges its fee to Restaurant Partners, which excludes gratuities and delivery fees. Waitr currently charges a delivery fee of  $5 per delivery order in most of its markets, which are included in Waitr’s revenue. Gratuities, which are not included in Waitr’s revenue, are determined by diners and may differ from Order to Order.
Average Order Size.   Gross Food Sales for a given period divided by the number of Orders during the same period.
	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2018	2017	2017	2016	2015
Active Diners (as of period end)	678,818	243,236	678,818	243,326	419,430	117,887	10,046
Orders	1,865,165	780,670	3,394,384	1,358,286	3,400,052	874,142	52,303
Average Daily Orders	20,724	8,674	18,858	7,546	9,315	2,395	143
Restaurant Partners (as of period end)	6,264	2,087	6,264	2,087	3,617	1,029	105
Gross Food Sales (dollars in thousands)	$65,687	$27,810	$119,813	$48,400	$121,081	$31,430	$1,846
Average Order Size	$35.22	$35.62	$35.30	$35.63	$35.61	$35.96	$35.29

WAITR MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with the sections titled “Unaudited Pro Forma Condensed Combined Financial Information,” “Summary Historical Financial Information of Waitr,” “Information About Waitr” and the financial statements and related notes thereto included elsewhere in this proxy statement. Unless otherwise stated, the discussion below primarily reflects Waitr’s historical condition and results of operations as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016, and 2015, which are based on Waitr’s audited consolidated financial statements as of the dates and for the years then ended (the “audited financial statements”) and as of June 30, 2018 and for the three and six month periods ended June 30, 2018 and 2017, which are based on Waitr’s unaudited interim condensed consolidated financial statements for the periods then ended (the “unaudited interim financial statements”). Dollar amounts in this discussion are expressed in thousands, except as otherwise noted.
The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of Waitr’s control. Waitr’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors — Risks Related to Waitr’s Business and Industry” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this proxy statement. Waitr does not undertake any obligation to publicly update any forward-looking statements except as otherwise required by applicable law.
Overview
Waitr operates an online ordering and delivery platform that enables consumers to discover and order meals from local restaurants, powered by its team of delivery drivers. Originally formed on December 5, 2013 as a Louisiana corporation, Waitr began operations in 2014 and has grown quickly to connect restaurants, diners, and delivery drivers in various markets. Waitr facilitates ordering of food and beverages by diners from restaurants for takeout and delivery, primarily through the Waitr platform. Waitr markets its proprietary application and digital platform to restaurants and diners mainly across small and medium sized markets, which Waitr defines as geographic city and town clusters within the top 51-500 markets in the United States, based on population. These markets are home to approximately 35% of restaurants in the United States. Like larger U.S. cities, these markets have growing demand for online and application-driven food takeout and delivery and have historically been underserved by Waitr’s competitors. Waitr believes that its focus on small and medium sized markets, established market launch playbook, and differentiated operating model provide it with a competitive advantage in its target markets.
As of June 30, 2018, Waitr operated across eleven states, in 34 markets comprised of 205 cities, with an addressable population of approximately 105 million, and believes it was the market leader in the majority of these markets in terms of number of restaurants. Average Daily Orders (as defined below) for the three months ended June 30, 2018 were approximately 20,500 and were approximately 19,000 in the six months ended June 30, 2018, and 9,300, 2,400, and 150 in 2017, 2016, and 2015, respectively. During the three months ended June 30, 2018, Waitr generated revenues of  $16,160 compared to $4,824 in the same period of 2017. Waitr’s revenues grew to $22,911 in the year ended December 31, 2017 from $5,650 in the year ended December 31, 2016 and $340 in the year ended December 31, 2015.
Factors Affecting the Comparability of Waitr’s Results of Operations
The Landcadia Transaction, Convertible Notes, and Public Company Costs.   On May 16, 2018, Waitr entered into the Merger Agreement, pursuant to which, and subject to the satisfaction or waiver of certain conditions, Waitr will merge with and into the Merger Sub, thus consummating the business combination (as that term is defined above). See “The Business Combination Proposal — The Merger Agreement”. In connection with the business combination, each holder of Waitr’s convertible promissory notes (the “Convertible Notes”), the total outstanding principal par amount of which was $9,954 (carrying value of approximately $8,504) as of June 30, 2018, will have the option to either (i) have the outstanding principal and accrued interest automatically converted to shares of Waitr’s Series AA preferred stock (“Series AA Preferred Stock”) or (ii) elect to receive an amount equal to 1.5 times the amount of principal outstanding and accrued interest thereunder. Waitr amended the terms of the Convertible Notes on December 15, 2017 to allow holders to convert their notes at par plus accrued interest into Series AA Preferred Stock at a per share conversion price equal to $125,000 divided by the number of shares of common stock outstanding, on a fully diluted basis, at maturity. The amendments were deemed substantial, resulting in the application of extinguishment accounting, which resulted in the recording of a loss on debt extinguishment of  $10,537 in 2017, representing the difference between the fair value of the amended Convertible Notes of  $18,308 and their carrying amount of  $7,771. The conversion option was deemed to include embedded derivatives as the option would require Waitr to repay its indebtedness at a substantial premium to par. Due to the equity valuation of the business combination, Waitr believes that virtually all holders of its Convertible Notes will choose to have their notes converted into Series AA Preferred Stock, which in turn will be exchanged for common stock of the post-combination company in the business combination.
As a consequence of the contemplated business combination, Waitr will become the accounting predecessor and successor of an SEC-registered and Nasdaq-listed company, which will require Waitr to hire additional staff and implement procedures and processes to address regulatory and customary requirements applicable to public companies. Waitr expects to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. Waitr estimates that these incremental costs will amount to between approximately $1,500 and $2,500 per year, resulting in materially higher general and administrative expenses in future periods.
Changes in Fee Structure.   Waitr has made several modifications to its fee structure during the fiscal periods presented in this proxy statement. Since 2017, Waitr’s fee structure evolved gradually from a per transaction fee plus a percentage of the food sale amount to one based exclusively on a percentage of the food sale amount, which applied to substantially all restaurants in most markets since November 2017. In early 2018, Waitr also established a new multi-tier fee structure, allowing new Restaurant Partners to elect higher fees in lieu of paying the one-time set-up and integration fee. As a result of these changes, which progressively resulted in modestly higher fees, Waitr’s revenue and operating margins may not be comparable between periods, and future changes in fee structure could impact the comparability of results with future periods.
Seasonality and Holidays.   Waitr’s business tends to follow restaurant closure and diner behavior patterns. In many of Waitr’s markets, Waitr generally experiences a relative increase in diner activity from September to May and a relative decrease in diner activity from June to August due to school summer breaks and other vacation periods. In addition, restaurants tend to close on certain holidays, including Thanksgiving and Christmas Day, in Waitr’s key markets. Further, diner activity may be impacted by unusually cold, rainy, or warm weather. Cold and rain typically drive increases in order volume, while unusually warm or sunny weather typically drives decreases in orders. Consequently, Waitr’s results between quarters, or between periods that include prolonged periods of unusually cold, warm, inclement, or otherwise unexpected weather, may vary.
Acquisition Pipeline.   Waitr actively maintains and evaluates a pipeline of potential acquisitions and expects to be acquisitive in the future. While prior acquisitions have been relatively small, potentially significant future business acquisitions may impact the comparability of the Waitr’s results in future periods with those for prior periods.
Key Factors Affecting Waitr’s Performance
Efficient Market Expansion.   Waitr’s continued revenue growth and path to improved cash flow and profitability is dependent on successful penetration of its target markets and achieving its targeted scale in current and future markets. Once a target market is identified, Waitr’s market launch playbook calls for hiring a city/market manager to interview, hire, and onboard new drivers, while Waitr’s corporate and business development team is simultaneously deployed in-market to onboard an appropriate selection of strategically located and diverse restaurants. A local awareness and marketing campaign is typically commenced ahead of launch and temporarily ramped up simultaneously with operational launch, which is driven by the acquisition of a targeted number of Restaurant Partners and drivers. Delay or failure in achieving positive market-level margins (exclusive of indirect and corporate overhead costs) could adversely affect Waitr’s working capital, which in turn, could slow its growth plans.

Waitr typically targets markets where it estimates that it could achieve sustainable, positive market-level margins that support sustainable market operating cash flows and profits, improve efficiency, and appropriately leverage the scale of its advertising, marketing, research and development, and other corporate resources. Historically, Waitr estimates that it reached positive market-level margins (exclusive of indirect and corporate overhead costs) approximately six months, on average, following market launch. Waitr’s financial condition, cash flows, and results of operations depend, in significant part, on its ability to achieve and sustain its target profitability thresholds in its markets.
Waitr’s Restaurant and Diner Network.   Waitr’s growth has been and is expected to continue to be driven in significant part by its ability to successfully expand its network of Restaurant Partners and diners using the Waitr Platform as the quality and quantity of Restaurant Partners on-boarded onto the Waitr Platform in a market drives the number of diners and order frequency, and, in turn, the number and quality of diners utilizing the Waitr Platform makes Waitr more attractive to restaurants. Waitr believes that its Restaurant Partner retention strategy, combining a modest Restaurant Partner set-up and integration fee investment with Waitr’s differentiated, value-added services fosters Restaurant Partner loyalty and incentivizes Restaurant Partners to drive business toward the Waitr Platform. From inception, Waitr has historically retained over 99% of Restaurant Partners that commenced using the Waitr Platform. Waitr also believes that its brand recognition, driven by its strong regional presence and employee delivery drivers, accessible customer service, and flat delivery fee further contributes to diner loyalty.
Key Business Metrics
Defined below are the key business metrics that Waitr uses to analyze its business performance, determine financial forecasts, and help develop long-term strategic plans:
Active Diners.   The number of diner accounts from which an order has been placed through the Waitr Platform during the past twelve months (as of the end of the relevant period).
Orders.   The number of revenue-generating transactions placed by customers on the Waitr Platform during the relevant period. Orders include a modest number of diner pick-up orders, which are not subject to Waitr’s delivery fee.
Average Daily Orders.   The number of Orders during the period divided by the number of days in that period.
Restaurants Partners.   The number of restaurants that have executed a definitive agreement to join the Waitr Platform, as of the end of the period. It takes a new Restaurant Partner between approximately 30 and 45 days, on average, from the contract date to go live on the Waitr platform.
Gross Food Sales.   The total food and beverage sales, sales taxes, gratuities, and delivery fees processed through the Waitr Platform during a given period. Gross Food Sales are different than the order value upon which Waitr charges its fee to Restaurant Partners, which excludes gratuities and delivery fees. Waitr currently charges a delivery fee of  $5 per delivery order in most of its markets, which are included in Waitr’s revenue. Gratuities, which are not included in Waitr’s revenue, are determined by diners and may differ from Order to Order.

Average Order Size.   Gross Food Sales for a given period divided by the number of Orders during the same period.
	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2018	2017	2017	2016	2015
Active Diners (as of period end)	678,818	243,236	678,818	243,326	419,430	117,887	10,046
Orders	1,865,165	780,670	3,394,384	1,358,286	3,400,052	874,142	52,303
Average Daily Orders	20,724	8,674	18,858	7,546	9,315	2,395	143
Restaurant Partners (as of period end)	6,264	2,087	6,264	2,087	3,617	1,029	105
Gross Food Sales (dollars in thousands)	$65,687	$27,810	$119,813	$48,400	$121,081	$31,430	$1,846
Average Order Size	$35.22	$35.62	$35.30	$35.63	$35.61	$35.96	$35.29
Basis of Presentation
Revenue
Waitr generates revenue primarily when diners place an order on the Waitr Platform. Waitr engages a third party payment processor to collect the total amount of the order from the diner, who must use a credit or debit card to pay for their meal, and remits the net proceeds, less Waitr’s fee, the delivery fee and any gratuity amount, to the Restaurant Partner on a daily basis. Because Waitr is acting as an agent of the Restaurant Partner in the transaction, Waitr recognizes as revenue only its fees (which are assessed as a percentage of the total food sales and related sales taxes, exclusive of delivery fees and gratuities for delivery orders) and delivery fees. Gratuities are not included in revenue because they are passed through to delivery drivers. Waitr also generates revenue from setup and integration fees collected from Restaurant Partners to onboard them onto the Waitr Platform (these are recognized on a straight-line basis over the anticipated period of benefit, currently determined to be two years) and subscription fees from Restaurant Partners that opt to pay a monthly fee in lieu of a lump sum setup and integration fee. Revenue also includes, to a significantly lesser extent, grocery delivery fees (since the launch of this service in select markets in March 2017), and fees for restaurant marketing and data services. Waitr generally presents relevant restaurants on its application in order of proximity to the diner and does not allow restaurants to pay to promote themselves within the Waitr Platform.
Cost and Expenses
Operations and Support.   Operations and support expenses consist primarily of salaries, benefits, stock-based compensation, and bonuses for employees and contractors engaged in operations and customer service, including drivers, who are mainly full-time and part-time employees and comprise a substantial majority of Waitr’s approximately 6,600 employees as of June 30, 2018, as well as city/market managers, restaurant onboarding, photography, and driver logistics personnel, and payment processing costs for customer orders.
Sales and Marketing.   Sales and marketing expenses consist primarily of salaries, commissions, benefits, stock-based compensation, and bonuses for sales and sales support personnel, including restaurant business development managers, marketing employees and contractors, and third party marketing expenses such as social media and search engine marketing, online display, team sponsorships (the costs of which are recognized on a straight line basis over the useful period of the contract), and print marketing.
Research and Development.   Research and development expenses consist primarily of salaries, benefits, stock-based compensation, and bonuses for employees and contractors engaged in the design, development, maintenance and testing of the Waitr Platform.

General and Administrative.   General and administrative expenses consist primarily of salaries, benefits, stock-based compensation, and bonuses for executive, finance and accounting, human resources and administrative employees, third-party legal, accounting, and other professional services, insurance (including auto, workers’ compensation and general liability), corporate travel and entertainment and facilities rent.
Depreciation and Amortization.   Depreciation and amortization expenses consist primarily of amortization of capitalized software development and depreciation of leasehold improvements, furniture, and equipment, primarily tablets deployed in restaurants. Waitr does not allocate depreciation and amortization expense to other line items.
Related Party Expenses.   Related party expenses consist primarily of third party marketing expenses with a business affiliated with a Waitr stockholder.
Impairment of Intangible Assets.   Impairment of intangible assets consists primarily of write downs of intangible assets, which relate primarily to technology acquired as a result of Waitr’s acquisition of Requested, Inc. (“Requested”), resulting from a shift in Waitr’s strategy that impacted the expected usage of the acquired technology, as well as minor impairments related to the replacement of internally developed software code.
Other Expenses and Losses, Net.   Other expenses and losses, net primarily includes interest expense on outstanding debt, which in relevant periods consisted principally of accrued interest from convertible promissory notes.
Results of Operations
The following table sets forth Waitr’s results of operations for the unaudited interim periods indicated, with line items presented in thousands of dollars and as a percentage of Waitr’s revenue:
	Three months ended June 30,				Six months ended June 30,
(in thousands, except percentages(1))	2018	% of Revenue	2017	% of Revenue	2018	% of Revenue	2017	% of Revenue
Revenue	$16,160	100%	$4,824	100%	$28,569	100%	$8,448	100%
Costs and expenses:
Operations and support	10,498	65	4,042	84	18,414	64	6,862	81
Sales and marketing	2,786	17	1,319	27	5,139	18	2,434	29
Research and development	609	4	397	8	1,197	4	743	9
General and administrative	9,256	57	2,763	57	13,957	49	4,724	56
Depreciation and amortization	276	2	172	4	502	2	376	4
Related party expenses	25	—	15	—	48	—	23	—
Loss on disposal of assets	—	—	—	—	8	—	—	—
Impairment of intangible assets	—	—	551	11	—	—	576	7
Total costs and expenses	23,450	145	9,259	192	39,265	137	15,738	186
Income (loss) from operations	(7,290)	(45)	(4,435)	(92)	(10,696)	(37)	(7,290)	(86)
Other expenses (income) and losses, net
Interest expense (income), net	290	2	—	—	461	2	(1)	—
(Gain) loss on derivative	(165)	(1)	—	—	(327)	(1)	—	—
Other expenses (income)	(39)	—	(37)	(1)	(38)	—	(33)	—
Net loss before income taxes	(7,376)	(46)	(4,398)	(91)	(10,792)	(38)	(7,256)	(86)
Income tax (benefit) expense	23	—	—	—	34	—	2	—
Net loss	$(7,399)	(46)	$(4,398)	(91)	$(10,826)	(38)	$(7,258)	(86)

(1)
Percentages may not foot due to rounding

Three Months Ended June 30, 2018 Compared to the Three Months Ended June 30, 2017
Revenue
Revenue increased by $11,336, or 235%, to $16,160 in the three months ended June 30, 2018 from $4,824 in the three months ended June 30, 2017, due primarily to increased transaction volume and changes in fee structure. Waitr operated in 34 markets in the three months ended June 30, 2018, compared to 23 markets in the three months ended June 30, 2017, while Average Daily Orders and Gross Food Sales increased to 20,724 and $65,687, respectively, in the second quarter of 2018 from 8,674 and $27,810, respectively, in the second quarter of 2017. Average Order Size remained relatively consistent between periods. The second quarter of 2018 reflected Waitr’s new, modestly higher, restaurant fee structure adopted as of November 2017.
Operations and Support Expenses
Operations and support expenses increased by $6,456, or 160%, to $10,498 in the three months ended June 30, 2018 from $4,042 in the three months ended June 30, 2017, due to increased business volume. As a percentage of revenue, operations and support expenses decreased to 65% in the second quarter of 2018 from 84% in the second quarter of 2017, primarily due to improved scale.
Sales and Marketing
Sales and marketing expense increased by $1,467, or 111%, to $2,786 in the three months ended June 30, 2018 from $1,319 in the three months ended June 30, 2017, primarily due to increased spend on digital marketing and sales commissions for business development managers attributable to Waitr’s entry into new markets. As a percentage of revenue, sales and marketing expenses decreased to 17% in the second quarter of 2018 from 27% in the second quarter of 2017, reflecting the scalability of Waitr’s marketing spend after it becomes established in new markets.
Research and Development
Research and development expense increased by $212, or 53%, to $609 in the three months ended June 30, 2018 from $397 in the three months ended June 30, 2017.
General and Administrative
General and administrative expense increased by $6,493, or 235%, to $9,256 in the three months ended June 30, 2018 from $2,763 in the three months ended June 30, 2017, due primarily to business combination-related legal, consulting and other costs amounting to $3,603, as well as increased stock-based compensation and increased auto and workers’ compensation insurance premiums related to the addition of corporate and administrative headcount to support Waitr’s increasing business volume. As a percentage of revenue, general and administrative expenses remained constant at 57% in the second quarter of 2018 and 2017. Without the transaction costs incurred in the three months ended June 30, 2018, general and administrative expense would have been $5,653, or 35% of revenue. General and administrative expense tends be highly scalable, meaning that it tends to increase at a substantially slower pace than revenue, as a significant portion of these costs is fixed.
Depreciation and Amortization
Depreciation and amortization expenses increased by $104, or 60%, to $276 in the three months ended June 30, 2018 from $172 in the three months ended June 30, 2017.
Other expenses (income) and losses (gain), net
Other expenses were $86 in the three months ended June 30, 2018 compared to other income of  $(37) in the three months ended June 30, 2017.
Income Tax Expense
Income tax expense increased to $23 in the three months ended June 30, 2018 from $0 for the three months ended June 30, 2017.

Net Loss
Net loss increased by $3,001, or 68%, to $7,399 in the three months ended June 30, 2018 from $4,398 in the three months ended June 30, 2017, for the reasons described above.
Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017
Revenue
Revenue increased by $20,121, or 238%, to $28,569 in the six months ended June 30, 2018 from $8,448 in the six months ended June 30, 2017, due primarily to increased transaction volume, reflecting Waitr’s expanded footprint into new markets as well as its overall modestly higher fee structure, as discussed above. Average Daily Orders and Gross Food Sales increased to 18,858 and $119,813, respectively, in the first half of 2018 from 7,546 and $48,400, respectively, in the first half of 2017. Average Order Size remained relatively consistent between periods.
Operations and Support Expenses
Operations and support expenses increased by $11,552, or 168%, to $18,414 in the six months ended June 30, 2018 from $6,862 in the six months ended June 30, 2017, due to increased business volume. As a percentage of revenue, operations and support expenses decreased to 64% in the first half of 2018 from 81% in the first half of 2017, primarily due to improved scale.
Sales and Marketing
Sales and marketing expense increased by $2,705, or 111%, to $5,139 in the six months ended June 30, 2018 from $2,434 in the six months ended June 30, 2017, due primarily to increased digital marketing and sales commissions for business development managers attributable to Waitr’s entry into new markets. As a percentage of revenue, sales and marketing expenses decreased to 18% in the first half of 2018 from 29% in the first half of 2017, due to improved scale.
Research and Development
Research and development expense increased by $454, or 61%, to $1,197 in the six months ended June 30, 2018 from $743 in the six months ended June 30, 2017.
General and Administrative
General and administrative expense increased by $9,233, or 195%, to $13,957 in the six months ended June 30, 2018 from $4,724 in the six months ended June 30, 2017, due primarily to business combination-related legal, consulting and other costs of  $3,603, increase in stock-based compensation, increased auto and workers’ compensation insurance premiums related to increased headcount and Waitr’s increasing business volume. As a percentage of revenue, general and administrative expenses decreased to 49% in the first half of 2018 from 56% in the first half of 2017.
Depreciation and Amortization
Depreciation and amortization expenses increased by $126, or 34%, to $502 in the six months ended June 30, 2018 from $376 in the six months ended June 30, 2017.
Other expenses (income) and losses (gain), net
Other expenses were $96 in the six months ended June 30, 2018, compared to other income of  $37 in the six months ended June 30, 2017.
Income Tax Expense
Income tax expense increased by $32, or 1600%, to $34 in the six months ended June 30, 2018 from $2 in the six months ended June 30, 2017.

Net Loss
Net loss increased by $3,568, or 49%, to $10,826 in the six months ended June 30, 2018 from $7,258 in the six months ended June 30, 2017 for the reasons described above.
Comparison of Years Ended December 31, 2017, 2016, and 2015
The following table sets forth Waitr’s results of operations for the years indicated, with line items presented in thousands of dollars and as a percentage of Waitr’s revenue:
	Year Ended December 31,
(in thousands, except percentages(1))	2017	% of Revenue	2016	% of Revenue	2015	% of Revenue
Revenue	$22,911	100%	$5,650	100%	$340	100%
Costs and expenses:
Operations and support	17,668	77	4,785	85	186	55
Sales and marketing	5,617	25	1,359	24	137	40
Research and development	1,586	7	395	7	180	53
General and administrative	12,601	55	4,161	74	674	198
Depreciation and amortization	723	3	267	5	26	8
Related party expenses	182	1	—	—	3	1
Impairment of intangible assets	584	3	5	—	—	—
Loss on disposal of assets	33	—	3	—	—	—
Total costs and expenses	38,994	170	10,975	194	1,206	355
Income (loss) from operations	(16,083)	(70)	(5,325)	(94)	(866)	(255)
Other expenses (income) and losses (gain), net
Interest expense, net	281	1	4,467	79	91	27
(Gain) loss on derivative	52	—	(484)	(9)	(144)	(42)
(Gain) loss on debt extinguishment	10,537	46	(599)	(11)	—	—
Other expenses (income)	(52)	—	8	—	5	1
Net loss before income taxes	(26,901)	(117)	(8,717)	(154)	(818)	(241)
Income tax (benefit) expense	6	—	5	—	—	—
Net loss	$(26,907)	(117)	$(8,722)	(154)	$(818)	(241)

(1)
Percentages may not foot due to rounding

Revenue
2017 compared to 2016
Revenue increased by $17,261, or 306%, to $22,911 for the year ended December 31, 2017 from $5,650 for the year ended December 31, 2016. Waitr operated in 24 markets in 2017, compared to 14 markets in 2016, while Average Daily Orders and Gross Food Sales increased to 9,315 and $121,081, respectively, in 2017 from 2,395 and $31,430, respectively, in 2016. Average Order Size remained relatively consistent between periods, while 2017 reflected two months of Waitr’s new, overall modestly higher, restaurant fee structure.

2016 compared to 2015
Revenues increased by $5,310 to $5,650, or 1,562% for the year ended December 31, 2016 from $340 for the year ended December 31, 2015. Waitr’s operations in 2015 were at a very early stage and limited to two markets: Lake Charles and Lafayette, Louisiana. Waitr significantly expanded the scope and scale of its operations in 2016, as reflected in Average Daily Orders, which increased to 2,395 in 2016 from just 143 in 2015.
Operations and Support
2017 compared to 2016
Operations and support expenses increased by $12,883, or 269%, to $17,668 for the year ended December 31, 2017 from $4,785 for the year ended December 31, 2016, primarily due to the increased scope and scale of operations, including ramp-up expenses in anticipation of new market launches. As a percentage of revenue, operations and support expenses decreased to 77% in 2017 from 85% in 2016, primarily due to the increase in revenue described above.
2016 compared to 2015
Operations and support expenses increased by $4,599 to $4,785, or 2,473%, for the year ended December 31, 2016 from $186 for the year ended December 31, 2015.
Sales and Marketing
2017 compared to 2016
Sales and marketing expenses increased by $4,258, or 313%, to $5,617 for the year ended December 31, 2017 from $1,359 for the year ended December 31, 2016, primarily due to market expansion and entry into new sponsorship contracts. As a percentage of revenue, sales and marketing expenses remained relatively consistent, at 25% in 2017 and 24% in 2016.
2016 compared to 2015
Sales and marketing expenses increased by $1,222, or 892%, to $1,359 during the year ended December 31, 2016 from $137 for the year ended December 31, 2015.
Research and Development
2017 compared to 2016
Research and development expenses increased by $1,191, or 302%, to $1,586 for the year ended December 31, 2017 from $395 for the year ended December 31, 2016, reflecting efforts to improve application functionality and an increase in stock compensation expense for research and development employees.
2016 compared to 2015
Research and development expenses increased by $215, or 119%, to $395 during the year ended December 31, 2016 from $180 for the year ended December 31, 2015.
General and Administrative
2017 compared to 2016
General and administrative expenses increased by $8,440, or 203%, to $12,601 for the year ended December 31, 2017 from $4,161 for the year ended December 31, 2016, driven primarily by the significant increase in Waitr’s transaction volume and operational scale, as described above. As a percentage of revenue, general and administrative expenses decreased to 55% in 2017 from 74% in 2016, primarily due to scale, reflecting the significant increase in revenue described above. General and administrative expense tends to be scalable and thus, generally increases at a slower pace than revenue (excluding non-recurring transaction and similar costs), as a significant portion of these costs is fixed.
2016 compared to 2015
General and administrative expenses increased by $3,487, or 517%, to $4,161, during the year ended December 31, 2016 from $674 for the year ended December 31, 2015, reflecting Waitr’s limited operations in 2015.
Depreciation and Amortization
2017 compared to 2016
Depreciation and amortization expenses increased by $456, or 171%, to $723 for the year ended December 31, 2017 compared to $267 for the year ended December 31, 2016, reflecting the increase in Restaurant Partners and corresponding increase in depreciable property and equipment (namely, tablets). As a percentage of revenue, depreciation and amortization expenses decreased to 3% in 2017 from 5% in 2016.
2016 compared to 2015
Depreciation and amortization expenses increased by $241, or 927%, were $267 for the year ended December 31, 2016 and $26 for the year ended December 31, 2015.
Other expenses (income) and losses (gain), net
2017 compared to 2016
Other expenses (income) and losses (gain), net were approximately $10,818 in 2017 and $3,392 in 2016, reflecting mainly, for 2017, a $10,537 debt extinguishment cost related to the December 2017 Convertible Notes amendment, as described above, and interest expense of  $281 and, for 2016, interest expense of $4,467 related to then-outstanding convertible promissory notes (which were issued in late 2015 and 2016 and subsequently converted into equity, as described in Note 9 to the audited financial statements) and was partially offset by gain on derivatives and from debt extinguishment totaling $1,083 in 2016. A substantial majority of the 2016 interest expense amount was attributable to the derecognition of unamortized debt discount at the time of the convertible promissory notes conversion, which was booked as an increase in interest expense (with a corresponding increase in paid-in capital).
2016 compared to 2015
Other expenses were $3,392 for the year ended December 31, 2016 compared to other income of  $(48) for the year ended December 31, 2015. Other expenses (income) and losses (gain) in 2016 related primarily to interest on then-outstanding convertible promissory notes, which were first issued in late 2015, as well as the gain on derivatives and from debt extinguishment described above.
Income Tax Expense
Waitr’s income tax expense was $6, $5, and $0 for the years ended December 31, 2017, 2016, and 2015.
Net Loss
2017 compared to 2016
Net loss increased by $18,185, or 208%, to $26,907 for the year ended December 31, 2017 from $8,722 for the year ended December 31, 2016, for the reasons discussed above.

2016 compared to 2015
Net loss increased by $7,904, or 966%, to $8,722 for the year ended December 31, 2016, from $818 for the year ended December 31, 2015, as Waitr’s operations were limited to two markets in 2015, and 2016 was a substantially more significant business rollout year, as discussed in more detail above.
Liquidity and Capital Resources
As of June 30, 2018, Waitr had cash of  $1,802, consisting primarily of cash deposits, which earn an immaterial amount of interest. Waitr’s primary sources of liquidity to date have been proceeds from the issuance of stock and long-term convertible debt. As a result of the business combination, Waitr expects to succeed to between $75,000 and $137,903 in cash, depending on the level of redemption activity by Landcadia stockholders in connection the business combination, which it currently plans to invest in U.S. Treasury and high investment grade municipal or corporate securities. Waitr believes that its existing cash, together with the cash it succeeds to in the business combination, will be sufficient to meet its working capital requirements for at least the next twelve months. Waitr’s liquidity assumptions may, however, prove to be incorrect, and Waitr could utilize its available financial resources sooner than it currently expects.
Waitr’s main capital expenditures relate to the purchase of tablets for Restaurant Partners, which Waitr expects to increase as it continues to grow its business. Waitr’s future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” in this proxy statement. If Waitr is unable to obtain needed additional funds, Waitr will have to reduce its operating costs, which would impair its growth prospects and could otherwise negatively impact its business.
The following table sets forth Waitr’s summary cash flow information for the periods indicated:
	Six months ended June 30,		Year ended December 31,
(in thousands)	2018	2017	2017	2016	2015
	(unaudited)
Net cash used in operating activities	$(4,398)	$(5,748)	$(12,411)	$(4,497)	$(663)
Net cash used in investing activities	(1,124)	(860)	(1,874)	(826)	(203)
Net cash provided by financing activities	3,377	7,467	14,947	8,334	1,115
Cash Flows Used In Operating Activities
For the six months ended June 30, 2018, net cash used in operating activities was $4,398, compared to $5,748 for the same period in 2017, reflecting Waitr’s improved operating performance net of non-cash items as well as the impact of positive changes in working capital.
For the year ended December 31, 2017, net cash used in operating activities was $12,411 compared to $4,497 for the year ended December 31, 2016, primarily reflecting increased cash operating expenses attributable to market growth and new market expansion efforts. For the year ended December 31, 2015, net cash used in operating activities was $663.
Cash Flows Used In Investing Activities
Waitr’s primary investing activities during all of the periods presented was the purchase of property and equipment, comprised primarily of computer tablets for its Restaurant Partners. The tablets remain the property of Waitr, which controls their software applications and updates, and are devoted exclusively to the Waitr Platform. Waitr also periodically purchases office furniture, equipment, computers and software.
For the six months ended June 30, 2018, net cash used in investing activities was $1,124 compared to $860 for the six months ended June 30, 2017. For the year ended December 31, 2017, net cash used in investing activities was $1,874 compared to $826 for the year ended December 31, 2016. In both years, net cash used in investing activities consisted primarily of purchases of property and equipment (mostly tablets) and to a lesser extent capitalization of internally developed software. For the year ended December 31, 2015, net cash used in investing activities was $203.

Cash Flows Provided By Financing Activities
Waitr’s financing activities during the periods presented consisted primarily of convertible debt and stock issuances.
For the six months ended June 30, 2018, net cash provided by financing activities was $3,377, primarily reflecting an issuance of convertible promissory notes in the first quarter of 2018, compared to $7,467 for the six months ended June 30, 2017, which reflected primarily issuances of 2,341,477 shares of Series AA preferred stock in the three months ended March 31, 2017 of  $7,224.
For the year ended December 31, 2017, cash provided by financing activities was $14,947, an increase from $8,334 for the year ended December 31, 2016. In both years, cash provided by financing activities consisted of proceeds from debt and equity issuances in approximately equal proportions. For the year ended December 31, 2015, cash provided by financing activities was $1,115, consisting primarily of convertible note issuances.
Contractual Obligations and Other Commitments
Waitr has corporate offices in Lake Charles and Lafayette, Louisiana, as well as smaller offices across the Southeastern United States. Waitr’s lease for its Lake Charles office expires in October 2022, and the leases for its Lafayette offices expire in March 2022 and August 2026. Waitr recognizes rent expense on a straight-line basis over the relevant lease period.
Waitr’s future minimum lease payments under its non-cancellable operating leases for equipment and office facilities, workers’ compensation obligation, and monthly loan payments, were as follows as of June 30, 2018:
	Payments Due by Period
(in thousands)	Less than 1 Year	1 to 3 Years	3 to 5 Years	Thereafter	Total
Operating lease obligations	$639	$1,794	$1,542	$1,600	$5,575
Workers’ compensation liability(1)	31	63	63	1,093	1,250
Loan agreement(2)	1,985	—	—	—	1,985
Total	$2,655	$1,857	$1,605	$2,693	$8,810

(1)
On November 27, 2017, Guarantee Insurance Company (“GIC”), the Company’s former workers’ compensation insurer, was ordered into the receivership for purposes of liquidation by the Second Judicial Circuit Court in Leon County, Florida. At the time of the court order, GIC was administering the Company’s outstanding workers’ compensation claims. Upon entering receivership, the guaranty associations of the states where GIC operated began reviewing outstanding claims administered by GIC for continued claim coverage eligibility based on guaranty associations’ eligibility criteria. The Company’s net worth exceeded the threshold of  $25,000 established by the Louisiana Insurance Guaranty Association (“LIGA”) when determining eligibility for claims coverage. As such, LIGA assessed the Company’s outstanding claim as ineligible for coverage. As of June 30, 2018, Waitr had $1,250 in workers’ compensation liabilities which will be recognized ratably over 40 years.

(2)
On June 4, 2018 the Company entered into a loan agreement with First Insurance Funding to finance its commercial insurance premiums. The loan is payable in monthly installment payments, until maturity. The loan matures on March 21, 2019 and carries an annual interest rate of 3.39%.

The Convertible Notes, the carrying value of which was $8,504 as of June 30, 2018 and $7,484 as of December 31, 2017, and the related interest payment obligations, are not included in the table above because they are expected to be converted upon the consummation of the business combination, as discussed above. The other contractual commitment amounts in the table above are associated with agreements that are enforceable and legally binding, while obligations under other contracts that Waitr can cancel without a significant penalty are not included.

In July 2018, Waitr obtained an unsecured line of credit from certain stockholders and affiliates with a maximum principal amount of  $5,000 and an annual interest rate of 12.5%. Waitr subsequently drew $4,000 on the line of credit, which matures upon the earlier of the consummation of a business combination or July 1, 2020. The loan agreement includes certain restrictive covenants, including a restriction on the payment of dividends and incurrence of additional debt (subject to certain exceptions). See Note 17 to the audited financial statements and the section titled “Certain Relationships and Related Transactions — Waitr Related Party Transactions” elsewhere in this proxy statement.
Other than the aforementioned convertible notes and line of credit, Waitr does not have any debt or material lease obligations, and all of Waitr’s property, equipment and software have either been purchased with cash or, in the case of software, internally developed. Waitr is also a party to certain ordinary course multi-year sponsorship agreements, but has no material long-term purchase obligations outstanding with any vendors or other third parties.
Off-Balance Sheet Arrangements
Waitr did not have any off-balance sheet arrangements as of June 30, 2018.
Critical Accounting Policies
The accounting principles followed by Waitr and the methods of applying these principles are in accordance with U.S. GAAP, which often require the judgment of management in the selection and application of certain accounting principles and methods. Waitr considers the following accounting policies to be critical to understanding its financial statements because the application of these policies requires significant judgment on the part of management, which could have a material impact on Waitr’s financial statements. The following accounting policies include estimates that require management’s subjective or complex judgments about the effects of matters that are inherently uncertain. For information on Waitr’s significant accounting policies, including the policies discussed below, see Note 2 to the audited financial statements.
Allowance for Doubtful Accounts
Waitr reduces the carrying amount of accounts receivable by recording an allowance for doubtful accounts. When it becomes probable that the receivable will not be collected, the balance is written off. Waitr performs periodic credit evaluations of the financial condition of customers, monitors collections and payments from customers, and generally does not require collateral. The estimate for allowance for doubtful accounts is based on historical experience, aging of accounts receivable, and information regarding the creditworthiness of the customers. If the estimated allowance for doubtful accounts subsequently proves to be insufficient, additional allowances may be required.
Waitr is liable for uncollected credit card receivables (or “chargebacks”), including fraudulent orders when an end customer’s card is authorized but fails to process and for other unpaid credit card receivables. Chargebacks are recorded as a reduction of the revenue recorded for the transaction.
Revenue Recognition
In general, Waitr recognizes revenue when control of the goods or services is transferred to customers in an amount that reflects the consideration Waitr expects to be entitled to for those goods or services. Revenue is recognized net of taxes collected from its customers, which are subsequently remitted to governmental authorities.
Waitr generates revenues primarily when diners place an order on the Waitr Platform. Restaurant Partners pay Waitr a fee, a percentage of the transaction, on orders that are processed through Waitr’s platform. Waitr’s transaction fees are based on a fixed percentage of the value of the order. Because Waitr is acting as an agent of the merchant in the transaction, Waitr only recognizes as revenues its fees from the transaction, which are a percentage of the total Gross Food Sales for such transaction.
Transaction fees represent the revenue recognized from Waitr’s obligation to process orders on the platform. The performance obligation is satisfied when Waitr successfully processes an order placed on the platform and the Restaurant Partner receives the order at their location. The obligation to process orders on the platform represents a series of distinct performance obligations satisfied over time that Waitr combines into a single performance obligation. Consistent with the recognition objective in ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the variable consideration due to Waitr for processing orders is recognized on a daily basis. As an agent of the Restaurant Partner in the transaction, Waitr recognizes transaction fees earned from the Restaurant Partner on the platform on a net basis. Transaction fees are collected by a third party payment processor and remitted to Waitr shortly after the order is processed, which is typically three days. Transaction fees also include a fee charged to the end user customer when they request the order be delivered to their location. Revenue is recognized for delivery fees once the delivery service is completed. The contract period for substantially all contracts is one month as both Waitr’s and the Restaurant Partner’s ability to unilaterally terminate the contract by providing notice of termination.
Waitr also receives non-refundable upfront setup and integration fees for onboarding new Restaurant Partners onto the platform. Setup and integration activities primarily represent administrative activities that allow Waitr to fulfill future performance obligations for its Restaurant Partners and do not represent services transferred to the customer. However, the non-refundable upfront setup and integration fees charged to Restaurant Partners results in a performance obligation in the form of a material right related to the Restaurant Partner’s option to renew the contract each day rather than provide a notice of termination. Upfront non-refundable fees are generally due shortly after the contract is executed; however, Waitr may provide installment payment options for up to six months. Revenue is recognized ratably over a two-year period, at which point Restaurant Partners must make another non-refundable payment to renew the contract.
Other revenue consists primarily of subscription revenues from customers who have opted to pay an ongoing monthly fee to remain on the platform instead of a lump sum setup fee and equipment sales.
Intangible Assets
Costs of Software to Be Sold, Leased, or Marketed
Waitr accounts for costs incurred to develop its externally-marketed platform in accordance with ASC Topic 985-20, Software — Costs of Software to Be Sold, Leased, or Marketed. Internal and external costs incurred after technological feasibility has been established are capitalized. Technological feasibility is established upon completion of planning, designing, coding, and testing activities necessary to establish that the product can be produced to meet its design specifications including functions, features, and technical performance requirements. Waitr’s software products generally reach technical feasibility shortly before the products are released to production. Capitalized software costs are amortized on a product-by-product basis using the straight-line method over the estimated economic life of the product, which is 3 years.
Internal Use Software
Waitr also capitalizes costs to develop or purchase internal-use software in accordance with ASC Topic 350-40, Intangibles, Goodwill and Other — Internal-Use Software. Costs are capitalized as incurred after the preliminary project stage is completed, Waitr authorizes and commits funding to the project, and it is probable that the project will be completed and used for its intended function. Waitr amortizes capitalized software costs using the straight-line basis over the estimated economic life of the product, which is 3 years.
Recoverability of Intangible Assets with Finite Lives and Other Long-Lived Assets
Waitr evaluates intangible assets and other long-lived assets for impairment whenever events or circumstances indicate they may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset group to future undiscounted net cash flows expected to be generated. Waitr groups assets for purposes of such review at the lowest level for which identifiable cash flows of the asset group are largely independent of the cash flows of the other groups of assets and liabilities. If this comparison indicates impairment, the amount of impairment to be recognized is calculated as the difference between the carrying value and the fair value of the asset group.

Equity-Based Payments to Non-Employees
Under the provisions of ASC Topic 505-50, Equity-Based Payments to Non-Employees, Waitr measures stock-based compensation to a non-employee on the earlier of the date at which a commitment is reached for performance by the counterparty and the date at which the counterparty’s performance is complete (“Measurement Date”). A commitment for performance is deemed to have been reached when performance by the counterparty to earn the equity instruments is probable. The value of the award is measured based on an estimate of the fair value of the equity instruments to be issued or the fair value of the goods or services received, whichever can be measured more reliably. The estimated fair value is recognized as expense over the contractual term of the arrangement with the non-employee. If the Measurement Date is not established, Waitr measures the cost of the award in each reporting period at the then-current lowest aggregate fair value until the performance condition is met.
Stock-Based Compensation
Waitr measures compensation expense for stock options and restricted stock awards in accordance with ASC Topic 718, Compensation — Stock Compensation. Stock-based compensation is measured at fair value on grant date and recognized as compensation expense over the service period on a straight-line basis for awards expected to vest.
Waitr uses an option-pricing model to determine the fair value of stock options. Determining the fair value of stock-based awards at the grant date requires judgment. The determination of the grant date fair value of options using an option-pricing model is affected by Waitr’s estimated common stock value, as well as assumptions regarding a number of other complex and subjective variables. These assumptions include:
Risk-free rate:   Risk-free interest rates are derived from U.S. Treasury securities as of the option grant date.
Volatility:   Volatility of Waitr’s stock price is estimated based on a combination of published historical volatilities of comparable publicly traded companies.
Expected term:   The expected term calculation for option awards considers a combination of Waitr’s historical and estimated future exercise behavior.
Forfeiture rate:   Effective January 1, 2016, Waitr elected to recognize actual forfeitures of stock based awards as they occur in accordance with ASU No. 2016-09, Compensation Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). Prior to the adoption of ASU 2016-09, Waitr estimated forfeitures based on the failure to provide the requisite service, and adjusted the estimate based on actual forfeitures. Refer to Recently Adopted Accounting Pronouncements for additional information.
The following table presents the weighted-average assumptions used to estimate the fair value of options granted during the periods presented:
	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
Weighted average fair value options granted	$4.80	$2.92	$3.69	$0.67	$0.02
Risk-free interest rates	1.64 – 2.13%	1.07 – 1.44%	1.1 – 1.8%	1.0 – 1.4%	1.50%
Expected volatility	40.3 – 44.6%	48.9%	40.3 – 48.9%	51.2 – 64.4%	68.5%
Expected option life	0.75 – 1.5	0.5 – 3.0	0.5 – 3.0	4.0 – 5.0	5.0
If any of the assumptions used in the option-pricing model change significantly, stock-based compensation for future awards may differ materially compared to the awards granted.
Goodwill
Goodwill and other intangible assets are initially recorded at their fair values. Goodwill represents the excess of the purchase price of acquisitions over the fair value of the net assets acquired from Requested. Waitr has one reporting unit for purposes of recording intangible asset values and assessing their impairment. Goodwill is tested for impairment using a one-step or two-step process. In the first step, the fair value of the reporting unit is determined and compared to the reporting unit’s carrying value, including goodwill. If the fair value of a reporting unit exceeds its carrying value, a second step is not required and goodwill is considered not to have been impaired. If the fair value of a reporting unit is less than its carrying value, the second step of the goodwill impairment test must be performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. If the implied fair value of goodwill at the reporting unit level is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of goodwill at the reporting unit is less than its carrying value.
Application of the goodwill impairment test requires judgment, including the identification of reporting units, allocation of assets and liabilities to reporting units, and determination of fair value. The determination of reporting unit fair value is sensitive to the amount of earnings generated, as well as the earnings multiple used in the calculation. Unanticipated changes, including immaterial revisions, to these assumptions could result in a provision for impairment in a future period. Given the nature of these evaluations and their application to specific assets and time frames, it is not possible to reasonably quantify the impact of changes in these assumptions.
Waitr conducts annual goodwill impairment tests on October 1st of each year, or more frequently if indicators of impairment exist. When performing the annual impairment test, Waitr has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, Waitr would be required to perform a quantitative impairment test for goodwill. A quantitative test requires comparison of fair value of the reporting unit to its carrying value, including goodwill. A combination of the Guideline Public Company Method and Similar Transaction Method of the Market Approach are used to determine the reporting unit fair value. For the Guideline Public Company Method, the annual impairment test utilizes discounted cash flow projections using weighted average cost of capital calculations based on capital structures of publicly traded peer companies. For the Similar Transaction Method, the annual impairment test uses discounted cash flow projections based on historical industry transactions as well as specific transactions involving Waitr. If the fair value of goodwill at the reporting unit level is less than its carrying value, an impairment loss is recorded for the amount by which a reporting unit’s carrying amount exceeds its fair value, limited to the total amount of goodwill allocated to the reporting unit. As a result of Waitr’s impairment analysis, no impairment losses were recorded for the years ended December 31, 2017 and 2016 because Waitr determined that the fair value of its single reporting unit far exceeded its carrying value at each of those dates.
Fair Value Measurements
Waitr records the fair value of assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.
In addition to defining fair value, ASC 820 establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:
Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

Level 3 — Unobservable inputs reflecting Waitr’s own assumptions about the inputs used in pricing the asset or liability at fair value.
Derivatives
Waitr identified certain embedded derivatives related to contingent requirements to repay its indebtedness at a substantial premium to par. These embedded derivatives are carried on Waitr’s consolidated balance sheets as bifurcated embedded derivative on convertible notes at estimated fair value. Changes in the estimated fair value of the derivatives are reported as (gain) loss on derivatives in the accompanying consolidated statements of operations. Waitr determined the fair value of certain embedded derivatives on issued convertible notes using Level 3 inputs, including expected maturity or conversion date, discount rate, and strike price. Strike price is based on the estimated next financing round price as of the respective valuation date and the contractual terms of the notes, whereby the conversion price is the lower of  (i) 80.0% of the next financing round price and (ii) a value based on a contractually-specified value divided by fully diluted shares. Significant increases or decreases in the discount rate would have resulted in different fair value measurements for the embedded features. Significant increases or decreases in the forecasted financial information would have resulted in a different fair value measurement for the embedded features. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in another.
Recently Issued and Adopted Accounting Pronouncements
For recently issued and adopted accounting pronouncements, see Note 2 to the consolidated financial statements.
Quantitative and Qualitative Disclosures about Market Risk
Waitr has in the past and may in the future be exposed to interest rate and certain other market risks in the ordinary course of its business, but to date these risks have mostly been indirect.
Interest Rate Risk
As discussed above, Waitr did not have any long-term borrowings as of June 30, 2018 other than the convertible notes, which is likely to be converted upon the consummation of the business combination. Waitr invests its excess cash primarily in bank accounts, on which it earns marginal interest. Upon the consummation of the business combination, when Waitr expects to succeed to between approximately $75,000 and $137,903 in cash, depending on redemption activity by Landcadia shareholders in connection with the business combination, the exposure of its investments to interest rate risk may increase, although Waitr’s current investment strategy is to preserve principal and provide liquidity for Waitr’s operating and market expansion needs. Since Waitr’s investments have been and are expected to remain mainly short-term in nature, Waitr does not believe that changes in interest rates would have a material effect on the fair market value of Waitr’s investments or its operating results.

WAITR MANAGEMENT
Executive Officers and Senior Management Team
The following table sets forth certain information regarding Waitr’s executive officers and key employees as of October 5, 2018. Waitr expects that these executive officers and key employees will continue as executive officers and key employees following the business combination.
Name	Age	Position(s) Held
Christopher Meaux	50	Chief Executive Officer, President, Secretary
David Pringle	53	Chief Financial Officer
Joseph Stough	50	Chief Strategy Officer
Travis Boudreaux	37	Director of Engineering
Manuel Rivero	28	Chief Architect
Information regarding Messrs. Meaux, Pringle, Stough, Boudreaux and Rivero is set forth under the section entitled “Management After the Business Combination.”

MANAGEMENT AFTER THE BUSINESS COMBINATION
Management and Board of Directors
The Company anticipates that the current executive officers of Waitr will become executive officers of the post-combination company following the business combination. For biographical information concerning the current executive officers of Waitr, who the Company anticipates will become the executive officers of the post-combination company, please see the section entitled “Information About Waitr —  Executive Officers and Senior Management Team.” The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “Waitr Holdings Inc.” following the business combination:
Name	Age	Position(s) Held
Christopher Meaux	50	Chief Executive Officer and Chairman
David Pringle	53	Chief Financial Officer
Joseph Stough	50	Chief Strategy Officer
Travis Boudreaux	37	Director of Engineering
Manuel Rivero	28	Chief Architect
Tilman J. Fertitta	60	Director
Steven L. Scheinthal	56	Director
William Gray Stream	39	Director
[ ]	[ ]	Director
[ ]	[ ]	Director
[ ]	[ ]	Director
Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination
Upon the Closing, we anticipate increasing the initial size of our Board from five directors to nine directors, each of whom will be voted upon by our stockholders at the special meeting. If all director nominees are elected and the business combination is consummated, our Board will initially consist of nine directors.
Christopher Meaux, 50, has been Chief Executive Officer, President, Secretary, a director and is the founder of Waitr, since 2013. Mr. Meaux has been selected as a member of the 2017 “Silicon Bayou 100.” He is also the recipient of the 2017 Jr. Achievement Startup Business of the Year and a finalist for the 2017 Ernst & Young Entrepreneur of the Year Award. Prior to founding Waitr, Mr. Meaux was an entrepreneur in multiple ventures in the technology and restaurant industries including full-service and fast casual restaurants. Prior to entrepreneurship, Mr. Meaux had a 23-year career in technology serving in various management positions with McAfee Software, Optical Coating Labs, Inc. (“OCLI”), and Hyundai Electronics. At McAfee Software Mr. Meaux oversaw the European retail and distribution software business in Bracknell, U.K. Prior to that, Mr. Meaux was a regional manager for OCLI, a computer accessories manufacturer with sales leadership responsibilities for an 8-state region. Before OCLI, Mr. Meaux began his technology career as a territory manager for Hyundai Electronics computer division. The Company believes that Mr. Meaux is qualified to serve on our Board based on his historic knowledge of Waitr and his extensive industry experience.
David Pringle, 53, has been the Chief Financial Officer of Waitr since 2016, following Waitr’s acquisition of Requested, Inc., a startup company focused on food delivery in Sacramento, California. From 2010 to 2016, Mr. Pringle was owner and President of Continuity Partners, a multi-family office assisting ultra-high net worth private businesses with perpetuation and succession planning. From 1995 to 2010, Mr. Pringle was the President, Executive Vice President and Chief Financial Officer of Pacific Coast Companies, Inc. (“PCCI”) and other of its affiliated entities. While there, he was the architect and leader of a major corporate reorganization, a company-wide Enterprise Resource Planning implementation, and ownership transition and estate planning initiatives. Prior to his tenure at PCCI, Mr. Pringle was Senior

Manager with Price Waterhouse LLP from 1988 until 1995, during which time he was selected for the prestigious Manager’s International Program to serve some of the firm’s largest multi-national public clients from its Madrid, Spain office. Mr. Pringle graduated from California State University, Chico with a degree in Business Administration with an emphasis in Accounting. He was also an executive member of the Beta Alpha Psi, Accounting Honors Fraternity.
Joseph Stough, 50, has served on the Waitr Board as a director since 2014, just after it commenced operations. Mr. Stough joined the Waitr executive team as its Chief Strategy Officer in January 2017 and continues to serve in that capacity. Drawing on his past business success, Mr. Stough has led the creation and implementation of Waitr’s operational excellence management system, called “Waitr Excellence” (“WE”). In addition to serving on the Waitr Board, Mr. Stough also serves on the Board of Directors for First Federal Bank of Louisiana (where he has been on the board since 2017), Ducks Unlimited Inc. (where he has served since 2015), and as advisor to COVE, an operational excellence consultancy in Toledo, Ohio (since 2016). Prior to joining Waitr full-time, Joe Stough founded Syntex Management Systems, Inc. in 1995. From 1996 to 2016, he was also the original designer and visionary behind the company’s flagship product, the IMPACT Enterprise(r) software suite, which is a worldwide leader in the Operational Excellence (“OE”) and Risk Management (“RM”) enterprise software marketplace for the Energy, Chemicals, and Heavy Manufacturing industries. Since 2004, the IMPACT software platform was used in 24 languages and over 150 countries due to its adoption as a critical component of the OE & RM Management Systems on a worldwide scale at several major global industrial companies. In 2010, Mr. Stough helped orchestrate the sale of Syntex to HIS. Following the acquisition, Mr. Stough stayed to develop the OE & RM research and analytics business, leveraging the vast data sets resulting from years of global use of his IMPACT product. He served in this capacity from 2010 until October 2016. Mr. Stough graduated with a Masters degree in Applied Statistics from University of California at Santa Barbara.
Travis Boudreaux, 37, has led the Product & Engineering teams at Waitr since 2016. Prior to joining Waitr, from 2014 to 2015, Mr. Boudreaux was a senior software engineer with Upwork, and from 2008 to 2011, he was a web and mobile software engineer with Kfx2. Mr. Boudreaux studied Computer Science at The University of Louisiana at Lafayette and has 15 years of experience growth hacking, building software, and software teams for startups, interactive agencies, and Fortune 500 businesses. Prior to joining Waitr, Mr. Boudreaux led the growth and development efforts of small e-commerce companies, launched a mobile division at an interactive agency, growth hacked and built enterprise software for multi-sided marketplaces that process billions of dollars in transactions a year.
Manuel Rivero, 28, Manuel Rivero has been the Chief Architect of Waitr since its founding in 2014 and is primarily focused on building highly scalable systems based on the needs of the company. Mr. Rivero was born and raised in Colombia. He earned his undergraduate degree in electronics engineering from Escuela Colombiana de Ingenieria Julio Garavito. He moved to the United States in 2011 to learn English and stayed to pursue his master’s degree. Mr. Rivero graduated from McNeese State University in 2014 with a master’s degree in electrical engineering.
Tilman J. Fertitta, 60, has been our Co-Chairman and Chief Executive Officer since September 15, 2015. Upon the Closing, Mr. Fertitta will resign as Co-Chairman and Chief Executive Officer of the Company but, assuming he is duly elected at the special meeting, will remain on our Board. Since August 2010, Mr. Fertitta has been the sole shareholder, chairman and Chief Executive Officer of Fertitta Entertainment, Inc., which owns the NBA’s Houston Rockets, the restaurant conglomerate Landry’s and the Golden Nugget Casinos and is recognized today as a global leader in the dining, hospitality, entertainment and gaming industries. Mr. Fertitta was the sole shareholder at the time he took Landry’s public in 1993, and after 17 years as a public company, he was the sole shareholder in taking Landry’s private in 2010. Mr. Fertitta currently serves as Chairman of the Houston Children’s Charity, the Houston Police Foundation, and is currently the Chairman of the Board of Regents for the University of Houston. He also is on the Executive Committee of the Houston Livestock Show and Rodeo, one of the Nation’s largest charitable organizations. He also serves on the boards of the Texas Heart Institute and the Greater Houston Partnership. The Company believes Mr. Fertitta is qualified to serve on our Board based on his experience in the dining industry and as a public company director.

Steven L. Scheinthal, 56, has been our Vice President, General Counsel and Secretary since September 15, 2015. Upon the Closing, Mr. Scheinthal will, assuming he is duly elected at the special meeting, serve as a director on our Board. Mr. Scheinthal has served as a member of the Board of Directors of Landry’s, Inc. since its IPO in 1993 and as its Executive Vice President or Vice President of Administration, General Counsel and Secretary since September 1992. He also serves as a member of the Board of Directors, Executive Vice President and General Counsel of Fertitta Entertainment, Inc. which is the holding company for Landry’s, Inc., the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. He devotes a substantial amount of time on behalf of all Fertitta companies, including Landry’s and Golden Nugget, to acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiations, trademark oversight and licensing and is primarily responsible for compliance with all federal, state and local laws. He was also primarily responsible for Landry’s corporate governance and SEC compliance from its IPO and during the 17 plus years Landry’s operated as a public company. The foregoing experience provides the Company with valuable insight, skills and perspective. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s, Inc. for approximately five years before becoming part of the organization. He has been licensed to practice law in the state of Texas since 1984. The Company believes that Mr. Scheinthal is qualified to serve on our Board based on his leadership and industry experience.
William Gray Stream, 39, has served on the Waitr Board since 2014, and is currently Chairman of the Compensation Committee. Mr. Stream and entities affiliated with his family have been investors in Waitr since it was founded. Since December 2003, Mr. Stream has served as President of Matilda Stream Management, Inc., which manages the business and investing activities of the Stream family, and also as Manager of various related entities. He has also served as Vice President of M-Heart Corporation since December 2006, as President of Graystoke, Inc. since June 2005 and as President of Placid Indemnity Company, Inc. since December 2016. The Stream family owns and operates businesses primarily related to its land holdings in South Louisiana, including: oil and gas, environmental consulting, timber, agricultural as well as commercial and residential real estate development. In addition to its wholly owned operating companies, the Stream family manages a diverse portfolio of private investments in the asset management, technology, industrial services, hospitality and consumer products industries, among others. Mr. Stream formerly served as a director of publicly traded CKX Lands, Inc. (NYSEAMERICAN: CKX) from January 2007 to October 2017, including serving as Audit Committee Chairman from May 2011 to October 2017. In addition to his professional roles, Mr. Stream has served and led numerous charitable and civic causes. In 2010 he received the Southwest Louisiana Civic Service Award from the Chamber of Commerce. He has served on the Louisiana Innovation Council; the Governor’s Advisory Commission on Coastal Protection, Restoration, and Conservation; and the board of directors for the SWLA Economic Development Alliance. A passionate advocate for education and entrepreneurship, Stream currently serves on the Executive Committee for the Louisiana Committee of 100 for Economic Development as incoming Chairman. He formerly served on the Louisiana Board of Regents as Regent for the 3rd Congressional District, and also as Chairman of the National Hurricane Museum and Science Center. In 2018 Gray began serving as a director for the National World War II Museum. Prior to joining the Stream Companies, Mr. Stream worked for the 7th Congressional District of Louisiana in Washington, D.C. Mr. Stream is a graduate of Vanderbilt University and he received an MBA in Management and Finance from Rice University. The Company believes that Mr. Stream is qualified to serve on our Board based on his historic knowledge of Waitr and his financial and managerial experience.
Classified Board of Directors
In accordance with our charter, our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.
As discussed above, in connection with the business combination, the number of directors on our Board will be increased to nine members and the directors will be reclassified. Each of our Class I directors will have a term that expires at the next annual meeting of stockholders following the effectiveness of the proposed charter, each of our Class II directors will have a term that expires at the second annual meeting of stockholders following the effectiveness of the proposed charter and each of our Class III directors will have a term that expires at the third annual meeting of stockholders following the effectiveness of the proposed charter, or in each case until their respective successors are elected and qualified, or until their earlier resignation, removal or death.
Committees of the Board of Directors
The standing committees of our Board currently include an audit committee and a compensation committee and, after the business combination, will include consist of a nominating and corporate governance committee. Each of the committees will report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.
Audit Committee
The principal functions of the audit committee will include, among other things:
•
the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•
pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•
reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•
setting clear hiring policies for employees or former employees of the independent auditors;

•
setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Upon consummation of the business combination, we anticipate our audit committee will consist of [    ], [    ] and [    ], with [    ] serving as the chair of the audit committee. We anticipate that each of [    ], [    ] and [    ] will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. We also believe that [    ] will qualify as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which will be available free of charge on our corporate website (www.waitrapp.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Compensation Committee
The principal functions of the compensation committee will include, among other things:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Upon consummation of the business combination, we anticipate our compensation committee will consist of  [    ], [    ] and [    ], with [    ] serving as the chair of the compensation committee. We anticipate that each of  [    ], [    ] and [    ] will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. Our Board has adopted a written charter for the compensation committee, which will be available free of charge on our corporate website (www.waitrapp.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.
Nominating and Governance Committee
The principal functions of the nominating and corporate governance committee will include, among other things:
•
making recommendations to our Board regarding candidates for directorships;

•
making recommendations to our Board regarding the size and composition of our Board;

•
overseeing our corporate governance policies and reporting; and

•
making recommendations to our Board concerning governance matters.

Upon consummation of the business combination, we anticipate our nominating and corporate governance committee will consist of  [    ], [    ], [    ], with [    ] serving as the chair of the nominating and corporate governance committee. We expect that our Board will adopt a written charter for the nominating and corporate governance committee, which will be available free of charge on our corporate website (www.waitrapp.com) upon the completion of the business combination. The information on our website is not part of this proxy statement.

Code of Ethics
We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. We have previously filed copies of our form Code of Ethics, our form of audit committee Charter and our form of compensation committee charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 1510 West Loop South, Houston Texas 77027. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Post-Combination Company Executive Compensation
The following disclosure concerns the compensation of individuals who will serve as the Company’s named executive officers and directors following the completion of the business combination.
Compensation Philosophy and Objectives Following the Business Combination
Following the Closing, the post-combination company intends to develop an executive compensation program that is designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.
Decisions on the executive compensation program will be made by the compensation committee, which will be established at the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.
We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.
Base Salary
It is expected that the post-combination company will proceed as set forth under the section entitled “Employment Agreements — Proposed Employment Agreement with Christopher Meaux,” with respect to the employment base salary of Mr. Meaux. With respect to the other named executive officers, the compensation committee of the post-combination company will review and outline their base salary, subject to the terms of any employment agreements or severance agreement, and their base salary will be reviewed annually by the compensation committee based upon advice and counsel of its advisors.
Annual Bonuses
The post-combination company intends to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The post-combination company expects that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2018, the post-combination company plans to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Equity-Based Awards
The post-combination company intends to use equity-based awards to reward long-term performance of the named executive officers. The post-combination company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.
Other Compensation
The post-combination company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. The post-combination company also expects to continue to provide certain perquisites to its named executive officers, subject to the compensation committee’s ongoing review.
Recoupment Policy
The compensation committee will administer the post-combination company’s policies consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.
Deductibility of Executive Compensation
Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of  $1,000,000 per year paid to the chief executive officer, the chief financial officer and the three other most highly paid executive officers of a publicly traded corporation. We expect our policy will be to consider the tax impact of our compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to our executive officers. However, to retain highly skilled executives and remain competitive with other employers, the compensation committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. We expressly reserve the right to grant compensation that is not deductible, and we expect to do so.
Director Compensation following the Business Combination
Following the completion of the business combination, our compensation committee will determine the annual compensation to be paid to the members of our Board.

EXECUTIVE COMPENSATION
The Company
The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2017 (i.e., pre-business combination).
None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on May 25, 2016, through the earlier of the consummation of an initial business combination or our liquidation, we pay monthly recurring expenses of $10,000 to FEI Sponsor for office space, secretarial and administrative services. Our sponsors, executive officers, directors, or any of their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our sponsors, executive officers, directors and our or their affiliates. We note that some named executive officers have economic interests in our sponsors. For more information about the interests of our sponsors in the business combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
After the completion of the business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management After the Business Combination.”
Waitr
The following discussion and analysis of compensation arrangements of Waitr’s named executive officers for the fiscal year ended December 31, 2017 (i.e., pre-business combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with Waitr’s financial statements and related notes appearing elsewhere in this proxy statement, along with the section entitled, “Certain Relationships and Related Party Transactions.” Compensation information included in the following discussion is presented in actual dollar amounts.
Summary Compensation Table
The table below sets forth the annual compensation paid by Waitr during the fiscal years ended December 31, 2017 and 2016 to the principal executive officer and the next two most highly compensated officers, along with the next two most highly compensated individuals.
Name and Principal Position	Year	Base Salary ($)	Option Awards ($)(a)	All Other Compensation ($)	Total ($)
Christopher Meaux Chief Executive Officer	2017	$120,000	$233,068	$71,523	$424,591
	2016	103,077	—	11,680	114,757
David Pringle Chief Financial Officer	2017	75,000	224,899	—	299,899
	2016	25,000	—	—	25,000
Joseph Stough Chief Strategy Officer	2017	146,800	1,254,960	—	1,401,760
	2016	—	—	—	—
Richard Tyson Queen National Sales Director	2017	138,431	744,937	—	883,368
	2016	50,007	—	—	50,007
Manuel Rivero Chief Architect	2017	96,923	457,695	—	554,619
	2016	73,846	195,448	—	269,294

(a)
Christopher Meaux and Joseph Stough each received $233,068 of Option Awards in 2017 in their capacities as directors of the Company.

Narrative Disclosure to Summary Compensation Table
For 2017, the principal elements of compensation provided to the named executive officers were base salaries and broad-based employee benefits, in addition to plan-based stock option awards.
Base Salary.   Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience.
All Other Compensation.   All Other Compensation generally reflects a percentage of gross orders made using the Waitr Platform, which serves as an incentive for the named executive officer to perform and oversee all critical functions that generates a larger gross order number.
Certain Option Grants.   Of the option grants to Joseph Stough in 2017, 350,000 options were issued in replacement of canceled options numbering 350,000 pursuant to an option cancellation agreement and new grant of options. The option cancellation agreement canceled an option to purchase 350,000 common shares issued at a strike price of  $0.237 per share and replaced them with options to purchase 350,000 common shares at a strike price of  $0.862 per share. In addition, Waitr granted each of Mr. Stough and Mr. Meaux an option to purchase 50,922 common shares of Waitr at a price of  $0.862 per share, which option commenced vesting on January 30, 2017 and vested as to 25% of the common shares subject to the options on January 30, 2018, and will continue to vest monthly thereafter until fully vested on January 30, 2020. In connection with the business combination, the vesting schedule of these options will be accelerated. These option grants were part of the same group of grants issued to all directors of Waitr in 2017, subject to identical terms and discussed below.
Retirement Benefits.   Waitr does not currently maintain or provide defined benefit pension, nonqualified deferred compensation or qualified defined contribution plans for the named executive officers.
Change of Control and Severance Provisions.   Waitr is not a party to any agreement or understanding with respect to payments due to any of the named executive officers following a termination or change of control. However, the Waitr Board has elected to accelerate the vesting of any options subject to vesting held by the named executive officers upon the closing of the business combination. Waitr’s 2014 Stock Plan provides the Waitr Board with the discretion to determine how outstanding options or stock awards under the 2014 Stock Plan are treated upon a change of control such as the business combination.
Outstanding Equity Incentive Awards at December 31, 2017
	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(a)	Option exercise price ($)	Option expiration date
Christopher Meaux	60,000	—	—	$0.0001	5/19/2024
	26,091	—	24,831	0.8620	12/13/2027
David Pringle	14,375	—	15,625	0.8620	6/5/2027
	—	—	30,000	0.8620	12/13/2027
Joseph Stough	60,000	—	—	0.0001	5/24/2024
	145,833	—	204,167	0.8620	6/5/2027
	26,091	—	24,831	0.8620	12/13/2027
Richard Tyson Queen	6,041	—	3,959	0.8620	6/5/2027
	3,333	—	6,667	0.8620	6/5/2027
	—	—	150,000	0.8620	12/13/2027

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)(a)	Option exercise price ($)	Option expiration date
Manuel Rivero	50,000	—	—	0.0001	5/19/2024
	20,833	—	4,167	0.0300	1/5/2026
	94,791	—	55,209	0.1830	8/4/2026
	—	—	100,000	0.8620	12/13/2027

(a)
Vesting of all options in the above table will fully accelerate as of the date of closing of the business combination.

Employment Agreements.   Waitr is not currently party to any employment or similar agreements with the named executive officers, other than at-will offer letters which summarize compensation and provide for confidentiality and assignment of intellectual property to Waitr. However, in connection with the closing of the business combination, the combined company intends to enter into an employment agreement with Christopher Meaux.
Proposed Employment Agreement with Christopher Meaux
The proposed employment agreement will have an initial 3-year term that will be automatically extended for successive one-year periods unless either party provides written notice at least 90 days prior to the date the then-current employment term would otherwise end. The employment agreement provides for annual salary of at least $399,000, and target annual cash bonuses of up to $399,000, based upon the attainment of certain milestones determined by the combined company’s board of directors.
Mr. Meaux will be able to participate in the same incentive compensation and benefit plans in which other senior executives of the combined company are eligible to participate. Mr. Meaux will be granted up to $1,750,000 worth of equity incentives, subject to approval by the compensation committee.
If the combined company terminates Mr. Meaux for cause or if he terminates his employment without good reason, Mr. Meaux will be entitled to receive (i) all accrued salary through the date of termination, along with any accrued but unpaid annual bonus, (ii) reimbursement of expenses properly incurred in the course of employment, (iii) accrued but unearned equity compensation and (iv) any post-employment benefits due under the terms and conditions of the combined company’s benefits plans. Mr. Meaux will not be entitled to any additional amounts or benefits as the result of a termination of employment for cause or by the Mr. Meaux without good reason.
If the combined company terminates Mr. Meaux without cause, or if Mr. Meaux terminates his employment for good reason, Mr. Meaux will be entitled to receive (i) 1.5 times his base salary, (ii) a pro rata portion of the maximum target bonus based on the number of days in the fiscal year for which he was employed to the number of days remaining in the year, (iii) if Mr. Meaux timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement for 100% of the monthly COBRA premium paid by Mr. Meaux for himself and his dependents, if Mr. Meaux timely and properly elects COBRA coverage and until the earlier of the date he is no longer eligible for COBRA coverage, receives such coverage under another employer’s group health plan or 18 months following the date of termination (“COBRA Payments”), (iv) potential acceleration of equity incentive awards (in accordance with their terms).
If Mr. Meaux’s employment is terminated by the combined company due to the his death or disability, he will be entitled to receive (i) all accrued salary through the date of termination, and (ii) an amount equal to the his accrued but unpaid annual bonus, (iii) accelerated equity award vesting (in accordance with the terms and conditions of any such award), (iv) COBRA Payments, and (v) any post-employment benefits due under the terms and conditions of the combined company’s benefit plans. Mr. Meaux or his beneficiaries will not be entitled to any additional amounts or benefits as the result of a termination of employment due to death or disability.
Mr. Meaux’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the execution and non-revocation of a release of claims agreement by him. Mr. Meaux shall also be subject to the general confidentiality obligations in his employment agreement as well as non-compete and non-solicitation restrictions for a period of 24 months from the date of separation.
Under the proposed employment agreement, “good reason” generally means (i) without the executive’s written consent, a failure by the combined company to promptly pay compensation when due and payable to the executive in connection with employment; (ii) a material reduction in the executive’s duties or responsibilities or the executive’s removal from such duties or responsibilities, if applicable; (iii) a material reduction by the combined company in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction, provided that such employee benefits were previously approved by the board, if materially different than the employee benefits to which other employees of the combined company are entitled to, with the result that executive’s overall benefits package is significantly reduced, unless such material reduction constitutes an across-the-board benefits reduction applicable to all similarly situated employees at the combined company; or (iv) the executive’s required relocation to a facility located fifty (50) miles or more from Lafayette, Louisiana.
Under the proposed employment agreement, “cause” generally means (i) the conviction of the executive or his plea of nolo contendere for commission of any crime constituting a felony in the jurisdiction in which committed; or any crime involving moral turpitude (whether or not a felony); or any other criminal act involving dishonesty (whether or not a felony); (ii) the executive’s commission of any act of fraud, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the combined company or any of the combined company’s subsidiaries or affiliates and such conduct causes damage to the combined company or any of the combined company’s subsidiaries or affiliates; (iii) alcohol or illegal or controlled substance abuse by the executive that has affected the performance of the executive’s duties; (iv) executive’s gross negligence or willful misconduct in the performance of, or failure to perform, the obligations of such executive under his employment agreement or the duties of employment or other engagement assigned by the combined company or any of the combined company’s subsidiaries or affiliates, in each case which remains uncured or continues after fifteen (15) business days’ notice by the combined company’s specifying in reasonable detail the nature of the gross negligence or willful misconduct; or (v) executive’s refusal or failure to carry out a lawful directive of the combined company, its subsidiaries or the board or their respective designees, which, in each case, causes material damage to the combined company or the combined company’s subsidiaries or affiliates; provided, however, that in the first case of such refusal or failure, but not thereafter, the Company provided notice to executive specifying in reasonable detail the nature of the refusal or failure and it remains uncured or continues at the expiration of fifteen (15) business days following such notice.
Under the proposed employment agreement between Mr. Meaux and the combined company contain “clawback” provisions that enable the combined company to recoup any amounts paid to an executive under his or her employment agreement if so required by applicable law or any applicable securities exchange listing standards.
If amounts payable to Mr. Meaux under his or her employment agreement exceed the amount allowed under Section 280G of the Code for such executive (thereby subjecting the executive to an excise tax), then such payments due to the executive officer under the employment agreement will either (i) be reduced (but not below zero) so that the aggregate present value of the payments and benefits received by the executive is $1.00 less than the amount which would otherwise cause the executive to incur an excise tax under Section 4999 of the Code or (ii) be paid in full.
Employment Agreements with other named executive officers.   The compensation and terms of any employment agreements with other named executive officers shall be determined by the compensation committee of the combined company following the business combination.

Long Term Incentives.   The Company is seeking shareholder approval of the Incentive Plan in connection with this special meeting, pursuant to which equity awards may be granted to named executive officers and other employees in the future. Please see “Proposal No. 8 — The Incentive Plan Proposal” for a description of the Incentive Plan, which will allow, in part, for equity-based and other compensatory awards to the named executive officers as well as other employees.
Potential Payments upon Termination or Change in Control
No named executive officer has a contractual or other entitlement to severance or other payments upon termination or a change in control; however, in connection with the business combination, the Waitr Board approved the acceleration of vesting of certain stock options issued to the named executive officers in addition to many other employees.
Compensation of Directors
The following table sets forth information concerning the compensation of individuals serving as Waitr’s directors prior to the business combination.
Director Compensation for the Year Ended December 31, 2017
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
James Dorris	$—	$—	$233,068	$—	$233,068
Joseph LeBlanc	—	—	233,068	—	233,068
Christopher Meaux	—	—	233,068	—	233,068
Catherine Parrino	—	—	233,068	—	233,068
William Gray Stream	—	—	233,068	—	233,068
Joseph Stough	—	—	233,068	—	233,068
Russell J. Stutes, Jr.	—	—	233,068	—	233,068
Waitr’s non-employee directors, James Dorris, Joseph LeBlanc, Catherine Parrino, William Gray Stream and Russell J. Stutes, Jr. did not receive any cash compensation as directors in 2017. However, on December 13, 2017, the non-employee directors, along with the employee directors (including the named executive officers), each received a grant of options to purchase 50,922 common shares for serving on the Waitr Board, in the amounts and subject to the terms and conditions outlined in other sections of this proxy statement. For additional discussion of this compensation, see section entitled, “Certain Relationships and Related Party Transactions — Waitr Related Party Transactions.”

DESCRIPTION OF SECURITIES
The following summary of the material terms of the post-combination company’s securities following the business combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed charter is attached as Annex B to this proxy statement. We urge you to read our proposed charter in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the business combination.
Authorized and Outstanding Stock
The proposed charter authorizes the issuance of 250,000,000 shares of capital stock, consisting of (i) 249,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our common stock are, and the shares of common stock issuable in connection with the business combination pursuant to the Merger Agreement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were 29,528,841 shares of common stock outstanding, held of record by approximately [    ] holders, no shares of preferred stock outstanding and 39,000,000 warrants outstanding held of record by approximately [    ] holder of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
The proposed charter provides that the common stock will have identical rights, powers, preferences and privileges to current Class A common stock.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the post-combination company, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.
Election of Directors
Our Board is divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) generally serving a three-year term. Assuming the election of each of the director nominees at the special meeting, Class I directors will serve until the next annual meeting of stockholders following the effectiveness of the proposed charter, Class II directors will serve until the second annual meeting of stockholders following the effectiveness of the proposed charter and Class III directors will serve until the third annual meeting of stockholders following the effectiveness of the proposed charter. There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our common stock.
Capital Stock Prior to the Business Combination
We are providing stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein. Our sponsors, directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination.
We will consummate the business combination only if a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting are voted in favor of the Business Combination Proposal at the special meeting. However, the participation of our sponsors, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the business combination even if a majority of the stockholders vote, or indicate their intention to vote, against the business combination.
Our sponsors have agreed to vote their founder shares and any public shares purchased during or after our IPO in favor of the business combination. As of the date of filing this proxy statement, our sponsors, directors and officers do not currently hold any public shares. However, Jefferies LLC, an affiliate of the JFG Sponsor, owns 638,561 public shares, which shares they have indicated will not be submitted for redemption. Public stockholders may elect to redeem their public shares whether they vote for or against the business combination.
Pursuant to our charter, if we are unable to consummate a business combination by December 14, 2018, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not released to the Company to pay franchise and income taxes (less up to $50,000 of such net interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsors, officers and directors have agreed to waive their redemption rights with respect to the founder shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by December 14, 2018, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our Board resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to December 14, 2018. However, if our sponsors or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.
In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.
Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein.

Founder Shares
The founder shares are identical to the public shares, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination, (ii) the founder shares are subject to certain transfer restrictions, as described in more detail below, (iii) our sponsors have entered into letter agreements with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our business combination, (B) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to our second amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 24 months from the closing of our IPO and (C) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination by December 14, 2018, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period and (iv) the founder shares are automatically convertible into shares of our common stock at the time of our initial business combination on a one-for-one basis. Our sponsors have agreed, pursuant to written agreements with us, to vote their founder shares and any public shares purchased during or after this offering in favor of the business combination.
The shares of Class F common stock will automatically convert into shares of common stock at the time of the business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the Closing, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class F common stock agree to waive such adjustment) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination or pursuant to warrants issued to our sponsor.
With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of  (x) one year after the completion of the business combination or earlier if, subsequent to our business combination, the closing price of the Class A common stock (i) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, and (y) the date following the completion of the business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Preferred Stock
Our proposed charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants
Public Warrants
Each warrant entitles the registered holder to purchase one-half of one share of our Class A common stock at a price of  $5.75 per one-half share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing IPO or 30 days after the completion of the business combination. Warrants must be exercised for a whole share of Class A common stock. For example, if a warrantholder holds two warrants, such warrants will be exercisable for one share of Class A common stock. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO.
Once the warrants become exercisable, we may call the warrants for redemption:
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in whole and not in part;

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at a price of  $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if the issuance of shares of Class A common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws and we are unable to effect such registration or qualification, subject to our obligation in such case to use our best efforts to register or qualify the shares of Class A common stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by us in the IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsors and their permitted transferees would still be entitled to exercise their sponsor warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of  (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one minus the quotient of  (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) as a result of our repurchase of shares of our Class A common stock if the proposed initial business combination is presented to our stockholders for approval, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by our stockholders as provided for in our second amended and restated certificate of incorporation or as a result of our repurchase of shares of our Class A common stock if a proposed initial business combination is presented to our stockholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interests that will not be issued.
Private Placement Warrants
The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the business combination, except, among other limited exceptions, transfers can be made to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants). The private placement warrants will not be redeemable by us so long as they are held by the sponsors or their permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the sponsors or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsors and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with the business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of  $0.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.
Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. Our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws
We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our charter provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Assuming the approval of Charter Proposal B, upon the Closing, the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors would be required to remove a director.
In addition, our charter does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.
Assuming the approval of Charter Proposal C, our proposed charter will require the approval by affirmative vote of the holders of at least seventy-five percent (75%) of the common stock of the post-combination company for stockholders to make any amendment to key provisions of the post-combination company certificate of incorporation or bylaws.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of common stock then outstanding, or 312,500 shares; or

•
the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 29,528,841 shares of common stock outstanding. Of these shares, 23,278,841 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 6,250,000 founder shares owned by our sponsors are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the business combination is approved, the shares of our common stock we issue to the Waitr securityholders pursuant to the Merger Agreement will be restricted securities for purposes of Rule 144.
As of the date of this proxy statement, there are 39,000,000 warrants of the Company outstanding, consisting of 25,000,000 public warrants originally sold as part of the units issued in the Company’s IPO and 14,000,000 private placement warrants that were sold by the Company to our sponsors in a private placement prior to the IPO. Each warrant is exercisable for one-half of one share of our common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable. In addition, we will be obligated to file no later than 15 business days after the Closing a registration statement under the Securities Act covering the 12,500,000 shares of our common stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.
In connection with the Debt Financings, FEI Sponsor and JFG Sponsor agreed to exchange the 14,000,000 warrants purchased by them in connection with the Company’s initial public offering for 1,600,000 shares of the Company’s common stock. We anticipate that following the consummation of the business combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Registration Rights
At the Closing, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the sponsors and the Waitr securityholders, which provides certain registration rights to the sponsors and the Waitr securityholders and pursuant to which the Company will, not later than 120 days after the Closing, file a registration statement covering the founder shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the Company’s shares issued to the Waitr securityholders at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Registration Rights Agreement).
Listing of Securities
We intend to apply to continue the listing of our common stock and warrants on Nasdaq under the symbols “WTRH” and “WTRHW,” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information available to us at October 5, 2018 with respect to our common stock held by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•
each of our executive officers and directors that beneficially own common stock; and

•
all our executive officers and directors as a group.

The beneficial ownership of our common stock pre-business combination is based 29,528,841 shares of common stock (of which 23,278,841 are shares of Class A common stock and 6,250,000 are founder shares held by our sponsors) issued and outstanding as of October 5, 2018.
The expected beneficial ownership of shares of our common stock post-business combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) none of our stockholders has exercised its redemption rights to receive cash from the trust account in exchange for their shares of Class A common stock and we have not issued any additional shares of our Class A common stock; (ii) there will be an aggregate of 53,703,841 shares of our common stock (including share issued upon conversion of the founder shares) issued and outstanding at the Closing; (iii) approximately 22,500,000 shares of common stock have been issued to the Waitr securityholders pursuant to the Merger Agreement; and (iv) no warrants have been exercised by any warrantholder.
The expected beneficial ownership of shares of our common stock post-business combination assuming maximum redemption has been determined based on the following: (i) our stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect to 16,939,120 shares of our Class A common stock; (ii) there will be an aggregate of 39,264,721 shares of our common stock (including shares issued upon conversion of the founder shares) issued and outstanding at the Closing; (iii) approximately 25,000,000 shares of common stock have been issued to the Waitr securityholders pursuant to the Merger Agreement; and (iv) no warrants have been exercised by any warrantholder.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.
			After Business Combination and Related Transactions
	Prior to Business Combination and Related Transactions(1)		Assuming No Redemption		Assuming Maximum Redemption
Directors and Executive Officers	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Tilman J. Fertitta(3)	3,125,000(4)	10.6%	4,000,000	7.4%	4,000,000	10.2%
Richard Handler	—	—	—	—	—	—
Richard H. Liem	—	—	150,000	*	150,000	*
Steven L. Scheinthal	—	—	150,000	*	150,000	*
Nicholas Daraviras	—	—	—	—	—	—
Mark Kelly	—	—	10,000(11)	*	10,000	*
Michael S. Chadwick	—	—	10,000(11)	*	10,000	*
G. Michael Stevens	—	—	10,000(11)	*	10,000	*
Christopher Meaux(12)(14)	—	—	4,622,780	8.6%	4,685,651	11.9%
David Pringle(14)	—	—	335,043	*	381,147	*
Joseph Stough(14)	—	—	773,461	1.4%	879,029	2.2%
Travis Boudreaux(14)	—	—	214,771	*	244,020	*
Manuel Rivero(14)	—	—	616,899	1.1%	700,809	1.8%
William Gray Stream(13)(14)	—	—	1,236,940	2.3%	1,407,348	3.6%
	—	—	[_]	[_]	[_]	[_]

			After Business Combination and Related Transactions
	Prior to Business Combination and Related Transactions(1)		Assuming No Redemption		Assuming Maximum Redemption
Directors and Executive Officers	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
All officers and directors as a group (pre-business combination; eight individuals)	3,125,000	10.6%	4,330,000	8.1%	4,330,000	11.0%
All officers and directors as a group (post-business combination; 11 individuals)	3,125,000	10.6%	[_]	[_]	[_]	[_]
Greater than 5% Stockholders
Fertitta Entertainment, Inc. (FEI Sponsor)(3)	3,125,000(4)	10.6%	4,000,000	7.4%	4,000,000	10.2%
Jefferies Financial Group Inc. (JFG Sponsor)	3,763,561(5)	12.7%	4,533,561(5)(11)	8.4%	4,533,561	11.5%
Meaux Enterprises, LLC(12)(14)	—	—	4,622,780	8.6%	4,685,651	11.9%
Hudson Bay Capital Management, L.P.	2,000,000(6)	6.8%	2,000,000(6)	3.7%	2,000,000(6)	5.1%
Arrowgrass Capital Partners (US) LP	2,000,000(7)	6.8%	2,000,000(7)	3.7%	2,000,000(7)	5.1%
Alyeska Investment Group, L.P.	2,000,000(8)	6.8%	2,000,000(8)	3.7%	2,000,000(8)	5.1%
Advent Capital Corporation	2,000,000(9)	6.8%	2,000,000(9)	3.7%	2,000,000(9)	5.1%
Polar Asset Management Partners Inc.	2,427,821(10)	8.2%	2,427,821(10)	4.5%	2,427,821(10)	6.2%

*
Less than 1%.

(1)
This information is based on 29,528,841 shares of common stock outstanding at October 5, 2018, of which 23,278,841 were shares of Class A common stock and 6,250,000 were shares of Class F common stock. The shares of common stock vote together on all matters presented to stockholders for approval, except that prior to the consummation of an initial business combination, only holders of Class F common stock will have the ability to elect our directors. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 1510 West Loop South, Houston, Texas 77027.

(2)
The interests shown consist solely of founder shares, classified as Class F common stock. Such shares will automatically convert into shares of Class A common stock at the time of our business combination.

(3)
Tilman J. Fertitta owns and controls FEI Sponsor and has voting and dispositive control over the shares held by FEI Sponsor.

(4)
The interests shown consist solely of founder shares, classified as shares of Class F common stock. Such shares will automatically convert into shares of common stock at the time of the business combination on a one-for-one basis, subject to adjustment.

(5)
Based solely on a Schedule 13D filed on March 3, 2017 by Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), on behalf of itself and its controlled subsidiaries, the interests shown include 638,561 shares of the Class A common stock and 3,125,000 shares of Class F common stock.

(6)
According to a Schedule 13G filed with the SEC on January 30, 2017 on behalf of Hudson Bay Capital Management, L.P. (the “Investment Manager”) and Sander Gerber, each of the Investment Manager and Mr. Gerber holds shared voting and dispositive power with respect to 2,000,000 shares of Class A common stock. The Investment Manager, which serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the securities reported herein are held, may be deemed to be the beneficial owner of all Class A common stock held by Hudson Bay Master Fund Ltd. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities. The business address of the Investment Manager and Mr. Gerber is 777 Third Avenue, 30th Floor, New York, New York 10017.
(7)
Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2017 on behalf of Arrowgrass Capital Partners (US) LP (“ACP”) and Arrowgrass Capital Services (US) Inc. (“ACS”), each of ACP and ACS holds shared voting and dispositive power with respect to 2,000,000 shares of Class A common stock. ACP serves as investment manager to Arrowgrass Master Funds, Ltd. and Arrowgrass Customised Solutions Limited (together, the “Arrowgrass Funds”), with respect to the shares of Class A common stock directly held by the Arrowgrass Funds. ACS serves as the general partner of ACP with respect to the Class A common stock directly held by the Arrowgrass Funds. The business address of ACP and ACS is 1330 Avenue of the Americas, 32nd Floor, New York, New York 10019.

(8)
Based solely on information contained in a Schedule 13G/A filed on February 14, 2018 on behalf of Alyeska Investment Group, L.P. (“AIGLP”), Alyeska Fund GP, LLC (“AFG”), Alyeska Fund 2 GP, LLC (“AF2”) and Anand Parekh (“Mr. Parekh”), each of AIGLP, AFG, AF2 and Mr. Parekh share beneficial ownership over the 2,000,000 shares of Class A common stock reported herein. The business address for this stockholder is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(9)
Based solely on information contained in a Schedule 13G filed on June 1, 2018 on behalf of Advent International Corporation (“AIC”), Sunley House Capital Management LLC (“SHCM”), Sunley House Capital GP LLC (“SHC GP”) and Sunley House Capital Master Fund Limited Partnership (“SHCMF”), each of AIC, SHCM, SHC GP and SHCMF share beneficial ownership over the 2,000,000 shares of Class A common stock reported herein. The business address of each of AIC, SHCM, SHC GP and SHCMF is 800 Boylston Street, Boston, MA 02199.

(10)
Based solely on information contained in a Schedule 13G/A filed on February 9, 2018, Polar Asset Management Partners Inc. holds sole voting and dispositive power with respect to 2,427,821 shares of Class A common stock. Polar Asset Management Partners Inc. is a company incorporated under the laws of Ontario, Canada, and serves as the investment manager to Polar Multi Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) and certain managed accounts (together with PMSMF, the “Polar Vehicles”), with respect to the Class A common stock directly held by the Polar Vehicles. The address of the business office of Polar Asset Management Partners Inc. is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(11)
JFG Sponsor is expected to assign 10,000 shares of common stock to each of Kelly, Chadwick and Stevens at the closing of the business combination.

(12)
Christopher Meaux has voting and dispositive control over the shares held by Meaux Enterprises, LLC. Any shares issued to Christopher Meaux personally in connection with the Merger Agreement are expected to be transferred as soon as practicable following Closing to Meaux Enterprises, LLC, and all holdings by Meaux Enterprises, LLC and Christopher Meaux have been consolidated for purposes of this table. The business address of Mr. Meaux and Meaux Enterprises, LLC is 844 Ryan Street, Suite 300, Lake Charles, LA 70601.

(13)
William Gray Stream has voting and dispositive control over the shares held by Stream Investment Holdings, LLC, Steam Financial Services, LLC, Sierra Pelican, LLC and Mithras, LLC.

(14)
The number of shares beneficially owned and percentage of outstanding shares, under each redemption scenario, could be increased to the extent that, under the terms of the Merger Agreement, the Minimum Cash Consideration Amount is reduced by the amount necessary to (i) redeem holders of Convertible Notes who do not wish to convert their Convertible Notes into Waitr stock prior to the closing of the business combination or (ii) pay to Waitr stockholders who cannot make necessary representations as to their status as accredited investors the entire Merger Consideration due to them in cash. The business address of each of Messrs. Pringle, Stough, Boudreaux, Rivero and Stream is 844 Ryan Street, Suite 300, Lake Charles, LA 70601.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company’s Related Party Transactions
We were incorporated in 2008 and in connection with our incorporation, the JFG Sponsor purchased an aggregate of 1,000 shares of our common stock (100% of the issued and outstanding shares) for $1,000. On September 15, 2015, we reclassified all of our issued and outstanding shares of common stock as Class F common stock and conducted a 1:7,187.5 stock split for our founder shares, which increased the JFG Sponsor’s ownership to 7,187,500 founder shares. On September 16, 2015, we sold 7,187,500 founder shares (50% of the issued and outstanding shares) to the FEI Sponsor for $10,000. On October 1, 2015, we conducted a 5:1 reverse stock split for our founder shares. On April 27, 2016, we conducted a 1:3 stock split, resulting in our sponsors holding an aggregate of 6,250,000 founder shares. Following these transactions, each of our sponsors owned 50% of the 6,250,000 issued and outstanding founder shares.
In connection with the consummation of the IPO, our sponsors purchased an aggregate of 14,000,000 private placement warrants at a price of  $0.50 per warrant (a purchase price of  $7,000,000) in a private placement. Each private placement warrant entitles the holder to purchase one-half of one share of common stock at a price of $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the business combination. In connection with the Debt Financings, FEI Sponsor and JFG Sponsor agreed to exchange the 14,000,000 warrants purchased by them in connection with the Company’s initial public offering for 1,600,000 shares of the Company’s common stock.
As more fully discussed in “Information about the Company — Conflicts of Interest,” if any of our officers or directors (other than our independent directors) becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity. Our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
Jefferies LLC, an affiliate of the JFG Sponsor, was an underwriter of the IPO and received an underwriting discount of  $2,125,000 at the closing of the IPO, with an additional fee of  $3,718,750 payable from the trust account upon completion of the business combination.
We entered into an administrative services agreement with the FEI Sponsor, pursuant to which we pay a total of  $10,000 per month for office space, utilities and secretarial support. Upon completion of the business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes until December 14, 2018, as currently permitted by our charter, an affiliate of the FEI Sponsor will be paid a total of  $300,000 ($10,000 per month) for office space, utilities and secretarial support and will be entitled to be reimbursed for any out-of-pocket expenses.
Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsors, executive officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, we are not prohibited from engaging an affiliate of the JFG Sponsor or its affiliates as financial advisors in connection with our initial business combination and paying a customary financial advisory fee in an amount that constitutes a market standard financial advisory fee for comparable transactions, and we have engaged Jefferies LLC, an affiliate of the JFG Sponsor, as financial and capital markets advisors in connection with the business combination. We have agreed to pay Jefferies LLC an aggregate fee of $4,500,000 for its services in connection with the business combination. In addition, our sponsors, executive officers or directors, and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combination. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, officers, directors or our or their affiliates. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In order to finance transaction costs in connection with an intended initial business combination, our sponsors or an affiliate of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of  $0.50 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans by our officers and directors if any, have not been determined and no written agreements exist with respect to such loans.
The sponsors are entitled to registration rights pursuant to the registration rights agreement (the “Initial Registration Rights Agreement”) signed in connection with the IPO. The holders of the founder shares and sponsor warrants are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
At the Closing, the Company will enter into the Registration Rights Agreement amending and restating the Initial Registration Rights Agreement, substantially in the form attached as Annex D to this proxy statement, with the sponsors and the Waitr securityholders, which provides certain registration rights to the sponsors and the Waitr securityholders and pursuant to which the Company will, not later than 120 days after the Closing, file a registration statement covering the founder shares, the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and the shares of common stock issued to the Waitr securityholders at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the Registration Rights Agreement). For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.”
In connection with the business combination, at closing of the business combination, each of Steven L. Scheinthal, our Vice President, General Counsel and Secretary, and Richard H. Liem, our Vice President and Chief Financial Officer, is expected to enter into a Consulting Agreement with the Company with a term of one year. Pursuant to the Consulting Agreements, each consultant will receive 150,000 restricted shares of the Company’s common stock, which will vest after one year.
On August 21, 2018, the Company issued a convertible promissory note (the “Convertible Note”) to FEI Sponsor that provides for FEI Sponsor to advance to the Company, from time to time, up to $1,500,000 for ongoing expenses. The Convertible Note is non-interest bearing and is payable on the earlier of  (i) the completion of an initial business combination by the Company or (ii) December 14, 2018. At the option of FEI Sponsor, any amounts outstanding under the Convertible Note may be converted into warrants to purchase Class A common stock at a conversion price of  $0.50 per warrant. Each warrant will entitle FEI Sponsor to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share, commencing 30 days after the completion of an initial business combination by the Company. The warrants may be exercised only for a whole number of shares of Class A common stock. Each warrant will contain such other terms identical to the private placement warrants. As of August 22, 2018, the Company had drawn $1,500,000 on the Convertible Note.
In connection with the Debt Financings under the Commitment Letter, FEI Sponsor and JFG Sponsor agreed to exchange the 14,000,000 private placement warrants purchased by them in connection with the Company’s initial public offering for 1,600,000 shares of the Company’s common stock. In addition, the Company has agreed to repay FEI Sponsor $1,250,000 in cash and issue to FEI Sponsor 75,000 shares of the Company’s common stock at the closing of the Business Combination, in full satisfaction of FEI Sponsor’s prior $1,500,000 convertible loan to the Company.
Related Party Policy
Prior to the consummation of our IPO, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.
In addition, our audit committee, pursuant to a written charter that we adopted prior to the consummation of our IPO, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
The post-combination company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.
Waitr Related Party Transactions
Series AA Preferred Shares Financing
Waitr commenced a sale of its Series AA Preferred Shares, $0.00001 par value, on December 30, 2016 and into 2017, pursuant to which the Waitr Board authorized the sale and issuance of up to approximately 3,242,542 new Series AA Preferred Shares for an aggregate purchase price of  $10,000,000.
James Dorris, a director serving on the Waitr Board, purchased 48,476 Series AA Preferred Shares for $149,500.00 on January 6, 2017.
Option Grants
Grants to Certain Executive Officers
Waitr’s Board approved the following option grants to executive officers:
•
On June 5, 2017, Waitr’s Board approved an option to purchase 350,000 common shares granted to Joseph Stough, director and Chief Strategy Officer of Waitr. The options have an exercise price of  $0.862 and vest as to 25% of the common shares underlying the option on December 28, 2017, with the remaining vesting monthly thereafter until fully vested. The option expires on June 5, 2027.

•
On June 5, 2017, Mr. Pringle was granted an option to purchase 30,000 Waitr common shares with a strike price of  $0.862 per share. Vesting commenced on September 1, 2016 with respect to these shares and vested as to 25% of the shares subject to the option on the 1 year anniversary of the vesting commencement date and in equal monthly installments of 1/48 thereafter until fully vested. The option expires on June 5, 2027. Waitr’s Board approved this option grant on March 22, 2017.

•
On December 13, 2017, Mr. Pringle was granted an option to purchase 30,000 Waitr common shares with a strike price of  $0.862 per share. Vesting commenced on December 12, 2017 with respect to these shares and vested as to 25% of the shares subject to the option on the 1 year anniversary of the vesting commencement date and in equal monthly installments of 1/48 thereafter until fully vested. The option expires on December13, 2027. Waitr’s Board approved this option grant on December 13, 2017.

•
On February 28, 2018, Mr. Pringle was issued an option to purchase 350,000 common shares with a strike price of  $0.862 per share. Vesting commenced on February 1, 2018 with respect to these shares and vested as to 25% of the shares subject to the option on the 1 year anniversary of the vesting commencement date and in equal monthly installments of 1/48 thereafter until fully vested. The option expires on February 1, 2028. Waitr’s Board approved this option grant on February 28, 2017
•
On December 13, 2017, Travis Boudreaux was granted an option to purchase 60,000 common shares at a strike price of  $0.862 per share. Vesting commenced on December 12, 2017 with respect to these shares and vested as to 25% of the shares subject to the option on the 1 year anniversary of the vesting commencement date and in equal monthly installments of 1/48 thereafter until fully vested. The option expires on December 13, 2027. Waitr’s Board approved this option grant on December 13, 2017.

•
On December 13, 2017, Manuel Rivero was granted an option to purchase 100,000 common shares with a strike price of  $0.862. Vesting commenced on December 12, 2017 with respect to these shares and vested as to 25% of the shares subject to the option on the 1 year anniversary of the vesting commencement date and in equal monthly installments of 1/48 thereafter until fully vested. The option expires on December 13, 2027. Waitr’s Board approved this option grant on December 13, 2017.

The vesting of the options outlined above will be accelerated by the Waitr Board in connection with the business combination, shall be deemed exercised on a net cashless exercise basis and treated as common shares of Waitr under the Merger Agreement upon the closing of the business combination.
Please see section entitled, “Executive Compensation — Waitr” for additional information related to these disclosures.
Grants to All Waitr Directors
Effective December 13, 2017, the Waitr Board, following the recommendation of Waitr’s compensation committee, recommended the issuance of 50,922 options to purchase common shares of Waitr at the exercise price of  $0.862 per common share to each of the directors based on their service to Waitr. The grant of the options was made pursuant to Waitr’s 2014 Stock Plan. Each option grant is subject to vesting such that the right to purchase common shares becomes exercisable with respect to 1∕36th of the common shares underlying the option on the corresponding day of each month following initial grant until fully vested. Waitr’s compensation committee cited the following factors in support of its decision on the number of options to be issued and the strike price: (a) the information about comparable companies based on research reviewed by Waitr’s compensation committee; (b) the valuation report prepared by an independent valuation firm hired by Waitr to conduct a valuation of Waitr’s common shares for issuance for purposes of Section 409A of the Code; and the substantial time commitment that had been requested of the directors serving on the Waitr Board to date and expected on a going forward basis. The information is provided with respect to these grants in the following table:
Director Name	Number of Shares	Exercise Price
James Dorris	50,922	$0.862
Joseph LeBlanc	50,922	$0.862
Catherine Parrino	50,922	$0.862
Christopher Meaux	50,922	$0.862
Joseph Stough	50,922	$0.862
William Gray Stream	50,922	$0.862
Russell J. Stutes, Jr.	50,922	$0.862
Each of the options issued to the directors of Waitr described above shall be deemed exercised on a net cashless exercise basis and treated as common shares of Waitr under the Merger Agreement upon the closing of the business combination. See “Proposal No. 1 — The Business Combination Proposal — The Merger Agreement” for additional information.
Please see section entitled, “Executive Compensation—Waitr” for additional information related to these disclosures.

Certain Founder Share Transfers
Waitr and certain transferees were parties to share transfer and assignment agreements pursuant to which Christopher Meaux sold and transferred certain common shares as follows:
•
115,000 common shares to Warren S. Orlando for $316,250 on April 19, 2017.

•
200,400 common shares to Clark Gunderson for $551,000 On April 12, 2017.

•
100,000 common shares to Garrett A. Ahrens for $275,000 on March 26, 2017.

In addition, Manuel Rivero and Waitr were parties to share transfer and assignment agreements pursuant to which Mr. Rivero sold and transferred common shares as follows:
•
50,000 common shares to James Dorris, director of Waitr, for $135,000 on March 26, 2017.

July 2017 Note Financing
Initial Issuance of Convertible Promissory Notes
On July 27, 2017, the Waitr Board approved the sale and issuance of up to $10,000,000 of Convertible Notes pursuant to a the Notes Purchase Agreement to certain investors deemed acceptable to the Company, subject to the approval of the holders of a majority of the outstanding Series AA Preferred Shares of Waitr. At an annual meeting of the Waitr shareholders on July 27, 2017, the requisite number of Series AA Preferred Shareholders approved the issuance of the 2017 Convertible Notes by written ballot. The Convertible Notes have the following terms:
•
The principal amount outstanding under each Convertible Note bears interest at 8% per annum;

•
The Maturity Date is two years from the signature date of each 2017 Convertible Note;

•
The Convertible Notes have the following conversion terms:

•
Conversion Upon A Qualified Financing.   The Convertible Notes provide that in the event that Waitr issues and sells shares of its equity securities to investors on or before the Maturity Date in a Qualified Financing, then the outstanding principal balance of the Convertible Notes and any accrued and unpaid interest thereon will automatically convert in whole without any further action by the holder of the Convertible Notes into a number of such equity securities sold in the Qualified Financing at the Capped Conversion Price, and otherwise on the same terms and conditions as given to the investors in the Qualified Financing. It is expected that all or substantially all of the Convertible Notes will be treated as having converted into Waitr Capital Stock (as that term is defined in the Merger Agreement) upon the closing of the business combination.

•
Conversion Upon Sale of Waitr.   In the event that Waitr consummates a Sale of the Company, (i) Waitr agreed to give the Convertible Note holders at least five days prior written notice of the anticipated closing date of such sale transaction and (ii) at the closing of such sale transaction, in lieu of the principal and interest that would otherwise be payable on the Maturity Date, Waitr promised to pay the Convertible Note holders an aggregate amount equal to 1.5 times the aggregate amount of principal and interest then outstanding under the Convertible Notes in full satisfaction of Waitr’s obligations under the Convertible Notes.

•
Amendments.   The Note Holder Majority had the power to amend any terms of the Notes Purchase Agreement and the Convertible Notes (other than with respect to principal amount and Maturity Date), and any such amendment duly executed by the Note Holder Majority was binding on all holders of Convertible Notes.

Effective December 15, 2017, Waitr entered into the Notes Purchase Agreement Amendment and the Note Amendment, which effected the following amendments to the Convertible Notes:
•
The Notes Purchase Agreement Amendment amended the Notes Purchase Agreement such that Waitr could sell additional Convertible Notes until March 15, 2018, up to the maximum aggregate of  $10,000,000.

•
The Note Amendment amended the Convertible Notes such that:

•
On or after the Maturity Date, the Convertible Notes were payable on demand of the holder;

•
Upon a Sale of the Company, the holder could elect to receive either the amount that was 1.5 times the principal and interest outstanding under the Convertible Note or the amount that the holder would receive at the Capped Conversion Price; and

•
If no Qualified Financing had occurred by the Maturity Date, the holder of the Convertible Note would have the option to convert the Convertible Note into shares of Waitr’s senior most equity securities at the Capped Conversion Price.

Certain directors and/or their affiliates participated in the Note Financing and approved the Note Amendment in their capacity as directors and holders of the Convertible Notes. Specifically, the following table sets forth the related persons (and/or their family members) and their relationships to Waitr for Convertible Notes held by them in an amount exceeding $120,000:
Date of Note	Note Holder	Principal Amount	Interest As of 8/31/18	Relationship to Waitr
9/14/2017	Sierra Pelican, LLC	$486,300.00(a)	$37,416	Gray Stream Affiliate
9/6/2017	DOS Investors, LLC	$50,000.00(b)	$3,934	Russell J. Stutes Affiliate
9/6/2017	Russell J. Stutes, Jr.	$50,000.00(b)	$3,934	Director
8/25/2017	Sharon B. Stutes	$35,000.00(b)	$2,846	Wife of Russell J. Stutes, Jr.
8/25/2017	Evelyn Elizabeth Bernard Inter Vivos Trust	$17,500.00(b)	$1,423	Russell J. Stutes, Jr. is Trustee of Entity
10/11/2017	PENSCO Trust, Custodian, FBO Christina Clark, IRA	$20,000.00(b)	$20,000	Russell J. Stutes, Jr. is Trustee of Entity
8/25/2017	Malcolm Kenith Williams Testamentary Trust	$35,000.00(b)	$2,846	Russell J. Stutes, Jr. is Trustee of Entity

(a)
William Gray Stream, director of Waitr, is the managing member and controlling person of Sierra Pelican, LLC.

(b)
When aggregated, the entities or trusts under the common control of Waitr’s director, Russell J. Stutes, Jr., exceed $120,000. Mr. Stutes is the managing member of DOS Investors, LLC, the husband of Sharon B. Stutes, and the trustee of the trusts listed above.

Requested Exchange Agreement Amendment
Waitr entered into that certain Amendment to Contract for Exchange of Stock, effective May 14, 2018, pursuant to which it amended certain terms of a Contract for Exchange of Stock (“Requested Agreement”) entered into with certain shareholders of Requested, Inc. (the “Requested Amendment”). The Requested Amendment removed certain milestones associated with the issuance of stock to certain shareholders. The Requested Amendment resulted in the issuance of 79,547 common shares to David Pringle, effective as of the closing of the Requested Agreement, and the value of the common shares was $7.81 on the date of the Requested Amendment.
Working Capital Line of Credit
On June 27, 2018, the Waitr Board approved a loan agreement pursuant to which it would issue up to $5,000,000 in unsecured promissory notes and warrants to purchase up to 42,071 common shares at the exercise price of  $8.022 per share if the business combination closes (the “Line of Credit Financing”). The Line of Credit Financing includes a commitment fee of up to $500,000 payable to lenders based on the amount of total principal lent to Waitr under the line of credit. In addition, the lenders participating in the Line Credit Financing will be entitled to receive warrants to purchase a number of Waitr common shares based on pro rata participation.

The following directors of Waitr or their affiliated entities participated in the Line of Credit Financing, are owed interest and commitment fees on and have warrants to purchase common shares in the following amounts:
Lender	Total Principal Funded as of 8/31/18 ($)	Commitment Fee Payable ($)(d)	Interest as of 8/31/2018 ($)	Warrants (# Waitr Common Shares)
Stream Financial Services, LLC(a)	1,280,000	160,000	15,111.10	10,770
Tres Investors, LLC(b)	1,000,000	125,000	11,805.60	8,414
Joseph LeBlanc	80,000	10000	944.44	673
Michael LeBlanc(c)	320,000	40,000	3,777.78	2,692
Total	4,000,000	500,000	31,638.92	33,657

(a)
William Gray Stream is the managing member and controlling person of Stream Financial Services, LLC.

(b)
Russell J. Stutes, Jr. is the managing member and controlling person of Tres Investors, LLC.

(c)
Michael LeBlanc is the brother of director, Joseph LeBlanc.

(d)
The Commitment Fee Payable assumes that all lenders (included those who are not disclosed hereunder) have fully funded their total commitment under the Line of Credit Financing).

Employment Agreements
Waitr does not currently maintain any written employment compensation agreements with its executive officers. Notwithstanding that there are no written employment agreements, Waitr currently has an understanding with the following individuals pursuant to which they are paid the salaries reflected below:
•
Christopher Meaux, a director, Chief Executive Officer, President and Secretary of Waitr, is paid $120,000 per year in base salary, payable in accordance with Waitr’s normal payroll practices, and he obtains a 1% commission based on the transaction revenue generated of Waitr for each month, pursuant to a non-written arrangement or understanding approved by the Waitr Board in October 2017.

•
David Pringle, Chief Financial Officer, receives a salary of  $230,000 per year in base salary, payable in accordance with Waitrs normal payroll practices and procedures.

•
Joseph Stough, director and Chief Strategy Officer, receives a salary of  $220,000 per year in base salary, payable in accordance with Waitr’s normal payroll practices and procedures.

See section entitled, “Executive Compensation — Waitr” for more information.
Following the business combination, the Company expects to enter into an employment agreement with Christopher Meaux. See “Management Following the Business Combination.”
Indemnification Agreements and Directors and Officers Liability Insurance
Waitr’s articles of incorporation and bylaws limit the personal liability of its directors to its shareholders or Waitr for monetary damages for breaches of fiduciary duty as a director to the fullest extent permitted by the Louisiana Business Corporation Act. In addition, Waitr maintains directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. Waitr has not entered into any indemnification agreements with its officers and directors.
Policies and Procedures for Related Person Transactions Prior to Business Combination
The Louisiana Business Corporation Act and Waitr’s articles of incorporation and bylaws contain customary provisions relating to the approval of related party transactions. Waitr has no additional policies or procedures prior to the business combination with respect to related party transactions.

Policies and Procedures for Related Person Transactions
Effective upon the consummation of the business combination, the Company’s board of directors will adopt a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. The Company’s policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Company’s general counsel any “related person transaction” (defined as any transaction that is reportable by the Company under Item 404(a) of Regulation S-K in which the Company is or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to the Company’s audit committee or another independent body of the Company’s board of directors. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of the Company’s board of directors. It is the Company’s policy that directors interested in a related person transaction will recuse themselves from any such vote. The Company’s policy does not specify the standards to be applied by its audit committee or another independent body of its board of directors in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with Delaware law.

PRICE RANGE OF SECURITIES AND DIVIDENDS
The Company
Price Range of the Company’s Securities
Our units, each of which consists of one share of our Class A common stock and one warrant to purchase one-half of one share of our Class A common stock, began trading on Nasdaq under the symbol “LCAHU” on May 26, 2016. On July 19, 2016, we announced that holders of our units could elect to separately trade the Class A common stock and the warrants included in the units, or to continue to trade the units without separating them. On July 21, 2016, the Class A common stock and warrants began trading on Nasdaq under the symbols “LCA” and “LCAHW,” respectively. Each warrant entitles the holder to purchase one-half of one share of our Class A common stock at a price of  $5.75 per half share, subject to adjustments as described in our final prospectus dated May 25, 2016, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A common stock and will become exercisable 30 days after the completion of the business combination. Our warrants will expire five years after the completion of the business combination or earlier upon redemption or liquidation as described in our prospectus.
The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Class A common stock and warrants as reported on Nasdaq for the periods presented.
	Units (LCAHU)				Class A common stock (LCA)				Warrants (LCAHW)
	High		Low		High		Low		High		Low
Fiscal 2018:
Quarter ended 3/31/2018		$10.99		$10.47		$10.25		$9.94		$0.75		$0.55
Quarter ended 6/30/2018		$13.08		$9.66		$10.39		$10.03		$0.90		$0.50
Quarter ended 9/30/2018(1)		$12.00		$9.65		$10.20		$10.10		$1.10		$0.75
Fiscal 2017
Quarter ended 3/31/2017		$10.95		$10.25		$10.56		$9.78		$0.74		$0.60
Quarter ended 6/30/2017		$10.93		$10.38		$10.58		$9.9		$1.02		$0.66
Quarter ended 9/30/2017		$10.96		$10.40		$11.00		$9.99		$0.80		$0.68
Quarter ended 12/31/17		$10.90		$10.52		$10.20		$9.89		$0.78		$0.59
Fiscal 2016:
Quarter ended 3/31/2016	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Quarter ended 6/30/2016(2)		$10.29		$9.95	$	N/A	$	N/A	$	N/A	$	N/A
Quarter ended 9/30/2016(3)(4)		$11.01		$9.96		$9.85		$9.65		$0.59		$0.50
Quarter ended 12/31/2016		$10.89		$10.10		$9.82		$9.73		$0.75		$0.55

(1)
Through August 30, 2018.

(2)
Beginning on May 26, 2016 with respect to LCAHU.

(3)
LCA and LCAHW began separate trading on July 21, 2016.

(4)
Beginning August 18, 2016 with respect to LCA, the date active trading of the Class A common stock began, and September 7, 2016 with respect to LCAHW, the date active trading of the public warrants began.

On May 15, 2018, the trading date before the public announcement of the business combination, the Company’s units, Class A common stock and warrants closed at $10.62, $10.11 and $0.54, respectively.

Dividend Policy of the Company
The Company has not paid any cash dividends on its Class A common stock to date and does not intend to pay cash dividends prior to the completion of the business combination. Following completion of the business combination, the post-combination company’s Board will consider whether or not to institute a dividend policy. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.
Waitr
Price Range of Waitr Securities
Historical market price information regarding Waitr is not provided because there is no public market for Waitr’s securities. For information about distributions paid by Waitr to its equityholders, please see the sections entitled “Waitr Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Cash Flows from Financing Activities.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Representatives of our independent registered public accounting firm, Marcum LLP, will be present at the special meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.
APPRAISAL RIGHTS
Appraisal rights are not available to holders of our shares of common stock in connection with the business combination.
HOUSEHOLDING INFORMATION
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027 or by telephone at (713) 850-1010, to inform us of his or her request; or

•
If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR
The transfer agent for our securities is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
Our Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.
FUTURE STOCKHOLDER PROPOSALS
If you are a stockholder and you want to include a proposal in the proxy statement for the year 2019 annual meeting of stockholders (the “2019 annual meeting”), you must provide it to the Company by no later than January 17, 2019. You should direct any proposals to the Company’s Secretary at the Company’s principal executive offices. If you are a stockholder and you want to present a matter of business to be considered or nominate a director to be elected at the year 2019 annual meeting, you must give timely notice of the matter or the nomination, in writing, to the Company’s Secretary at the Company’s principal executive offices. To be timely, the notice must be received by the Secretary at the Company’s principal executive offices not later than the close of business on March 1, 2019 nor earlier than the close of business on January 30, 2019. In the event that the annual meeting is called for a date that is not within 45 days before or after the anniversary of the date the Company first released its proxy statement to stockholders in connection with the special meeting, to be timely notice by the stockholder must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of   (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company. The inclusion of any stockholder proposal in the proxy materials for the 2019 annual meeting will be subject to the applicable rules of the SEC and the Company’s amended and restated bylaws.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.
If you would like additional copies of this proxy statement or if you have questions about the business combination or the proposals to be presented at the special meeting, you should contact the Company at the following address and telephone number:
Landcadia Holdings, Inc.
1510 West Loop South
Houston, Texas 77027
(713) 850-1010
Attention: Steven L. Scheinthal
You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali LLC
470 West Avenue
Stamford, CT 06902
Telephone: (800) 662-5200
(Banks and brokers can call collect at (203) 658-9400)
Email: LCA.info@morrowsodali.com
If you are a stockholder of the Company and would like to request documents, please do so no later than five business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Waitr has been supplied by Waitr. Information provided by either the Company or Waitr does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of the Company for the special meeting. We have not authorized anyone to give any information or make any representation about the business combination, the Company or Waitr that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
LANDCADIA HOLDINGS, INC.

LANDCADIA HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash	$227,941	$571,748
Prepaid expenses	13,514	43,698
Total current assets	241,455	615,446
Cash, cash equivalents, and accrued interest held in trust account	235,813,316	252,054,977
Total assets	$236,054,771	$252,670,423
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$52,643	$12,747
Income tax payable	270,962	448,099
Total current liabilities	323,605	460,846
Deferred underwriting commissions	8,750,000	8,750,000
Total liabilities	9,073,605	9,210,846
Class A common stock subject to possible redemption, 21,913,368 and 23,651,543 shares at redemption value of approximately $10.13 and $10.08, respectively	221,981,156	238,459,567
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	—	—
Common stock:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 1,365,473 and 1,348,457 shares issued and outstanding (excluding 21,913,368 and 23,651,543 shares subject to possible redemption), respectively	137	135
Class F common stock, $0.0001 par value, 20,000,000 shares authorized, 6,250,000 issued and outstanding	625	625
Additional paid-in capital	3,203,818	4,145,833
Retained earnings	1,795,430	853,417
Total stockholders’ equity	5,000,010	5,000,010
Total liabilities and stockholders’ equity	$236,054,771	$252,670,423

The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Expenses:
General and administrative expenses	$183,348	$33,704	$413,888	$290,118
Loss from operations	(183,348)	(33,704)	(413,888)	(290,118)
Other income:
Interest income	831,511	379,562	1,621,597	643,790
Income before taxes	648,163	345,858	1,207,709	353,672
Tax provision	(159,053)	(124,006)	(265,696)	(124,006)
Net income	$489,110	$221,852	$942,013	$229,666
Basic and diluted loss per share:
Loss per share available to common shares	$(0.02)	(0.00)	$(0.04)	$(0.03)
Basic and diluted weighted average number of shares	7,623,457	7,544,192	7,616,014	7,534,030
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six months ended June 30,
	2018	2017
	(unaudited)
Cash flows from operating activities:
Net income	$942,013	$229,666
Adjustments to reconcile net income to net cash used in operating activities:
Trust account interest income	(1,621,597)	(643,790)
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	30,184	54,549
Increase (decrease) in accounts payable and accrued liabilities	39,897	65,373
Increase (decrease) in income taxes payable	(177,137)	—
Net cash used in operating activities	(786,640)	(294,202)
Cash flows from investing activities:
Cash provided by trust for redeemed shares and tax payments	17,863,258	—
Net cash from investing activities	17,863,258	—
Cash flows used in financing activities:
Payment for redeemed shares	(17,420,425)	—
Net cash used in financing activities	(17,420,425)	—
Net decrease in cash and cash equivalents	(343,807)	(294,202)
Cash and cash equivalents at beginning of period	571,748	1,063,350
Cash and cash equivalents at end of period.	$227,941	$769,148
Supplemental information:
Cash paid for taxes	$442,833	—
Supplemental schedule of non-cash financing activities:
Change in value of common shares subject to possible conversion	$942,013	$229,666
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.   Nature of Business
Business
Landcadia Holdings, Inc., a Delaware corporation (the “Company”), was incorporated on November 19, 2008 as Leucadia Development Corporation, and changed its name to Landcadia Holdings, Inc. on September 15, 2015. The Company is an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, is subject to all the risks associated with emerging growth companies. The Company has not had any significant operations to date. The Company is a blank-check company formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (the “Business Combination”) with one or more operating businesses. All activity for the quarter ending June 30, 2018 relates to the Company’s ongoing business expenses and costs associated with locating a suitable Business Combination. There is no assurance that its plans to consummate a Business Combination will be successful within the target business acquisition period, as described herein.
On May 16, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Landcadia Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Waitr Incorporated, a Louisiana corporation (“Waitr”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned direct subsidiary of the Company (the transactions contemplated by the Merger Agreement, the “Waitr Business Combination”). Upon the consummation of the Waitr Business Combination, the Company intends to change its name to Waitr Holdings Inc. and is expected to continue to trade on The Nasdaq Stock Market (“Nasdaq”). Waitr, founded in 2013 and based in Lake Charles, Louisiana, is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to diners in underserved markets. For more information about the Merger Agreement, see Note 6.
On May 30, 2018, the Company held a special meeting in lieu of annual meeting of stockholders at which the Company’s stockholders approved an extension of the date by which the Company must consummate a Business Combination from June 1, 2018 to December 14, 2018 (the “Extension”). The Company requested the Extension in order to complete the Waitr Business Combination.
Sponsors
The Company’s sponsors are Fertitta Entertainment, Inc., a Texas corporation, (the “FEI Sponsor”), and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation (the “JFG Sponsor”, and together with FEI Sponsor, the “Sponsors”). The FEI Sponsor is wholly owned by Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer.
Financing
The registration statement for the Company’s public offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 25, 2016. The Company intends to finance its Business Combination in part with proceeds from the $250,000,000 public offering and the $7,000,000 private placement of sponsor warrants (“private placement”), see Notes 4 and 5. Upon the closing of the public offering and the private placement, on June 1, 2016, $250,000,000 was placed in a trust account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee. In connection with the Extension approved on May 30, 2018, 1,721,159 shares were redeemed, for a total value of  $17,420,425. As of June 30, 2018, $235,813,316 remained in the Trust Account to be used for the Business Combination.

Trust Account
Funds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
The Company’s second amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), provides that, other than the withdrawal of interest to pay income taxes and franchise taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of any shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), included in the units sold in the public offering (“public shares”) properly tendered in connection with a stockholder vote to amend the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the Business Combination by December 14, 2018; or (iii) the redemption of 100% of the public shares if the Company is unable to complete the Business Combination by December 14, 2018.
Initial Business Combination
The initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account, excluding the deferred underwriting commissions and taxes payable on the income earned by the Trust Account, at the time of the agreement to enter into the initial Business Combination.
The Company, after signing a definitive agreement for the Business Combination, is required to either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely at its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the public offering.
If the Company holds a stockholder vote in connection with the Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable. As a result, such public shares are recorded at redemption value and classified as temporary equity following completion of the public offering (“Redeemable Shares”), in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB, ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per public share ($250,000,000 held in the Trust Account divided by 25,000,000 public shares). For further information regarding the Redeemable Shares, see Note 3.
The Company has until December 14, 2018 to complete the Business Combination. If the Company does not complete the Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest (less taxes payable and up to $50,000 of such net interest to pay dissolution expenses), and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsors and certain persons who received unregistered shares of Class F common stock of the Company (the “Initial Stockholders”) have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their shares of Class F common stock; however, if the Initial Stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the public offering, they will be entitled to a pro rata share of the Trust Account in respect of such shares of Class A common stock upon the Company’s redemption or liquidation in the event the Company does not complete the Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the public offering.
Pursuant to the letter agreements referenced above, the Initial Stockholders also agreed that, if the Company submits the Business Combination to the Company’s public stockholders for a vote, the Initial Stockholders will vote their founders shares (as defined below) and any public shares purchased during or after the public offering in favor of the Business Combination.
Fiscal Year End
The Company’s fiscal year ends on December 31.
Nasdaq Notification Letter
On January 2, 2018, the Company received a letter (the “Notification Letter”) from the staff of the Listing Qualifications Department of Nasdaq notifying the Company that the Company no longer complies with Nasdaq Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2016. On February 12, 2018, we submitted our plan to regain compliance pursuant to the procedures set forth in the Nasdaq listing rules. On February 23, 2018, Nasdaq granted us an exception of up to 180 calendar days from the fiscal year end, or until June 29, 2018, to regain compliance. The Company held its annual meeting of stockholders on May 31, 2018. On June 1, 2018 Nasdaq determined that the Company regained compliance with the Nasdaq listing rules.
2.   Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
Our unaudited consolidated financial statements include the accounts of Landcadia Holding, Inc., and all subsidiaries and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period and should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.
Cash consists of proceeds from the public offering and private placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts with a financial institution which, at times, may exceed the Federal depository insurance coverage of  $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Offering Costs
The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering”. Offering costs of approximately $654,840, consisted of costs incurred in connection with the preparation of the public offering. These costs, together with $13,750,000 in underwriting commissions, have been charged to additional paid-in capital upon the closing of the public offering. For further discussion on underwriting commissions see Notes 4 and 5.
Loss Per Common Share
Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class F common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Consistent with FASB ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the three and six months ended June 30, 2018 and 2017. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted loss per share includes the incremental number of shares of common stock to be issued in connection with the conversion of Class F common stock or to settle warrants, as calculated using the treasury stock method. For the three and six months ending June 30, 2018 and 2017, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented.
A reconciliation of net loss per common share as adjusted for the portion of income that is attributable to common stock subject to redemption is as follows:
	Three months ended, June 30,		Six months ended, June 30,
	2018	2017	2018	2017
Net income	$489,110	$221,852	$942,013	$229,666
Less: Income attributable to common stock subject to possible redemption	(633,013)	(242,232)	(1,276,368)	(492,684)
Net loss available to common shares	$(143,903)	$(20,380)	$(334,355)	$(263,018)
Basic and diluted weighted average number of shares	7,623,457	7,544,192	7,616,014	7,534,030
Basic and diluted loss available to common shares	$(0.02)	$(0.00)	$(0.04)	$(0.03)
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2018 and December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company considers its major tax jurisdictions to be the United States and Texas and is subject to income tax examinations by these taxing authorities.
The effective tax rate for the six months ended June 30, 2018 and 2017 was 22.0% and 35.1%, respectively.
Subsequent Events
We have evaluated subsequent events to determine if events or transactions occurring through August 8, 2018, the date the financial statements were issued, require potential adjustment to or disclosure in the financial statements.
3.   Stockholders’ Equity
The Company is authorized to issue 221,000,000 shares of all classes of capital stock, of which 200,000,000 shares are Class A common stock, par value $0.0001 per share; 20,000,000 shares are Class F common stock, par value $0.0001 per share; and 1,000,000 shares are preferred stock, par value $0.0001 per share. As of June 30, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

As of June 30, 2018 and December 31, 2017, each of the Sponsors owned 50% of the 6,250,000 issued and outstanding shares of Class F common stock (“founders shares”).
Redeemable Shares
The Company has issued 25,000,000 shares of Class A common stock. All of the shares of Class A common stock sold as part of the public offering contain a redemption feature as defined in the public offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Certificate of Incorporation provides a minimum net tangible asset threshold of  $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable shares will be affected by charges against additional paid-in capital.
On May 30, 2018, the Company’s stockholders approved the Extension of the date by which the Company must consummate a Business Combination from June 1, 2018 to December 14, 2018. The Company requested the Extension in order to complete the Waitr Business Combination. In connection with the Extension, 1,721,159 shares were redeemed, for a total value of  $17,420,425. At June 30, 2018 and December 31, 2017, there were 23,278,841 and 25,000,000, respectively, shares of Class A common stock issued and outstanding.
As of June 30, 2018 and December 31, 2017, the Company classified 21,913,368 and 23,651,543 public shares, respectively, as redeemable shares, classified outside of permanent equity, and, 1,365,473 and 1,348,457 public shares, respectively, as Class A common stock.
For further information on the founders shares and sponsor warrants, see Note 5.
4.   Public Offering
Public Units
In the public offering, the Company sold 25,000,000 units at a price of  $10.00 per unit. Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one redeemable warrant (each a “public warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Business Combination covering the Class A common stock underlying the public warrants. Each public warrant entitles the holder to purchase one-half of one share of Class A common stock at a price of  $5.75 ($11.50 per whole share). No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder. Each public warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the public offering. However, if the Company does not complete the Business Combination on or prior to December 14, 2018, the public warrants will expire at such time. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of public warrants issued in connection with the units during the exercise period, there will be no net cash settlement of these public warrants and the public warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the public warrants become exercisable, the Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of  $0.01 per public warrant; (iii) upon not less than 30 days prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and (iv) if, and only if, the reported closing price of the public shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the public warrant holders.
Underwriting Commissions
The Company paid an underwriting discount of  $5,000,000 ($0.20 per unit sold) to the underwriters at the closing of the public offering, with an additional fee (“deferred discount”) of  $8,750,000 ($0.35 per unit sold) payable upon the Company’s completion of the Business Combination. The deferred discount will be forfeited by the underwriters in the event that the Company is unable to complete the Business Combination and the subsequent liquidation of the Trust Account as described elsewhere herein. See Note 5 for further information on underwriting commissions.
5.   Related Party Transactions
Founders Shares
The founders shares are identical to the public shares included in the units sold in the public offering except that the founders shares are subject to certain transfer restrictions and the holders of the founders shares will have the right to elect all of the Company’s directors prior to the Business Combination. The Initial Stockholders collectively own 23% of the Company’s issued and outstanding shares after the public offering.
The Initial Stockholders have agreed not to transfer, assign or sell any of their founders shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (“Lock Up Period”).
The founders shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the prospectus relating to the public offering. In the case that additional shares of common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the public offering and related to the closing of the Business Combination, the ratio at which the founders shares shall convert into shares of Class A common stock will be adjusted so that the number of shares of Class A common stock issuable upon conversion of all founders shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon the completion of the public offering plus all additional shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination or pursuant to the sponsor warrants (as defined below). In no event will the founders shares convert into shares of Class A common stock at a ratio that is less than one-for-one.
Public Units
As a result of the public offering, Jefferies LLC, an affiliate of the JFG Sponsor, owns 638,561 units which consist of one share of Class A common stock and one public warrant.
Sponsor Warrants
The Sponsors have purchased an aggregate of 14,000,000 warrants (“sponsor warrants”) at a price of $0.50 per warrant ($7,000,000 in the aggregate) in the private placement that closed simultaneously with the closing of the public offering. A portion of the purchase price of the sponsor warrants has been added to the net proceeds from the public offering to be held in the Trust Account such that at closing of the public offering, $250,000,000 was placed in the Trust Account.
Each sponsor warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 per one-half share. The sponsor warrants (including the Class A common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will be non-redeemable so long as they are held by the initial purchasers of the sponsor warrants or their permitted transferees. If the sponsor warrants are held by someone other than the initial purchasers of the sponsor warrants or their permitted transferees, the sponsor warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the units sold in the public offering. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the public warrants except that the sponsor warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the sponsor warrants issued to the Sponsors will expire worthless.
Registration Rights
The Initial Stockholders and holders of the sponsor warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the public offering. The Initial Stockholders and holders of the sponsor warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Commissions
The JFG Sponsor is an affiliate of Jefferies LLC, an underwriter of the public offering, and beneficially owns 50% of the founders shares. Jefferies LLC received an underwriting discount of $2,125,000 at the closing of the public offering, with an additional deferred discount of  $3,718,750 payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company is required to pay the FEI Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team, in an amount not to exceed $10,000 per month.
Sponsors Indemnification
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of  (i) $10.00 per public share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Company’s sponsors will not be responsible to the extent of any liability for such third party claims.
In addition, the Sponsors will not be prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans may be convertible into warrants of the post Business Combination entity at a price of  $0.50 per warrant at the option of the lender. The warrants would be identical to the sponsor warrants. The terms of such loans have not been determined.
6.   The Merger Agreement
On May 16, 2018, the Company entered into the Merger Agreement with Merger Sub and Waitr, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Waitr will merge with and into Merger Sub, with Merger Sub surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned direct subsidiary of the Company. Upon the consummation of the Waitr Business Combination, the Company will change its name to Waitr Holdings Inc.

Merger Consideration
The aggregate consideration for the Waitr Business Combination will be comprised of  $300.0 million payable in the form of cash and shares of the Company’s common stock valued at $10.00 per share, plus approximately $8.0 million payable in the form of Company stock options to be issued to holders of options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the effective time of the Business Combination (the “Effective Time”).
The cash portion of the consideration will be an aggregate amount equal to the sum of (i) $50.0 million (the “Minimum Cash Consideration Amount”) plus (ii) an additional cash amount, if any, not to exceed $25.0 million, which together with the Minimum Cash Consideration Amount will not exceed a maximum of  $75.0 million (the “Cash Consideration”). The remainder of  $300.0 million less the Cash Consideration will be paid in the form of shares of the Company’s common stock valued at $10.00 per share (the “Stock Consideration”). In addition, all options to purchase Waitr shares that are unvested, outstanding and unexercised as of immediately prior to the Effective Time, valued at approximately $8.0 million, will be assumed by the Company.
Representations, Warranties and Covenants
The parties to the Merger Agreement have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants with respect to the conduct of Waitr during the period between execution of the Merger Agreement and the completion of the Waitr Business Combination. The Company and Waitr have each agreed to use commercially reasonable efforts to cause the Waitr Business Combination to be consummated.
Conditions to Closing
The closing of the Waitr Business Combination is subject to certain conditions, including, among others, (i) approval by the Company’s stockholders of the Extension, (ii) approval by the Company’s stockholders of the Merger Agreement, the Waitr Business Combination and certain other actions related thereto, (iii) approval by Waitr’s stockholders of the Waitr Business Combination, (iv) approval of the listing of the Company’s common stock to be issued in connection with the Waitr Business Combination on Nasdaq, (v) completion of any redemptions of shares by the Company’s stockholders in connection with the Waitr Business Combination, (vi) delivery of lockup agreements from each stockholder of Waitr receiving Stock Consideration pursuant to the Merger Agreement and from the Company’s founders with respect to their private placement warrants, (vii) delivery by the Company of evidence that after the closing of the Waitr Business Combination, the Company will have at least $75.0 million in cash or investments in government securities or money market funds that invest only in direct United States Treasury obligations, and (viii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Termination
The Merger Agreement may be terminated by the Company and Waitr under certain circumstances, including, among others, (i) by mutual written consent of the Company and Waitr, (ii) by the Company or Waitr if the closing of the Waitr Business Combination has not occurred on or prior to November 30, 2018 for any reason other than delay and/or non-performance of the party seeking such termination, (iii) by the Company or Waitr if the Company’s stockholders do not approve the Extension, (iv) by the Company or Waitr if the Company’s stockholders do not approve the Merger Agreement, (v) by Waitr if there exists any Nasdaq listing rule deficiency that causes a de-listing of the Company from Nasdaq prior to the closing of the Waitr Business Combination and (vi) by Waitr if the aggregate dollar amount of any shares redeemed by the Company’s stockholders in connection with the Extension and the Waitr Business Combination equals or exceeds an amount that would cause (x) the combined company to fail to maintain a minimum cash balance of at least $75 million at closing or (y) Waitr’s stockholders to receive an aggregate amount of Cash Consideration less than the Minimum Cash Consideration Amount.
7.   Subsequent Events
In order to finance a portion of the Cash Consideration payable in the Waitr Business Combination and the costs and expenses incurred in connection therewith, on October 2, 2018, the Company and Merger

Sub entered into a commitment letter with Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and of one or more of its funds and/or affiliates (collectively, “Luxor”), pursuant to which Luxor agreed to (a) provide a senior secured first priority term loan facility to Merger Sub in the aggregate principal amount of  $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of  $60,000,000 of the Company’s convertible promissory notes (together with the Debt Facility, the “Debt Financings”), in each case, concurrently with the closing of the Waitr Business Combination.
In connection with the Debt Financings, FEI Sponsor and JFG Sponsor agreed to exchange the 14,000,000 warrants purchased by them in connection with the Company’s initial public offering for 1,600,000 shares of the Company’s common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Landcadia Holdings, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Landcadia Holdings Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and financial statement schedule listed in the Index at Item 15(a) (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.
Marcum LLP
/s/ Marcum LLP
We have served as the Company’s auditor since 2015.
New York, NY 10017
March 12, 2018

LANDCADIA HOLDINGS, INC.
(FORMERLY, LEUCADIA DEVELOPMENT CORPORATION)
BALANCE SHEETS
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$571,748	$1,063,350
Prepaid expenses	43,698	153,699
Total current assets	615,446	1,217,049
Cash, cash equivalents, and accrued interest held in trust account	252,054,977	250,256,735
Total assets	$252,670,423	$251,473,784
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$460,846	$134,047
Total current liabilities	460,846	134,047
Deferred underwriting commissions	8,750,000	8,750,000
Total liabilities	9,210,846	8,884,047
Class A common stock subject to possible redemption, 23,651,543 and 23,734,599 shares at redemption value of approximately $10.08 and $10.01, respectively	238,459,567	237,589,727
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 authorized, no shares issued or outstanding	—	—
Common stock:
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 1,348,457 and 1,265,401 shares issued and outstanding (excluding 23,651,543 and 23,734,599 shares subject to possible redemption), respectively	135	127
Class F common stock, $0.0001 par value, 20,000,000 shares authorized, 6,250,000 issued and outstanding	625	625
Additional paid-in capital	4,145,833	5,015,681
Retained earnings (accumulated deficit)	853,417	(16,423)
Total stockholders’ equity	5,000,010	5,000,010
Total liabilities and stockholders’ equity	$252,670,423	$251,473,784

The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS, INC.
(FORMERLY, LEUCADIA DEVELOPMENT CORPORATION)
STATEMENTS OF OPERATIONS
	Year ended December 31,
	2017	2016	2015
Expenses:
General and administrative expenses	$480,303	$261,253	$11,905
Loss from operations	(480,303)	(261,253)	(11,905)
Other income:
Interest income	1,798,242	256,735	—
Income (loss) before taxes	1,317,939	(4,518)	(11,905)
Tax provision	(448,099)	—	—
Net income (loss)	$869,840	$(4,518)	$(11,905)
Basic and diluted loss per share:
Loss per share available to common shares	$(0.05)	$(0.03)	$(0.00)
Basic and diluted weighted average number of shares	7,553,650	7,500,028	4,852,335
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS, INC.
(FORMERLY, LEUCADIA DEVELOPMENT CORPORATION)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Class A Common Stock		Class F Common Stock		Additional Paid-in Capital	Retained earnings (Accumulated deficit)	Note receivable, affiliates	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2014	—	$—	4,312,500	$431	$569	$—	$(1,000)	$—
Class F shares issued	—	—	4,312,500	432	9,568	—	—	10,000
Payment of affiliate note receivable	—	—	—	—	—	—	1,000	1,000
Net loss	—	—	—	—	—	(11,905)	—	(11,905)
Balance, December 31, 2015	—	$—	8,625,000	$863	$10,137	$(11,905)	$—	$(905)
Sponsors warrants issued	—	—	—	—	7,000,000	—	—	7,000,000
Class A shares issued	25,000,000	2,500	—	—	249,997,500	—	—	250,000,000
Underwriters commissions and offering costs	—	—	—	—	(14,404,840)	—	—	(14,404,840)
Shares returned	—	—	(2,375,000)	(238)	238	—	—	—
Class A shares subject to redemption	(23,734,599)	(2,373)	—	—	(237,587,354)	—	—	(237,589,727)
Net loss	—	—	—	—	—	(4,518)	—	(4,518)
Balance, December 31, 2016	1,265,401	$127	6,250,000	$625	$5,015,681	$(16,423)	$—	$5,000,010
Net income	—	—	—	—	—	869,840	—	869,840
Change in class A shares subject to redemption	83,056	8	—	—	(869,848)	—	—	(869,840)
Balance, December 31, 2017	1,348,457	$135	6,250,000	$625	$4,145,833	$853,417	$—	$5,000,010

The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS, INC.
(FORMERLY, LEUCADIA DEVELOPMENT CORPORATION)
STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net income (loss)	$869,840	$(4,518)	$(11,905)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Trust account interest income	(1,798,242)	(256,735)	—
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	110,001	(153,699)	—
Increase (decrease) in accounts payable and accrued liabilities	326,799	124,790	4,350
Increase (decrease) in receivable/payable to affiliates	—	(7,400)	7,400
Net cash used in operating activities	(491,602)	(297,562)	(155)
Cash flows from investing activities:
Trust account deposit	—	(250,000,000)	—
Net cash from investing activities	—	(250,000,000)	—
Cash flows from financing activities:
Proceeds from public offering	—	250,000,000	—
Proceeds from sale of private placement warrants	—	7,000,000	—
Proceeds from sale of common stock to sponsor	—	—	10,000
Payment of underwriting discounts	—	(5,000,000)	—
Payment of offering costs	—	(622,183)	—
Payment of affiliate notes payable	—	(27,750)	1,000
Net cash from financing activities	—	251,350,067	11,000
Net (decrease) increase in cash and cash equivalents	(491,602)	1,052,505	10,845
Cash and cash equivalents at beginning of period	1,063,350	10,845	—
Cash and cash equivalents at end of period	$571,748	$1,063,350	$10,845
Non-cash financing activities:
Change in value of common shares subject to possible conversion	$869,840	$9,437	$—
Initial classification of common shares subject to possible conversion	$—	$237,580,290	$—
Deferred undrwriting commissions	$—	$8,750,000	$—
Accrued offering costs	$—	$4,907	$322,750
The accompanying notes are an integral part of these financial statements.

LANDCADIA HOLDINGS, INC.
(FORMERLY, LEUCADIA DEVELOPMENT CORPORATION)
NOTES TO FINANCIAL STATEMENTS
1.   Nature of Business
Business
Landcadia Holdings, Inc., a Delaware corporation (the “Company”), was incorporated in Delaware on November 19, 2008 as Leucadia Development Corporation, and changed its name to Landcadia Holdings, Inc. on September 15, 2015. The Company is an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, is subject to all the risks associated with emerging growth companies.
The Company has not had any significant operations to date. The Company is a blank-check company formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination (the “Business Combination”) with one or more operating businesses. All activity for the year ended December 31, 2017 relates to the Company’s ongoing business expenses and costs associated with locating a suitable Business Combination. There is no assurance that its plans to consummate a Business Combination will be successful within the target business acquisition period, as described herein.
Sponsors
The Company’s Sponsors are Fertitta Entertainment, Inc., a Texas corporation, (“FEI Sponsor”) and Leucadia National Corporation, a New York corporation, (“Leucadia Sponsor”, and together with FEI Sponsor, the “Sponsors”). The FEI Sponsor is wholly owned by Tilman J. Fertitta, the Company’s Co-Chairman and Chief Executive Officer.
Financing
The registration statement for the Company’s public offering was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 25, 2016. The Company intends to finance its Business Combination in part with proceeds from the $250,000,000 public offering and the $7,000,000 private placement of sponsor warrants (“private placement”), see Notes 4 and 5. Upon the closing of the public offering and the private placement, on June 1, 2016, $250,000,000 was placed in a Trust Account (the “Trust Account”), with Continental Stock Transfer & Trust Company acting as trustee.
Trust Account
Funds held in the Trust Account can only be invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
The Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”) provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of any shares of Class A common stock (“public shares”) included in the units sold in the public offering properly tendered in connection with a stockholder vote to amend the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete the Business Combination within 24 months from the closing of the public offering; or (iii) the redemption of 100% of the public shares if the Company is unable to complete the Business Combination within 24 months from the closing of the public offering.

Initial Business Combination
The initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account, excluding the deferred underwriting commissions and taxes payable on the income earned by the Trust Account, at the time of the agreement to enter into the initial Business Combination.
The Company, after signing a definitive agreement for the Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to commencement of the tender offer, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely at its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination.
Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it conducts redemptions in connection with the Business Combination pursuant to the tender offer rules, the Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the public offering.
If the Company holds a stockholder vote in connection with the Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest but less taxes payable. As a result, such public shares are recorded at redemption value and classified as temporary equity following completion of the public offering (“Redeemable Shares”), in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB, ASC’) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per public share ($250,000,000 held in the Trust Account divided by 25,000,000 public shares). For further information regarding the Redeemable Shares, see Note 3.
The Company will have 24 months from the closing of the public offering to complete the Business Combination. If the Company does not complete the Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares for a per share pro rata portion of the Trust Account, including interest (less taxes payable and up to $50,000 of such net interest to pay dissolution expenses), and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsors and certain persons who received unregistered shares of Class F common stock of the Company (the “Initial Stockholders”) have entered into letter agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their shares of Class F common stock; however, if the Initial Stockholders or any of the Company’s officers, directors or affiliates acquire shares of Class A common stock in or after the public offering, they will be entitled to a pro rata share of the Trust Account in respect of such shares of Class A common stock upon the Company’s redemption or liquidation in the event the Company does not complete the Business

Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the public offering.
Pursuant to the letter agreements reference above, the Initial Stockholders also agreed that, if the Company submits the Business Combination to the Company’s public stockholders for a vote, the Initial Stockholders will vote their founder shares and any public shares purchased during or after the public offering in favor of the Business Combination.
Fiscal Year End
The Company’s fiscal year ends on December 31.
2.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Use of Estimates
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Emerging Growth Company
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Going Concern Consideration
The Company has until June 1, 2018 to complete our initial Business Combination. If we are unable to complete our initial Business Combination by June 1, 2018 we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $50,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. This mandatory liquidation and subsequent dissolution requirement raises substantial doubt about the Company’s ability to continue as a going concern.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition if the Company fails to complete its Business Combination by June 1, 2018, there will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless.
We are actively pursuing targets to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination which will increase costs as we approach our June 1, 2018 deadline. On December 31, 2017 the funds available to us outside of the Trust Account were $571,748, which will be used to fund our working capital requirements. If we are required to seek additional capital to meet working capital requirements, we would need to borrow funds from our Sponsors, management team or other third parties to operate or may be forced to liquidate. None of our Sponsors, members of our management team or any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to us upon completion of our initial Business Combination. If we are unable to complete our initial Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. Consequently, our public stockholders may only receive approximately $10.00 per share on our liquidation of our public shares, and our warrants will expire worthless.
No adjustments have been made to the carrying amounts of assets or liabilities should the Company be unable to continue operations.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.
Cash consists of proceeds from the public offering and private placement held outside of the Trust Account and may be used to pay for business, legal and accounting due diligence for the Business Combination and continuing general and administrative expenses.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts with a financial institution which, at times, may exceed the Federal depository insurance coverage of  $250,000. The Company has not experienced losses on these accounts and the Company believes that it is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the balance sheet.
Offering Costs
The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs of approximately $654,840, consisted of costs incurred in connection with the formation and preparation of the public offering. These costs, together with $13,750,000 in underwriting commissions, have been charged to additional paid-in capital upon the closing of the public offering. For further discussion on underwriting commissions see Notes 4 and 5.
Loss per Common Share
Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. All shares of Class F common stock are assumed to convert to shares of Class A common stock on a one-for-one basis.

Consistent with ASC 480, shares of Class A common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the years ended December 31, 2017, 2016 and 2015. Such shares, if redeemed, only participate in their pro rata share of trust earnings, see Note 3. Diluted loss per common share is calculated by including any incremental shares of common stock to be issued in connection with the conversion of Class F common stock or to settle warrants, as calculated using the treasury stock method. For the years ended December 31, 2017, 2016 and 2015, the Company did not have any dilutive warrants, securities or other contracts that could, potentially, be exercised or converted into common stock. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented. Further, in accordance with FASB ASC 260, “Earnings Per Share”, the earnings per share calculation reflects the effect of the stock splits as discussed in Note 3, for all periods presented.
See Note 6 for further information.
Income Taxes
The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2017, 2016 and 2015. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities.
On December 22, 2017, the Tax Cut and Jobs Act (the “Tax Act”) was enacted into law resulting in a reduction in the federal corporate income tax rate from 35% to 21% for years beginning in 2018. The enactment of the Tax Act also requires companies to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
See Note 7 for further information.
Subsequent Events
We have evaluated subsequent events to determine if events or transactions occurring through March 7, 2018, the date the financial statements were issued, require potential adjustment to or disclosure in the financial statements. The Company has concluded that all such events have been recognized or disclosed in the financial statements.
On January 2, 2018, the Company received a letter (the “Notification Letter”) from the staff of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company no longer complies with Nasdaq Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2016. On February 12, 2018, we submitted our plan to regain compliance pursuant to the procedures set forth in the Nasdaq listing rules. On February 23, 2018, Nasdaq granted us an exception of up to 180 calendar days from the fiscal year end, or until June 29, 2018, to regain compliance.
3.   Stockholders’ Equity
In 2008, the Leucadia Sponsor purchased an aggregate of 1,000 shares of the Company’s common stock (100% of the issued and outstanding shares) for $1,000. On September 15, 2015, the Company increased the total number of authorized shares of all classes of capital stock to 221,000,000, of which 200,000,000 shares are Class A common stock at par value $0.0001 per share; 20,000,000 shares are Class F common stock at par value $0.0001 per share; and 1,000,000 shares are preferred stock at par value $0.0001 per share. As of December 31, 2017 and 2016, there were no shares of preferred stock issued or outstanding.
On September 15, 2015, the Company reclassified all of its issued and outstanding shares of common stock to Class F common stock (“Founders Shares”), and conducted a 1:7,187.5 stock split. On September 16, 2015, the Company issued 7,187,500 additional founder shares to the FEI Sponsor for $10,000. On October 1, 2015, the Company completed a 5:1 reverse stock split of the founder shares. On April 27, 2016, the Company conducted a 1:3 stock split, and on May 25, 2016, each of the Sponsors returned to the Company, at no cost, 718,750 Founders Shares (1,437,500 total shares), which were cancelled. The over-allotment option was not exercised by the underwriters and as such, the Sponsors forfeited an aggregate of 937,500 shares, which were returned to the Company, at no cost, on June 30, 2016. The financial statements reflect the changes of the splits retroactively for all periods presented. Following these transactions, each of the Sponsors owned 50% of the 6,250,000 issued and outstanding Founders Shares and the Company had $11,000 of invested capital, or $0.0018 per share prior to the offering and private placement.
Redeemable Shares
All of the 25,000,000 public shares sold as part of the public offering contain a redemption feature as defined in the public offering. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. The Certificate of Incorporation provides a minimum net tangible asset threshold of  $5,000,001. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of Redemption Shares will be affected by charges against additional paid-in capital.
At December 31, 2017, there were 25,000,000 public shares, of which 23,651,543 were recorded as Redeemable Shares, classified outside of permanent equity, and 1,348,457 were classified as Class A common stock. At December 31, 2016, of the 25,000,000 public shares, 23,734,599 were recorded as Redeemable Shares, and 1,265,401 were classifies as Class A common stock.
For further information on the Founders Shares and Sponsor Warrants, see Note 5.
4.   Public Offering
Public Units
In the public offering, the Company sold 25,000,000 units at a price of  $10.00 per unit (“units”). Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value and one redeemable warrant (each a “public warrant”). Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act of 1933, as amended (“Securities Act”), following the completion of the Business Combination covering the Class A common stock underlying the public warrants. Each public warrant entitles the holder to purchase one-half of one share of Class A common stock at a price of  $5.75 ($11.50 per whole share). No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder. Each public warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the public offering. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the public warrants will expire at the end of such period. If the Company is unable to deliver registered shares of Class A common stock to the holder upon exercise of public warrants issued in connection with the units during the exercise period, there will be no net cash settlement of these public warrants and the public warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the public warrants become exercisable, the

Company may call the warrants for redemption: (i) in whole and not in part; (ii) at a price of  $0.01 per public warrant; (iii) upon not less than 30 days prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and (iv) if, and only if, the reported closing price of the public shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the public warrant holders.
Underwriting Commissions
The Company paid an underwriting discount of  $5,000,000 ($0.20 per unit sold) to the underwriters at the closing of the public offering, with an additional fee (“Deferred Discount”) of  $8,750,000 ($0.35 per unit sold) payable upon the Company’s completion of the Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. See Note 5 for further information on underwriting commissions.
5.   Related Party Transactions
Founder Shares
The founder shares are identical to the public shares included in the units sold in the public offering except that the founder shares are subject to certain transfer restrictions and the holders of the Founders Shares will have the right to elect all of the Company’s directors prior to the Business Combination. The initial stockholders collectively own 22% of the Company’s issued and outstanding shares after the public offering.
The initial stockholders have agreed not to transfer, assign or sell any of their founder shares until one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, (i) the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (“Lock Up Period”).
The founder shares will automatically convert into public shares at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the prospectus relating to the public offering. In the case that additional public shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the public offering and related to the closing of the Business Combination, the ratio at which the founder shares shall convert into public shares will be adjusted so that the number of public shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon the completion of the public offering plus all public shares and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination or pursuant to the Sponsor Warrants (as defined below).
Class A Common Stock
As a result of the public offering, Jefferies LLC, an affiliate of Leucadia Sponsor, owns 638,561 units.
Sponsor Warrants
The Sponsors have purchased an aggregate of 14,000,000 warrants (“Sponsor Warrants”) at a price of $0.50 per warrant ($7,000,000 in the aggregate) in the private placement that closed simultaneously with the closing of the public offering. A portion of the purchase price of the Sponsor Warrants has been added to the net proceeds from the public offering to be held in the Trust Account such that at closing of the public offering, $250,000,000 was placed in the Trust Account.

Each Sponsor Warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 per one-half share. The Sponsor Warrants (including the Class A common stock issuable upon exercise of the Sponsor Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination and they will be non-redeemable so long as they are held by the initial purchasers of the Sponsor Warrants or their permitted transferees. If the Sponsor Warrants are held by someone other than the initial purchasers of the Sponsor Warrants or their permitted transferees, the Sponsor Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the units being sold in the public offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the public warrants except that the Sponsor Warrants may be exercised on a cashless basis. If the Company does not complete the Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Sponsor Warrants issued to the Sponsors will expire worthless.
Registration Rights
The initial stockholders and holders of the Sponsor Warrants will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the public offering. The initial stockholders and holders of the Sponsor Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Commissions
The Leucadia Sponsor is an affiliate of Jefferies LLC, an underwriter of the public offering, and beneficially owns 50% of the Company’s Class F common stock. Jefferies LLC received an underwriting discount of  $2,125,000 at the closing of the public offering, with an additional Deferred Discount of $3,718,750 payable from the Trust Account upon completion of the Business Combination. See Note 4 for further information regarding underwriting commissions.
Administrative Services Agreement
The Company entered into an administrative services agreement in which the Company will pay the FEI Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team, in an amount not to exceed $10,000 per month.
Sponsors Indemnification
The Sponsors have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of  (i) $10.00 per public share or (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Company’s Sponsors will not be responsible to the extent of any liability for such third party claims.
In addition, the Sponsors will not be prohibited from loaning the Company funds in order to finance transaction costs in connection with the Business Combination. Up to $1,500,000 of these loans may be convertible into warrants of the post Business Combination entity at a price of  $0.50 per warrant at the option of the lender. The warrants would be identical to the Sponsor Warrants. The terms of such loans have not been determined.

6.   Loss Per Common Share
A reconciliation of the numerators and denominators for the basic and diluted per common share amounts is as follows:
	Year ended December 31,
	2017	2016	2015
Numerator:
Net income (loss) – basic and diluted	$869,840	$(4,518)	$(11,905)
Less: Income attributable to common stock subject to possible redemption	(1,277,241)	(243,740)	—
Net loss available to common shares	$(407,401)	$(248,258)	$(11,905)
Denominator:
Weighted average shares – basic	7,553,650	7,500,028	4,852,335
Warrants	—	—	—
Weighted average shares – diluted	7,553,650	7,500,028	4,852,335
Basic and diluted loss per common share:
Net loss available to common shares	$(0.05)	$(0.03)	$(0.00)
All shares of Class F common stock are assumed to convert to shares of Class A common stock on a one-for-one basis. Further, shares of Class A common stock subject to possible redemption have been excluded from the calculation of earnings per share for the years December 31, 2017 and 2016, see Note 3.
7.   Income Taxes
Our income tax liability $448,099 is included in Accounts payable and accrued liabilities.
A reconciliation of the income tax expense (benefit) is as follows:
	Year ended December 31,
	2017	2016	2015
Current income taxes	$442,515	$—	$—
Deferred income taxes	11,623	(1,563)	(4,476)
Total expense (benefit)	$454,138	$(1,563)	$(4,476)
Change in valuation allowance	(6,039)	1,563	4,476
Income tax expense (benefit)	$448,099	$—	$—

The Company’s deferred tax assets are as follows:
	Year ended December 31,
	2017	2016
Deferred tax asset:
Net operating loss carryforward	$—	$6,039
Total deferred tax asset	$—	$6,039
Valuation allowance	—	(6,039)
Deferred tax asset, net of current allowance	$—	$—

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
	Year ended December 31,
	2017	2016	2015
Statutory rate	34.4%	-31.0%	-34.0%
Other business tax credit	0.0%	0.0%	0.0%
State income tax, net of federal tax benefit	0.0%	-3.6%	-3.6%
Change in valuation allowance on deferred tax asset	-0.4%	34.6%	37.6%
Total	34.0%	0.0%	0.0%

8.   Selected Quarterly Financial Data (unaudited)
Quarterly financial data for 2017 and 2016 is as follows:
2017	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$256,414	$33,704	$125,757	$64,428
Net income (loss)	$7,814	$221,852	$269,118	$371,056
Basic and diluted earnings (loss) available to common shares	$(0.03)	$(0.00)	$(0.01)	$(0.01)
2016	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
General and administrative expenses	$2,276	$33,965	$75,188	$149,824
Net income (loss)	$(2,276)	$(33,872)	$32,093	$(463)
Basic and diluted earnings (loss) available to common shares	0.00	$(0.00)	$(0.01)	$(0.02)
Schedule II Valuation of Qualifying Accounts
Description	Balance at Beginning of Period	Charges (credits) to expense	Charges (credits) to other accounts	Write-offs	Balance at End of Period
Deferred tax valuation allowance:
December 31, 2017	$(6,039)	$6,039	$—	$—	$—
December 31, 2016	$(4,476)	$(1,563)	$—	$—	$(6,039)
December 31, 2015	$—	$(4,476)	$—	$—	$(4,476)

Waitr Incorporated
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,802	$3,947
Accounts receivable, net of allowance for doubtful accounts of $82 at June 30, 2018 and $50 at December 31, 2017	2,777	2,124
Capitalized contract costs, current	1,364	947
Services receivable	813	—
Prepaid expenses and other current assets	2,845	363
TOTAL CURRENT ASSETS	9,601	7,381
Property and equipment, net	2,602	1,874
Capitalized contract costs, noncurrent	643	477
Goodwill	1,408	1,408
Intangible assets, net	327	243
Other noncurrent assets	36	24
TOTAL ASSETS	$14,617	$11,407
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,076	$247
Gratuities payable	612	372
Deferred revenue, current	2,536	1,630
Income tax payable	9	6
Accrued payroll	1,077	578
Accrued interest	475	156
Accrued professional fees	3,054	—
Short-term loan	1,957	—
Other current liabilities	1,275	177
TOTAL CURRENT LIABILITIES	12,071	3,166
Convertible notes, net	8,504	7,484
Bifurcated embedded derivatives on convertible notes	10	250
Accrued workers’ compensation liability	1,250	1,250
Deferred revenue, noncurrent	1,184	728
Other noncurrent liabilities	39	39
TOTAL LIABILITIES	23,058	12,917
Commitment and contingencies (Note 8)
STOCKHOLDERS’ EQUITY (DEFICIT):
Convertible Preferred Stock: Seed I, Par value of $0.00001 per share; 3,804,763 shares authorized, issued, and outstanding at June 30, 2018 and December 31, 2017	—	—
Convertible Preferred Stock: Seed II, Par Value of $0.00001 Per Share; 3,680,017 shares authorized, issued, and outstanding at June 30, 2018 and December 31, 2017	—	—
Convertible Preferred Stock: Seed AA, Par Value of $0.00001 per share; 8,171,138 shares authorized and 8,097,790 shares issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Common Stock, par value of $0.00001 per share; 34,280,128 shares authorized and 11,308,144 shares issued and outstanding at June 30, 2018 and 11,203,023 shares issued and outstanding at December 31, 2017	—	—
Additional paid in capital	39,005	35,110
Accumulated deficit	(47,446)	(36,620)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(8,441)	(1,510)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,617	$11,407

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Waitr Incorporated
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
REVENUE	$16,160	$4,824	$28,569	$8,448
COSTS AND EXPENSES:
Operations and support	10,498	4,042	18,414	6,862
Sales and marketing	2,786	1,319	5,139	2,434
Research and development	609	397	1,197	743
General and administrative	9,256	2,763	13,957	4,724
Depreciation and amortization	276	172	502	376
Related party expenses	25	15	48	23
Loss on disposal of assets	—	—	8	—
Impairment of intangible assets	—	551	—	576
TOTAL COSTS AND EXPENSES	23,450	9,259	39,265	15,738
LOSS FROM OPERATIONS	(7,290)	(4,435)	(10,696)	(7,290)
OTHER EXPENSES (INCOME) AND LOSSES (GAIN), NET:
Interest expense (income), net	290	—	461	(1)
Gain on derivatives	(165)	—	(327)	—
Other expenses (income)	(39)	(37)	(38)	(33)
NET LOSS BEFORE INCOME TAX EXPENSE	(7,376)	(4,398)	(10,792)	(7,256)
Income tax expense	23	—	34	2
NET LOSS	$(7,399)	$(4,398)	$(10,826)	$(7,258)
LOSS PER SHARE:
Basic and diluted	$(0.67)	$(0.40)	$(0.97)	$(0.65)
Weighted average common shares outstanding – basic and diluted	11,093,128	11,120,831	11,172,929	11,105,351
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Waitr Incorporated
Unaudited Condensed Consolidated Statements of Stockholders’ Equity
(In thousands, except share data)
	Preferred Seed I		Preferred Seed II		Preferred Seed AA		Common stock		Additional paid in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances at December 31, 2016	3,804,763	$—	3,680,017	$—	5,720,637	$—	10,800,000	$—	$16,096	$(9,713)	$6,383
Net loss	—	—	—	—	—	—	—	—	—	(7,258)	(7,258)
Stock-based compensation	—	—	—	—	—	—	—	—	227	—	227
Equity issued in exchange for services	—	—	—	—	—	—	293,128	—	60	—	60
Exercise of stock options	—	—	—	—	—	—	38,958	—	2	—	2
Issuance of stock	—	—	—	—	2,341,477	—	—	—	7,224	—	7,224
Balances at June 30, 2017	3,804,763	$—	3,680,017	$—	8,062,114	$—	11,132,086	$—	$23,609	$(16,971)	$6,638
Balances at December 31, 2017	3,804,763	$—	3,680,017	$—	8,097,790	$—	11,203,023	$—	$35,110	$(36,620)	$(1,510)
Net loss	—	—	—	—	—	—	—	—	—	(10,826)	(10,826)
Stock-based compensation	—	—	—	—	—	—	—	—	1,962	—	1,962
Equity issued in exchange for services	—	—	—	—	—	—	—	—	60	—	60
Stock issued as consideration in GoGoGrocer asset acquisition	—	—	—	—	—	—	18,182	—	142	—	142
Exercise of stock options	—	—	—	—	—	—	234,186	—	10	—	10
Cancellation of stock	—	—	—	—	—	—	(147,247)	—	—	—	—
Equity compensation on Requested Amendment	—	—	—	—	—	—	—	—	220	—	220
Discount on convertible notes due to beneficial conversion feature	—	—	—	—	—	—	—	—	1,501	—	1,501
Balances at June 30, 2018	3,804,763	$—	3,680,017	$—	8,097,790	$—	11,308,144	$—	$39,005	$(47,446)	$(8,441)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Waitr Incorporated
Unaudited Condensed Consolidated Statement of Cash Flows
(In thousands, unless otherwise noted)
	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(10,826)	$(7,258)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash interest expense on convertible notes	142	—
Non-cash advertising expense	187	—
Stock-based compensation	1,962	227
Equity issued in exchange for services	60	60
Equity compensation on Requested Amendment	220	—
Loss on disposal of assets	8	—
Depreciation and amortization	502	376
Impairment of intangible assets	—	576
Amortization of capitalized contract costs	613	213
Gain on derivatives	(327)	—
Changes in assets and liabilities:
Accounts receivable	(653)	(416)
Capitalized contract costs	(1,196)	(589)
Prepaid expenses and other current assets	(2,482)	(682)
Payments on lease deposits	(12)	(3)
Accounts payable	829	287
Gratuities payable	240	91
Deferred revenue	1,362	624
Income tax payable	3	2
Accrued payroll	499	723
Accrued interest	319	—
Accrued professional fees	3,054	—
Other current liabilities	1,098	21
Net cash used in operating activities	(4,398)	(5,748)
Cash flows from investing activities:
Purchases of property and equipment	(1,113)	(860)
Consideration paid for IndiePlate asset acquisition	(11)	—
Net cash used in investing activities	(1,124)	(860)
Cash flows from financing activities:
Proceeds from convertible notes issuance	1,410	—
Proceeds of receivable from stockholder	—	200
Proceeds from short-term loan	2,172	—
Payments on short-term loan	(215)	—
Payments on financing arrangement	—	1
Proceeds from grants	—	40
Proceeds from exercise of stock options	10	2
Proceeds from issuance of stock	—	7,224
Net cash provided by financing activities	3,377	7,467
Net change in cash	(2,145)	859
Cash at the beginning of the period	3,947	3,285
Cash at the end of the period	$1,802	$4,144
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$(6)	$—
Cash paid during the period for state income taxes	(31)	—
Supplemental disclosures of non-cash financing activities:
Services receivable	1,000	—
Debt assumed in IndiePlate asset acquisition	(60)	—
Discount on convertible notes due to beneficial conversion feature	1,501	—
Non-cash consideration in GoGoGrocer asset acquisition	(142)	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Waitr Incorporated
Notes to the Unaudited Condensed Consolidated Financial Statements
(In thousands, except share and per share data)
1.   Organization
Waitr Incorporated (the “Company”) is a leading restaurant platform for online food ordering and delivery services in the Southeastern United States. The Company was incorporated on December 5, 2013 and is headquartered in Lake Charles, Louisiana. The Company partners with independent local restaurants and regional and national chains in small and mid-size markets (herein referred to as “Restaurant Partners”).
The Company provides an online platform for consumers to order food from Restaurant Partners for pick-up and delivery through a network of drivers. Use of the Company’s restaurant platform benefits the consumer by providing a single location to browse local restaurants and menus, track order and delivery status, and securely store previous orders and payment information for ease of use and convenience. Restaurant Partners benefit from the online platform through increased exposure to consumers for carryout sales and expanded business in the delivery market. The Company also provides Restaurant Partners with high-quality, professional photographs of their menu offerings as part of its overall services.
2.   Basis of Presentation and Summary of Significant Accounting Policies
Unaudited Interim Financial Statements
These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes for each of the three years ended December 31, 2017, 2016, and 2015.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with instructions to Form 10-Q and Rule 10-01 of Securities and Exchange Commission (“SEC”) Regulation S-X as they apply to interim financial information. Accordingly, the interim condensed consolidated financial statements do not include all of the information and notes required by U.S. GAAP for complete annual financial statements, although the Company believes that the disclosures made are adequate to make the information not misleading.
The interim condensed consolidated financial statements are unaudited, but in the Company’s opinion include all adjustments that are necessary for a fair statement of results for the periods presented. The interim financial results are not necessarily indicative of results that may be expected for any other interim period or the fiscal year.
Principles of Consolidation
The condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017, the condensed consolidated statements of operations for the three and six months ended June 30, 2018 and 2017, and the condensed consolidated statements of stockholders’ equity and cash flows for the six months ended June 30, 2018 and 2017 include the accounts of the Company and its wholly-owned subsidiary, Requested, Inc. (“Requested”), a software and platform developer. Intercompany transactions and balances have been eliminated upon consolidation.
Use of Estimates
The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes.
Significant estimates and judgments relied upon in preparing these condensed consolidated financial statements include the determination of the nature and timing of satisfaction of revenue-generating performance obligations and the standalone selling price of performance obligations, variable consideration, allowance for doubtful accounts, income taxes, useful lives of tangible and intangible assets, depreciation and amortization, equity-based compensation, contingencies, goodwill and other intangible assets, and fair values of assets acquired and liabilities assumed as part of a business combination. The Company regularly assesses these estimates and records changes to estimates in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. Changes in the economic environment, financial markets, and any other parameter used in determining these estimates could cause actual results to differ from those estimates.
Revenue
Substantially all of the Company’s revenue is comprised of revenue from contracts with Restaurant Partners. Revenue for the three and six months ended June 30, 2018 and 2017 is as follows (in thousands):
	Three months ended June 30,
	2018	2017
Transaction fees	$15,406	$4,488
Setup and integration fees	626	251
Other	128	85
Total revenue	$16,160	$4,824

	Six months ended June 30,
	2018	2017
Transaction fees	$27,249	$7,814
Setup and integration fees	1,116	468
Other	204	166
Total revenue	$28,569	$8,448

Transaction fees represent the revenue recognized from the Company’s obligation to process orders on the platform. The performance obligation is satisfied when the Company successfully processes an order placed on the platform and the restaurant receives the order at their location. The obligation to process orders on the platform represents a series of distinct performance obligations satisfied over time that the Company combines into a single performance obligation. Orders that include delivery contain an additional performance obligation that is satisfied at the point the order is delivered to the diner’s location. Consistent with the recognition objective in ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the variable consideration due to the Company for processing orders is recognized on a daily basis. As an agent of the restaurant in the transaction, the Company recognizes transaction fees earned from the restaurant on the platform on a net basis. Transaction fees are collected by a third party payment processor and remitted to the Company shortly after the order is processed, which is typically three days. Transaction fees also include a fee charged to the end user customer when they request the order be delivered to their location. Revenue is recognized for delivery fees once the delivery service is completed. The contract period for substantially all restaurant contracts is one month as both the Company and the Restaurant Partner have the ability to unilaterally terminate the contract by providing notice of termination.
The Company also receives nonrefundable upfront setup and integration fees for onboarding new restaurants onto the platform. Setup and integration activities primarily represent administrative activities that allow the Company to fulfill future performance obligations for its Restaurant Partners and do not represent services transferred to the customer. However, the nonrefundable upfront setup and integration fees charged to Restaurant Partners result in a performance obligation, in the form of a material right, related to the Restaurant Partner’s option to renew the contract each day rather than provide a notice of termination. Upfront nonrefundable fees are generally due shortly after the contract is executed; however, the Company may provide installment payment options for up to six months. Revenue is recognized ratably over a two-year period, at which point Restaurant Partners must make another nonrefundable payment to renew the contract.

Other revenues primarily consist of fees from Restaurant Partners for social media promotions, as well as subscription revenues from those who have opted to pay an ongoing monthly fee instead of a lump sum setup fee, to remain on the platform.
Significant Judgment
Most of the Company’s contracts with Restaurant Partners contain multiple performance obligations as described above. For these contracts, the Company accounts for individual performance obligations separately if they are both capable of being distinct and distinct in the context of the contract. Determining whether products and services are considered distinct performance obligations that should be accounted for separately may require significant judgment.
Judgment is also required to determine the standalone selling price for each distinct performance obligation. The Company uses the alternative approach in ASC 606 to allocate the upfront fee between the material right obligation and the transaction fee obligation, which results in all of the upfront nonrefundable payment at inception of the contract being allocated to the material right obligation. When contracts with customers include other performance obligations, such as ancillary equipment, the Company establishes a single amount to estimate the standalone selling price for the goods or services. In instances where the standalone selling price is not directly observable, it is determined using observable inputs.
Contract Balances
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when it has an unconditional right to the consideration. Setup and integration fees are due at inception of the contract; in certain cases, extended payment terms may be provided for up to six months and are included in accounts receivable. The opening balance of accounts receivable, net was $2,124 and $762 as of January 1, 2018 and 2017, respectively.
Payment terms and conditions on setup and integration fees vary by contract type, although terms typically include a requirement of payment within six months. The Company records a contract liability in deferred revenue for the unearned portion of the upfront nonrefundable fee. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined its contracts generally do not include a significant financing component.
Assets Recognized from Costs to Obtain and Costs to Fulfill a Contract with a Customer
The Company recognizes an asset for the incremental costs of obtaining a contract with a customer and recognizes the expense over the course of the period when the Company expects to recover those costs. The Company has determined that certain internal sales incentives earned at the time when an initial contract is executed meet these requirements. Capitalized sales incentives are amortized on a straight-line basis over the period of benefit, which the Company has determined to be two years. Deferred costs related to obtaining a contract with a customer were $717 and $302 as of June 30, 2018 and 2017, respectively, of which $483 and $201, respectively, were classified as current. Amortization expense for the costs to obtain a contract were approximately $121 and $45 for the three months ended June 30, 2018 and 2017, respectively, and $216 and $77 for the six months ended June 30, 2018 and 2017, respectively.
The Company also recognizes an asset for the costs to fulfill a contract with a customer when they are specifically identifiable, generate or enhance resources used to satisfy future performance obligations, and are expected to be recovered. The Company has determined that certain costs related to setup and integration activities meet the capitalization criteria under ASC Topic 340-40, Other Assets and Deferred Costs. Costs related to these implementation activities are deferred and then amortized on a straight-line basis over a period of benefit, which the Company has determined to be two years. Deferred costs related to fulfilling a contract with a customer were $1,290 and $591 as of June 30, 2018 and 2017, respectively, out of which $881 and $364, respectively, were classified as current. Amortization expense for the costs to fulfill a contract were approximately $220 and $79 for the three months ended June 30, 2018 and 2017, respectively, and $397 and $136 for the six months ended June 30, 2018 and 2017, respectively.
The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less.

There was no impairment loss in relation to capitalized costs for the periods presented.
Recently Adopted Accounting Pronouncements
Changes to U.S. GAAP are established by the Financial Accounting Standards Board (“FASB”), in the form of Accounting Standards Updates (“ASUs”), to the FASB’s Accounting Standards Codification (“ASC”).
Income Statement
In March 2018, the FASB issued ASU No. 2018-05, Income Taxes (Topic 740) (“ASU 2018-05”) providing amendments to SEC paragraphs pursuant to SEC Staff Accounting Bulletin No. 118. The ASU became effective upon issuance and included guidance and clarification of income tax accounting to address uncertainty or diversity of views in practice regarding the application of ASC 2018-05 in situations where a registrant does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting under the Tax Cuts and Jobs Act of 2017 (“Tax Act”), for the reporting period in which the Tax Act was enacted. The adoption did not have an immediate impact on the condensed consolidated financial statements.
In February 2018, the FASB issued ASU No. 2018-02, Income Statement — Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), which permits the reclassification of disproportionate tax effects in accumulated other comprehensive income caused by the Tax Act to retained earnings. ASU 2018-02 will become effective for interim and annual reporting periods beginning on January 1, 2019. Early adoption of the ASU is permitted. The Company has elected to early adopt the ASU effective January 1, 2018 and will prospectively classify the income tax effects of the Tax Act to retained earnings. As the Company does not have accumulated other comprehensive income, the adoption has no immediate impact on the condensed consolidated financial statements.
Stock Compensation
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). ASU 2017-09 provides guidance about which changes to the terms or conditions of a stock-based payment award require an entity to apply modification accounting. ASU 2017-09 is effective for all entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued or made available for issuance. The Company has adopted ASU 2017-09 as of January 1, 2018 and the Company will apply the guidance to any awards modified on or after the adoption date. The adoption did not have an immediate impact on the condensed consolidated financial statements.
Business Combinations
In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the Definition of a Business (Topic 805) (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business and provides guidance on evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or as business combinations. The definition clarification outlined in this ASU affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. ASU 2017-01 is effective for public business entities for periods beginning after December 15, 2017, including interim periods within those periods. For all other entities, the standard is effective for annual periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted. The Company has elected to early adopt ASU 2017-01 as of January 1, 2018 and will apply the standard for business combinations consummated subsequent to the date of adoption. The adoption did not have an immediate impact on the condensed consolidated financial statements.
Goodwill Impairment
In January 2017, the FASB issued ASU No. 2017-04, Intangibles, Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which eliminates Step 2 of the goodwill impairment test that had required a hypothetical purchase price allocation. Rather, entities should apply the same impairment assessment to all reporting units and recognize an impairment loss for the amount by which a reporting unit’s carrying amount exceeds its fair value without exceeding the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. ASU 2017-04 is effective for public business entities that are SEC filers for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. For a public business entity that is not an SEC filer, the standard is effective in fiscal years beginning after December 15, 2020. For all other entities, the standard is effective in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company early adopted this standard on January 1, 2018. The adoption of this standard did not have an immediate impact on the condensed consolidated financial statements.
Recently Issued Accounting Pronouncements
The Company considered the applicability and impact of all recently issued ASUs. ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on the condensed consolidated financial statements.
In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) (“ASU 2018-07”) to simplify the accounting for stock-based payments to non-employees by aligning it with the accounting for stock-based payments to employees, with certain exceptions. Under the new standard, equity-classified non-employee awards will be initially measured on the grant date and re-measured only upon modification, rather than at each reporting period. Measurement will be based on an estimate of the fair value of the equity instruments to be issued. ASU 2018-07 is effective for public business entities in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective in fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including in an interim period for which financial statements have not been issued or made available for issuance, but not before an entity adopts ASC 606. The Company does not expect the adoption of this ASU to have a material impact on the condensed consolidated financial statements.
In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). Part I of ASU 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU 2017-11 addresses the difficulty of navigating ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) because of the existence of extensive pending content in ASC 480. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. Part II of ASU 2017-11 does not have an accounting effect. ASU 2017-11 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact that adopting this ASU will have on the condensed consolidated financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, (“ASU 2016-13”) to replace the incurred loss impairment methodology under current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2020, including interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted for all entities beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact that adopting this ASU will have on the condensed consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019 and interim periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact that adopting this ASU will have on the condensed consolidated financial statements.
3.   Intangibles Assets
Intangible assets with finite useful lives are amortized using the straight-line method over their useful lives and include internally developed software, as well as software to be otherwise marketed. These intangible assets are reviewed for impairment whenever events or circumstances indicate that they may not be recoverable. The Company has determined that its trademark intangible asset is an indefinite-lived asset and therefore is not subject to amortization but is evaluated annually for impairment.
In 2017, the Company ceased the operations of Requested due to a change in corporate strategy. The legal entity is not yet dissolved and the closure of the operations of Requested did not meet the criteria to be reported as discontinued operations in accordance with ASC Topic 205-20, Presentation of Financial Statements — Discontinued Operations (“ASC 205-20”). The Company concluded that the carrying value of $551 related to the acquired technology was not recoverable and recorded an impairment charge for the balance.
Additionally, the Company recorded an impairment of  $25 related to software code that was determined to be impaired during the three months ended March 31, 2017.
4.   Debt
The Company’s outstanding debt obligations are as follows (in thousands):
	June 30, 2018	December 31, 2017
Series 2017 Convertible Promissory Notes, par	$7,484	$7,484
Series 2018 Convertible Promissory Notes, par	2,470	—
	$9,954	$7,484
Less: discount on convertible notes	(1,450)	—
Convertible notes, net	$8,504	$7,484
Short-term loan	$1,957	$—
Total debt	$10,461	$7,484

Maturities of outstanding debt, net of discount are as follows (in thousands):
Debt maturity
2019	$9,441
2020	1,020
Total debt	$10,461

Series 2017 Convertible Promissory Notes
Between August 24, 2017 and December 14, 2017, the Company issued a series of convertible promissory notes (“Series 2017 Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of  $7,484. The notes accrue interest at a rate of 8% per annum and is due and payable at maturity, unless otherwise converted prior to maturity. The original terms of the Series 2017 Notes provided for the principal and accrued interest to automatically convert into the type of stock issued in the next financing with proceeds in excess of  $2,000 at a per share conversion price equal to the lesser of  (i) 80% of the price paid by investors in the next qualified financing and (ii) $125,000 divided by the number of common stock outstanding on a fully diluted basis. As the conversion price is subject to variability, the number of shares the Company may be required to deliver upon conversion in a subsequent financing was indeterminable at the date of issuance of the Series 2017 Notes.
Upon the occurrence of a sale of the Company, each holder may elect to redeem their Series 2017 Notes at a price equal to 1.5 multiplied by par plus accrued interest. The Company determined that the feature providing for conversion into stock sold in the next financing at a stated discount, and the ability for holders to redeem their notes at a substantial premium, represent an embedded derivative, which requires separate accounting recognition in accordance with subtopic ASC 815-15. The fair value on the date of issuance was recorded as Bifurcated embedded derivatives on convertible notes with an offset to the discount on the convertible note.
On December 15, 2017, the Company amended the Series 2017 Notes to add a substantive conversion, allowing the holders the right to convert par plus accrued interest into Series AA Preferred Stock, at a per share conversion price equal to $125,000 divided by the number of common stock outstanding, on a fully diluted basis, at maturity. The amendments were deemed substantial, resulting in the application of extinguishment accounting. The Company recorded a loss on debt extinguishment of  $10,537 as of December 15, 2017 based on the difference between the fair value of the amended notes of  $18,308 and the carrying amount of the original Series 2017 Notes of  $7,771. In accordance with ASC 470-20, the Company recorded the premium in excess of the fair value of the amended notes over the sum of  (i) par, (ii) accrued interest, and (ii) the bifurcated embedded derivatives on convertible notes, or $10,444, as of December 15, 2017 to additional paid in capital.
Series 2018 Convertible Promissory Notes
Between March 2, 2018 and March 15, 2018, the Company issued a series of convertible promissory notes (“Series 2018 Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of  $2,470, of which $1,410 was received in cash, $1,000 in advertising services receivable, and $60 is debt assumed in the IndiePlate LLC asset acquisition.
The Series 2018 Notes accrue interest at a rate of 8% per annum that is due and payable at maturity, unless otherwise converted prior to maturity. The terms of the Series 2018 Notes provide for the principal and accrued interest to automatically convert into the class of stock issued in the next financing with proceeds in excess of  $2,000 at a per share conversion price equal to the lesser of  (i) 80% of the price paid by investors in the next qualified financing or (ii) $125,000 divided by the number of common shares outstanding, on a fully diluted basis. As the conversion price is subject to variability, the number of shares the Company may be required to deliver upon conversion in a subsequent financing was indeterminable at the date of issuance of the Series 2018 Notes.
Upon the occurrence of a sale of the Company, each holder may elect to either redeem their Series 2018 Notes at a price equal to 1.5 multiplied by par plus accrued interest, or may convert par plus accrued interest into Series AA Preferred Stock at a per share conversion price equal to $125,000 divided by the number of common stock outstanding, on a fully diluted basis. If not previously converted or redeemed upon the occurrence of a Company sale, each holder is entitled to convert par plus accrued interest on the maturity date of their notes into Series AA Preferred Stock at a per share conversion price equal to $125,000 divided by the number of common stock outstanding, on a fully diluted basis.
The Company determined that the feature providing for conversion into shares sold in the next financing at a stated discount, and the ability for holders to redeem their notes at a substantial premium, represent an embedded derivative requiring separate accounting recognition in accordance with subtopic

ASC 815. The fair value on the date of issuance was recorded as bifurcated embedded derivatives on convertible notes, with an offset to the discount on the convertible note payable.
Short-term loan
On June 4, 2018, the Company entered into a loan agreement with First Insurance Funding to finance a portion of its annual insurance premium obligation. The principal amount of the loan is $2,172, payable in monthly installments, until maturity. The loan matures on March 21, 2019 and carries an annual interest rate of 3.39%.
5.   Derivatives
As described in Note 4 — Debt, the Company identified certain embedded derivatives related to contingent requirements to repay its indebtedness at a substantial premium to par. These embedded derivatives are carried on the accompanying consolidated balance sheets as bifurcated embedded derivatives on convertible notes at estimated fair value. Changes in the estimated fair value of the derivatives are reported as gain/loss on derivatives in the accompanying condensed consolidated statements of operations. The embedded derivatives are not designed as hedging instruments.
The amounts recorded in the condensed consolidated balance sheets for derivatives not designated as hedging instruments are as follows (in thousands):
	June 30, 2018	December 31, 2017
Bifurcated embedded derivatives on convertible notes	$10	$250
The amount of gains recognized in the condensed consolidated statements of operations on derivatives not designated as hedging instruments are as follows (in thousands):
	Three months ended June 30,
	2018	2017
Gain on derivatives	$165	$—
	Six months ended June 30,
	2018	2017
Gain on derivatives	$327	$—
6.   Deferred Revenue
Deferred revenue is comprised of unearned setup and integration fees. The Company’s opening deferred revenue balance was $2,358 and $909 as of January 1, 2018 and 2017, respectively. The Company recognized $432 and $149 of setup and integration revenues during the three months ended June 30, 2018 and 2017, respectively, and $880 and $297 for the six months ended June 30, 2018 and 2017, respectively, which was included in the deferred revenue balances at the beginning of the respective periods.
Transaction Price Allocated to the Remaining Performance Obligations
As of June 30, 2018, $3,720 of revenue is expected to be recognized from remaining performance obligations for setup and integration fees. The Company expects to recognize revenue on $2,536 on these remaining performance obligations over the next 12 months, with the balance recognized in the subsequent 12 months.
7.   Income Taxes
The Company applies an estimated annual effective tax rate (“ETR”) approach for calculating its tax provision for interim periods, as required under U.S. GAAP. The Company recorded income tax expense of $23 for the three months ended June 30, 2018 and no income tax expense for the three months ended June 30, 2017. The Company recorded an income tax expense of  $34 and $2 for the six months ended

June 30, 2018 and 2017, respectively. The Company has historically generated net operating losses; therefore, a valuation allowance has been recorded on the Company’s net deferred tax assets. The Company’s income tax expense is entirely related to taxes required on gross margins in Texas.
8.   Commitments and Contingencies
Workers’ Compensation Claim
On November 27, 2017, Guarantee Insurance Company (“GIC”), the Company’s former workers’ compensation insurer, was ordered into receivership for purposes of liquidation by the Second Judicial Circuit Court in Leon County, Florida. At the time of the court order, GIC was administering the Company’s outstanding workers’ compensation claims. Upon entering receivership, the guaranty associations of the states where GIC operated began reviewing outstanding claims administered by GIC for continued claim coverage eligibility based on guaranty associations’ eligibility criteria. The Company’s net worth exceeded the threshold of  $25,000 established by the Louisiana Insurance Guaranty Association (“LIGA”) when determining eligibility for claims coverage. As such, LIGA assessed the Company’s outstanding claim as ineligible for coverage. As of June 30, 2018 and December 31, 2017, the Company had $1,250 in workers’ compensation liabilities. The Company did not record any additional general and administrative expense related to the liability during the three or six months ended June 30, 2018 and 2017.
Legal Matters
From time to time, the Company may be involved in certain legal proceedings, inquiries, claims, and disputes that arise in the ordinary course of business. Although the Company cannot predict the outcomes of these matters, the Company does not believe these actions will have a material adverse effect on the Company’s condensed consolidated financial statements.
Landcadia Merger
On May 16, 2018, the Company entered into a merger agreement with Landcadia Merger Sub, Inc., a wholly-owned subsidiary of Landcadia Holdings, Inc. (together, “Landcadia”). The aggregate consideration for the proposed business combination will be approximately $300,000 payable in the form of (1) cash (subject to a minimum of   $50,000 and a maximum of  $75,000) and (2) shares of Landcadia’s common stock (subject to a minimum of 22,500,000 shares and a maximum of 25,000,000 shares) valued at approximately $10.00 per share, plus up to approximately $8,000 payable in the form of Landcadia’s stock options to be issued to holders of options to purchase the Company’s stock that are unvested, outstanding, and unexercised as of immediately prior to the effective time of the proposed business combination. The final value of aggregate consideration will be dependent on the amount of actual cash consideration transferred and the closing date value of the actual number of shares issued. Upon the closing of the merger, the Company’s outstanding debt would be converted into common stock. During the three and six months ended June 30, 2018, the Company has incurred approximately $3,603 of expenses related to the merger, which are recorded in the general and administrative line item on the condensed consolidated statements of operations. Additionally, as of June 30, 2018, the Company has recorded $3,054 of accrued professional fees on the condensed consolidated balance sheets.
9.   Fair Value Measurement
The Company records the fair value of assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

In addition to defining fair value, ASC 820 establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:
Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.
Level 3 — Unobservable inputs reflecting the Company’s own assumptions about the inputs used in pricing the asset or liability at fair value.
Certain financial instruments are required to be recorded at fair value. Other financial instruments, including cash, are recorded at cost, which approximates fair value. Additionally, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short-term nature of these financial instruments.
The following tables present carrying amounts and estimated fair values of the Company’s financial instruments on a recurring basis as of June 30, 2018 and December 31, 2017 (in thousands):
	June 30, 2018
	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3
Bifurcated embedded derivatives on convertible notes	$10	$—	$—	$10
	$10	$—	$—	$10

	December 31, 2017
	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3
Bifurcated embedded derivatives on convertible notes	$250	$—	$—	$250
	$250	$—	$—	$250

The Company determined the fair value of bifurcated embedded derivatives on convertible notes using Level 3 inputs, including expected maturity or conversion date, discount rate, and strike price. Strike price is based on the estimated next financing round price as of the respective valuation date and the contractual terms of the notes, whereby the conversion price is the lower of  (i) 80.0% of the next financing round price or (ii) a value based on a contractually-specified value divided by fully diluted stock.
Significant increases (decreases) in the discount rate or the forecasted financial information would have resulted in different fair value measurements for the embedded features. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in another.
There have been no transfers between levels during the periods presented in the accompanying condensed consolidated financial statements. The beginning and ending balances of net assets and liabilities classified as Level 3, for which a reconciliation is required, are as follows (in thousands):
	June 30, 2018	December 31, 2017
Balance, beginning of the period	$250	$—
Increases/additions	—	250
Reductions/settlements	(240)	—
Balance, end of the period	$10	$250

10.   Stock-Based Compensation
Effective June 2017, the Company’s stockholders voted to amend the terms of its 2014 Stock Plan (the “Plan”). The Amended 2014 Stock Plan (the “Amended 2014 Plan”) provides a maximum aggregate amount of 5,870,000 shares of the common stock of the Company with respect to which options may be granted and provides for grants of incentive stock options and non-qualified stock options.
Total compensation expense related to the Company’s stock-based expense plans was $886 and $157 for the three months ended June 30, 2018 and 2017, respectively and $1,962 and $227 for the six months ended June 30, 2018 and 2017, respectively.
Stock Options
The options granted under the Plan vest over a period of approximately four years and have a ten-year exercise term. The options are subject to graded vesting whereby twenty-five percent of the options vest on the first anniversary of the issuance start date, and subsequently, the remaining vest ratably each month until 100% of the options are vested. Once vested, the recipients are allowed to purchase shares of the Company’s stock at a fixed and specified exercise price that varies depending on the stock options’ strike price.
The Company records stock-based compensation expense based on the grant-date fair value of options granted. The stock-based compensation expense is recognized ratably over the course of the requisite service period and is recorded in either operations and support, sales and marketing, research and development, or general and administrative expense, depending on the department of the recipient.
The stock option activity during the three months ended June 30, 2018 and 2017 is as follows:
Number of Shares
Balance, March 31, 2018	5,095,094
Granted	—
Exercised	(234,186)
Forfeited	(28,461)
Balance, June 30, 2018	4,832,447
Number of Shares
Balance, March 31, 2017	2,286,912
Granted	1,320,795
Exercised	(38,958)
Forfeited	(15,000)
Balance, June 30, 2017	3,553,749

The stock option activity during the six months ended June 30, 2018 and 2017 is as follows:
Number of Shares
Balance, December 31, 2017	4,574,077
Granted	545,500
Exercised	(234,186)
Forfeited	(52,944)
Balance, June 30, 2018	4,832,447
Number of Shares
Balance, December 31, 2016	2,256,912
Granted	1,355,795
Exercised	(38,958)
Forfeited	(20,000)
Balance, June 30, 2017	3,553,749

The fair value of each stock option grant was estimated as of the grant date using an option-pricing model with the following ranges of assumptions and resulting weighted-average fair value per share for the three and six months ended June 30, 2018 and 2017.
	Six months ended June 30,
	2018	2017
Weighted-average fair value on grant date	$4.80	$2.92
Risk free interest rates	1.64% – 2.13%	1.07% – 1.44%
Expected Volatility	40.3% – 44.6%	48.9%
Expected option life	0.75 – 1.50	0.50 – 3.00

Restricted Stock Awards (“RSAs”)
The RSAs were granted under agreements entered into with certain employees in 2014. The RSAs were subject to a continuous employment clause and had an initial vesting period of approximately four years. In accordance with U.S. GAAP, the Company recognizes compensation expense related to the fair value of unvested RSAs on a straight-line basis until fully vested. The Company estimates the fair value of restricted stock awards on the grant date based on the value of its common stock. Stock compensation expense, related to the RSAs, is recorded as personnel and related costs within research and development expense.
During the three and six months ended June 30, 2017, 70,000 and 139,231 shares of restricted stock awards vested, respectively. The RSAs were fully vested at December 31, 2017.
11.   Asset Acquisition
On March 14, 2018, the Company entered into an asset purchase agreement with IndiePlate LLC, a Louisiana limited liability company, to acquire inventory, furniture and fixtures, and certain other equipment in exchange for $71 of consideration. Consideration consists of net cash paid of  $11 and $60 of Series 2018 Notes. Acquired assets have been recorded in property and equipment, net.
On May 16, 2018, the Company acquired a customer relationship intangible asset from GoGoGrocer LLC, a Louisiana limited liability corporation that provides grocery shopping streamlining services for consideration of 18,182 shares of the Company’s common stock valued at $142.
12.   Stockholders’ Equity
The following descriptions summarize the material terms and provisions of the securities that the Company has authorized.
Common Stock
The Company’s common stockholders are entitled to one vote per share. The Company did not hold any shares as treasury stock as of the periods presented in the accompanying condensed consolidated financial statements.
On January 2, 2017, the Company entered into an agreement with a vendor for specified promotional services in exchange for 293,128 shares of the Company’s common stock. The services commenced on grant date and are expected to be completed over a period of three years. As the Company issued the shares upon execution of the agreement, the Company recorded a stockholder receivable for the fair value of the stock exchanged of approximately $361, as a contra-equity account. The Company recognized the non-cash consideration as additional paid in capital in the accompanying consolidated balance sheets and advertising expense of  $30 for the three months ended June 30, 2018 and 2017 and $60 for the six months ended June 30, 2018 and 2017 as general and administrative expense in the accompanying condensed consolidated statements of operations.
Preferred Stock
Preferred stockholders are entitled to cast the number of votes equal to the number of whole common stock into which the preferred stocks held by such holder are convertible, as of the record date, for determining stockholders entitled to vote on such matters. Preferred stock is convertible at the option of the preferred stockholder into common stock on a 1:1 basis, subject to certain adjustments. Upon a liquidation event, as defined in the Company’s amended and restated Articles of Incorporation, assets available for distribution would be allocated first to amounts owed to Series AA preferred stockholders, including any dividends declared but unpaid thereon. Remaining assets, if any, would be distributed pro-rata to Series Seed (I and II) preferred stockholders, and finally, to common stockholders.
During the first quarter of 2017, the Company raised $7,224 through issuance of 2,341,477 shares of Preferred Series AA stock.

Warrants
On May 14, 2014, the Company granted warrants to non-employees (“Holders”) to purchase 452,947 shares of the Company’s common stock at an exercise price of  $0.01. The warrants were subject to a vesting schedule at a rate of 12.5% shares per quarter over two years of service. During this period, the Holders were required to be part of the Company’s legal team. The Warrants were only exercisable to the extent that the stock were vested, and have an expiration date on the tenth anniversary of the grant date. As of June 30, 2018, no warrants have been exercised.
Requested Amendment
On May 14, 2018, the Company entered into the First Amendment to Contract for Exchange of Stock (“Requested Amendment,”), modifying the terms of the original acquisition agreement. This Requested Amendment established a repurchase feature (“Repurchase Right”) for Company common stock previously granted as consideration. The Requested Amendment establishes a two-year service period over the Repurchase Right lapse. In accordance with U.S. GAAP, the Company considered the Repurchase Right to be compensatory in nature due to the service requirement, and will recognize compensation expense over the required service term on the fair value of the stock on the grant date. Compensation expense is recorded as personnel and related costs within general and administrative expense.
There were 430,198 shares of previously issued and outstanding common stock subject to the Repurchase Right. During the three and six months ended June 30, 2018, the Company recognized $220 of compensation expense. In addition to the stock subject to the Repurchase Right, the Requested Agreement also cancelled 147,247 shares of previously issued and outstanding common stock.
13.   Loss Per Share Attributable to Common Stockholders
Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration for common stock equivalents. Diluted loss per share attributable to common stockholders is computed by dividing net loss by the weighted-average number of common stock outstanding during the period and potentially dilutive common stock equivalents, including stock options, restricted stock awards, and warrants, except in cases where the effect of the common stock equivalent would be antidilutive.
The calculation of basic and diluted loss per share attributable to common stockholders for the three and six months ended June 30, 2018 and 2017 is as follows (in thousands, except share data):
	Three months ended June 30,
	2018	2017
Numerator:
Net loss attributable to common stockholders – basic and diluted	$(7,399)	$(4,398)
Denominator:
Weighted-average number of shares outstanding – basic	11,093,128	11,120,831
Effect of dilutive securities
Convertible Preferred Stock
Seed I	3,804,763	3,804,763
Seed II	3,680,017	3,680,017
Series AA	8,097,790	8,062,114
Stock Options	4,832,447	3,553,749
Warrants	452,947	452,947
Weighted-average number of shares outstanding – diluted	31,961,092	30,674,421

	Six months ended June 30,
	2018	2017
Numerator:
Net loss attributable to common stockholders – basic and diluted	$(10,826)	$(7,258)
Denominator:
Weighted-average number of shares outstanding – basic	11,172,929	11,105,351
Effect of dilutive securities
Convertible Preferred Stock
Seed I	3,804,763	3,804,763
Seed II	3,680,017	3,680,017
Series AA	8,097,790	8,062,114
Stock Options	4,832,447	3,553,749
Warrants	452,947	452,947
Weighted-average number of shares outstanding – diluted	32,040,893	30,658,941

Excluded from the calculation of weighted-average number of diluted stock outstanding is the effect of convertible notes, which have historically converted to preferred stock.
The Company generated a net loss from continuing operations attributable to the Company’s common stockholders for the three and six months ended June 30, 2018 and 2017. The effect of dilutive securities is not considered because their effect would be antidilutive on the net loss.
14.   Related-Party Transactions
Beginning in 2017, the Company received public relations services from an affiliate of a stockholder of the Company. The Company incurred an expense of  $25 and $15 for the three months ended June 30, 2018 and 2017, respectively, and $48 and $23 for the six months ended June 30, 2018 and 2017, respectively, which is recorded in related party expenses in the accompanying condensed consolidated statements of operations.
Certain directors of the Company participated in the Company’s issuance of Series 2017 Notes. Out of $7,484 principal amount issued as Series 2017 Notes, approximately $694 was funded by the directors.
15.   Subsequent Events
The Company performed its subsequent event procedures through August 31, 2018, the date these condensed consolidated financial statements were issued.
On July 2, 2018, the Company entered into a loan agreement with a group of lenders for an unsecured line of credit. The group of lenders consist of certain stockholder and affiliates of stockholders of the Company. The loan’s maximum principal amount is $5,000 and carries an annual simple interest rate of 12.5% due on maturity. Subsequent to the execution of the loan agreement, the Company borrowed $4,000 on the line of credit. The loan matures on the earlier of the sale of the Company or July 1, 2020. The loan agreement carries certain covenants, among which is the inability of the Company to pay dividends or distributions of any kind to its stockholders or incur additional debt, beyond payables and liabilities incurred in the ordinary course of business and $200 of credit card debt. As a result of entering into the line of credit, the Company incurred a commitment fee of  $500, payable on maturity.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of
Waitr Incorporated
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Waitr Incorporated (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Moss Adams LLP
Los Angeles, California
August 31, 2018
We have served as the Company’s auditor since 2018.

Waitr Incorporated
Consolidated Balance Sheets
(in thousands, except share and per share data)
	As of December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash	$3,947	$3,285
Accounts receivable, net of allowance for doubtful accounts of $50 and $58 as of December 31, 2017 and 2016, respectively	2,124	762
Receivable from stockholder	—	200
Capitalized contract costs, current	947	317
Prepaid expenses and other current assets	363	39
TOTAL CURRENT ASSETS	7,381	4,603
Property and equipment, net	1,874	635
Capitalized contract costs, noncurrent	477	198
Goodwill	1,408	1,408
Intangible assets, net	243	947
Other noncurrent assets	24	24
TOTAL ASSETS	$11,407	$7,815
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$247	$59
Gratuities payable	372	185
Deferred revenue, current	1,630	580
Income tax payable	6	5
Accrued payroll	578	127
Accrued interest	156	—
Other current liabilities	177	141
TOTAL CURRENT LIABILITIES	3,166	1,097
Convertible notes, net	7,484	—
Bifurcated embedded derivatives on convertible notes	250	—
Accrued workers’ compensation liability	1,250	—
Deferred revenue, noncurrent	728	329
Other noncurrent liabilities	39	6
TOTAL LIABILITIES	12,917	1,432
Commitment and contingencies (Note 13)
STOCKHOLDERS’ EQUITY (DEFICIT):
Convertible preferred stock: Seed I, par value of $0.00001 per share; 3,804,763 shares authorized, issued, and outstanding at December 31, 2017 and 2016	—	—
Convertible preferred stock: Seed II, par value of $0.00001 per share; 3,680,017 shares authorized, issued, and outstanding at December 31, 2017 and 2016	—	—
Convertible preferred stock: Seed AA, par value of $0.00001 per share; 8,171,138 shares authorized and 8,097,790 shares issued and outstanding at December 31, 2017 and 5,720,637 shares issued and outstanding at December 31, 2016	—	—
Common stock, par value of $0.00001 per share; 34,280,128 shares authorized and 11,203,023 shares issued and outstanding at December 31, 2017 and 10,800,000 shares issued and outstanding at December 31, 2016	—	—
Additional paid in capital	35,110	16,096
Accumulated deficit	(36,620)	(9,713)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(1,510)	6,383
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$11,407	$7,815

The accompanying notes are an integral part of these consolidated financial statements.

Waitr Incorporated
Consolidated Statements of Operations
(in thousands, except share and per share data)
	For the years ended December 31,
	2017	2016	2015
REVENUE	$22,911	$5,650	$340
COSTS AND EXPENSES:
Operations and support	17,668	4,785	186
Sales and marketing	5,617	1,359	137
Research and development	1,586	395	180
General and administrative	12,601	4,161	674
Depreciation and amortization	723	267	26
Related party expenses	182	—	3
Impairment of intangible assets	584	5	—
Loss on disposal of assets	33	3	—
TOTAL COSTS AND EXPENSES	38,994	10,975	1,206
LOSS FROM OPERATIONS	(16,083)	(5,325)	(866)
OTHER EXPENSES (INCOME) AND LOSSES (GAIN), NET
Interest expense, net	281	4,467	91
(Gain) loss on derivatives	52	(484)	(144)
(Gain) loss on debt extinguishment	10,537	(599)	—
Other expenses (income)	(52)	8	5
NET LOSS BEFORE INCOME TAX EXPENSE	(26,901)	(8,717)	(818)
Income tax expense	6	5	—
NET LOSS	$(26,907)	$(8,722)	$(818)
LOSS PER SHARE:
Basic and diluted	$(2.42)	$(0.91)	$(0.09)
Weighted average common shares outstanding – basic and diluted	11,141,548	9,562,192	9,000,000
The accompanying notes are an integral part of these consolidated financial statements.

Waitr Incorporated
Consolidated Statements of Stockholders’ Equity
(in thousands, except share data)
	Preferred Seed I		Preferred Seed II		Preferred Seed AA		Common stock		Additional paid in capital	Accumulated deficit	Total stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances at December 31, 2014	3,804,763	$—	—	$—	—	$—	9,000,000	$—	$217	$(173)	$44
Net loss	—	—	—	—	—	—	—	—	—	(818)	(818)
Stock-based compensation	—	—	—	—	—	—	—	—	10	—	10
Equity issued in exchange for services	—	—	—	—	—	—	—	—	95	—	95
Issuance of stock	—	—	481,021	—	—	—	—	—	327	—	327
Discount on convertible notes due to beneficial conversion feature	—	—	—	—	—	—	—	—	55	—	55
Balances at December 31, 2015	3,804,763	$—	481,021	$—	—	$—	9,000,000	$—	$704	$(991)	$(287)
Net loss	—	—	—	—	—	—	—	—	—	(8,722)	(8,722)
Stock-based compensation	—	—	—	—	—	—	—	—	144	—	144
Equity issued in exchange for services	—	—	—	—	—	—	—	—	452	—	452
Issuance of stock	—	—	1,669,257	—	1,008,805	—	—	—	4,246	—	4,246
Conversion of convertible notes to Preferred Seed II stock	—	—	1,529,739	—	—	—	—	—	1,040	—	1,040
Conversion of convertible notes to Preferred Seed AA stock	—	—	—	—	4,711,832	—	—	—	4,384	—	4,384
Discount on convertible notes due to beneficial conversion feature	—	—	—	—	—	—	—	—	2,930	—	2,930
Stock issued as consideration for the acquisition of Requested, Inc.	—	—	—	—	—	—	1,800,000	—	2,196	—	2,196
Balances at December 31, 2016	3,804,763	$—	3,680,017	$—	5,720,637	$—	10,800,000	$—	$16,096	$(9,713)	$6,383
Net loss	—	—	—	—	—	—	—	—	—	(26,907)	(26,907)
Stock-based compensation	—	—	—	—	—	—	—	—	1,199	—	1,199
Equity issued in exchange for services	—	—	—	—	—	—	293,128	—	120	—	120
Exercise of stock options	—	—	—	—	—	—	109,895	—	5	—	5
Issuance of stock	—	—	—	—	2,341,477	—	—	—	7,224	—	7,224
Debt premium recorded to equity	—	—	—	—	—	—	—	—	10,444	—	10,444
Conversion of convertible notes to Preferred Seed AA stock	—	—	—	—	35,676	—	—	—	22	—	22
Balances at December 31, 2017	3,804,763	$—	3,680,017	$—	8,097,790	$—	11,203,023	$—	$35,110	$(36,620)	$(1,510)

The accompanying notes are an integral part of these consolidated financial statements.

Waitr Incorporated
Consolidated Statements of Cash Flows
(in thousands, unless otherwise noted)
	For the years ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net loss	$(26,907)	$(8,722)	$(818)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on convertible notes	125	4,467	62
Stock-based compensation	1,199	144	10
Equity issued in exchange for services	120	452	95
Loss on disposal of assets	33	3	—
Depreciation and amortization	723	267	26
Impairment of intangible assets	584	5	—
Amortization of capitalized contract costs	589	132	7
(Gain) loss on derivatives	52	(484)	(144)
(Gain) loss on debt extinguishment	10,537	(599)	—
Changes in assets and liabilities:
Accounts receivable	(1,362)	(727)	(32)
Capitalized contract costs	(1,498)	(576)	(78)
Prepaid expenses and other current assets	(324)	(33)	(6)
Payments for lease deposits	—	(24)	—
Accounts payable	188	16	43
Gratuities payable	187	180	5
Deferred revenue	1,449	801	108
Income tax payable	1	5	—
Accrued payroll	451	92	30
Accrued interest	156	—	29
Accrued workers’ compensation liability	1,250	—	—
Other current liabilities	36	104	—
Net cash used in operating activities	(12,411)	(4,497)	(663)
Cash flows from investing activities:
Purchases of property and equipment	(1,769)	(596)	(109)
Acquisition of Requested, net of cash acquired	—	(22)	—
Internally developed software	(105)	(208)	(94)
Net cash used in investing activities	(1,874)	(826)	(203)
Cash flows from financing activities:
Proceeds from convertible notes issuance	7,684	4,091	788
Payments on financing arrangement	(6)	(3)	—
Proceeds from grants	40	—	—
Proceeds from exercise of stock options	5	—	—
Proceeds from issuance of stock	7,224	4,246	327
Net cash provided by financing activities	14,947	8,334	1,115
Net change in cash	662	3,011	249
Cash, beginning of year	3,285	274	25
Cash, end of year	$3,947	$3,285	$274
Supplemental disclosures of cash flow information:
Cash paid during the year for state income taxes	$5	$—	$—
Supplemental disclosures of non-cash financing activities:
Stock issued as consideration for the acquisition of Requested, Inc.	—	(2,196)	—
Bifurcated embedded derivatives	—	—	233
Discount on convertible notes due to beneficial conversion feature	—	2,930	55
Premium on convertible notes	10,444	—	—
Conversion of convertible notes to preferred stock	22	5,424	—
The accompanying notes are an integral part of these consolidated financial statements.

Waitr Incorporated
Notes to the Consolidated Financial Statements
(In thousands, except share and per share data)
1.   Organization
Waitr Incorporated (the “Company”) is a leading restaurant platform for online food ordering and delivery services in the Southeastern United States. The Company was incorporated on December 5, 2013 and is headquartered in Lake Charles, Louisiana. The Company partners with independent local restaurants and regional and national chains in small and mid-size markets (herein referred to as “Restaurant Partners”).
The Company provides an online platform for consumers to order food from Restaurant Partners for pick up and delivery through a network of drivers. Use of the Company’s restaurant platform benefits the consumer by providing a single location to browse local restaurants and menus, track order and delivery status, and securely store previous orders and payment information for ease of use and convenience. Restaurant Partners benefit from the online platform through increased exposure to consumers for carryout sales and expanded business in the delivery market. The Company also provides Restaurant Partners with high-quality, professional photographs of their menu offerings as part of its overall services.
The Company acquired 100% of the equity interests of Requested, Inc. (“Requested”), a software and platform developer, on September 8, 2016 (“the Acquisition”).
2.   Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”).
The Company assessed its ability to continue as a going concern under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements — Going Concern (“ASC 205-40”). Management of the Company assessed and concluded that the Company does not have substantial doubts about its ability to continue as a going concern through the period of one year after August 31, 2018. As a result, the consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern.
Principles of Consolidation
For the years ended December 31, 2017 and 2016, the accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Requested. Intercompany transactions and balances have been eliminated upon consolidation.
Use of Estimates
The preparation of the consolidated financial statements in accordance with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.
Significant estimates and judgments relied upon in preparing these consolidated financial statements affect the following items: determination of the nature and timing of satisfaction of revenue-generating performance obligations and the standalone selling price of performance obligations, variable consideration, other obligations such as product returns and refunds, allowance for doubtful accounts, income taxes, useful lives of tangible and intangible assets, depreciation and amortization, equity compensation, contingencies, goodwill and other intangible assets, and fair value of assets acquired and liabilities assumed as part of a business combination. The Company regularly assesses these estimates and records changes to estimates in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable under the circumstances. Changes in the economic environment, financial markets, and any other parameters used in determining these estimates could cause actual results to differ from those estimates.
Business Combinations
The Company accounts for business combinations under the acquisition method of accounting, recording any assets acquired and liabilities assumed based on their respective fair values. Any excess of the fair value of purchase consideration over the fair value of the assets acquired less liabilities assumed is recorded as goodwill. The Company uses management estimates based on historically similar transactions to assist in establishing the acquisition date fair values of assets acquired, liabilities assumed, and contingent consideration granted, if any. These estimates and valuations require the Company to make significant assumptions, including projections of future events and operating performance.
Cash
Cash consists of demand deposits with financial institutions, as well as cash owed to Restaurant Partners. Certain Restaurant Partners on the platform elect to receive their portion of payments collected through the Company’s platform less frequently than daily. Upon receipt of the Restaurant Partners’ cash, the Company records an offsetting liability. The Company regularly maintains cash in excess of federally insured limits at financial institutions. The Company makes such deposits with entities it believes are of high credit quality and has not incurred any losses related to these balances. Management believes its credit risk, with respect to these financial institutions, to be minimal.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable is comprised of setup and integration fees due from Restaurant Partners and credit card receivables due from the credit card processor. Credit card payments on orders made through the restaurant platform are remitted to the Company three business days after the transaction resulting from the sale and delivery of food.
Accounts receivable are stated net of an allowance for doubtful accounts, determined by management through an evaluation of specific accounts, considering historical experience, aging of accounts receivable, and information regarding the creditworthiness of the customers. When it becomes probable that the receivable will not be collected, the balance is written off. The Company performs periodic credit evaluations of the financial condition of customers, monitors collections and payments from customers, and generally does not require collateral.
Additionally, the Company is liable for uncollected credit card receivables (or “chargebacks”), including fraudulent orders, when a consumer’s card is authorized but fails to process and for other unpaid credit card receivables. Chargebacks are recorded as a reduction of the revenue recorded for the transaction.
Property and Equipment, net
Property and equipment, net is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.
Useful lives of each asset class is as follows:
Equipment	3 years
Furniture	5 years
Leasehold improvements	7 years
Maintenance and repair costs are expensed as incurred. Major improvements, which extend the useful life of the related asset, are capitalized. When these assets are sold or otherwise disposed of, the asset and related depreciation is relieved and any gain or loss is included in the consolidated statements of operations for the period of sale or disposal.

Intangible Assets
Internally Developed Software
The Company incurs expenses associated with software development, which includes wages, employee benefits, and other compensation-related expenses. Additionally, the Company may periodically incur third-party development and programming costs.
Costs of Software to Be Sold, Leased, or Marketed
The Company accounts for costs incurred to develop its externally-marketed platform in accordance with ASC Topic 985-20, Software — Costs of Software to Be Sold, Leased, or Marketed. Internal and external costs incurred after technological feasibility has been established are capitalized. Technological feasibility is established upon completion of planning, designing, coding, and testing activities necessary to establish that the product can be produced to meet its design specifications, including functions, features, and technical performance requirements. The Company’s software products generally reach technical feasibility shortly before the products are released to production. Capitalized software costs are amortized on a product-by-product basis. The Company amortizes capitalized software costs using the straight-line method over the estimated economic life of the product, which is 3 years.
Internal Use Software
The Company also capitalizes costs to develop or purchase internal-use software in accordance with ASC Topic 350-40, Intangibles, Goodwill and Other — Internal-Use Software. Costs are capitalized as incurred after the preliminary project stage is completed, the Company authorizes and commits funding to the project, and it is probable that the project will be completed and used for intended function. Additionally, the Company acquired technology as part of the Acquisition in 2016. The Company amortizes capitalized software costs on a straight-line basis over the estimated useful term, which is 3 years.
Impairment of Long-Lived and Other Intangible Assets
The Company reviews the recoverability of its long-lived assets, including acquired technology, capitalized software costs, and property and equipment, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. Recoverability of finite and other long-lived assets is measured by comparing the carrying amount of an asset group to the future undiscounted net cash flows expected to be generated by that asset group. The Company groups assets for purposes of such review at the lowest level for which identifiable cash flows of the asset group are largely independent of the cash flows of the other groups of assets and liabilities. The amount of impairment to be recognized for finite and indefinite-lived intangible assets and other long-lived assets is calculated as the difference between the carrying value and the fair value of the asset group, generally measured by discounting estimated future cash flows based in part on financial results and the Company’s expectation of future performance.
Goodwill
Goodwill represents the excess purchase price over tangible and intangible assets acquired, less liabilities assumed arising from business combinations. The Company conducts its goodwill impairment test annually in October or more frequently if indicators of impairment exist. When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment test for goodwill.
Goodwill is tested for impairment using a two-step process. In the first step, the fair value of each reporting unit is determined and compared to the reporting unit’s carrying value, including goodwill. If the fair value of a reporting unit is less than its carrying value, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. If the implied fair value of goodwill at the reporting unit level is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of goodwill at the reporting unit is less than its carrying value.
Leases
The Company accounts for under the provisions of ASC Topic 840, Leases (“ASC 840”), which requires that leases be evaluated and classified as operating or capital leases for financial reporting purposes. The terms used for the evaluation includes renewal option periods in instances in which the exercise of the renewal option can be reasonably assured and failure to exercise such option would result in an economic penalty. Leases are classified as capital leases whenever the terms of the lease transfer substantially all of the risks and rewards of ownership to the lessee. All other leases are recorded as operating leases. As of December 31, 2017, 2016, and 2015, all of the Company’s leases were operating leases.
The Company’s lease agreements provide for rental payments that increase on an annual basis. The Company recognizes rent expense on operating leases on a straight-line basis over the non-cancellable lease term. Operating leases with landlord-funded leasehold improvements are considered tenant allowances and are amortized as a reduction of rent expense over the non-cancellable lease term. Deferred rent liability, which is calculated as the difference between contractual lease payments and the rent expense, is recorded in other noncurrent liabilities in the consolidated balance sheets.
Stock-Based Compensation
The Company measures compensation expense for stock options and restricted stock awards in accordance with ASC Topic 718, Compensation — Stock Compensation. Stock-based compensation is measured at fair value on grant date and recognized as compensation expense over the service period on a straight-line basis for awards expected to vest.
The Company uses an option-pricing model to determine the fair value of stock options. Determining the fair value of stock-based awards at the grant date requires judgement. The determination of the grant date fair value of options using an option-pricing model is affected by the Company’s estimated common stock value, as well as assumptions regarding a number of other complex and subjective variables. These assumptions include:
Risk-free rate:   Risk-free interest rates are derived from U.S. Treasury securities as of the option grant date.
Volatility:   Volatility of the Company’s stock price is estimated based on a combination of published historical volatilities of comparable publicly traded companies.
Expected term:   The expected term calculation for option awards considers a combination of the Company’s historical and estimated future exercise behavior.
Forfeiture rate:   Effective January 1, 2016, the Company elected to recognize actual forfeitures of stock based awards as they occur in accordance with Accounting Standards Update (“ASU”) No. 2016-09, Compensation Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). Prior to the adoption of ASU 2016-09, the Company estimated forfeitures based on the failure to provide the requisite service, and adjusted the estimate based on actual forfeitures. Refer to Recently Adopted Accounting Pronouncements for additional information.
If any of the assumptions used in the option-pricing model change significantly, stock-based compensation for future awards may differ materially compared to the awards granted. The expense resulting from stock-based payments is recorded as expense in the accompanying consolidated statements of operations based on the relevant headcount.

Convertible Notes, Net
The Company accounts for convertible notes, net in accordance with ASC Topic 470-20, Debt with Conversion and Other Options (“ASC 470-20”). Convertible notes are classified as liabilities measured at amortized cost, net of debt discounts from the allocation of proceeds. Interest expense is recognized using the effective interest method over the expected term of the debt instrument pursuant to ASC Topic 835, Interest.
Embedded Derivatives
ASC Topic 815-15 — Embedded Derivatives (“ASC 815-15”) requires each contract that is not a derivative in its entirety be assessed to determine whether it contains embedded derivatives that are required to be bifurcated and accounted for as a derivative financial instrument. The embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative if the combined instrument is not accounted for, in its entirety, at estimated fair value, with changes in estimated fair value recorded in earnings, the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract, and if the same terms on a separate instrument would qualify that instrument as a derivative instrument. Embedded derivatives are measured at fair value and re-measured at each subsequent reporting period.
Beneficial Conversion Feature
If the amount allocated to the convertible notes results in an effective per share conversion price that is less than the fair value of the Company’s common stock on the commitment date, the intrinsic value of this beneficial conversion feature is recorded as a discount to the convertible notes, with a corresponding increase to additional paid in capital. The beneficial conversion feature discount is equal to the difference between the effective conversion price and the fair value of the Company’s common stock at the commitment date, unless limited by the remaining proceeds allocated to the convertible notes.
Equity-Based Transactions
Under the provisions of ASC Topic 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”), the Company measures stock-based compensation to a non-employee on the earlier of the date at which a commitment is reached for performance by the counterparty and the date at which the counterparty’s performance is complete (“Measurement Date”). A commitment for performance is deemed to have been reached when performance by the counterparty to earn the equity instruments is probable. The value of the award is measured based on an estimate of the fair value of the equity instruments to be issued or the fair value of the goods or services received, whichever can be measured more reliably. The estimated fair value is recognized as expense over the contractual term of the arrangement with the non-employee. If the Measurement Date is not established, the Company measures the cost of the award in each reporting period at the then-current lowest aggregate fair value until the performance condition is met.
Fair Value Measurements
The Company records the fair value of assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.
In addition to defining fair value, ASC 820 expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:
Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.
Level 3 — Unobservable inputs reflecting the Company’s own assumptions about the inputs used in pricing the asset or liability at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. From time to time, the Company assesses the credit worthiness of its customers. Credit risk on accounts receivable is minimized through use of a reputable payment processing service provider as well as a diverse group of Restaurant Partners dispersed across several geographic areas. The Company has not experienced material losses related to receivables from individual restaurants or groups of restaurants and is not expecting a change from this historical norm, as current economic conditions are relatively stable.
Segments
The Company operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company has determined that its Chief Executive Officer is the CODM. To date, the Company’s CODM has made such decisions and assessed performance at the Company-level.
Revenue
Substantially all of the Company’s revenue is comprised of revenue from contracts with its Restaurant Partners. Revenue is as follows:
	Years ended December 31
	2017	2016	2015
Transaction fees	$21,406	$5,165	$296
Setup and integration fees	1,214	361	21
Other	291	124	23
	$22,911	$5,650	$340

Transaction fees represent the revenue recognized from the Company’s obligation to process orders on the platform. The performance obligation is satisfied when the Company successfully processes an order placed on the platform and the restaurant receives the order at their location. The obligation to process orders on the platform represent a series of distinct performance obligations satisfied over time that the Company combines into a single performance obligation. Orders that include delivery contain an additional performance obligation that is satisfied at the point the order is delivered to the diner’s location. Consistent with the recognition objective in ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the variable consideration due to the Company for processing orders is recognized on a daily basis. As an agent of the restaurant in the transaction, the Company recognizes transaction fees earned from the restaurant on the platform on a net basis. Transaction fees are collected by a third party payment processor and remitted to the Company shortly after the order is processed, which is typically three days. Transaction fees also include a fee charged to the end user customer when they request the order be delivered to their location. Revenue is recognized for delivery fees once the delivery service is completed. The contract period for substantially all restaurant contracts is one month as both the Company’s and the Restaurant Partners have the ability to unilaterally terminate the contract by providing notice of termination.
The Company also receives nonrefundable upfront setup and integration fees for onboarding new restaurants onto the platform. Setup and integration activities primarily represent administrative activities that allow the Company to fulfill future performance obligations for its Restaurant Partners and do not represent services transferred to the customer. However, the nonrefundable upfront setup and integration fees charged to Restaurant Partners results in a performance obligation in the form of a material right related to the restaurant partner’s option to renew the contract each day rather than provide a notice of termination. Upfront nonrefundable fees are generally due shortly after the contract is executed; however, the Company may provide installment payment options for up to six months. Revenue is recognized ratably over a two-year period, at which point Restaurant Partners must make another nonrefundable payment to renew the contract.
Other revenues consist primarily of fees from Restaurant Partners for social media promotions, as well as subscription revenues from those who have opted to pay an ongoing monthly fee to remain on the platform instead of a lump sum setup fee.
Significant Judgement
Most of the Company’s contracts with Restaurant Partners contain multiple performance obligations as described above. For these contracts, the Company accounts for individual performance obligations separately if they are both capable of being distinct, and distinct in the context of the contract. Determining whether products and services are considered distinct performance obligations that should be accounted for separately may require significant judgment.
Judgment is also required to determine the standalone selling price for each distinct performance obligation. The Company uses the alternative approach in ASC 606 to allocate the upfront fee between the material right obligation and the transaction fee obligation, which results in all of the upfront nonrefundable payment at inception of the contract being allocated to the material right obligation. When contracts with customers include other performance obligations, such as ancillary equipment, the Company establishes a single amount to estimate the standalone selling price for the goods or services. In instances where the standalone selling price is not directly observable, it is determined using observable inputs.
Contract Balances
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when it has an unconditional right to the consideration. Setup and integration fees are due at inception of the contract; in certain cases, extended payment terms may be provided for up to six months and are included in accounts receivable. The opening balance of accounts receivable, net was $762 and $32 as of January 1, 2017 and 2016, respectively.
The Company records a contract liability in deferred revenue for the unearned portion of the upfront nonrefundable fee. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined its contracts do not include a significant financing component.
Assets Recognized from Costs to Obtain and Costs to Fulfill a Contract with a Customer
The Company recognizes an asset for the incremental costs of obtaining a contract with a customer and recognizes the expense over the course of the period when the Company expects to recover those costs. The Company has determined that certain internal sales incentives earned at the time when an initial contract is executed meet these requirements. Capitalized sales incentives are amortized on a straight-line basis over the period of benefit, which the Company has determined to be two years. Deferred costs related to obtaining a contract with a customer were $479 and $184 as of December 31, 2017 and 2016, respectively, out of which $324 and $113, respectively, were classified as current. Amortization expense for the costs to obtain a contract were $211, $45, and $3 for the years ended December 31, 2017, 2016, and 2015, respectively.
The Company also recognizes an asset for the costs to fulfill a contract with a customer when they are specifically identifiable, generate or enhance resources used to satisfy future performance obligations, and are expected to be recovered. The Company has determined that certain costs related to setup and integration activities meet the capitalization criteria under ASC Topic 340-40, Other Assets and Deferred Costs. Costs related to these implementation activities are deferred and then amortized on a straight-line basis over a period of benefit, which the Company has determined to be 2 years. Deferred costs related to fulfilling a contract with a customer were $945 and $331 as of December 31, 2017 and 2016, respectively, out of which $623 and $204, respectively, were classified as current. Amortization expense for the costs to fulfill a contract were $378, $87, and $4 for the years ended December 31, 2017, 2016, and 2015, respectively.
The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less.
There was no impairment loss in relation to capitalized costs for the years presented.
Income Taxes
The Company files federal and state income tax returns in each of the jurisdictions it operates. Requested filed a separate income tax return for the year ended December 31, 2016 and will be included in the Company’s consolidated federal income tax return for the year ended December 31, 2017 and thereafter. The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are calculated based upon the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable in a given year. A valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax assets will not be realized. The Company did not consider future book income as a source of taxable income when assessing if a portion of the deferred tax assets is more likely than not to be realized. However, scheduling the reversal of existing deferred tax liabilities indicated that a portion of the deferred tax assets are not likely to be realized. Therefore, valuation allowances were established against some, but not all, of the Company’s deferred tax assets. In the event the Company determines that it would be able to realize deferred tax assets that have valuation allowances established, an adjustment to the deferred tax assets would be recognized as a component of income tax expense through continuing operations.
The calculation of income tax liabilities involves significant judgement in estimating the impact of uncertainties and complex tax laws. The Company’s tax returns are subject to examination by the various federal and state income-taxing authorities in the normal course of business. Such examinations may result in future assessments of additional tax, interest, and penalties. The Company utilizes a two-step approach in recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely to be realized upon ultimate settlement. The Company accounts for income taxes related to tax contingencies and recognizes interest and penalties related to tax contingencies in income tax expense in the consolidated statements of operations. The Company has not recorded any tax contingencies as of December 31, 2017 and December 31, 2016.
The Tax Cuts and Jobs Act (the “Tax Act”) was signed into law on December 22, 2017. In accordance with the Tax Act, the Company revalued its deferred tax assets and liabilities as of December 31, 2017 using the new corporate income tax rate of 21% instead of the prior statutory rate of 34%. The change in tax rate is effective for taxable income earned beginning on January 1, 2018.
Recently Adopted Accounting Pronouncements
Changes to U.S. GAAP are established by the FASB, in the form of ASUs, to the FASB’s ASCs.
Stock Compensation
Effective January 1, 2016, the Company adopted ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 changes how companies account for certain aspects of equity-based payment awards to employees, including accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The standard requires that all tax effects related to share-based payments be recorded as income tax expense or benefit in the income statement at settlement or expiration, and accordingly, excess tax benefits and tax deficiencies be presented as operating activities in the statement of cash flows. ASU 2016-09 is effective for public business entities for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2017 and interim periods within fiscal years beginning after December 15, 2018. Early adoption is permitted in any annual or interim period for which financial statements have not been issued or made available for issuance. Upon adoption of this standard, the Company elected to discontinue its current practice of estimating expected forfeitures and commenced accounting for forfeitures as they occur. The adoption had no material impact on the Company’s financial position, results of operations, and cash flows.
Revenue
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”). ASC 606 supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the considerations to which the entity expects to be entitled to in exchange for those goods or services. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract and the costs to fulfill a contract with a customer. Collectively, the Company refers to ASC 606 and Subtopic 340-40 as the “new revenue standard.” The new revenue standard is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim periods within those reporting periods. For all other entities, the new revenue standard is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted for annual reporting periods beginning after December 15, 2016, including interim periods within those reporting periods.
The Company early adopted the new revenue standard as of January 1, 2017 utilizing the full retrospective method of transition, which required the Company to recast each prior period presented and included a cumulative adjustment to reduce the accumulated deficit in stockholders’ equity by $331 as of January 1, 2015. Adoption of the new revenue standard resulted in changes to the Company’s treatment of certain expenses that meet the definition of costs to fulfill a contract, which had previously been expensed as incurred. The Company applied the new revenue standard using a practical expedient where the consideration allocated to the remaining performance obligations or an explanation of when the Company expects to recognize that amount as revenue for all reporting periods presented before the date of the initial application is not disclosed.
The provisions of the new standard do not affect the amount of revenue the Company recognizes. The primary impact of adopting the new standard relates to the deferral of incremental costs to fulfill contracts (i.e. costs related to implementation services performed) as well as the length of time that the revenue is now recognized for upfront fees.
Accordingly, the new revenue standard results in the deferral of these costs on the consolidated balance sheets and subsequently recognizing these costs ratably in the consolidated statements of operations over the expected period of benefit to the customer, which the Company has determined to be two years. For certain costs, the Company has elected to expense such costs with a period of benefit to the customer of one year or less under the practical expedient.
The Company’s financial statements have been adjusted due to the adoption of ASC 606. Select consolidated balance sheet line items, which reflect the adoption, are as follows (in thousands):
	As of December 31, 2016
	Prior to Adoption	Adjustments	As Adjusted
Capitalized contract costs	$230	$285	$515

Select audited consolidated statement of operations line items, which reflect the adoption of ASC 606 are as follows (in thousands):
	Year ended December 31, 2016
	Prior to Adoption	Adjustments	As Adjusted
Costs and expenses:
Sales and marketing	$1,644	$(285)	$1,359
Operating loss	(5,610)	285	(5,325)
Net loss	(9,007)	285	(8,722)
Net loss per share, basic and diluted	$(0.94)	$0.03	$(0.91)
	Year ended December 31, 2015
	Prior to Adoption	Adjustments	As Adjusted
Costs and expenses:
Sales and marketing	$183	$(46)	$137
Operating loss	(912)	46	(866)
Net loss	(864)	46	(818)
Net loss per share, basic and diluted	$(0.09)	$(0.00)	$(0.09)
Select audited statement of cash flows line items, which reflect the adoption of ASC 606 are as follows (in thousands):
	Year ended December 31, 2016
	Prior to Adoption	Adjustments	As Adjusted
Cash flows from operating activities
Net loss	$(9,007)	$285	$(8,722)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of capitalized contract costs	417	(285)	132
Change in capitalized contract costs	(622)	46	(576)
	Year ended December 31, 2015
(in ‘000s of USD)	Prior to Adoption	Adjustments	As Adjusted
Cash flows from operating activities
Net loss	$(864)	$46	$(818)
Adjustment to reconcile net loss to net cash used in operating activities:
Amortization of capitalized contract costs	53	(46)	7
Change in capitalized contract costs	(80)	2	(78)
Statement of Cash Flows
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments (Topic 230) (“ASU 2016-15”), which adds or clarifies guidance on the presentation and classification of eight specific types of cash receipts and payments in the statement of cash flows such as: debt prepayment or extinguishment costs, settlement of contingent consideration arising from a business combination, insurance settlement proceeds, and distributions from certain equity method investees, with the intent of reducing diversity in practice. ASU 2016-15 is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has elected to adopt retrospectively effective January 1, 2017 and disclosure revisions have been made for the years presented on the consolidated statements of cash flows.
In August 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). ASU 2016-18 is intended to address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The standard requires that the Company present the changes in the total of cash, cash equivalents, restricted cash, and restricted cash equivalents in the statement of cash flows. The standard is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company early adopted ASU 2016-18 as of January 1, 2017 with no impact to the financial statements.
Income Taxes
In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) (“ASU 2015-17”) to simplify the presentation of deferred taxes in a classified statement of financial position by requiring classification of all deferred tax positions as noncurrent, including valuation allowances, by jurisdiction. ASU 2015-17 is effective for public entities for fiscal years beginning after December 15, 2016 and interim periods within those annual periods. For all other entities, the standard is effective for fiscal years beginning after December 15, 2017 and interim periods within annual periods beginning after December 15, 2018. The Company early adopted this standard on January 1, 2017. The adoption of this standard did not have an immediate impact on the consolidated financial statements.
Recently Issued Accounting Pronouncements
The Company considered the applicability and impact of all ASUs. ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on the consolidated financial statements.
In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) (“ASU 2018-07”) to simplify the accounting for share-based payments to non-employees by aligning it with the accounting for share-based payments to employees, with certain exceptions. Under the new standard, equity-classified non-employee awards will be initially measured on the grant date and re-measured only upon modification, rather than at each reporting period. Measurement will be based on an estimate of the fair value of the equity instruments to be issued. ASU 2018-07 is effective for public business entities in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective in fiscal years beginning after December 15, 2019 and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including in an interim period for which financial statements have not been issued or made available for issuance but not before an entity adopts ASC 606. The Company does not expect the adoption of this standard to have an impact on the consolidated financial statements.
In February 2018, the FASB issued ASU No. 2018-02, Income Statement — Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”), which permits the reclassification of disproportionate tax effects in accumulated other comprehensive income caused by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) to retained earnings. ASU 2018-02 is effective for all entities for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early adoption is permitted in reporting periods for which financial statements have not yet been issued or made available for issuance. The Company does not expect the adoption of this standard to have an impact on the consolidated financial statements.
In March 2018, the FASB issued ASU No. 2018-05, Income Taxes (Topic 740) (“ASU 2018-05”) providing amendments to SEC paragraphs pursuant to SEC Staff Accounting Bulletin No. 118. The amendments include guidance and clarification of income tax accounting to address uncertainty or diversity of views in practice regarding the application of ASC Topic 740 in situations where a registrant does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting under the Tax Act, for the reporting period in which the Tax Act was enacted. The Company does not expect the adoption of this standard to have an impact on the consolidated financial statements.
In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception (“ASU 2017-11”). Part I of ASU 2017-11 addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of ASU 2017-11 addresses the difficulty of navigating ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”) because of the existence of extensive pending content in ASC 480. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The standard in Part II of ASU 2017-11 does not have an accounting effect. ASU 2017-11 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). ASU 2017-09 provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. ASU 2017-09 is effective for all entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued or made available for issuance. The standard will be applied to an award modified on or after the adoption date. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles, Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which eliminates Step 2 of the goodwill impairment test that had required a hypothetical purchase price allocation. Rather, entities should apply the same impairment assessment to all reporting units and recognize an impairment loss for the amount by which a reporting unit’s carrying amount exceeds its fair value without exceeding the total amount of goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. ASU 2017-04 is effective for public business entities that are SEC filers for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. For a public business entity that is not an SEC filer, the standard is effective in fiscal years beginning after December 15, 2020. For all other entities, the standard is effective in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt this standard as of January 1, 2018 and does not expect the adoption of this standard to have an impact on the consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the Definition of a Business (Topic 805) (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business and provides guidance on evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or as business combinations. The definition clarification as outlined in this ASU affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. ASU 2017-01 is effective for public business entities for periods beginning after December 15, 2017, including interim periods within those periods. For all other entities, the standard is effective for annual periods beginning after

December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted. The Company intends to early adopt the standard as of January 1, 2018 and will apply the standard for business combinations consummated subsequent to the date of adoption. The adoption will not have an immediate impact on the consolidated financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, (“ASU 2016-13”) to replace the incurred loss impairment methodology under current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2020, including interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted for all entities beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019 and interim periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.
3.   Business Combinations
On September 8, 2016, the Company acquired 100% of the equity interests of Requested, pursuant to the Contract for Exchange of Stock dated September 8, 2016, by transferring $60 of cash and issuing 1,800,000 shares of common stock of the Company to the stockholders of Requested (the “Acquisition”). The total consideration for the transaction was $2,256. Requested is a Sacramento, California based mobile platform company that offers consumers a way to discover new restaurants, reserve tables, pay through dynamic pricing, and leave a tip within their platform. The Company has included the results of operations of Requested in its consolidated statements of operations from the date of acquisition through December 31, 2017.
The Company accounted for the Acquisition under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”), and accordingly, the total purchase price has been allocated to the acquired tangible assets and identifiable intangible assets and assumed liabilities based on their estimated fair values on the acquisition date. The Company recorded the excess of the purchase price over the aggregate fair value as goodwill. The Company engaged a third-party to assist the Company in the Company’s analyses of the fair value of the assets and liabilities. Of the purchase price, the Company has allocated $810 to identifiable intangible assets and $1,408 to goodwill. The goodwill recorded in the Acquisition represents future enhancements to the consolidated Company’s mobile platforms, future customer relationships and markets, and workforce in place. The goodwill recorded in the Acquisition is not expected to be tax deductible for U.S. federal income tax purposes.

The purchase price allocation for the Acquisition consists of the following (in thousands):
Assets acquired:
Cash and cash equivalents	$38
Accounts receivable	3
Other current assets	1
Property and equipment	34
Identifiable intangible assets	810
Total identifiable assets acquired	$886
Liabilities assumed:
Other current liabilities	(29)
Other long-term liabilities	(9)
Total liabilities assumed	(38)
Net assets acquired	848
Goodwill	1,408
Total consideration paid	$2,256

Identifiable intangible assets acquired from Requested consist of the following (in thousands):
	Amortizable Life	Value
Technology	2	$810
Total		$810

The acquired identifiable intangible assets are amortized on a straight-line basis to reflect the pattern in which the economic benefits of the intangible assets are consumed.
The acquired technology asset was valued under two different replacement cost approaches: actual costs to develop the technology plus opportunity costs and market-based hourly rates plus opportunity costs.
The intangible asset acquired represents a Level 3 measurement as it is based on unobservable inputs reflecting the Company’s assumptions used in pricing the asset at fair value.
In connection with the Acquisition, the Company incurred direct and incremental costs of  $10 consisting of legal and professional fees, which are included in general and administrative costs in its consolidated statements of operations.
In 2017, the Company ceased the operations of Requested due to a change in corporate strategy. The legal entity is not yet dissolved and the closure of the operations of Requested did not meet the criteria to be reported as discontinued operations in accordance with ASC Topic 205-20, Presentation of Financial Statements — Discontinued Operations (“ASC 205-20”). The Company recorded a loss of  $551 due to impairment of the technology acquired as part of the Requested Acquisition upon implementing the change in strategy.
Pro-Forma Information
The supplemental consolidated results of the Company on an unaudited pro forma basis as if the Acquisition had been consummated on January 1, 2016 are as follows (in thousands):
December 31, 2016
Net Revenue	$5,643
Net Loss	(9,403)

These pro forma results were based on estimates and assumptions, which the Company believes are reasonable. They are not the results that would have been realized had the Company been a consolidated company during the years presented and are not indicative of consolidated results of operations in future periods. The pro forma results include adjustments primarily related to purchase accounting adjustments. Acquisition costs and other nonrecurring charges incurred are included in the period presented.
4.   Accounts receivable, net
Accounts receivable consist of the following (in thousands):
	Years Ended December 31,
	2017	2016
Credit card receivables	$1,043	$332
Receivables from restaurant partners	1,131	488
Accounts receivable	$2,174	$820
Less allowance for doubtful accounts	(50)	(58)
Accounts receivable, net	$2,124	$762

Additionally, the activity in the allowance for doubtful accounts is as follows (in thousands):
	Years Ended December 31,
	2017	2016
Balance, beginning of the year	$58	$3
Additions to expense	7	64
Write-offs, net of recoveries and other adjustments	(15)	(9)
Balance, end of the year	$50	$58

5.   Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following (in thousands):
	As of December 31,
	2017	2016
Prepaid insurance expense	$254	$7
Other current assets	109	32
Other current assets	$363	$39

6.   Property and Equipment, Net
Property and equipment are stated at cost less accumulated depreciation and consist of the following (in thousands):
	As of December 31,
	2017	2016
Computer equipment	$1,962	$578
Furniture and fixtures	466	69
Leasehold improvements	34	—
Construction in process	—	100
	$2,462	$747
Less: Accumulated depreciation	(588)	(112)
Property and equipment, net	$1,874	$635

The Company recorded depreciation expense for property and equipment for the years ended December 31, 2017, 2016, and 2015 of  $499, $96, and $15, respectively.

7.   Intangibles Assets and Goodwill
Intangible Assets
Intangible assets with finite useful lives are amortized using the straight-line method over their useful lives and include internally developed software, as well as software to be otherwise marketed. These intangible assets are reviewed for impairment whenever events or circumstances indicate that they may not be recoverable. The Company has determined that its trademark intangible asset is an indefinite-lived asset and therefore is not subject to amortization but is evaluated annually for impairment.
Intangible assets are stated at cost or acquisition-date fair value less accumulated amortization and consist of the following (in thousands):
	As of December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Intangible Assets, Net
Software	$1,236	$(409)	$(589)	$238
Trademarks/Patents	5	—	—	5
Total	$1,241	$(409)	$(589)	$243

	As of December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Intangible Assets, Net
Software	$1,131	$(184)	$(5)	$942
Trademarks/Patents	5	—	—	5
Total	$1,136	$(184)	$(5)	$947

An impairment loss was recorded for the portion of the previously capitalized software that was replaced of  $33 in 2017, consisting of  $25 recognized, due to the release of new software developed in 2016, in the first quarter of the 2017 and $8 in the fourth quarter, and $5 in the fourth quarter of 2016. There were no impairment indicators related to intangible assets present during the year ended December 31, 2015.
As a result of the shift in the Company’s strategy, the Company determined that there was an indicator of impairment in the second quarter of 2017 related to the technology acquired in the Acquisition due to a significant change in the expected usage of the acquired technology. The Company concluded that the carrying value of  $551 related to the acquired technology was not recoverable and recorded an impairment charge for the balance.
The Company recorded amortization expense for the years ended December 31, 2017, 2016, and 2015 of  $224, $171, and $11, respectively.
Estimated future amortization expense of intangible assets is as follows (in thousands):
Year ended December 31,	Amortization
2018	$117
2019	88
2020	33
Thereafter	—
Total future amortization	$238

Goodwill
The Company recorded $1,408 of goodwill as a result of the allocation of the purchase price over assets acquired and liabilities assumed in the Acquisition. No impairment losses were recorded for the years ended December 31, 2017 and 2016. The Company’s goodwill balance is as follows (in thousands):
	As of December 31,
	2017	2016
Balance, beginning of the year	$1,408	$—
Acquisitions during the year	—	1,408
Balance, end of the year	$1,408	$1,408

8.   Other Current Liabilities
Other current liabilities consist of the following (in thousands):
	As of December 31,
	2017	2016
Accrued insurance expenses	$50	$106
Other current liabilities	127	35
Other current liabilities	$177	$141

9.   Convertible Notes, Net
The Company’s outstanding long-term debt obligations are as follows (in thousands):
	As of December 31,
	2017	2016
Series 2016-II Convertible Promissory Notes, par	$—	$20
Series 2017 Convertible Promissory Notes, par	7,484	—
	$7,484	$20
Less: discount on convertible notes	—	(20)
Convertible notes, net	$7,484	$—

As of December 31, 2017, $7,484 of the long-term debt outstanding, net of unamortized discount, matures in 2019.
Series 2015 Convertible Promissory Notes
Between January 2, 2015 and September 23, 2015, the Company issued a series of convertible promissory notes (“Series 2015 Notes”) to various investors with maturity dates ranging between 18 and 24 months from the date of issuance with an aggregate principal amount of  $788. The notes accrued interest at a rate of 9% per annum that was due and payable at maturity, unless otherwise converted prior to maturity. The terms of the Series 2015 Notes provided for the principal and accrued interest to automatically convert into the type of stock issued in the next financing with proceeds in excess of  $1,800 at a per share conversion price equal to the lesser of  (i) 80% of the price paid by investors in the next qualified financing and (ii) $8,000 divided by the number of common shares outstanding on a fully diluted basis. In the event the next financing had proceeds of less than $1,800, the per share conversion price shall be equal to the lesser of  (i) 70% of the price paid by investors in the next qualified financing and (ii) $8,000 divided by the number of common shares outstanding, on a fully diluted basis. As the conversion price is subject to variability, the number of shares the Company may have been required to deliver upon conversion in a subsequent financing was indeterminable at the date of issuance of the Series 2015 Notes.
Upon the occurrence of a sale of the Company, each holder may have elected to redeem the Series 2015 Notes at a price equal to 2.0 multiplied by par plus accrued interest. The Company determined that the features providing for conversion into stock sold in the next financing at stated discounts (e.g., 70% and 80%), and the ability for holders to redeem their notes at a substantial premium, represented an embedded derivative, which required separate accounting recognition in accordance with subtopic ASC 815-15. The fair value of the embedded derivative on the date of issuance was recorded as a bifurcated embedded derivatives on convertible notes in the accompanying consolidated balance sheets, with an offset recorded as a discount against convertible notes.
If not previously converted or redeemed upon the occurrence of a company sale, each holder was entitled to convert par plus accrued interest on the maturity date of their notes into Series Seed Preferred Stock at a per share conversion price equal to the lesser of  (i) $0.15 and (ii) $8,000 divided by the number of common shares outstanding, on a fully diluted basis. Based on the $0.15 per share conversion price, the Series 2015 Notes would be convertible into approximately 5,250,000 shares of Series Seed Preferred Stock. As the per share fair value of the Series Seed Preferred Stock was estimated to be $0.16 as of the date of issuance, the Company recognized a beneficial conversion feature of  $53 on the date of issuance as additional paid in capital, with an offset to the discount on convertible note payable, in accordance with ASC 470-20.
On January 25, 2016, the Series 2015 Notes, plus accrued interest, were converted into 1,529,739 shares of Series Seed II Preferred Stock, at a per share price equal to $0.68, for a total value of approximately $1,040. At the time of extinguishment, the Company derecognized the Series 2015 Notes by first allocating a portion of the fair value reacquisition price to the repurchase of the beneficial conversion feature, based on the intrinsic value of the conversion feature at the date of derecognition. After this allocation, the Company recorded a loss on extinguishment of  $599.
Series 2016-I Convertible Promissory Notes
Between June 17, 2016 and October 29, 2016, the Company issued a series of convertible promissory notes (“Series 2016-I Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of  $2,043. The Series 2016-I Notes accrued interest at a rate of 9% per annum that was due and payable at maturity, unless otherwise converted prior to maturity. The terms of the Series 2016-I Notes provide for the principal and accrued interest to automatically convert into the type of stock issued in the next financing with proceeds in excess of  $2,000, at a per share conversion price equal to the lesser of  (i) 80% of the price paid by investors in the next qualified financing and (ii) $15,000 divided by the number of common shares outstanding, on a fully diluted basis. In the event the next financing had proceeds of less than $2,000, the per share conversion price would have been equal to the lesser of  (i) 70% of the price paid by investors in the next qualified financing and (ii) $15,000 divided by the number of common shares outstanding, on a fully diluted basis. As the conversion price was subject to variability, the number of shares the Company may have been required to deliver upon conversion in a subsequent financing was indeterminable at the date of issuance of the Series 2016-I Notes.
Upon the occurrence of a sale of the Company, each holder may have elected to redeem the Series 2016-I Notes at a price equal to 1.5 multiplied by par plus accrued interest. The Company determined that the features providing for conversion into stock sold in the next financing at stated discounts and the ability for holders to redeem their notes at a substantial premium represented an embedded derivative requiring separate accounting recognition, in accordance with subtopic ASC 815-15. The fair value on the date of issuance was recorded as a bifurcated embedded derivatives on convertible notes, with an offset to the discount on the convertible note payable.
If not previously converted or redeemed upon the occurrence of a company sale, each holder is entitled to convert par plus accrued interest, on the maturity date, of their notes into Series Seed III Preferred Stock, at a per share conversion price equal to the lesser of  (i) $0.68 and (ii) $15,000 divided by the number of common shares outstanding, on a fully diluted basis. Based on the $0.68 per share conversion price, the Series 2016-I Notes would have been convertible into approximately 3,004,000 shares of Series Seed Preferred Stock. As the per share fair value of the Series Seed Preferred Stock was estimated to be $1.90 as of the date of issuance, the Company recognized a beneficial conversion feature of  $2,043 on the date of issuance as additional paid in capital with an offset to the discount on convertible note payable, in accordance with ASC 470-20.
On December 30, 2016, the Series 2016-I Notes plus accrued interest were converted into 3,375,445 shares of Series AA Preferred Stock at a per share price equal to $0.62, for a total value of approximately

$2,106. The Company extinguished the debt by first derecognizing the unamortized discount of  $2,106 as interest expense. During 2017, the remaining convertible debt plus accrued interest of approximately $22 was converted into 35,676 shares of Series AA Preferred Stock.
Series 2016-II Convertible Promissory Notes
Between October 20, 2016 and December 22, 2016, the Company issued a series of convertible promissory notes (“Series 2016-II Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of  $2,248. The notes accrued interest at a rate of 9% per annum that was due and payable at maturity, unless otherwise converted prior to maturity. The terms of the Series 2016-II Notes provide for the principal and accrued interest to automatically convert into the type of stock issued in the next financing with proceeds in excess of  $1,000, at a per share conversion price equal to the lesser of  (i) 80% of the price paid by investors in the next qualified financing and (ii) $50,000 divided by the number of common shares outstanding, on a fully diluted basis. In the event the next financing had proceeds of less than $1,000, an aggregate $2,048 par of the Series 2016-II Notes would be convertible at a conversion price equal to the lesser of  (i) 70% of the price paid by investors in the financing and (ii) $50,000 divided by the number of common shares outstanding, on a fully diluted basis, for the remainder of the Series 2016-II Notes; the remaining $200 principal would instead be convertible at a per share conversion price equal to $1.69 per share.
Upon the occurrence of a sale of the Company, each holder may have elected to redeem the Series 2016-II Notes at a price equal to 1.5 multiplied by par plus accrued interest. The Company determined that the feature providing for conversion into stock sold in the next financing at a stated discount and the ability for holders to redeem their notes at a substantial premium represented an embedded derivative, requiring separate accounting recognition, in accordance with subtopic ASC 815-15. The fair value on the date of issuance was recorded as a bifurcated embedded derivatives on convertible notes with an offset to the discount on the convertible note payable. If the notes had not previously converted or redeemed upon the occurrence of a company sale, each holder would have been entitled to convert par plus accrued interest on the maturity date of their notes into Series Seed Preferred Stock at a per share conversion price equal to the lesser of  (i) $2.25 and (ii) $50,000 divided by the number of common shares outstanding, on a fully diluted basis.
On December 30, 2016, the Series 2016-II Notes were converted into 1,336,387 shares of Series AA Preferred Stock at a per share price equal to $1.70, for a total value of approximately $2,278. Upon conversion, the Company recognized a beneficial conversion feature of  $1,836 as additional paid in capital with an offset to the discount on note in accordance with ASC 470-20. Additionally, the debt was extinguished by derecognizing the unamortized discount, inclusive of the discount resulting from the recognition of the beneficial conversion feature, resulting in the recognition of  $2,208 of interest expense.
On December 22, 2016, the Company entered into a convertible note agreement with a noteholder for a principal amount of  $200 of Series 2016-II Notes. The issued note was funded on January 5, 2017. As the note was legally outstanding on conversion date, it converted to Series AA Preferred Stock along with other Series 2016-II Notes, on December 30, 2016. As of December 31, 2016, the Company recorded a receivable from stockholder of  $200 in the accompanying consolidated balance sheet.
Series 2017 Convertible Promissory Notes
Between August 24, 2017 and December 14, 2017, the Company issued a series of convertible promissory notes (“Series 2017 Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of  $7,484. The notes accrued interest at a rate of 8% per annum that was due and payable at maturity, unless otherwise converted prior to maturity. The terms of the Series 2017 Notes provided for the principal and accrued interest to automatically convert into the type of stock issued in the next financing with proceeds in excess of  $2,000, at a per share conversion price equal to the lesser of  (i) 80% of the price paid by investors in the next qualified financing and (ii) $125,000 divided by the number of common shares outstanding, on a fully diluted basis. As the conversion price was subject to variability, the number of shares the Company may have been required to deliver upon conversion in a subsequent financing was indeterminable at the date of issuance of the Series 2017 Notes.

Upon the occurrence of a sale of the Company, each holder may have elected to redeem the Series 2017 Notes at a price equal to 1.5 multiplied by par plus accrued interest. The Company determined that the feature providing for conversion into stock issued in the next financing at a stated discount and the ability for holders to redeem their notes at a substantial premium represented an embedded derivative, which required separate accounting recognition in accordance with subtopic ASC 815-15. The fair value on the date of issuance was recorded as a bifurcated embedded derivatives on convertible notes with an offset to the discount on the convertible note payable.
On December 15, 2017, the Company amended the Series 2017 Notes to add a substantive conversion, allowing the holders the right to convert par plus accrued interest into Series AA Preferred Stock, at a per share conversion price equal to $125,000 divided by the number of common shares outstanding, on a fully diluted basis at maturity. The amendments were deemed substantial, resulting in the application of extinguishment accounting. The Company recorded a loss on debt extinguishment of  $10,537 based on the difference between the fair value of the amended convertible promissory notes of  $18,308, and the carrying amount of the original Series 2017 Notes of  $7,771. In accordance with ASC 470-20, the Company recorded the premium in excess of the fair value of the amended notes over the sum of  (i) par, (ii) accrued interest, and (ii) the bifurcated embedded derivatives on convertible notes, or $10,444, to additional paid in capital.
10.   Derivatives
As described in Note 9 — Convertible Notes, Net, the Company identified certain embedded derivatives related to contingent requirements to repay its indebtedness at a substantial premium to par. These embedded derivatives are carried on the accompanying consolidated balance sheets as a bifurcated embedded derivatives on convertible notes at estimated fair value. Changes in the estimated fair value of the derivatives are reported as (Gain) loss on derivatives in the accompanying consolidated statements of operations. The embedded derivatives are not designed as hedging instruments.
The (gain) loss on derivatives was as follows (in thousands):
	Years ended December 31,
	2016	2016	2015
(Gain) loss on derivatives	52	(484)	(144)
11.   Deferred Revenue
Deferred revenue is comprised of unearned setup and integration fees. The Company’s opening deferred revenue balance was $909 and $108 as of January 1, 2017 and January 1, 2016, respectively. During the years ended December 31, 2017 and 2016, the Company recognized $580 and $64 of setup and integration revenues, which was included in the deferred revenue balances at the beginning of the respective years.
Transaction Price Allocated to the Remaining Performance Obligations
As of December 31, 2017, $2,358 of revenue is expected to be recognized from remaining performance obligations for setup and integration fees. The Company expects to recognize revenue of approximately $1,630 on these remaining performance obligations over the next 12 months, with the balance recognized in the subsequent year.
12.   Income Taxes
The Company provides for income taxes using an asset and liability approach under which deferred income taxes are provided for based upon enacted tax laws and rates applicable to periods in which the taxes become payable.

The provision for federal and state income taxes consists of the following (in thousands):
	Years ended December 31,
	2017	2016	2015
Current
Federal	$—	$—	$—
State	6	5	—
Deferred
Federal	—	—	—
State	—	—	—
Income tax expense	$6	$5	$—

The differences between income taxes expected by applying the U.S. federal statutory tax rate of 34% and the amount of income taxes provided for are as follows:
	Years ended December 31,
	2017	2016	2015
Tax at statutory rate	$(9,120)	$(2,964)	$(278)
State income taxes	(442)	(284)	(37)
Stock-based compensation	396	46	1
Non-deductible expenses	56	12	16
Interest expense	3,606	(160)	2
Tax credits	(15)	—	—
Change in U.S. tax rates	2,663	—	—
Change in valuation allowance	2,862	3,355	296
Income tax expense	$6	$5	$—

On December 22, 2017, the Tax Act was signed into law, resulting in significant modifications to existing tax law. The Company recognized the income tax effects of the Tax Act in its 2017 financial statements in accordance with Staff Accounting Bulletin No. 118, which provides SEC staff guidance for the application of ASC Topic 740 Income Taxes in the reporting period in which the Tax Act was signed into law. As such, the Company’s financial results reflect the income tax effects of the Tax Act for which the accounting under ASC Topic 740 is complete and provisional amounts for those specific income tax effects of the Tax Act for which the accounting under ASC Topic 740 is incomplete, but a reasonable estimate could be determined.
The Tax Act reduced the corporate statutory income tax rate from 34% to 21%, among other changes. As a result of the Tax Act, the Company revalued its deferred tax assets and liabilities at the 21% corporate income tax rate, which resulted in a tax benefit of  $2,663. The Company included provisional estimates of the income tax effects of the Tax Act in its 2017 financial statements. However, due to the valuation allowance on the Company’s net deferred tax assets, there is no impact on the Company’s income tax expense. The provisional amounts could change due to, among other reasons, additional analysis, changes in interpretations and assumptions the Company has made, and additional regulatory guidance that may be issued as a result of the Tax Act. The Company expects to complete its analysis within the measurement period provided in Staff Accounting Bulletin No. 118.

The tax effects of temporary differences giving rise to deferred income tax assets and liabilities are as follows (in thousands):
	As of December 31,
	2017	2016
Deferred tax assets:
Stock-based compensation	$144	$206
Bad debt reserve	12	22
Charitable contribution carryover	4	3
Unearned revenue	583	341
Workers’ compensation reserve	309	—
Net operating losses	4,922	2,536
Work opportunity tax credit	15	—
Total deferred tax assets	5,989	3,108
Valuation allowance	(5,312)	(2,458)
Net deferred tax assets	677	650
Deferred tax liabilities:
Fixed assets	(361)	(457)
Capitalized contract costs	(352)	(193)
Prepaid sponsorship	(26)	—
Convertible debt	62	(0)
Total deferred tax liabilities	$(677)	$(650)
Net deferred tax asset (liability)	—	—

A partial valuation allowance of  $5,312 and $2,458 has been recorded as of December 31, 2017 and 2016, respectively, as the Company has historically generated net operating losses, and the Company did not consider future book income as a source of taxable income when assessing if a portion of the deferred tax assets is more likely than not to be realized.
The Company has the following net operating loss carryforward and tax credit carryforwards (in thousands):
	As of December 31,		Beginning Year of Expiration
	2017	2016
Federal net operating losses	$19,915	$6,736	2034
State net operating losses	16,539	6,070	2034
Tax credit carryforwards	15	—	2037
Total carryforwards	$36,469	$12,806

Since the Company and its wholly-owned subsidiary, Requested, have net operating losses carrying forward, all of the Company’s and Requested’s federal and state income tax returns, which were filed beginning with the 2014 tax year, are subject to examination by the respective taxing authorities.
13.   Commitments and Contingencies
Lease Commitments
The Company leases offices in Lake Charles and Lafayette, Louisiana as well as smaller offices throughout the Southeastern United States. The office lease for the main offices in Louisiana expires in March 2022. The terms of the lease agreements provide for rental payments that periodically increase. The Company recognizes rent expense on a straight-line basis over the lease term. For the majority of the Company’s lease agreements, the Company may renew its leases at fair value after the initial lease term. The rent expenses for the years ended December 31, 2017, 2016, and 2015 were $440, $84, and $8, respectively. Future minimum lease payments are as follows (in thousands):
Year ended December 31,	Amount
2018	$502
2019	457
2020	450
2021	457
2022	309
Thereafter	9
Total minimum lease payments	$2,184

Accrued Workers’ Compensation Liability
On November 27, 2017, Guarantee Insurance Company (“GIC”), the Company’s former workers’ compensation insurer, was ordered into receivership for purposes of liquidation by the Second Judicial Circuit Court in Leon County, Florida. At the time of the court order, GIC was administering the Company’s outstanding workers’ compensation claims. Upon entering receivership, the guaranty associations of the states where GIC operated began reviewing outstanding claims administered by GIC for continued claim coverage eligibility, based on guaranty associations’ eligibility criteria. The Company’s net worth exceeded the threshold ($25,000) established by the Louisiana Insurance Guaranty Association (“LIGA”) when determining eligibility for claims coverage. As such, LIGA assessed the Company’s outstanding claim as ineligible for coverage. As of, and for the year ended, December 31, 2017, the Company recorded general and administrative expense of  $1,250 and a liability for the corresponding amount as accrued workers’ compensation liability in the accompanying consolidated financial statements.
Legal Matters
From time to time, the Company may be involved in certain legal proceedings, inquiries, claims, and disputes, which arise, in the ordinary course of business. Although the Company cannot predict the outcomes of these matters, the Company does not believe these actions will have a material adverse effect on the Company’s consolidated financial statements.
14.   Fair Value Measurement
Certain financial instruments are required to be recorded at fair value. Other financial instruments, including cash, are recorded at cost, which approximates fair value. Additionally, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term nature of these financial instruments.
The carrying amounts and estimated fair values of the Company’s financial instruments measured on a recurring basis are as follows (in thousands):
	As of December 31, 2017
	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3
Bifurcated embedded derivatives on convertible notes	$250			$250
	$250	$—	$—	$250

The Company had no financial instruments measured on a recurring basis as of December 31, 2016.
In addition to assets and liabilities that are recorded at fair value on a recurring basis, the Company is required to record certain assets and liabilities at fair value on a nonrecurring basis.

The Company determined the fair value of certain embedded derivatives on issued convertible notes using Level 3 inputs, including expected maturity or conversion date, discount rate, and strike price. Strike price is based on the estimated next financing round price as of the respective valuation date and the contractual terms of the notes, whereby the conversion price is the lower of  (i) 80.0% of the next financing round price and (ii) a value based on a contractually-specified value divided by fully diluted shares.
Significant increases (decreases) in the discount rate would have resulted in different fair value measurements for the embedded features. Significant increases (decreases) in the forecasted financial information would have resulted in a different fair value measurement for the embedded features. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in another.
There have been no transfers between levels during the years presented in the accompanying consolidated financial statements. The beginning and ending balances of net assets and liabilities classified as Level 3, which consist of bifurcated embedded derivatives on convertible notes, with a required reconciliation are as follows (in thousands):
	As December 31,
	2017	2016
Balance, beginning of the year	$—	$96
Increases/additions	250
Reductions/settlements		(96)
Balance, end of the year	$250	$—

15.   Stock-Based Compensation
Effective June 2017, the Company’s stockholders voted to amend the terms of the 2014 Stock Plan (the “Plan”). The Amended 2014 Stock Plan (the “Amended 2014 Plan”) provides a maximum aggregate amount of 5,870,000 shares of the common stock of the Company with respect to which options may be granted and provides for grants of incentive stock options and non-qualified stock options. In addition to the options issued under the Amended 2014 Plan, the Company’s stockholders approved the issuance of Restricted Stock Awards (“RSAs”) to certain employees in 2014.
Total compensation expense related to the Company’s stock-based expense plans was $1,199, $144, and $10 for the years ended December 31, 2017, 2016, and 2015, respectively, in the accompanying consolidated statements of operations based on the relevant headcount.
Stock Options
The options granted under the Plan vest over a period of approximately 4 years and have a 10 year exercise term. The options are subject to graded vesting whereby twenty-five percent of the options vest on the first anniversary of the issuance start date, and subsequently, the remaining vest ratably each month until 100% of the options are vested. Once vested, the recipients are allowed to purchase the Company’s stock at a fixed and specified exercise price that varies depending on the stock options’ issuance date.
The Company records stock-based compensation expense in earnings based on the grant-date fair value of options granted, which is recognized ratably over the course of the requisite service. There were 2,526,249, 1,558,000, and 75,000 options granted during the years ended December 31, 2017, 2016, and 2015, respectively.
The fair value of each stock option grant was estimated as of the grant date using an option-pricing model with the following ranges of assumptions and resulting weighted-average fair value per share:
	Years ended December 31,
	2017	2016	2015
Weighted-average fair value at grant	$3.69	$0.67	$0.02
Risk free interest rates	1.1% – 1.8%	1.0% – 1.4%	1.50%
Expected volatility	40.3% – 48.9%	51.2% – 64.4%	68.5%
Expected option life (years)	0.5 – 3.0	4.0 – 5.0	5.0

The stock option activity is as follows:
	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Balance, January 1, 2015	623,912	$0.00	$0.02
Granted	75,000	0.00	0.02
Exercised	—	—	—
Forfeited	—	—	—
Balance, December 31, 2015	698,912	$0.00	$0.02
Granted	1,558,000	0.09	0.67
Exercised	—	—	—
Forfeited	—	—	—
Balance, December 31, 2016	2,256,912	$0.06	$0.47
Granted	2,526,249	0.86	3.69
Exercised	(109,895)	0.03	0.19
Forfeited	(99,189)	0.49	1.98
Balance, December 31, 2017	4,574,077	$0.49	$2.22

The outstanding stock options, which were fully vested and expected to vest and exercisable are as follows:
	As of December 31,
	2017		2016
	Options Fully Vested and Expected to Vest	Options Exercisable	Options Fully Vested and Expected to Vest	Options Exercisable
Number of Options	4,574,077	1,800,512	2,256,912	631,042
Weighted-average remaining contractual term (year)	9.43	8.07	8.78	7.93
Weighted-average exercise price	$0.49	$0.28	$0.06	$0.01
Aggregate Intrinsic Value (in thousands)	$22,347	$9,176	$2,634	$769
The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the fair value of the common stock and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their in-the-money options on each date. This amount will change in future periods based on the fair value of the Company’s stock and the number of options outstanding. The aggregate intrinsic value of awards exercised during the year ended December 31, 2017 was $588. Upon exercise, the Company issued new common stock. There were no options exercised during the years ended December 31, 2016 and 2015.
The Company recorded compensation expense of  $1,193, $138, and $4 for the years ended December 31, 2017, 2016, and 2015, respectively. As of December 31, 2017, total unrecognized compensation cost related to nonvested stock options was $8,755 and is expected to be recognized over a weighted average period of 2.2 years.
Restricted Stock Awards
The RSAs were granted under agreements entered into with certain employees in 2014. The RSAs are subject to a continuous employment clause and had an initial vesting period of approximately 4 years. In accordance with U.S. GAAP, the Company recognizes compensation expense related to the fair value of unvested RSAs on a straight-line basis until fully vested. The Company estimates the fair value of restricted stock awards on the grant date based on the value of its common stock.

As of December 31, 2017, there were no remaining nonvested RSAs or related unrecognized compensation cost. The Company recorded compensation expense for the restricted stock awards of  $6 during the years ended December 31, 2017, 2016, and 2015.
The restricted stock award activity is as follows:
	Number of Shares	Weighted Average Grant Date Fair Value	Weighted Average Contractual Remaining Term
Nonvested at January 1, 2015	823,077	$0.02	2.92
Shares vested	(280,769)	0.02
Nonvested at December 31, 2015	542,308	$0.02	1.92
Shares vested	(281,539)	0.02
Nonvested at December 31, 2016	260,769	$0.02	0.92
Shares vested	(260,769)	0.02
Nonvested at December 31, 2017	—	$—	—

16.   Stockholders’ Equity
The following description summarizes the material terms and provisions of the securities that the Company has authorized.
Common Stock
As of December 31, 2017 and 2016, there were 34,280,128 shares of common stock authorized, with a par value of  $0.00001 and 11,203,023 and 10,800,000 shares outstanding and issued, respectively. The Company’s common stockholders are entitled to one vote per share. The Company did not hold any shares as treasury shares as of the years presented in the accompanying consolidated financial statements.
Effective January 2, 2017, the Company entered into an agreement with a vendor for specified promotional services in exchange for 293,128 shares of the Company’s common stock. The services commenced on grant date and are expected to be completed over a period of three years. As the Company issued the shares upon execution of the agreement, the Company recorded a stockholder receivable for the fair value of the stock exchanged of approximately $361, as a contra-equity account. The Company recognized the earned amount of the non-cash consideration as additional paid in capital in the accompanying consolidated balance sheets and advertising expense of  $120 as general and administrative expense in the accompanying consolidated statements of operations for the year ended December 31, 2017.
Preferred Stock
As of December 31, 2017 and 2016, the Company had authorized shares for three series of preferred stock: Seed I (3,804,763), Seed II (3,680,017), and Series AA (8,171,138). All series of preferred stock were authorized with a par value of  $0.00001. At December 31, 2017, the Company had the following shares issued and outstanding: Seed I (3,804,763), Seed II (3,680,017), and Series AA (8,097,790). At December 31, 2016, the Company had the following shares issued and outstanding: Seed I (3,804,763), Seed II (3,680,017), and Series AA (5,720,637).
For the years ended December 31, 2017 and 2016, the Company raised $7,224 through issuance of Preferred Series AA stock and $4,246 through issuance of Preferred Seed II stock and Preferred Seed AA stock, respectively.
Preferred stockholders are entitled to cast the number of votes equal to the number of whole common stock into which the preferred stocks held by such holder are convertible, as of the record date, for determining stockholders entitled to vote on such matter. Preferred stock is convertible, at the option of the preferred stockholders into common stock on a 1:1 basis, subject to certain adjustments. On a liquidation event, as defined in the Company’s amended and restated Articles of Incorporation, assets available for distribution would be allocated first to amounts owed to Series AA preferred stockholders, including any dividends declared but unpaid thereon. Remaining assets, if any, would be distributed pro-rata to Series Seed (I and II) preferred stockholders, and finally, to common stockholders.
Warrants
On May 14, 2014, the Company granted warrants to non-employees (“Holders”) to purchase 452,947 shares of the Company’s common stock at an exercise price of  $0.01. The warrants were subject to a vesting schedule at a rate of 12.5% shares per quarter over two years of service. During this period, the Holders are required to be part of the Company’s legal team. The warrants were only exercisable to the extent that the shares are vested, and have an expiration date on the tenth anniversary of the grant date.
The Company records equity instruments issued to non-employees as expense based on the fair value the Company’s common stock. For the years ended December 31, 2016, and 2015, the Company recognized expense related to the warrants of  $452 and $95, respectively, in general and administrative expense in the accompanying consolidated statement of operations. The Company did not recognize any expense for the year ended December 31, 2017 as the warrants were fully vested.
17.   Loss Per Share Attributable to Common Stockholders
Basic loss per share is computed by dividing net income attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for common stock equivalents. Diluted loss per share attributable to common stockholders is computed by dividing net loss by the weighted-average number of common shares outstanding during the period and potentially dilutive common stock equivalents, including stock options, restricted stock awards, and warrants, except in cases where the effect of the common stock equivalent would be antidilutive.
The calculation of basic and diluted loss per share attributable to common stockholders is as follows (in thousands):
	Years Ended December 31,
	2017	2016	2015
Numerator:
Net loss attributable to common stockholders – basic and diluted	$(26,907)	$(8,722)	$(818)
Denominator:
Weighted-average number of shares outstanding – basic	11,141,548	9,562,192	9,000,000
Potentially dilutive securities
Convertible Preferred Stock
Seed I	3,804,763	3,804,763	3,804,763
Seed II	3,680,017	3,680,017	481,021
Series AA	8,097,790	5,720,637	—
Stock Options	4,574,077	2,256,912	698,912
Warrants	452,947	452,947	452,947
Weighted-average number of shares outstanding – diluted	31,751,142	25,477,468	14,437,643

Excluded from the calculation of weighted-average number of diluted shares outstanding is the effect of convertible notes, which have historically converted to preferred shares.
The Company generated a net loss from continuing operations attributable the Company’s common stockholders for the years ended December 31, 2017, 2016, and 2015. The effect of dilutive securities is not considered in the loss per share because their effect would be antidilutive on the net loss.

18.   Related-Party Transactions
Beginning in 2017, the Company received public relations services from an affiliate of a stockholder of the Company. For the year ended December 31, 2017, the Company incurred an expense of  $173, which is recorded in related party expenses in the accompanying consolidated statements of operations.
For the years presented in the accompanying consolidated financial statements, the Company rented a lodge for its annual executive meeting from a company that is controlled by a stockholder of the Company and a member of its Board of Directors. For the years ended December 31, 2017 and 2015, the Company incurred an expense of  $9 and $3, respectively, as part of this arrangement. The Company did not incur an expense for the year ended December 31, 2016. The expense is recorded in related party expenses in the accompanying consolidated statements of operations.
As of December 31, 2017, certain directors of the Company participated in the Company’s issuance of Series 2017 Notes. Out of  $7,484 principal amount issued as Series 2017 Convertible Promissory Notes, approximately $694 was funded by the directors.
19.   Subsequent Events
The Company performed its subsequent event procedures through August 31, 2018, the date these consolidated financial statements were issued.
Between March 2, 2018 and March 15, 2018, the Company issued a series of convertible promissory notes (“Series 2018 Notes”) to various investors with a maturity date of 24 months from the date of issuance with an aggregate principal amount of  $2,470, of which $1,410 was received in cash, $1,000 in advertising services receivable from an advertising vendor, and $60 is debt assumed in a fixed asset acquisition.
The Series 2018 Notes accrue interest at a rate of 8% per annum that is due and payable at maturity, unless otherwise converted prior to maturity. The terms of the Series 2018 Notes provide for the principal and accrued interest to automatically convert into the class of preferred stock issued in the next financing with proceeds in excess of  $2,000 at a per share conversion price equal to the lesser of  (i) 80% of the price paid by investors in the next qualified financing or (ii) $125,000 divided by the number of common stock outstanding, on a fully diluted basis. As the conversion price is subject to variability, the number of shares the Company may be required to deliver upon conversion in a subsequent financing is indeterminable at the date of issuance of the Series 2018 Notes.
On May 14, 2018, the Company entered into the First Amendment to Contract for Exchange of Stock (“Requested Amendment,”) modifying the terms of the original Acquisition agreement. This Requested Amendment established a repurchase feature (“Repurchase Right”) for the Company with regards to fully vested and outstanding shares of the Company’s common stock that were previously granted as consideration pursuant to the terms of the original acquisition agreement. The Requested Amendment establishes to a two-year service period over the Repurchase Right lapse.
On May 16, 2018, The Company entered into an asset purchase agreement with GoGoGrocer LLC, to acquire a customer relationship intangible asset in exchange for 18,182 shares of the Company’s common stock.
On May 16, 2018, the Company entered into a merger agreement with Landcadia Merger Sub, Inc., a wholly-owned subsidiary of Landcadia Holdings, Inc. (together, “Landcadia”). The aggregate consideration for the proposed business combination will be approximately $300,000 payable in the form of (1) cash (subject to a minimum of   $50,000 and a maximum of  $75,000) and (2) shares of Landcadia’s common stock (subject to a minimum of 22,500,000 shares and a maximum of 25,000,000 shares) valued at approximately $10.00 per share, plus up to approximately $8,000 payable in the form of Landcadia’s stock options to be issued to holders of options to purchase the Company’s shares that are unvested, outstanding, and unexercised as of immediately prior to the effective time of the proposed business combination. The final value of aggregate consideration will be dependent upon the amount of actual cash consideration transferred and the closing date value of the actual number of shares issued. Upon the closing of the merger, the Company’s outstanding debt would be converted into common stock.

On June 4, 2018 the Company entered into a loan agreement with First Insurance Funding to finance its commercial insurance premiums. The principal amount of the loan is $2,172, payable in monthly installment payments, until maturity. The loan matures on March 21, 2019 and carries an annual interest rate of 3.39%.
On July 2, 2018, the Company entered into a loan agreement with a group of lenders for an unsecured line of credit. The group of lenders consist of certain stockholder and affiliates of stockholders of the Company. The loan’s maximum principal amount is $5,000 and carries an annual simple interest rate of 12.5%, due on maturity. Subsequent to the execution of the loan agreement, the Company borrowed $4,000 on the line of credit. The loan matures on the earlier of the sale of the Company or July 1, 2020. The loan agreement carries certain covenants, among which is the inability of the Company to pay dividends or distributions of any kind to its stockholder or incur additional debt, beyond payables and liabilities incurred in the ordinary course of business and $200 of credit card debt. As a result of entering into the line of credit, the Company incurred an origination fee of  $500, payable on maturity.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

LANDCADIA HOLDINGS, INC.,

LANDCADIA MERGER SUB, INC.,

and

WAITR INCORPORATED

Dated May 16, 2018

A-i

A-ii

A-iii

Exhibits
Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Stockholder Lockup Agreement
Exhibit C	Form of Third Amended and Restated Articles of Incorporation of Landcadia
Exhibit D-1	Form of Delaware Certificate of Merger
Exhibit D-2	Form of Louisiana Articles of Merger
A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of May 16, 2018, by and among Landcadia Holdings, Inc., a Delaware corporation (“Landcadia”), Landcadia Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Landcadia (“Merger Sub”), and Waitr Incorporated, a Louisiana corporation (“Waitr”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 1.1 hereof or as otherwise defined elsewhere in this Agreement. Landcadia, Merger Sub and Waitr are referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
A. Landcadia is a blank check company incorporated to acquire one or more operating businesses through a Business Combination.
B. Waitr is in the business of providing restaurant ordering and food delivery services using its technology platform.
C. The Parties desire that Waitr merge with and into Merger Sub, a direct, wholly owned Subsidiary of Landcadia, with Merger Sub being the Surviving Corporation (the “Merger”), on the terms and subject to the conditions of this Agreement.
D. Each of the Parties intends that, for United States federal income tax purposes, (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder to which each of Landcadia and Waitr are parties under Section 368(b) of the Code and (ii) this Agreement constitute a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code.
NOW, THEREFORE, in consideration of the foregoing, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:
I. DEFINITIONS
Section 1.1 Definitions.   Any capitalized terms used in this Agreement and not defined elsewhere in this Agreement have the meanings ascribed to such terms in this Section 1.1.
“Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with Landcadia or Merger Sub) involving any acquisition, merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the acquisition of all or any material portion of Waitr or its businesses or assets or any material portion of Waitr Capital Stock or other equity interests.
“Additional Cash Amount” means an amount equal to the lesser of  (a) $25,000,000 and (b) an amount equal to (i) the Merger Consideration minus (ii) the Minimum Cash Consideration Amount, minus (iii) the Minimum Cash Balance minus (iv) the Redemption Amount minus (v) the Transaction Expenses; provided, however, that if the Additional Cash Amount calculation results in a negative number, then the Additional Cash Amount shall be deemed to be zero.
“Additional Landcadia Filings” has the meaning set forth in Section 6.4(a).
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person.
“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which Waitr is or has been a member.
“Aggregate In-the-Money Vested Option Exercise Price” means the aggregate cash exercise price payable upon the exercise in full of all In-the-Money Vested Options outstanding as of immediately prior to the Effective Time.

“Agreement” has the meaning set forth in the Preamble.
“Applicable State Law” means the DGCL and the LBCA.
“Business Combination” has the meaning set forth in the Second Amended and Restated Articles of Incorporation.
“Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in Houston, Texas, New Orleans, Louisiana or Wilmington, Delaware.
“Cash Consideration” has the meaning set forth in Section 3.2(b)(i).
“Cash Percentage” means the percentage derived by dividing (a) the Cash Consideration by (b) the Merger Consideration.
“Cash Portion” means an amount in cash (rounded up to the nearest whole cent) equal to the product of  (a) the Per Share Merger Consideration multiplied by (b) the Cash Percentage.
“Certificates of Merger” has the meaning set forth in Section 2.1.
“Change in Recommendation” has the meaning set forth in Section 6.5.
“Closing” has the meaning set forth in Section 2.3.
“Closing Date” has the meaning set forth in Section 2.3.
“Closing Form 8-K” has the meaning set forth in Section 6.6.
“Closing Net Working Capital” has the meaning set forth in Section 3.1(a)(ix).
“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.
“Code” has the meaning set forth in the Recitals.
“Consulting Agreements” has the meaning set forth in Section 6.19.
“Contract” means any contract, agreement, instrument, lease, sublease, license, deed, mortgage, purchase order, commitment or similar arrangement or undertaking.
“Delaware Certificate of Merger” has the meaning set forth in Section 2.1.
“DGCL” means the Delaware General Corporation Law.
“Disclosure Schedules” means the Disclosure Schedules delivered by Waitr and Landcadia concurrently with the execution and delivery of this Agreement.
“Effective Time” has the meaning set forth in Section 2.4.
“Employment Agreements” has the meaning set forth in Section 6.18.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity (whether or not incorporated) which together with Waitr would be treated as a “single employer” under Section 414(b), (c), (m), or (o) of the Code.
“Excess Cash Portion Amount” has the meaning set forth in Section 3.6(c).
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Agent” means Continental Stock Transfer & Trust Company.
“Exchange Agent Agreement” means an agreement, in a form reasonably acceptable to Landcadia and Waitr, between Waitr and the Exchange Agent (subject to any modifications thereto required by the Exchange Agent).
“Exchange Agent Fund” has the meaning set forth in Section 3.6(b).
“Exchange Ratio” means (a) the Per Share Merger Consideration divided by (b) the Reference Price.

“Extension Stockholders’ Meeting” means a special meeting of Landcadia Common Stockholders scheduled for May 30, 2018.
“Federal Securities Laws” means the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder.
“Financial Statements” has the meaning set forth in Section 4.7(a).
“FIRPTA Certificate” has the meaning set forth in Section 6.14(d).
“FLSA” means the United States Fair Labor Standards Act of 1938, as amended.
“Fully-Diluted Shares” means, as of the time of determination, the number of shares equal to (a) the aggregate number of shares of Waitr Common Stock, plus (b) the aggregate number of shares of Waitr Common Stock issuable upon the conversion or redemption of all Waitr Preferred Stock pursuant to the terms of the Waitr Articles of Incorporation (including accrued dividends thereon), plus (c) the aggregate number of shares of Waitr Common Stock subject to In-the-Money-Vested Options, plus (d) the aggregate number of shares of Waitr Common Stock that are issuable upon the full exercise of the Waitr Warrants, minus (e) the aggregate number of shares of Waitr Capital Stock that will be cancelled pursuant to Section 3.3(c), in the case of each of  (a) through (e), as issued and outstanding as of such time of determination.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authority” means any of the following: (a) the United States of America or any other country, (b) any state, commonwealth, province, territory or possession of any of the foregoing and any political subdivision thereof  (including counties and municipalities), and (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, board, arbitrator or panel of arbitrators.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“In-the-Money Vested Option” means a Vested Option outstanding immediately prior to the Effective Time having a per share exercise price less than the Per Share Merger Consideration.
“In-the-Money Vested Option Holders” means the holders of any In-the-Money Vested Options.
“Indebtedness” means, without duplication and with respect to Waitr, all (a) indebtedness for borrowed money, (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement, (e) capital lease obligations, (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions, (g) guarantees made by Waitr on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f), and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g).
“Indemnified Person” has the meaning set forth in Section 6.11(a).
“Insurance Policies” has the meaning set forth in Section 4.19(a).
“Intellectual Property” means all worldwide (a) patents, industrial designs, utility models and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations and extensions thereof, (b) trademarks, service marks, certification marks, logos, trade dress, trade names, domain names, social media accounts and other source or business identifiers, whether registered or unregistered, all registrations and applications for any of the foregoing, all renewals and extensions thereof and all common law rights in and goodwill associated with any of the foregoing, (c) works of authorship (including Software, websites, photographs, drawings and menus), copyrights, mask work rights, database rights and design rights, whether registered or unregistered, registrations and applications for any of the foregoing, renewals and extensions thereof and all moral rights associated with any of the foregoing, (d) trade secrets and other proprietary and confidential information, including inventions (whether or not patentable), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, Software, methods, processes, techniques, formulae, research and development, compilations, compositions, manufacturing and production processes, devices, technical data, specifications, reports, analyses, data analytics, customer lists, supplier lists, pricing and cost information and business and marketing plans and proposals (collectively, “Trade Secrets”), and (e) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing.
“Interim Financial Statements” has the meaning set forth in Section 4.7(a).
“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned, leased or licensed (including as a cloud service) by Waitr for use in the operation of the business of Waitr.
“Landcadia” has the meaning set forth in the Preamble.
“Landcadia 2018 LTIP” has the meaning set forth in Section 6.17.
“Landcadia Board” means the board of directors of Landcadia.
“Landcadia Business Combination Approval” has the meaning set forth in Section 5.2(b).
“Landcadia Business Combination Proxy Statement” has the meaning set forth in Section 6.3(a).
“Landcadia Capital Stock” means, collectively, the Landcadia Class A Common Stock and the Landcadia Class F Common Stock.
“Landcadia Class A Common Stock” means Landcadia’s Class A common stock, par value $0.0001 per share.
“Landcadia Class F Common Stock” means Landcadia’s Class F common stock, par value $0.0001 per share.
“Landcadia Common Stock” means the common stock of Landcadia, par value $0.0001, per share, following the reclassification of all shares of Landcadia’s Class A Common Stock into common stock and the conversion of all shares of Landcadia’s Class F Common Stock into common stock in connection with the Closing pursuant to the Landcadia Organizational Documents.
“Landcadia Common Stockholders” means, collectively, the holders of Landcadia Class A Common Stock and Landcadia Class F Common Stock.
“Landcadia Extension Approval” means the approval of Landcadia Common Stockholders at a special meeting of Landcadia Common Stockholders scheduled for May 30, 2018, of the proposals set forth in the Landcadia Extension Proxy Statement.
“Landcadia Extension Proxy Statement” means Landcadia’s proxy statement for the Extension Stockholders’ Meeting, the preliminary form of which was filed with the SEC on May 7, 2018.
“Landcadia Material Adverse Effect” means (a) any change, event or effect that would prevent or materially delay the ability of Landcadia to perform its obligations under this Agreement or (b) any change, event or effect relating to Landcadia that would have a material adverse effect on the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Surviving Corporation.
“Landcadia Organizational Documents” means the Organizational Documents of Landcadia.
“Landcadia Record Date” means the record date used for determining the Landcadia Common Stockholders entitled to attend the Special Meeting.

“Landcadia SEC Filings” means the forms, reports, schedules and other documents filed by Landcadia with the SEC, including the Landcadia Extension Proxy Statement, Landcadia Business Combination Proxy Statement, Additional Landcadia Filings, the Signing Form 8-K and the Closing Form 8-K, and all amendments, modifications and supplements thereto.
“Landcadia Stock Redemption” means the election of an eligible holder of Landcadia Class A Common Stock (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) to redeem all or a portion of such holder’s shares of Landcadia Class A Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) in connection with Landcadia Extension Approval or Landcadia Business Combination Approval.
“Landcadia Warrants” means the issued and outstanding warrants to purchase Landcadia Class A Common Stock.
“Law” means any common law, statutes, rules, codes, regulations, ordinances, determinations or orders of, or issued by, a Governmental Authority.
“LBCA” means the Louisiana Business Corporation Act.
“Leased Real Property” has the meaning set forth in Section 4.13(b).
“Lien” means any mortgage, pledge, easement, security interest, charge, claim, option, conditional sale or other title retention agreement, lien or other encumbrance or right of any third party.
“Louisiana Articles of Merger” has the meaning set forth in Section 2.1.
“Material Contracts” has the meaning set forth in Section 4.12(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 3.2(a).
“Merger Sub” has the meaning set forth in the Preamble.
“Minimum Cash Balance” means $75,000,000.
“Minimum Cash Consideration Amount” means an amount equal to (a) $50,000,000, minus (b) the aggregate Waitr Convertible Note Cash Out Amount payable to the Waitr Convertible Note Holders, minus (c) the aggregate Substitute Cash Amount payable to the Non-Accredited Waitr Stockholders.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Nasdaq Listing Rule 5620(a) Deficiency” means any deficiency under or failure to comply with Nasdaq Listing Rule 5620(a).
“Net Working Capital” means the difference between (a) the current assets of Waitr minus (b) the current liabilities of Waitr, in each case as calculated in accordance with GAAP consistently applied and in accordance with past practice.
“Non-Accredited Waitr Stockholder” has the meaning set forth in Section 3.6(d).
“Nondisclosure Agreement” means that certain Nondisclosure Agreement, dated April 16, 2018, by and between Waitr and Landcadia.
“Notice” has the meaning set forth in Section 9.3.
“Option Agreement” means an option certificate or other agreement pursuant to which a holder of Waitr Options has been granted such Waitr Options, a complete list of which is set forth on Schedule 4.6(b).
“Organizational Documents” means (a) the certificate of incorporation, (b) bylaws, (c) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, (d) any limited liability company, partnership or shareholder agreement, and (e) any amendment to any of the foregoing.

“Outside Date” has the meaning set forth in Section 8.1(f).
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by Waitr.
“Party” and “Parties” has the meaning set forth in the Preamble.
“PCAOB” means the United States Public Company Accounting Oversight Board.
“PCAOB Audited Financial Statements” has the meaning set forth in Section 6.3(a).
“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable, (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of Waitr, (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property that are not, individually or in the aggregate, material to the business of Waitr, or (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of Waitr.
“Per Share Merger Consideration” means an amount equal to (a)(i) the Merger Consideration plus (ii) the Aggregate In-the-Money Vested Option Exercise Price divided by (b) the number of Fully-Diluted Shares.
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.
“Personal Information” means information that, alone or in combination with other information, allows the identification of an individual or can be used to contact an individual, including without limitation, names, addresses, email addresses, account usernames, Internet Protocol (IP) addresses or other information that is regulated by one or more Privacy Laws.
“PPACA” has the meaning set forth in Section 4.15(j).
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.
“Privacy and Security Requirements” means (a) all applicable Laws relating to the Processing of Personal Information, (b) all applicable Privacy Contracts and (c) all applicable Privacy Policies.
“Privacy Contracts” means all Contracts between Waitr and any Person that are applicable to the Processing of Personal Information.
“Privacy Laws” means any Laws or Governmental Orders applicable to the Processing of Personal Information including, without limitation, Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Children’s Online Privacy Protection Act (COPPA), the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (CAN-SPAM Act), the Telephone Consumer Protection Act (TCPA), all United States state telemarketing laws, and all Laws related to breach notification.
“Privacy Policies” means all written policies applicable to Waitr relating to the Processing of Personal Information, including all website and mobile application privacy policies.
“Private Placement Warrants” has the meaning set forth in Section 5.13.
“Process” or “Processing” means creation, collection, use, storage, maintenance, processing, recording, transfer, transmission, receipt, import, export, protection (including safeguarding and security measures), access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Publicly Available Software” means (a) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software or open source software (for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, or the Apache Software License), or pursuant to open source, copyleft or similar licensing and distribution models and (b) any Software that requires as a condition of use, modification and/or distribution of such software that such Software or other Software incorporated into, derived from or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.
“Redemption Amount” means any amounts paid to Landcadia Common Stockholders in connection with Landcadia Stock Redemption.
“Reference Price” means $10.00.
“Registered Intellectual Property” has the meaning set forth in Section 4.18(a).
“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, by and among Landcadia and each investor party thereto, substantially in the form set forth on Exhibit A.
“Reviewed Interim Financial Statements” has the meaning set forth in Section 6.3(a).
“SEC” the United States Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 5.9(a).
“Second Amended and Restated Certificate of Incorporation” means that certain Second Amended and Restated Certificate of Incorporation of Landcadia, dated May 25, 2016.
“Section 409A” has the meaning set forth in Section 4.15(i).
“Security Breach” means any breach, security breach, or breach of Personal Information under applicable Laws.
“Security Incident” means any attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations of IT Assets.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Self Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program.
“Series AA Preferred Stock” means the Series AA Preferred Shares of Waitr with such designations, rights, powers and privileges, and the qualifications, limitations and restrictions thereof as provided in the Waitr Articles of Incorporation.
“Series Seed I Preferred Stock” means the Series Seed I Preferred Shares of Waitr with such designations, rights, powers and privileges, and the qualifications, limitations and restrictions thereof as provided in the Waitr Articles of Incorporation.
“Series Seed II Preferred Stock” means the Series Seed II Preferred Shares of Waitr with such designations, rights, powers and privileges, and the qualifications, limitations and restrictions thereof as provided in the Waitr Articles of Incorporation.
“Signing Form 8-K” has the meaning set forth in Section 6.2.
“Software” means all computer software and databases, including source code and object code, development tools, comments, user interfaces, menus, buttons and icons, and all files, data, scripts, application programming interfaces, manuals, design notes, programmers’ notes, architecture, algorithms and other items and documentation related thereto or associated therewith, and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof; and all media and other tangible property necessary for the delivery or transfer thereof.

“Special Meeting” has the meaning set forth in Section 6.5.
“Stock Consideration” has the meaning set forth in Section 3.2(b)(ii).
“Stock Consideration Value” means the difference of  (a) the Merger Consideration minus (b) the Cash Consideration.
“Stock Percentage” means the percentage equal to (a) the Stock Consideration Value divided by (b) the Merger Consideration.
“Stock Portion” means the number of shares of Landcadia Common Stock equal to (a)(i) the Per Share Merger Consideration multiplied by (ii) the Stock Percentage divided by (b) the Reference Price.
“Stockholder Lockup Agreement” means a lockup agreement substantially in the form of Exhibit B.
“Subsidiary” with respect to any Person, means any corporation, limited liability company, limited partnership, partnership, trust or other entity with respect to which such Person has the power, directly or indirectly through one or more intermediaries, to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body.
“Subsidiary Equity Interests” has the meaning set forth in Section 4.4.
“Substitute Cash Amount” has the meaning set forth in Section 3.6(d).
“Surviving Corporation” has the meaning set forth in Section 2.1.
“Surviving Provisions” has the meaning set forth in Section 8.2.
“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Tax” means any United States or foreign, state or local income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, use, transfer, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty, or addition thereto.
“Terminating Landcadia Breach” has the meaning set forth in Section 8.1(e).
“Terminating Waitr Breach” has the meaning set forth in Section 8.1(b).
“Third Amended and Restated Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of Landcadia, substantially in the form attached hereto as Exhibit C.
“Trade Secrets” has the meaning set forth in the definition of  “Intellectual Property.”
“Transaction Expenses” means the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred and paid by Landcadia (on its behalf or on behalf of Waitr) in connection with the transactions contemplated by this Agreement, including, without limitation, (a) any fees and expenses related to the termination of any Contract with an Affiliate, (b) all severance, transaction-related bonuses, stay and pay bonuses, retention awards, change in control payments or other similar payments or benefits to the extent triggered by the transactions contemplated hereby and payable by Waitr in connection with the consummation of the transactions contemplated by this Agreement, and (c) the employer’s share of payroll, social security, Medicare and unemployment Taxes and other similar assessments arising out of the provision of the items under clause (b) and the payments in respect of the In-the-Money Vested Options, in each case, to the extent not paid at or prior to the Closing (or during Waitr’s regular payroll run, as the case may be) by Waitr.
“Transaction Proposals” has the meaning set forth in Section 6.5.
“Trust Account” has the meaning set forth in Section 5.6(a).
“Trust Agreement” has the meaning set forth in Section 5.6(a).

“Trustee” has the meaning set forth in Section 5.6(a).
“Unauthorized Code” means any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data.
“Unvested Option” has the meaning set forth in Section 3.4(d).
“Unvested Option Holder” has the meaning set forth in Section 3.1(a).
“Vested Cash Option” means the portion of an In-the-Money Vested Option (rounded down to the nearest whole share) equal to the product of  (a) the number of shares of Waitr Common Stock subject to such In-the-Money Vested Option multiplied by (b) the Cash Percentage.
“Vested Share Option” means the portion of an In-the-Money Vested Option (rounded down to the nearest whole share) equal to the product of  (a) the number of shares of Waitr Common Stock subject to such In-the-Money Vested Option multiplied by (b) the Stock Percentage.
“Vested Option” means any portion of a Waitr Option that is vested, unexercised and outstanding prior to the Effective Time.
“Vested Option Cash Amount” means, for each Vested Cash Option, an amount of cash (rounded up to the nearest whole cent) equal to the product of  (a) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of Waitr Common Stock subject to a Vested Cash Option multiplied by (b) the number of shares of Waitr Common Stock subject to such Vested Cash Option.
“Vested Option Holder” has the meaning set forth in Section 3.1(a).
“Vested Option Stock Amount” means, for each Vested Share Option, a number of shares of Landcadia Common Stock equal to the product of  (a)(i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Waitr Common Stock subject to such Vested Option divided by (b) the Reference Price.
“Vested Rollover Option” has the meaning set forth in Section 3.4(b).
“Waitr” has the meaning set forth in the Preamble.
“Waitr Articles of Incorporation” means those certain Articles of Amendment and Restatement of Articles of Incorporation of Waitr, dated as of December 23, 2016.
“Waitr Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other employment, consulting, bonus, deferred compensation, incentive compensation, equity or equity-based award, tip pooling, retention, relocation, vacation, change in control, transaction bonus, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, life insurance, disability or sick leave benefit, supplemental unemployment benefit, profit-sharing, pension or retirement or other fringe benefit or compensatory plan, program, agreement or arrangement, in each case (a) that is maintained, sponsored or contributed to by Waitr in respect of any current or former directors, officers or employees of Waitr or (b) to which Waitr has any liability.
“Waitr Capital Stock” means, collectively, Waitr Common Stock and Waitr Preferred Stock.
“Waitr Cashing Out Convertible Notes” has the meaning set forth in Section 3.8.
“Waitr Closing Schedule” has the meaning set forth in Section 3.1(a).
“Waitr Common Stock” means the common shares of Waitr, par value $0.00001 per share.
“Waitr Convertible Note Cash Out Amount” has the meaning set forth in Section 3.8.
“Waitr Convertible Note Holder” has the meaning set forth in Section 3.1(a)(viii).
“Waitr Convertible Notes” means the convertible promissory notes issued by Waitr listed on Schedule 1.1.

“Waitr Converting Convertible Notes” has the meaning set forth in Section 3.8.
“Waitr Dissenting Shares” means any shares of Waitr Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights have been properly demanded in accordance with the LBCA in connection with the Merger.
“Waitr Intellectual Property” has the meaning set forth in Section 4.18(a).
“Waitr Letter of Transmittal” has the meaning set forth in Section 3.7(a).
“Waitr Material Adverse Effect” means, with respect to any change, event, fact or condition, individually or in the aggregate, together with all other changes, events, facts and conditions that have occurred prior to the date of determination, any material adverse effect upon (a) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of Waitr, or (b) the ability of Waitr to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder; provided, however, that the following shall not be deemed either alone or in combination to constitute, and no adverse change, event, fact or condition directly resulting from any of the following shall be taken into account in determining whether any change, event, fact or condition has had or would reasonably be expected to have a Waitr Material Adverse Effect: (i) changes in general economic conditions, to the extent that they do not have a materially disproportionate effect on Waitr; (ii) changes generally affecting the specific industry in which Waitr operates, to the extent that they do not have a materially disproportionate effect on Waitr relative to other industry participants; and (iii) any act of terrorism, war, calamity or act of God, to the extent that such act does not have a materially disproportionate effect on Waitr.
“Waitr Option Plan” has the meaning set forth in Section 4.6(b).
“Waitr Options” has the meaning set forth in Section 4.6(b).
“Waitr Parties” means, collectively, Waitr and each of its Subsidiaries.
“Waitr Preferred Stock” means the preferred shares of Waitr, par value $0.00001 per share, designated as the Series AA Preferred Shares, the Series Seed I Preferred Shares and the Series Seed II Preferred Shares, and any other equity securities of Waitr with preferential rights to Waitr Common Stock.
“Waitr Stockholder” means a holder of Waitr Capital Stock.
“Waitr Stockholder Approval” means the consent of the holders of at least a majority of each of (a) the Waitr Common Stock, (b) the Series AA Preferred Stock, (c) the Series Seed I Preferred Stock and (d) the Series Seed II Preferred Stock, in each instance entitled to vote at a meeting of the stockholders of Waitr and voting separately as a series approving the Merger, as provided for in the Waitr Articles of Incorporation.
“Waitr Warrants” has the meaning set forth in Section 4.6(a).
“Waitr Warrant Holder” has the meaning set forth in Section 3.1(a)(vii).
“Waitr Web Site” means any public or private website (including mobile apps) owned, maintained, or operated at any time by or on behalf of Waitr.
“Waitr’s Knowledge,” “Knowledge of Waitr” or similar phrases,” means the actual knowledge of each of Chris Meaux and Dave Pringle and the knowledge that such individuals would have after reasonable investigation and inquiry by such individuals.
“Warrant Cash Amount” means, for each Waitr Warrant, an amount of cash (rounded up to the nearest whole cent) equal to the product of  (a) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of Waitr Common Stock subject to such Waitr Warrant multiplied by (b) the number of shares of Waitr Common Stock subject to such Waitr Warrant multiplied by (c) the Cash Percentage.
“Warrant Stock Amount” means, for each Waitr Warrant, a number of shares of Landcadia Common Stock equal to the product of  (a)(i) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of Waitr Warrant multiplied by (ii) the number of shares of Waitr Common Stock subject to such Waitr Warrant multiplied by (iii) the Stock Percentage, divided by (b) the Reference Price.

“Working Capital Line of Credit” means an unsecured line of credit, credit facility or term loan with a maximum principal amount not to exceed $3,000,000.
“Year-End Financial Statements” has the meaning set forth in Section 4.7(a).
Section 1.2 Construction.   The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the word “including” and its derivatives means “without limitation” and its derivatives, the word “or” is not exclusive and the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Disclosure Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. Any capitalized terms used in any Disclosure Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the applicable industry or in general commercial usage). Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person. All references to dollars (or the symbol “$”) contained herein shall be deemed to refer to United States dollars. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
II. MERGER; CLOSING
Section 2.1 The Merger.   On the terms and subject to the conditions set forth in this Agreement, and in accordance with Applicable State Law, at the Effective Time, (a) Waitr shall merge with and into Merger Sub, and (b) the separate corporate existence of Waitr shall cease and Merger Sub shall continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger shall be consummated in accordance with this Agreement and Applicable State Law and evidenced by a Certificate of Merger between Merger Sub and Waitr to be filed in Delaware in the form of Exhibit D-1 (the “Delaware Certificate of Merger”) and Articles of Merger to be filed in Louisiana in the form of Exhibit D-2 (the “Louisiana Articles of Merger” and, together with the Delaware Certificate of Merger, the “Certificates of Merger”).
Section 2.2 Effects of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and Applicable State Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and Waitr shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Waitr shall become debts, liabilities and duties of the Surviving Corporation.
Section 2.3 Closing.   Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, commencing at 10:00 a.m. NY time on the date that is two (2) Business Days after the date on which all conditions set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Landcadia and Waitr may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
Section 2.4 Effective Time.   Promptly after the Closing, Merger Sub and Waitr shall cause the Certificates of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL, and the Secretary of State of the State of Louisiana, in accordance with the relevant provisions of the LBCA, as the case may be (the date and time of acceptance by the Secretary of State of the State of Delaware and the Secretary of State of the State of Louisiana of such filings or such later time as may be agreed to by Landcadia and Waitr (and set forth in the Certificates of Merger) being referred to herein as the “Effective Time”).
Section 2.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.   At the Effective Time, (a) the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law; provided, however, that, in each case, the name of the corporation set forth therein shall be changed to “Waitr Inc.”
Section 2.6 Directors and Officers of the Surviving Corporation.   At the Effective Time, the directors and officers set forth in Schedule 2.6 shall become the directors and officers of the Surviving Corporation and shall remain the directors and officers of the Surviving Corporation after the Merger, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.
Section 2.7 Directors and Officers of Landcadia.   At the Effective Time, the Parties shall cause to be elected to the Landcadia Board and nominated as officers of Landcadia, certain designated individuals provided in the manner set forth in Schedule 2.7, who shall become the directors and officers of Landcadia and shall remain the directors and officers of Landcadia after the Merger, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.
III. MERGER CONSIDERATION; EFFECTS ON THE CAPITAL STOCK
Section 3.1 Closing Date Statements.
(a) Not less than two (2) Business Days prior to the Closing Date, Waitr shall deliver to Landcadia a statement (the “Waitr Closing Schedule”), signed by the Chief Financial Officer of Waitr, which sets forth the following, as of immediately prior to the Effective Time (or at such other time as specified herein):
(i) the Per Share Merger Consideration and Exchange Ratio;
(ii) the Stock Portion;
(iii) the Cash Portion;
(iv) (A) the name and address of each Waitr Stockholder, (B) the number and type of shares of Waitr Capital Stock held by each Waitr Stockholder, (C) where applicable, the respective certificate numbers held by each Waitr Stockholder, (D) the Cash Portion to be paid to each Waitr Stockholder at the Closing in respect of each type of shares of Waitr Capital Stock held by such Waitr Stockholder, and (E) the Stock Portion to be paid to each Waitr Stockholder at the Closing in respect of each type of shares of Waitr Capital Stock held by such Waitr Stockholder, with respect to (D) and (E), in each case, pursuant to Section 3.3;
(v) (A) the name and address of each holder of Vested Options (each, a “Vested Option Holder”), (B) the number of shares of Waitr Common Stock underlying each Vested Option held by each such Vested Option Holder, (C) the grant date, expiration date and exercise price per share of each Vested Option held by each such holder, (D) the Aggregate In-the-Money Vested Option Exercise Price, (E) the Vested Option Cash Amount to be paid to each holder of a Vested Cash Option at the time such Vested Cash Option is cancelled, and (F) the Vested Option Stock Amount to be paid to each holder of a Vested Share Option at the time of exercise of such Vested Share Option, with respect to (E) and (F), in each case, pursuant to Section 3.4(a);
(vi) (A) the name and address of each holder of Unvested Options (each, an “Unvested Option Holder”), (B) the grant date, expiration date and exercise price per share and vesting schedule of each Unvested Company Option held by each such Unvested Option Holder and (C) for each Unvested Option Holder, the Rollover Option Amount;

(vii) (A) the name and address of each holder of Waitr Warrants (each, a “Waitr Warrant Holder”); (B) the number of shares of Waitr Common Stock underlying the Waitr Warrants held by each such Waitr Warrant Holder, (C) the grant date, expiration date, exercise price per share, vesting schedule and vested status of each Waitr Warrant held by each Waitr Warrant Holder, (D) the Warrant Cash Amount to be paid to each Waitr Warrant Holder at the Closing, and (E) the Warrant Stock Amount to be paid to each Waitr Warrant Holder at the Closing, with respect to (D) and (E), in each case, pursuant to Section 3.5;
(viii) (A) the name and address of each holder of Waitr Convertible Notes (each, a “Waitr Convertible Note Holder”), (B) the principal amount outstanding and accrued interest, as of the Closing Date, for each Convertible Note held by such Waitr Convertible Note Holder, (C) the number of shares of Series AA Preferred Stock into which such Waitr Convertible Note, if a Waitr Converting Convertible Note, will be converted immediately prior to the Effective Time, and (D) the Waitr Convertible Note Cash Out Amount for each Waitr Convertible Note that is a Waitr Cashing Out Convertible Note; and
(ix) a good faith estimate of  (A) the Net Working Capital, as of 11:59 p.m. New York time on the day immediately preceding the Closing Date (the “Closing Net Working Capital”), and (B) the Transaction Expenses of Waitr as of immediately prior to the Closing.
(b) Not less than two (2) Business Days prior to the Closing Date, Landcadia shall deliver to Waitr a statement signed by the Chief Financial Officer of Landcadia, which sets forth the following:
(i) (A) the name of each holder of record of Landcadia Capital Stock on the books and records of Landcadia, (B) the number of shares of Landcadia Capital Stock owned by each such stockholder, (C) the name of each holder of Landcadia Warrants and the number of shares of Landcadia Class A Common Stock that are issuable upon the full exercise of the Landcadia Warrants, and the exercise price payable with respect thereto; and
(ii) a good faith estimate of  (A) the Redemption Amount, as of 11:59 p.m. New York time on the day immediately preceding the Closing Date, (B) the Transaction Expenses of Landcadia as of immediately prior to the Closing; and (C) the Additional Cash Amount, if any.
Section 3.2 Merger Consideration.
(a) At the Effective Time, Landcadia shall pay, or cause to be paid, with respect to the Waitr Capital Stock and Vested Options outstanding at the Effective Time, an aggregate amount equal to $300,000,000 (the “Merger Consideration”), in accordance with this Article III.
(b) The Merger Consideration shall be allocated between cash and Landcadia Common Stock, as follows:
(i) cash (the “Cash Consideration”) in an aggregate amount equal to the sum of  (A) the Minimum Cash Consideration Amount plus (B) the Additional Cash Amount, if any; and
(ii) a number of shares of Landcadia Common Stock (the “Stock Consideration”) equal to the number derived by dividing (A) the Stock Consideration Value by (B) the Reference Price.
Section 3.3 Conversion of Waitr Capital Stock.
(a) Conversion of Waitr Preferred Stock.   At the Effective Time, each share of Waitr Preferred Stock (including all shares of Waitr Preferred Stock issued upon conversion of any Waitr Converting Convertible Notes but excluding (i) shares of Waitr Preferred Stock to be canceled pursuant to Section 3.3(c) and (ii) any shares of Waitr Preferred Stock that are Waitr Dissenting Shares) shall, by virtue of the Merger and without any action on the part of Landcadia, Merger Sub, Waitr or any Waitr Stockholder, be canceled and convert automatically into the right to receive that portion of the Cash Consideration and Stock Consideration as set forth on the Waitr Closing Schedule, in each case, payable, without interest, to the applicable Waitr Stockholder in accordance with Section 3.6 and Section 3.7.

(b) Conversion of Waitr Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Landcadia, Merger Sub, Waitr or any Waitr Stockholder, each issued and outstanding share of Waitr Common Stock, excluding (i) shares of Waitr Common Stock to be canceled pursuant to Section 3.3(c) and (ii) any shares of Waitr Common Stock that are Waitr Dissenting Shares, shall be canceled and convert automatically into the right to receive that portion of the Cash Consideration and Stock Consideration as set forth on the Waitr Closing Schedule, in each case, payable, without interest, to the applicable Waitr Stockholder in accordance with Section 3.6 and Section 3.7. Each issued and outstanding share of Waitr Common Stock that is subject to a repurchase right in favor of Waitr that lapses or vests over time that has not otherwise been accelerated and waived by Waitr as of the Effective Time shall continue to be subject to the same repurchase right in favor of Landcadia upon the conversion of such Waitr Common Stock into Landcadia Common Stock.
(c) Cancellation of Treasury Stock and Waitr-Owned Stock.   At the Effective Time, without any action on the part of Waitr, each share of Waitr Capital Stock held in the treasury of Waitr shall be cancelled and extinguished automatically and shall cease to exist, without any conversion thereof, and no consideration shall be delivered in exchange for such shares of Waitr Capital Stock.
Section 3.4 Treatment of Waitr Options.
(a) Vested Cash Options.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Vested Cash Option shall be cancelled and each holder of a Vested Cash Option that is so cancelled shall receive a cash payment equal to the Vested Option Cash Amount.
(b) Vested Share Options.   Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders of the Waitr Options, Landcadia shall assume (i) the Waitr, Inc. 2014 Stock Plan and (ii) each Vested Share Option, and upon such assumption, each Vested Share Option shall be modified (as so modified, a “Vested Rollover Option”) so that each such Vested Rollover Option represents the right to acquire, upon exercise of such Vested Rollover Option, in full satisfaction of the rights of the applicable holder thereof, the Vested Option Stock Amount. The exercise price per share of Landcadia Common Stock with respect to the Vested Rollover Options shall be equal to the quotient obtained by dividing (i) the exercise price per share of Waitr Common Stock of such Vested Option by (ii) the Exchange Ratio; provided, however, the exercise price and the number of shares that may be purchased under each such Vested Rollover Option shall be further adjusted to the extent required to remain in compliance with, or exempt from, the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and in the case of each option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, the exercise price and the number of shares subject to the Vested Rollover Option shall be adjusted in a manner consistent with the requirements of Section 424 of the Code and the Treasury Regulations promulgated thereunder. Immediately following the Effective Time, each Vested Rollover Option shall be deemed to have been exercised, automatically and without any action of any party, on a “net exercise” basis and each holder of a Vested Rollover Option shall receive a number of shares of Landcadia Common Stock equal to the difference between (i) the number of shares of Landcadia Common Stock subject to such Vested Rollover Option minus (ii) a number of shares of Landcadia Common Stock equal to (A) the aggregate exercise price of such Vested Rollover Option divided by (B) the Reference Price.
(c) Cancellation of Certain Vested Options.   Each Vested Option that is not an In-the-Money Vested Option shall automatically, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled.
(d) Unvested Waitr Options.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, Landcadia shall assume each Waitr Option that is unvested, outstanding and unexercised as of immediately prior to the Effective Time (each, an “Unvested Option”) and each Unvested Option shall be converted into an option under the assumed Waitr, Inc. 2014 Stock Plan to acquire a number of whole shares of Landcadia Common Stock (rounded down to the nearest whole share) determined by multiplying (A) the number of shares of Waitr Common Stock subject to such Unvested Option as of immediately prior to the Effective Time by (B) the Exchange

Ratio, at an exercise price per share of Landcadia Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Waitr Common Stock of such Unvested Option by (B) the Exchange Ratio, and with the same vesting schedule to which such Unvested Option was subject as of immediately prior to the Effective Time; provided, however, that the exercise price and the number of shares that may be purchased under each Unvested Option shall be further adjusted to the extent required to remain in compliance with, or exempt from, the requirements of Section 409A of the code and the Treasury Regulations promulgated thereunder, and that each such Unvested Option that is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the foregoing in a manner consistent with the requirements of Section 424 of the Code and the Treasury Regulations promulgated thereunder. The Parties intend that the adjustments in this Section 3.4(d) are in accordance with Treasury Regulation Section 1.409A-1(B)(5)(v)(D) and shall not subject any Unvested Option to Section 409A.
Section 3.5 Treatment of Waitr Warrants.   As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Waitr Warrant outstanding and unexercised as of immediately prior to the Effective Time shall automatically be converted into the right to receive, in full satisfaction of the rights of the applicable holder thereof the Warrant Cash Amount and the Warrant Stock Amount, as set forth on the Waitr Closing Schedule.
Section 3.6 Payment of the Merger Consideration.
(a) At the Effective Time, Landcadia shall deposit, or shall cause to be deposited, with the Exchange Agent, in each case as set forth on the Waitr Closing Statement, in trust for the benefit of the Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders:
(i) evidence of book-entry shares representing a number of whole shares of Landcadia Common Stock equal to the aggregate Stock Consideration deliverable to Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders pursuant to this Article III, which shares of Landcadia Common Stock shall be subject to a Stockholder Lockup Agreement;
(ii) the Cash Consideration; and
(iii) an aggregate amount of cash payable to Waitr Stockholders and Vested Option Holders in lieu of fractional shares pursuant to Section 3.7(c).
(b) Any such shares of Stock Consideration, Cash Consideration or other cash deposited with the Exchange Agent, together with any interest or other earnings thereon shall hereinafter be referred to as the “Exchange Agent Fund.” The Exchange Agent Fund shall be subject to the terms of this Agreement and the Exchange Agent Agreement.
(c) Subject to Section 3.7, as soon as reasonably practicable after the Effective Time, Landcadia shall cause to be issued or paid from the Exchange Agent Fund to each Waitr Stockholder that holds Waitr Capital Stock (other than shares of Waitr Common Stock to be canceled pursuant to Section 3.3(c) and any Waitr Dissenting Shares), Waitr Warrant Holder and In-the-Money Vested Option Holder, immediately prior to the Effective Time and as set forth in the Waitr Closing Statement, (A) evidence of book-entry shares representing the number of whole shares of the aggregate Stock Portion payable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder, which shares shall be subject to the Stockholder Lockup Agreement, and (B) an amount of cash equal to (1) the aggregate Cash Portion payable to payable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder, plus (2) any cash in lieu of fractional shares that such payable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder has the right to receive pursuant to Section 3.7(c), by wire transfer of immediately available funds to the account such Waitr Stockholder identified in the Waitr Letter of Transmittal for such Waitr Stockholder. Notwithstanding anything in this Agreement to the contrary, the aggregate Cash Portion payable to the Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders listed on Schedule 3.6(c) shall be subject to the limitations set forth on Schedule 3.6(c) and, to the extent the aggregate Cash Portion payable to such Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders exceeds the limitations set forth on Schedule 3.6(c), such excess (the “Excess Cash Portion Amount”) shall be deemed not payable in cash under this

Agreement and shall be paid in shares of Landcadia Common Stock to such Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders in a number equal to (i) the Excess Cash Portion Amount attributable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder divided by (ii) the Reference Price.
(d) Notwithstanding anything in this Agreement to the contrary, Landcadia shall not be obligated to issue shares of Landcadia Common Stock to any Waitr Stockholder that Landcadia, in its sole discretion, does not reasonably believe is an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act (each, a “Non-Accredited Waitr Stockholder”). In lieu of issuing the shares of Landcadia Common Stock to which such Non-Accredited Waitr Stockholder would otherwise be entitled under this Article III, Landcadia may, in its sole discretion, elect to pay to such Non-Accredited Waitr Stockholder an amount in cash (the “Substitute Cash Amount”) equal to the product of  (i) the Stock Portion payable to such Non-Accredited Waitr Stockholder, as set forth on the Waitr Closing Statement, multiplied by (ii) the Reference Price.
Section 3.7 Procedures Regarding Waitr Capital Stock.
(a) Payment Procedures.   Prior to the Closing, Waitr shall mail or otherwise deliver, or shall cause the Exchange Agent to mail or otherwise deliver, to each Waitr Stockholder entitled to receive the Stock Consideration pursuant to Section 3.3(b), a letter of transmittal to be agreed upon by the Parties and the Exchange Agent prior to the Closing (the “Waitr Letter of Transmittal”) together with any notice required pursuant to Section 262 of the DGCL or Part 13 of the LBCA. Subject to the satisfaction of the conditions in Article VII, in the event that at least three (3) Business Days prior to the Closing Date, a Waitr Stockholder does not deliver to the Exchange Agent a duly executed and completed Waitr Letter of Transmittal, then such failure shall not alter, limit or delay the Closing; provided, that such Waitr Stockholder shall not be entitled to receive its respective Stock Consideration until such Person delivers a duly executed and completed Waitr Letter of Transmittal to the Exchange Agent. Upon delivery of such duly executed Waitr Letter of Transmittal by such Waitr Stockholder to the Exchange Agent, such Waitr Stockholder shall be entitled to receive, subject to the terms and conditions of this Agreement, the Merger Consideration in respect of his, her or its shares of Waitr Common Stock referenced in such Waitr Letter of Transmittal. Until surrendered as contemplated by this Section 3.7, each share of Waitr Common Stock shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which such Waitr Stockholder is entitled pursuant to this Article III.
(b) No Further Rights.   All Merger Consideration paid upon the surrender of Waitr Capital Stock in accordance with the terms of this Article III shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such Waitr Capital Stock and there shall be no further registration of transfers on the stock transfer books of Waitr Surviving Subsidiary of the shares of Waitr Capital Stock that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, holders of Waitr Capital Stock shall cease to have any rights as stockholders of Waitr, except as provided in this Agreement or by applicable Law.
(c) Fractional Shares.   Notwithstanding anything to the contrary contained herein, no evidence of book-entry shares representing fractional shares of Landcadia Common Stock shall be issued in exchange for Waitr Capital Stock or shares subject to Vested Options. In lieu of the issuance of any such fractional share, Landcadia shall pay to each former Waitr Stockholder or and Vested Option Holders that otherwise would be entitled to receive such fractional share an amount in cash (rounded up to the nearest whole cent) equal to the product of  (i) the Reference Price multiplied by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Landcadia Common Stock that such Waitr Stockholder or and Vested Option Holders would otherwise be entitled to receive pursuant to this Article III.
(d) Dividends.   No dividends or other distributions declared with respect to Landcadia Common Stock, the record date for which is at or after the Effective Time, shall be paid to any Waitr Stockholder that has not delivered a properly completed, duly executed Waitr Letter of Transmittal. After the delivery of a duly executed Waitr Letter of Transmittal, Waitr Stockholder shall be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to Landcadia Common Stock issuable to such Waitr Stockholder.

(e) Waitr Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary, any Waitr Dissenting Share shall not be converted into the right to receive its applicable portion of the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Waitr Dissenting Share pursuant to the LBCA. Each holder of Waitr Dissenting Shares who, pursuant to the LBCA, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with the LBCA (but only after the value therefor shall have been agreed upon or finally determined pursuant to the LBCA). If, after the Effective Time, any Waitr Dissenting Share shall lose its status as a Waitr Dissenting Share, then any such share shall immediately be converted into the right to receive its applicable portion of the Merger Consideration as if such share never had been a Waitr Dissenting Share, and Landcadia shall deliver, or cause to be delivered in accordance with the terms of this Agreement, to the holder thereof, following the satisfaction of the applicable conditions set forth in this Section 3.7, its applicable portion of the Merger Consideration as if such share had never been a Waitr Dissenting Share. Waitr shall give Landcadia prompt notice of any demands for appraisal received by Waitr, withdrawals of such demands, and any other instruments served pursuant to the LBCA and received by Waitr. Waitr shall not, except with the prior written consent of Landcadia, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand with respect to any Waitr Dissenting Share. Waitr shall enforce any contractual waivers that any holders of its equity securities have granted regarding appraisal rights that would apply to the Merger.
Section 3.8 Treatment of Waitr Convertible Notes.   At least five (5) days prior to the Closing Date, in accordance with the terms of each Waitr Convertible Note, Waitr shall notify each Waitr Convertible Note Holder of such holder’s option to (a) to have all outstanding principal and accrued interest under its respective Waitr Convertible Notes automatically converted to shares of Waitr Series AA Preferred Stock immediately prior to the Effective Time pursuant to the terms of the Waitr Convertible Notes (such Waitr Convertible Notes to be so converted, “Waitr Converting Convertible Notes”) or (b) receive an amount equal to 1.5 times the amount of principal outstanding and accrued interest under such Waitr Convertible Notes as of the Closing Date (such non-converting Waitr Convertible Notes, the “Waitr Cashing Out Convertible Notes” and such amount for each Waitr Cashing Out Convertible Note, the “Waitr Convertible Note Cash Out Amount”). At the Effective Time, Landcadia shall pay to each holder of a Waitr Cashing Out Convertible Note an amount in cash equal to the Waitr Convertible Note Cash Amount and, upon receipt thereof, the applicable Waitr Cashing Out Convertible Note shall be terminated without any further action by Waitr or the holder of the Waitr Cashing Out Convertible Note.
Section 3.9 Withholding Rights.   Waitr, Landcadia and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration under the Code, or any applicable provisions of state, local or non-U.S. tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
IV. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY
Except as set forth in the Disclosure Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Waitr represents and warrants to Landcadia and Merger Sub, as follows:
Section 4.1 Organization and Authority.   Waitr is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Louisiana and (b) has all requisite corporate power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted. The copies of the Organizational Documents of Waitr previously made available by Waitr to Landcadia and its representatives, are true, accurate and complete and are in effect as of the date of this Agreement. Waitr is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Waitr Material Adverse Effect on the ability of Waitr to enter into and perform its obligations under this Agreement.
Section 4.2 Authorization and Enforceability.   Waitr has all requisite corporate or entity power and authority to execute, deliver and perform this Agreement and, upon receipt of Waitr Stockholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Waitr, and except for Waitr Stockholder Approval, no other corporate proceeding on the part of Waitr is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Waitr and assuming due authorization and execution by each other Party hereto, this Agreement constitutes a legal, valid and binding obligation of Waitr, enforceable against Waitr in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
Section 4.3 Noncontravention.   The execution, delivery and performance of this Agreement by Waitr and, upon receipt of Waitr Stockholder Approval, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of Waitr’s Organizational Documents, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Waitr, or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract, or (d) result in the creation of any Lien upon any of the material properties or assets of Waitr, except in the case of clauses (b), (c) and (d), where any such conflict has not had and would not reasonably be expected to have, individually or in the aggregate, a Waitr Material Adverse Effect.
Section 4.4 Subsidiaries.   Schedule 4.4 lists for each Subsidiary of Waitr (a) its authorized (i) common stock, preferred stock or other equity interests, (ii) securities entitled to convert into or be exchanged for any security described in clause (i), and (iii) any option, warrant or other right to purchase or otherwise acquire any security described in clauses (i) and (ii) (collectively, the “Subsidiary Equity Interests”), (b) the number and type of Subsidiary Equity Interests issued and outstanding, and (c) the identity of each owner (of record and beneficially) of such Subsidiary Equity Interests and number held by each holder. All outstanding Subsidiary Equity Interests are owned of record by one or more of the Waitr Parties, free and clear of all Liens. All the outstanding Subsidiary Equity Interests of each Subsidiary of Waitr have been duly authorized and validly issued. No Subsidiary of Waitr has any outstanding subscription, option, warrant, call or exchange right, convertible security, or other obligations in effect giving any Person the right to acquire any Subsidiary Equity Interests.
Section 4.5 Governmental Authorities; Consents.   No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party (other than Waitr Stockholder Approval) is required on the part of Waitr with respect to Waitr’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Waitr to perform its obligation under this Agreement or to consummate the transactions contemplated hereby, and (c) the filings of the Certificates of Merger in each of Delaware and Louisiana in accordance with the DGCL and the LBCA, respectively.
Section 4.6 Capitalization.
(a) The authorized capital stock of Waitr consists of  (i) 34,280,128 shares of Waitr Common Stock, of which 11,076,475 shares of Waitr Common Stock are issued and outstanding as of the date of this Agreement, (ii) 15,655,918 shares of Waitr Preferred Stock, designated as consisting of

8,171,138 shares of Series AA Preferred, of which 8,171,138 shares of Series AA Preferred are issued and outstanding as of the date of this Agreement, 3,804,763 shares of Series Seed I Preferred, of which 3,804,763 shares of Series Seed I Preferred are issued and outstanding as of the date of this Agreement, and 3,680,017 shares of Series Seed II Preferred, of which 3,680,017 shares of Series Seed II Preferred, and (iii) warrants to purchase an aggregate of 452,947 shares of Waitr Common Stock (the “Waitr Warrants”). All of the issued and outstanding shares of Waitr Capital Stock (x) have been duly authorized and validly issued and are fully paid and nonassessable, (y) were issued in compliance in all material respects with applicable Law, and (z) were not issued in breach or violation of any preemptive rights or Contract. All shares of Waitr Common Stock are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83. Set forth on Schedule 4.6(a) is a true, accurate and complete list of each of the holder of Waitr Capital Stock and the number of shares held by each stockholder as of the date hereof. Except as set forth on Schedule 4.6(a), there are no other shares of common stock, preferred stock or other equity interests of Waitr authorized, reserved, issued or outstanding.
(b) Waitr’s 2014 Share Plan (the “Waitr Option Plan”) authorized the issuance of up to 6,746,354 shares of Waitr Common Stock pursuant to awards granted under Waitr Option Plan, of which options to purchase 4,980,325 shares of Waitr Common Stock have been granted under Waitr Option Plan and are outstanding as of the date hereof  (the “Waitr Options”). Schedule 4.6(b) sets forth, as of the date of this Agreement, all outstanding or authorized (i) Waitr Options (and related Option Agreements), (ii) Waitr Warrants and (iii) any other warrants, convertible securities (including, the Waitr Convertible Notes and any convertible notes or other convertible debt instruments) or other rights, agreements, arrangements or commitments of any character relating to Waitr Capital Stock or obligating Waitr to issue or sell any shares of Waitr Capital Stock of, or any other interest in, Waitr, in each case, including the name of the holder of any such instruments set forth in (i), (ii) and (iii), above, and the date of grant, the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. Except as set forth on Schedule 4.6(b), there are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that would require Waitr to issue, sell or otherwise cause to become outstanding any of its equity securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the shares of capital stock of Waitr or other equity securities of Waitr.
(c) Except as set forth on Schedule 4.6(c), there are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of Waitr.
Section 4.7 Financial Statements.
(a) Attached as Schedule 4.7(a)(i) are true, accurate and complete copies of the unaudited consolidated balance sheet and statements of income and cash flow of Waitr as of and for the twelve-months ended December 31, 2016 and 2017 (collectively, the “Year-End Financial Statements”) and an unaudited balance sheet and statements of income and cash flow of Waitr as of and for the three (3)-month period ended March 31, 2018 (the “Interim Financial Statements” and together with the Year-End Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with the modified cash basis method of accounting. The Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of Waitr as of the dates and for the periods indicated in such Financial Statements in accordance with past practice (except, for normal year-end adjustments the impact of which is not material) and were derived from, and accurately reflect in all material respects, the books and records of the Waitr Parties. The Waitr Parties’ books and records are complete and accurate in all material respects.
(b) As of the Closing, Waitr will have a positive Closing Net Working Capital.

Section 4.8 Indebtedness.   Except as set forth on Schedule 4.8, no Waitr Party has any Indebtedness, other than accounts payable incurred in the ordinary course of business consistent with past practice.
Section 4.9 Undisclosed Liabilities.   There is no liability, debt or obligation against any Waitr Party that would be required to be set forth or reserved for on a balance sheet of such Waitr Party (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities and obligations (i) reflected or reserved for on the Financial Statements or disclosed in the notes thereto (if any) (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to the Waitr Parties, taken as a whole) or (ii) that have arisen since the date of the most recent balance sheet included in the Interim Financial Statements in the ordinary course of business consistent with past practice.
Section 4.10 Litigation and Proceedings.   Except as set forth on Schedule 4.10, there are (a) no pending or, to Waitr’s Knowledge, threatened, Actions against any Waitr Party, or otherwise affecting any Waitr Party or its assets, that, individually or in the aggregate, would be material to the Waitr Parties, taken as a whole, and (b) to Waitr’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions. No Waitr Party or any property, asset or business of any Waitr Party is subject to any Governmental Order, or, to Waitr’s Knowledge, any continuing investigation by, any Governmental Authority, in each case that, individually or in the aggregate, would be material to any Waitr Party. There is no unsatisfied judgment or any open injunction binding upon any Waitr Party that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Waitr to enter into and perform its obligations under this Agreement.
Section 4.11 Compliance with Laws; Permits.
(a) Each Waitr Party has complied, and is now complying, in each case in all material respects, with all Laws applicable to it or its business, properties or assets.
(b) All material Permits required for each Waitr Party to conduct its business have been obtained by it and are valid and in full force and effect. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any material Permit of any Waitr Party.
Section 4.12 Contracts.
(a) Schedule 4.12(a) contains a true, accurate and complete list of each of the following written or oral Contracts (collectively, the “Material Contracts”) to which a Waitr Party is a party or otherwise bound that is currently in effect:
(i) each Contract that involves aggregate consideration in excess of  $50,000 and that, in each case, cannot be cancelled by the Waitr Party party thereto without penalty or without more than thirty (30) days’ notice;
(ii) each Contract or group of related Contracts with the same party for the purchase by any Waitr Party of products or services (A) under which the undelivered balance exceeds $50,000, or (B) which based on monthly payments prior to the Effective Date, involves a payment obligation of any Waitr Party in excess of  $50,000 individually or in the aggregate;
(iii) each Contract or group of related Contracts with the same party for the sale of products or services by any Waitr Party (A) under which the undelivered balance exceeds $50,000, or (B) which based on monthly payments prior to the Effective Date, involves a payment obligation to any Waitr Party in excess of  $50,000 individually or in the aggregate;
(iv) each Contract that requires a Waitr Party to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;
(v) each Contract that (A) prohibits any Waitr Party from engaging in any line of business or competing with any Person or in any geographic area or (B) restricts the Persons to whom a Waitr Party may sell products or deliver services, which prohibition or restriction set forth in (A) or (B) respectively, is material to the Waitr Parties, taken as a whole;

(vi) each Contract that grants any rights of first refusal, rights of first offer or other similar rights to any Person (other than a Waitr Party) with respect to any material asset of a Waitr Party;
(vii) each Contract pursuant to which a Waitr Party has acquired or disposed of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);
(viii) each Contract for the employment of any officer or individual employee, any Contract for the provision of consulting services by any individual person or any Contract for the provision of services by any independent contractor;
(ix) all Contracts related to Indebtedness;
(x) all Contracts that provide for the indemnification by a Waitr Party of any Person or the assumption of liability of any Person
(xi) each lease or agreement under which a Waitr Party is lessee of, or holds or operates, any tangible personal property or Leased Real Property owned by any other person;
(xii) each lease or agreement under which a Waitr Party is lessor of, or permits any third party to hold or operate, any tangible property, real or personal, owned by any Waitr Party;
(xiii) all Contracts with any Governmental Authority;
(xiv) any Contracts that provide for any joint venture, partnership or similar arrangement by any Waitr Party;
(xv) all collective bargaining agreements or Contracts with any union or other labor organization;
(xvi) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;
(xvii) each Contract pursuant to which a Waitr Party may be required to pay commissions or royalty payments;
(xviii) all Contracts relating to the development, ownership, use, license of, registration, enforcement of or exercise of any rights under any Intellectual Property, excluding licenses of commercially available off-the-shelf software having a replacement cost of less than $25,000 and non-exclusive licenses granted by any Waitr Party to its customers in the ordinary course of business consistent with past practice;
(xix) each master services agreement that materially deviates from the form of Waitr Master Services Agreement set forth on Schedule 4.12(a)(xix);
(xx) each Privacy Contract; and
(xxi) any other Contract that is material to a Waitr Party and not previously disclosed pursuant to this Section 4.12.
(b) Each Material Contract is valid and binding on the Waitr Party party thereto in accordance with its terms and is in full force and effect. No Waitr Party or, to Waitr’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Waitr has made available to Purchase true, accurate and complete copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder).

Section 4.13 Real Property.
(a) No Waitr Party currently owns, or has ever owned, any interest in real property.
(b) Schedule 4.13(b) sets forth a true, accurate and complete list of all leasehold or subleasehold estates and other rights to hold, use, possess or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by each Waitr Party as of the Effective Time (the “Leased Real Property”).
(c) The Leased Real Property constitutes all of the facilities used or occupied by the Waitr Parties in the conduct of its business as currently conducted. With respect to the Leased Real Property: (i) to Waitr’s Knowledge, each Waitr Party has all easements and rights necessary to conduct its business, as currently conducted; (ii) no portion thereof is, to Waitr’s Knowledge, subject to any pending or threatened condemnation proceeding or proceeding by any Governmental Authority; (iii) no Waitr Party has received written notice, and to Waitr’s Knowledge, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other party or parties the right of use or occupancy of any portion of any parcel of Leased Real Property; (v) no Waitr Party has received any written notice of, and to Waitr’s Knowledge there are no, any outstanding options or rights of first refusal held by any other person to purchase any parcel of Leased Real Property, or any portion or interest therein; (vi) no Waitr Party has received written notice of, and to Waitr’s Knowledge there are no parties (other than a Waitr Party) in possession of any parcel of Leased Real Property, other than tenants under any leases of the Leased Real Property who are in possession of space to which they are entitled; and (vii) the Leased Real Property has been supplied with utilities and other services reasonably sufficient for the operation of each Waitr Party’s business as currently conducted and as proposed to be conducted.
Section 4.14 Title to Assets; Condition and Sufficiency.
(a) The Waitr Parties have good and valid title to, or a valid leasehold or sub-leasehold interest in, all of the tangible properties and assets reflected in the Financial Statements, free and clear of any and all Liens, other than Permitted Liens. Other than this Agreement, there are no agreements with, options or rights granted in favor of, any person to directly or indirectly acquire any Waitr Party’s business, or any interest therein or any tangible properties or assets of a Waitr Party, other than in the ordinary course of business consistent with past practices. No tangible assets or properties used by each Waitr Party in the conduct of its business, as currently conducted, are held in the name or in the possession of any person or entity other than such Waitr Party.
(b) The buildings, structures, furniture, fixtures, machinery, equipment and other items of tangible personal property of each Waitr Party are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures, furniture, fixtures, machinery, equipment and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, structures, furniture, fixtures, machinery, equipment and other items of tangible personal property currently owned or leased by the Waitr Parties, together with all other properties and assets of the Waitr Parties, are sufficient for the continued conduct of each Waitr Party’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Waitr Parties as currently conducted.
Section 4.15 Employee Benefits.
(a) Schedule 4.15(a) sets forth, as of the date of this Agreement, a complete list of all Waitr Benefit Plans. With respect to each Waitr Benefit Plan, Waitr has made available to Landcadia a current, true, accurate and complete copy of each such Waitr Benefit Plan (or if no such copy exists, a written description) and, to the extent applicable, (i) any amendment, (ii) employee handbooks, summary plan description and summary of material modification, (iii) trust agreement or other funding instrument, (iv) most recent three (3) years of Form 5500 and attachments, audited financial statements, actuarial reports and non-discrimination testing results.

(b) Except as set forth on Schedule 4.15(b), all amounts owed by the Waitr Parties under the terms of any Waitr Benefit Plan have been timely paid in full when and as required to be paid. Except as set forth on Schedule 4.15(b), each Waitr Benefit Plan that provides health or welfare benefits is fully insured, and any incurred but not reported claims under each such Waitr Benefit Plan that is not fully insured have been accrued in accordance with GAAP. Each Waitr Party has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course of business, with regard to each Waitr Benefit Plan.
(c) Each Waitr Benefit Plan has been established, maintained, administered and operated in accordance with its terms and in compliance with the applicable terms of ERISA, the Code, and any other applicable Law, in each case in all material respects. Each required report and description of an Waitr Benefit Plan (including Form 5500 annual reports, summary annual reports and summary plan descriptions, and summaries of material modifications) have been (to the extent required) timely filed with the Internal Revenue Service, the United States Department of Labor, or other Governmental Authority and distributed as required, and all notices required by ERISA or the Code or any other applicable Law with respect to each Waitr Benefit Plan have been given.
(d) Each Waitr Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received, or is based on a form of plan that has received, a favorable determination or opinion letter from the Internal Revenue Service, and nothing has occurred, whether by action or failure to act, that could be expected to cause such determination letter to be revoked.
(e) Except as set forth on Schedule 4.15(e), neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated herein shall accelerate the time of vesting for, change the time of payment to, result in severance pay or cause an increase in severance pay upon any termination of employment after the date hereof, or increase the amount of compensation due to, any director, employee or officer, of any Waitr Party, or result in the loss of deduction pursuant to Section 280G of the Code. No individual has a right to receive from any Waitr Party any gross-up payment in respect of taxes that may be imposed under Section 409A or Section 4999 of the Code.
(f) No Waitr Party or any ERISA Affiliate contributes to, or has any obligation to contribute to, or has ability liability (contingent or otherwise) with respect to, any plan that is subject to Title IV of ERISA.
(g) There are no Waitr Benefit Plans that include, nor are there any current or former employees, officers, directors or consultants of any Waitr Party eligible for, any retiree medical or other post-employment health or welfare benefits, other than those receiving or eligible to receive COBRA continuation coverage under Section 4980B of the Code.
(h) With respect to any Waitr Benefit Plan, including any assets of any such Waitr Benefit Plan or any fiduciary to any such Waitr Benefit Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to Waitr’s Knowledge, threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the United States Department of Labor, the Internal Revenue Service or other Governmental Authority is pending, or, to Waitr’s Knowledge, threatened. There has been no non-exempt “prohibited transaction” (and there will be none as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Waitr Benefit Plan.
(i) Each Waitr Benefit Plan that is subject to Section 409A of the Code has been operated in material compliance with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder (collectively, “Section 409A”), and is in documentary compliance with the applicable provisions of Section 409A.
(j) Each Waitr Benefit Plan, to the extent subject to the provisions of the Patient Protection and Affordable Care Act (“PPACA”), is and has been administered in all material respects in accordance with the requirements of PPACA, the Code, ERISA and other applicable Laws. No event has occurred with respect to any Waitr Benefit Plan that is subject to PPACA that would subject a Waitr Party or any ERISA Affiliate, to any material Tax, fine, Lien, penalty or other liability imposed by PPACA, ERISA, the Code or other applicable Laws.

(k) With respect to each Waitr Benefit Plan that is subject to coverage, nondiscrimination and/or top-heavy testing, each such Waitr Benefit Plan has passed each such applicable test for each plan year for which the statute of limitations under the Code has not expired and/or has taken the appropriate actions to correct any failure of any such test within the applicable time limits.
Section 4.16 Labor and Employment.
(a) No Waitr Party is a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union or other labor organization representing any of its employees, and there is no union organizing effort pending or threatened against any Waitr Party with respect to any employees. There has not been, nor to Waitr’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting any Waitr Party.
(b) Except as set forth on Schedule 4.16(b), each Waitr Party is and has been in compliance, in all material respects, with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, independent contractors and consultants of such Waitr Party, including hiring, termination, discrimination, workplace safety, workers’ compensation, payment of taxes, immigration, terms and conditions of employment, wages and hours, classification (exempt/nonexempt and independent contractor/employee) and the Workers Adjustment and Retraining Notification Act. Except as set forth on Schedule 4.16(b), there are no Actions against any Waitr Party pending, or to Waitr’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former employee, consultant or independent contractor of any Waitr Party, including, without limitation, any charge, investigation or claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment-related matter arising under applicable Laws, in each case that would otherwise subject any Waitr Party to any material liability.
(c) Notwithstanding anything to the contrary in this Agreement, each Waitr Party is in compliance with the FLSA, in all material respects, including, but not limited to, its requirements concerning tip-credits and tip-pooling. To the extent a Waitr Party is operating in any jurisdiction that contains laws, statutes, or ordinances concerning such Waitr Party’s wage and hour practices, including, without limitation, any requirements concerning tipped employees, tip-credits and tip-pooling, that are more restrictive than the FLSA, this representation expressly includes such Waitr Party’s compliance with such laws, statutes, or ordinances.
Section 4.17 Taxes.
(a) All material Tax Returns required by Law to be filed by each Waitr Party have been timely filed, and all such Tax Returns are true, accurate and complete in all material respects.
(b) All material amounts of Taxes due and owing by each Waitr Party have been paid.
(c) Each Waitr Party has (i) withheld all material amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding.
(d) No Waitr Party is engaged in any material audit or other administrative proceeding with a taxing authority or any judicial proceeding with respect to Taxes. No Waitr Party has received any written notice from a taxing authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to Waitr’s Knowledge, no such claims have been threatened. With respect to each Waitr Party, no written claim has been made, and to Waitr’s Knowledge, no oral claim has been made, since such Waitr Party’s incorporation by any Governmental Authority in a jurisdiction where such Waitr Party does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of such Waitr Party and no written request for any such waiver or extension is currently pending.

(e) No Waitr Party has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years immediately preceding the date of this Agreement.
(f) No Waitr Party has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(g) No Waitr Party shall be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) any written agreement with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) prepaid amount received on or prior to the Closing; (v) any election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); or (vi) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing.
(h) There are no Liens with respect to Taxes on any of the assets of any Waitr Party, other than Liens for Taxes not yet due and payable.
(i) No Waitr Party has ever (i) been a member of an Affiliated Group or (ii) had any liability for the Taxes of any Person (other than such Waitr Party) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor, by contract or otherwise.
(j) No Waitr Party is a party to or bound by, and does not have any obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing, Tax indemnification or similar agreements.
(k) No Waitr Party has granted any power of attorney that is currently in force with respect to any material Taxes or material Tax Returns.
(l) No Waitr Party is or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
Section 4.18 Intellectual Property.
(a) The Waitr Parties own all right, title and interest in, or has a valid and enforceable written license or right to use, all the Intellectual Property used in connection with, or otherwise necessary for, conducting the business of the Waitr Parties as currently conducted and as proposed to be conducted (the “Waitr Intellectual Property”). Waitr is the sole and exclusive owner of all Owned Intellectual Property, free and clear of all Liens. To Waitr’s Knowledge, all Owned Intellectual Property is valid and enforceable.
(b) Schedule 4.18(b) contains a true, accurate and complete list of all of the Owned Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority, quasi-governmental authority or registrar (the “Registered Intellectual Property”), including (i) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed; (ii) the registration or application date, as applicable, for each such item of Registered Intellectual Property; and (iii) the record owner of each such item of Registered Intellectual Property. All Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. Schedule 4.18(b) also sets forth all material unregistered Owned Intellectual Property. Except as set forth on Schedule 4.18(b), no loss or expiration of any Owned Intellectual Property is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by any Waitr Party, including failure by a Waitr Party to pay any required maintenance fees).

(c) The Waitr Parties have taken all commercially reasonable action to maintain and protect all of Waitr Intellectual Property. The Waitr Parties have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets and any other confidential information of the Waitr Parties (and any confidential information owned by any Person to whom a Waitr Party has a confidentiality obligation). No Trade Secrets or any other confidential information of the Waitr Parties or of any Person to whom a Waitr Party owes a duty of confidentiality has been disclosed by any Waitr Party to any Person other than pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person. No current or former founder, officer, director, shareholder, employee, contractor, or consultant of a Waitr Party has any right, title or interest, directly or indirectly, in whole or in part, in any Waitr Intellectual Property. Each Waitr Party has obtained from all Persons (including all current and former founders, officers, directors, shareholders, employees, contractors, consultants and agents) who have created any Intellectual Property for a Waitr Party valid and enforceable written assignments of any such Intellectual Property to such Waitr Party and Waitr has made available true, accurate and complete forms of such assignments to Landcadia. To Waitr’s Knowledge, no Person is in violation of any such written confidentiality or assignment agreements.
(d) Schedule 4.18(d) sets forth a true, accurate and complete list of all Software that is Owned Intellectual Property. All such Software (i) conforms in all material respects with all specifications, representations, warranties and other descriptions established by the Waitr Parties or conveyed thereby to its customers or other transferees, (ii) is operative for its intended purpose free of any material defects or deficiencies and does not contain any Self-Help Code, Unauthorized Code or similar programs, (iii) has been upgraded as necessary so that the Software is fully functional in every material respect on currently available platforms, and (iv) has been maintained by the Waitr Parties on their own behalf or on behalf of their customers and other transferees to their reasonable satisfaction and in accordance with industry standards. The Waitr Parties have taken all commercially reasonable actions to make such Software and other third-party Software used in connection therewith scalable and sufficient in all material respects for the current and anticipated future needs of the business of Waitr and Waitr’s technology and product roadmap as currently planned and reasonably foreseeable.
(e) All copies of source and object codes relating to all of the Software that is Owned Intellectual Property, and all derivative works or improvements thereof are complete and correct, except for minor deviations that would not have a material adverse effect on the function or use of any of such Software or cause such Software to malfunction. No Person other than a Waitr Party possesses a copy, in any form (print, electronic or otherwise), of any source code for such Software, and all such source code is in the sole possession of Waitr and has been maintained strictly confidential. No Waitr Party has any obligation to afford any Person access to any such source code. Waitr is in possession of all other material relating to the Software, including installation and user documentation, engineering specifications, flow charts and know-how reasonably necessary for the use, maintenance, enhancement, development and other exploitation of such Software as used in, or currently under development for, Waitr’s business.
(f) Except as set forth on Schedule 4.18(f), no product or service of any Waitr Party (including any product or service of any Waitr Party currently under development) contains or otherwise uses any code that is, in whole or in part, subject to the provisions of any license to Publicly Available Software. All Publicly Available Software used by the Waitr Parties has been used in its entirety and without modification.
(g) None of the Waitr Parties nor any of their consultants has used Publicly Available Software in whole or in part in the former or current development of any part of the Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property in a manner that may (i) require, or condition the use or distribution of any Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any portion of such Owned Intellectual Property or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Waitr Parties to use, distribute or enforce any Owned Intellectual Property in any manner.
(h) The IT Assets are operational, fulfill the purposes for which they were acquired or developed, have security, back-ups and disaster recovery arrangements in place and hardware and Software support, maintenance and trained personnel that are sufficient in all material respects for the current and anticipated future needs of the business of the Waitr Parties. Waitr has disaster recovery and security plans, procedures and facilities and has taken reasonable steps to safeguard the availability, security and integrity of the IT Assets and all data and information stored thereon, including from unauthorized access and infection by Unauthorized Code. Waitr has maintained in the ordinary course of business all required licenses and service contracts, including the purchase of a sufficient number of license seats for all Software, with respect to the IT Assets. The IT Assets have not suffered any security breach or material failure within the past five (5) years.
(i) Each Waitr Party, the former and current conduct of the business of each Waitr Party and all products and services of the Waitr Parties and the use thereof have not infringed or otherwise violated, and do not infringe or otherwise violate, any Intellectual Property rights of any Person. Except as set forth on Schedule 4.18(i), no Waitr Party is the subject of any pending legal proceeding that (i) alleges a claim of infringement, misappropriation, dilution or violation of any Intellectual Property rights of any Person, and no such claim has been asserted or threatened against any Waitr Party at any time since the date incorporation of such Waitr Party or (ii) challenges the ownership, use, patentability, registration, validity or enforceability of any Owned Intellectual Property. Except as set forth on Schedule 4.18(i), no Person has notified a Waitr Party that any of such Person’s Intellectual Property rights are infringed, misappropriated or otherwise violated by a Waitr Party or that a Waitr Party requires a license to any of such Person’s Intellectual Property rights in order for such Waitr Party to continue activities that are material to such Waitr Party’s business as currently conducted or as proposed to be conducted. Except as set forth on Schedule 4.18(i), to Waitr’s Knowledge, there is no actual unauthorized use, interference, disclosure, infringement, misappropriation or violation by any Person of any of the Owned Intellectual Property, and no written or oral claims alleging such infringement, violation or misappropriation have been made since Waitr’s incorporation against any Person by Waitr.
(j) No Waitr Party has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any of Waitr Intellectual Property or any Intellectual Property that was formerly Waitr Intellectual Property.
(k) The consummation of the transactions contemplated by this Agreement will not, pursuant to any Contract to which a Waitr Party is a party, result in the loss or impairment of any Waitr Party’s right to own or use any Waitr Intellectual Property. Immediately subsequent to the Closing, the Waitr Intellectual Property shall be owned or available for use by the Waitr Parties on terms and conditions identical to those under which the Waitr Parties own or use the Waitr Intellectual Property immediately prior to the Closing, without payment of additional fees.
(l) Except as set forth on Schedule 4.18(l), no Waitr Party has experienced any Security Breaches or material Security Incidents, and no Waitr Party has received any written or oral notices or complaints from any Person regarding such a Security Breach or material Security Incident. No Waitr Party has received any written or oral complaints, claims, demands, inquiries or other notices, including without limitation a notice of investigation, from any Person (including any governmental authority or self-regulatory authority or entity) regarding such Waitr Party’s Processing of Personal Information or compliance with applicable Privacy and Security Requirements. Each Waitr Party maintains systems and procedures reasonably intended to receive and respond to complaints regarding such Waitr Party’s Processing of Personal Information.
(m) Each Waitr Party is and always has been in material compliance with all applicable Privacy and Security Requirements. Waitr has made available to Landcadia true, accurate and complete copies of all Privacy Policies and Privacy Contracts. Each Waitr Party has a valid and legal right (whether contractually, by law or otherwise) to access or use all Personal Information and any other information of any Person that is Processed by or on behalf of such Waitr Party in connection with the use and/or operation of its products, services and business. Each Privacy Policy (i) is incorporated into the User Agreement, (ii) states that Personal Information and other data may be transferred in a merger, acquisition, reorganization, or sale of assets, and (iii) states how Personal Data and other data are Processed by any Waitr Web Site or any Software. Waitr requires each user of Waitr Web Site and Software to agree and consent to the applicable Privacy Policy.

(n) Each Waitr Party has implemented reasonable physical, technical and administrative safeguards designed to protect Personal Information in its possession or control from unauthorized access by any Person, including such Waitr Party’s employees and contractors, and to ensure compliance in all material respects with all applicable Privacy and Security Requirements. Each Waitr Party contractually requires all third parties who have access to or receive Personal Information from such Waitr Party to materially comply with all applicable Privacy and Security Requirements, and to use commercially reasonable efforts consistent with industry standards to store and secure all Personal Information to protect against unauthorized Processing of the Personal Information.
(o) The execution, delivery, or performance of this Agreement and the consummation of the contemplated transactions shall not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit any Waitr Party’s rights to own or Process any Personal Information used in or necessary for the conduct of the Business.
(p) The Waitr Parties have implemented business continuity and disaster recovery plans and have arranged for back-up data processing services adequate to meet their data processing needs in the event that the information systems material to the Waitr Parties (or any of their material components) are rendered temporarily or permanently inoperative as a result of a natural or other disaster.
Section 4.19 Insurance.
(a) Schedule 4.19(a) sets forth a true, accurate and complete list of all insurance policies maintained by each Waitr Party, specifying the type of coverage, the amount of coverage, the insurer, the policy number and the expiration date of each such policy (collectively, the “Insurance Policies”). The insurance coverage that each Waitr Party carries is adequate and appropriate for its business as presently conducted and proposed to be conducted.
(b) With respect to each Insurance Policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the execution of this Agreement and the consummation of the transactions contemplated hereby; (iii) no Waitr Party or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof.
Section 4.20 Absence of Changes.
(a) Since the date of the most recent balance sheet included in the Interim Financial Statements, each Waitr Party has operated its business in the ordinary course, consistent with its past practices, and there has not been any been any change, development, condition, occurrence, event or effect relating to such Waitr Party that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Waitr Material Adverse Effect.
(b) From the date of the most recent balance sheet included in the Interim Financial Statements through the date of this Agreement, no Waitr Party has taken any action that (i) would be prohibited from being freely taken by Section 6.1 if such action had been taken after the date hereof and (ii) is material to the Waitr Parties, taken as a whole.
Section 4.21 Interested Party Transactions.   Except as set forth on Schedule 4.21, no current officer or director of any Waitr Party or, to Waitr’s Knowledge, any current stockholder or employee, or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person, has had, either directly or indirectly, a material interest in: (a) any person or entity that purchases from, or sells, licenses or furnishes to, any Waitr Party any goods, property, technology, intellectual or other property rights or services; or (b) any Contract to which a Waitr Party is a party or by which it may be bound.
Section 4.22 Change of Control Payments.   Except as set forth on Schedule 4.22, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due from a Waitr Party to any stockholder, director, officer or employee of any Waitr Party, or any such payment materially increasing or accelerating (except as contemplated by this Agreement or the effect of which is contingent upon the consummation of the Merger).
Section 4.23 Information Supplied.   None of the information relating to the Waitr Parties supplied by any Waitr Party, or by any other Person acting on behalf of a Waitr Party, in writing for inclusion in the Landcadia Business Combination Proxy Statement shall, as of the date the Landcadia Business Combination Proxy Statement (or any amendment or supplement thereto) is first mailed to the Landcadia Common Stockholders, at the time of the Special Meeting, or at the Effective Time, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading in any material respect.
Section 4.24 No Brokers’ Fees.   Except as set forth on Schedule 4.24 (which fees shall be the sole responsibility of Waitr), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Waitr or any of its Affiliates.
Section 4.25 No Additional Representations and Warranties.   Except as provided in this Article IV, none of Waitr or any of its directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty to Landcadia, Merger Sub or their Affiliates.
V. REPRESENTATIONS AND WARRANTIES OF LANDCADIA AND MERGER SUB
Except as set forth on the Disclosure Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or in the SEC Reports, Landcadia represents and warrants to Waitr as of the date of this Agreement as follows:
Section 5.1 Organization and Authority.   Each of Landcadia and Merger Sub (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and (b) has all requisite corporate power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted. Each of Landcadia and Merger Sub is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Landcadia or Merger Sub to enter into this Agreement or consummate the transactions contemplated hereby.
Section 5.2 Authorization and Enforceability.
(a) Each of Landcadia and Merger Sub has all requisite corporate or entity power and authority to execute, deliver and perform this Agreement and, upon receipt of Landcadia Business Combination Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Landcadia and Merger Sub, and except for Landcadia Business Combination Approval, no other corporate proceeding on the part of Landcadia or Merger Sub is necessary to authorize this Agreement (assuming, if such consummation and performance, as applicable, would occur after May 24, 2018, that Landcadia Extension Approval has been obtained). This Agreement has been duly and validly executed and delivered by each of Landcadia and Merger Sub and assuming due authorization and execution by each other Party hereto, this Agreement constitutes a legal, valid and binding obligation of each of Landcadia and Merger Sub, enforceable against Landcadia and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The affirmative vote of holders of a majority of the outstanding shares of Landcadia Class A Common Stock and Landcadia Class F Common Stock, voting as a single class, entitled to vote at the Special Meeting, assuming a quorum is present, to approve the Transaction Proposals are the only votes of any of Landcadia’s capital stock necessary in connection with the entry into this Agreement by Landcadia, and the consummation of the transactions contemplated hereby, including the Closing (the “Landcadia Business Combination Approval”).
(c) At a meeting duly called and held, the Landcadia Board unanimously: (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Landcadia Common Stockholder; (ii) determined that the fair market value of Waitr is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) resolved to recommend to Landcadia Common Stockholders the approval of the transactions contemplated by this Agreement.
Section 5.3 Noncontravention.   Subject to Landcadia Extension Approval, the execution, delivery and performance of this Agreement by Landcadia and Merger Sub and, upon receipt of Landcadia Business Combination Approval, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of Landcadia Organizational Documents or any organizational documents of any Subsidiaries of Landcadia (including Merger Sub), (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Landcadia or Merger Sub, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Landcadia or any Subsidiaries of Landcadia (including Merger Sub) is a party or by which any of them or any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Landcadia (including Merger Sub), except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Landcadia or Merger Sub to enter into and perform its respective obligations under this Agreement.
Section 5.4 Litigation and Proceedings.   There are no pending or, to the knowledge of Landcadia, threatened, Actions against Landcadia or Merger Sub, or otherwise affecting Landcadia or Merger Sub or their assets, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a Landcadia Material Adverse Effect.
Section 5.5 Governmental Authorities; Consents.   Subject to receipt of Landcadia Business Combination Approval, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Landcadia or Merger Sub with respect to Landcadia or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act and Federal Securities Laws.
Section 5.6 Financial Ability; Trust Account.
(a) There is at least $250,000,000 (less, as of the Closing, the Redemption Amount payable to the holders of Landcadia Class A Common Stock who have validly exercised their right to receive payment pursuant to Landcadia Stock Redemption) invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to that certain Investment Management Trust Agreements, dated May 25, 2016, by and between Landcadia and the Trustee (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Landcadia Organizational Documents. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Landcadia has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred that, with due notice or lapse of time or both, would constitute such a default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Since May 25, 2016, Landcadia has not released any money from the Trust Account. As of the Effective Time, the obligations of Landcadia to dissolve or liquidate pursuant to Landcadia Organizational Documents shall terminate, and as of the Effective Time, Landcadia shall have no obligation whatsoever pursuant to Landcadia Organizational Documents to dissolve and liquidate the assets of Landcadia by reason of the consummation of the transactions contemplated hereby.
(b) As of the date hereof, and assuming the rights of Landcadia Common Stockholders to cause Landcadia to redeem their shares of Landcadia Class A Common Stock for cash pursuant to Landcadia Organizational Documents are not exercised, available cash in the Trust Account is sufficient for Merger Sub and the Surviving Company to complete the transactions contemplated by this Agreement and to pay all fees, prepayment premiums, costs (including breakage costs and termination amounts) and expenses required to be paid by Landcadia or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, assuming the accuracy of the representations and warranties of Waitr contained herein and the compliance by Waitr with its obligations hereunder, none of Landcadia or Merger Sub has any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Landcadia and Merger Sub on the Closing Date.
Section 5.7 No Brokers’ Fees.   Except as set forth on Schedule 5.7 (which fees shall be the sole responsibility of Landcadia), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Landcadia or any of its Affiliates.
Section 5.8 Solvency.   Assuming that the representations and warranties of Waitr contained in this Agreement are true, accurate and complete in all material respects, and after giving effect to the Merger, at and immediately after the Effective Time, each of Landcadia and the Surviving Company (a) will be solvent, (b) will have adequate capital and liquidity with which to engage in its business and (c) will not have incurred and does not plan to incur debts beyond its ability to pay as they mature or become due.
Section 5.9 SEC Reports; Financial Statements.
(a) Landcadia has filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since May 25, 2016 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Landcadia as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.
(b) Landcadia has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that material information relating to Landcadia is made known to Landcadia’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Landcadia’s knowledge, such disclosure controls and procedures are effective in timely alerting Landcadia’s principal executive officer and principal financial officer to material information required to be included in Landcadia’s periodic reports required under the Exchange Act.
(c) Landcadia has established and maintained a system of internal controls and, to Landcadia’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Landcadia’s financial reporting and the preparation of Landcadia’s financial statements for external purposes in accordance with GAAP.
Section 5.10 Business Activities.
(a) Since its respective organization, neither Landcadia nor Merger Sub has conducted any business activities other than activities directed toward completing a Business Combination. Except as set forth in the Landcadia Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Landcadia or Merger Sub or to which Landcadia or Merger Sub is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Landcadia, any acquisition of property by Landcadia or the conduct of business by Landcadia as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Landcadia or Merger Sub to enter into and perform their obligations under this Agreement.
(b) Except for Merger Sub, Landcadia does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.
Section 5.11 Proxy Statement.   None of the information to be included in the Landcadia Business Combination Proxy Statement (other than any information provided by or on behalf of the Waitr Parties) shall, as of the date the Landcadia Business Combination Proxy Statement (or any amendment or supplement thereto) is first mailed to Landcadia Common Stockholders, at the time of the Special Meeting, or at the Effective Time, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading in any material respect.
Section 5.12 No Landcadia Material Adverse Effect.   Since the date of the latest Form 10-Q of Landcadia filed with the SEC, there has not been any change, development, condition, occurrence, event or effect relating to Landcadia that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Landcadia Material Adverse Effect.
Section 5.13 Capitalization.   The authorized capital stock of Landcadia consists of  (i) 20,000,000 shares of Landcadia Class F Common Stock, par value $0.0001 per share, of which 6,250,000 shares are issued and outstanding as of the date of this Agreement, (ii) 200,000,000 shares of Landcadia Class A Common Stock, par value $0.0001 per share, of which 25,000,000 are issued and outstanding as of the date of this Agreement, (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding as of the date of this Agreement, (iv) warrants to purchase 12,500,000 shares of Landcadia Class A Common Stock at a price of  $11.50 per share, and (v) warrants to purchase 14,000,000 shares of Landcadia Class A Common Stock at the price of  $11.50 per share (the “Private Placement Warrants”). Except as set forth in this Section 5.13 or as set forth on Schedule 5.13, there are no other shares of common stock, preferred stock or other equity interests of Landcadia authorized, reserved, issued (or planned to be issued) or outstanding.
Section 5.14 Reporting Company.   Landcadia is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Landcadia Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act.
Section 5.15 Listing.   The Landcadia Class A Common Stock is listed on Nasdaq. Landcadia has not received any oral or written notice that the Landcadia Class A Common Stock is ineligible or will become ineligible for listing on Nasdaq nor that the Landcadia Class A Common Stock does not meet all requirements for the continuation of such listing. Landcadia satisfies all the requirements for the continued listing of the Landcadia Class A Common Stock on Nasdaq. Landcadia is in material compliance with all applicable Nasdaq listing and corporate governance rules.
Section 5.16 Sarbanes-Oxley Act.   Landcadia is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Landcadia Material Adverse Effect.
Section 5.17 Investment Company.   Landcadia is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.18 Application of Takeover Protections.   Landcadia and the Landcadia Board have taken all necessary action to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Second Amended and Restated Certificate of Incorporation (or similar charter documents) or the Laws of the State of Delaware that are or could become applicable to Waitr as a result of Waitr, Landcadia and Merger Sub fulfilling their respective obligations or exercising their respective rights under this Agreement, including without limitation as a result of Landcadia’s issuance of the Stock Consideration.
Section 5.19 No Market Manipulation.   Neither Landcadia nor its Affiliates have taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Landcadia Class A Common Stock to facilitate the sale or resale of the Landcadia Class A Common Stock or affect the price at which the Landcadia Class A Common Stock may be issued or resold; provided, however, that this provision shall not prevent Landcadia from engaging in investor relations or public relations activities consistent with past practices.
Section 5.20 No Disagreements with Accountants and Lawyers.   To Landcadia’s knowledge, there are no disagreements of any kind presently existing, or reasonably anticipated by Landcadia to arise, between Landcadia and the accountants and lawyers formerly or presently employed by Landcadia, including, disputes or conflicts over payment owed to such accountants and lawyers.
Section 5.21 DTC Status.   Landcadia’s transfer agent is a participant in, and the Landcadia Class A Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, contact person and email address of Landcadia’s transfer agent is set forth on Schedule 5.21.
Section 5.22 Section 368.   Neither Landcadia nor Merger Sub has taken any action and neither has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (a) Merger Sub has no plan or intention to issue additional shares of stock, warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire stock in Merger Sub, that, if exercised or converted, would result in Landcadia losing control of Merger Sub within the meaning of Section 368(c) of the Code; (b) Landcadia has no plan or intention to liquidate Merger Sub, to merge Merger Sub with another corporation unless Merger Sub is the surviving corporation in such merger, or to sell or otherwise dispose of any of the stock of Merger Sub, or to cause Merger Sub to sell or otherwise dispose of any of the assets of Waitr acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(c) of the Code; (c) no shares of Landcadia Common Stock have been or will be transferred to Merger Sub in connection with the Merger; (d) no stock of Merger Sub will be issued in the Merger; (e) neither Landcadia nor any person related to Landcadia (with the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to reacquire, either directly or indirectly through an Affiliate, any of the Landcadia Common Stock issued in the Merger, and Landcadia has no plan or intention to make any distribution (other than regular dividends) with respect to such stock; (f) following the Merger, Landcadia and Merger Sub intend to continue Waitr’s historic business; and (g) neither Landcadia nor Merger Sub are investment companies as defined in Section 368(a)(2)(F) of the Code.
Section 5.23 No Additional Representations and Warranties.   Except as provided in this Article V, none of Landcadia or Merger Sub or any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Waitr or its Affiliates.

VI. COVENANTS
Section 6.1 Conduct of the Business.   Waitr agrees that, during the period commencing on the date of this Agreement and ending as of the earlier of  (x) termination of this Agreement in accordance with Article VIII, and (y) the Closing, except as otherwise contemplated by this Agreement or as consented to in writing by Landcadia (which consent shall not be unreasonably withheld, conditioned or delayed), each Waitr Party shall (i) conduct its business in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain the business, properties, physical facilities and operations of each Waitr Party, preserve intact the current business organization of the Waitr Parties, keep available the services of the current officers, key employees and agents of each Waitr Party and maintain the relations and goodwill with suppliers, customers, lessors, and licensors, (iii) take the actions set forth on Schedule 6.1 and (iii) not, directly or indirectly, effect any of the following:
(a) make any change in or amendment to its Organizational Documents;
(b) (i) make, declare or pay any dividend or distribution to Waitr Stockholders in their capacities as stockholders (which expressly shall not include any repurchases of Waitr Capital Stock from employees or other service providers pursuant to the express terms of repurchase rights contained in written agreements with such service providers), (ii) effect any recapitalization, reclassification, split or other change in its capitalization or (iii) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock (other than the issuance of shares of Waitr Common Stock upon the exercise of any Waitr Option outstanding on the date of this Agreement or assign or transfer any of its repurchase rights with respect to shares of Waitr Common Stock held by any employee or former employee, in each case as disclosed on Schedule 4.6(b)), or split, combine or reclassify any shares of its capital stock;
(c) enter into, assume, assign, partially or completely amend any material term of, modify any material term of or voluntarily terminate (excluding any expiration in accordance with its terms) any Material Contract, any lease related to the Leased Real Property or any collective bargaining or similar agreement to which any Waitr Party is a party or by which it is bound, other than entry into such agreements in the ordinary course consistent with past practice;
(d) incur any Indebtedness (other than (i) a Working Capital Line of Credit and (ii) accounts payable and accrued liabilities in the ordinary course of business consistent with past practice);
(e) sell, lease, license, permit to lapse, abandon or otherwise dispose of any of its properties or assets that are material to its business, except for sales or dispositions of items or materials in an amount not in excess of  $100,000 in the aggregate;
(f) (i) grant or agree to grant to any employee or other independent contractor of any Waitr Party, who has annual compensation in excess of  $100,000, any increase in wages or bonus, severance, profit sharing, retirement, insurance or other compensation or benefits except for annual cost of living increases in the ordinary course of business consistent with past practice, or (ii) adopt or establish any new compensation or employee benefit plans or arrangements, or amend, terminate, or agree to amend or terminate any existing Waitr Benefit Plans, or (iii) except with respect to the acceleration of the Waitr Options held by the persons set forth on Schedule 4.22, accelerate the time of payment, vesting or funding of any compensation or benefits under any Waitr Benefit Plan (including any plan or arrangement that would be a Waitr Benefit Plan if it was in effect on the date hereof), or (iv) make or agree to make any bonus or incentive payments to any individual outside of the currently effective bonus plan as has been made available to Landcadia, or (v) enter into any new collective bargaining agreement or employment, consulting or other compensation agreement (A) for which the annual compensation to be paid is greater than $100,000 or (B) that is not terminable upon notice and without liability to any Waitr Party, except (1) as may be required under applicable Law, (2) as required pursuant to Waitr Benefit Plans in accordance with their existing terms as in effect on the date hereof, (3) for payment of any accrued or earned but unpaid compensation, or (4) pursuant to employment, retention, change-of-control or similar type Contracts existing as of the date hereof, provided to Landcadia prior to the date hereof and set forth on Schedule 4.15(a) or (vi) modify in any respect the terms of any existing employment, consulting or other compensation agreement or (vi) make any change to the key management structure of the Waitr Parties, including the hiring and firing of additional officers or termination of existing officers (other than for “cause”);
(g) (a) make, change or rescind any Tax election, (b) settle or compromise any claim, notice, audit report or assessment in respect of Taxes, (c) change any Tax period, (d) adopt or change any method of Tax accounting, (e) file any amended Tax Return or claim for a Tax refund, (f) surrender any right to claim a refund of Taxes, (g) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement related to any Tax, or (h) request any Tax ruling from a competent authority;
(h) cancel or forgive any Indebtedness owed to any Waitr Party;
(i) except as may be required by applicable Law or GAAP, make any material change in the financial or tax accounting methods, principles or practices of any Waitr Party (or change an annual accounting period);
(j) unless required by applicable Law, (i) enter into any collective bargaining agreement, works council agreement or any other labor-related Contract with any labor union, labor organization or works council, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Waitr Parties;
(k) implement any employee layoffs that would, independently or in connection with any layoffs occurring prior to the date hereof, implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended;
(l) grant or otherwise create or consent to the creation of any Lien (other than a Permitted Lien) on any of its material assets or Leased Real Property;
(m) make any material change to any of the cash management practices of the Waitr Parties, including materially deviating from or materially altering any of its practices, policies or procedures in paying accounts payable or collecting accounts receivable;
(n) make any material change to the marketing strategy of the Waitr Parties (it being understood that implementation of television advertising pursuant to agreements with strategic partners in effect as of the date of this Agreement shall not be considered to be a material change to the marketing strategy of the Waitr Parties);
(o) make any change to any tip-pooling arrangement or to any practices of any Waitr Party with respect to tips and gratuities as in effect as of the date hereof, unless required by applicable Law;
(p) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business or that otherwise do not exceed $100,000 individually or $200,000 in the aggregate;
(q) make or incur any capital expenditures, except for capital expenditures (A) in the ordinary course of business or (B) other than capital expenditures in an amount not to exceed $100,000 individually or $200,000 in the aggregate;
(r) (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of any assets, business, stock or other properties in excess of  $100,000 individually or $200,000 in the aggregate, (iii) sell, transfer, license, assign or otherwise dispose of or encumber any of the material assets or Intellectual Property pertaining to the business of any Waitr Party with a value in excess of $200,000, or acquire any assets in excess of  $200,000 or (iv) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Waitr Party (other than the Merger);

(s) enter into any agreement that restricts the ability of any Waitr Party to engage or compete in any line of business, or enter into any agreement that restricts the ability of any Waitr Party to enter a new line of business;
(t) make any loans or advances to any Person, except for advances to employees or officers of any Waitr Party in the ordinary course of business consistent with past practice;
(u) fail to maintain, cancel or materially change coverage under any Insurance Policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to each Waitr Party and its assets and properties; and
(v) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 6.1.
Section 6.2 Signing Form 8-K.   As promptly as practicable, Landcadia shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”), and Waitr and Landcadia shall jointly issue a mutually agreeable press release announcing the execution of this Agreement.
Section 6.3 Financial Statements and Related Information.
(a) Waitr shall provide to Landcadia as promptly as practicable after the date of this Agreement (i) audited consolidated financial statements of the Waitr Parties, including audited consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows as of and for the years ended December 31, 2017, and 2016 and 2015, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X, accompanied by a signed report of Waitr’s independent auditor with respect thereto, which report shall refer to the standards of the PCAOB (the “PCAOB Audited Financial Statements”) and shall be unqualified, (ii) unaudited consolidated financial statements of the Waitr Parties, including consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows as of and for the three (3) month period ended March 31, 2018 and the comparable period in the prior year, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X and a review by Waitr’s independent auditor in accordance with PCAOB Auditing Standard 4105 (the “Reviewed Interim Financial Statements”) and (iii) all selected financial data of the Waitr Parties required by Item 301 of Regulation S-K, in each case to be included in a proxy statement for the purpose of soliciting proxies from the Landcadia Common Stockholders to vote at the Special Meeting in favor of the Transaction Proposals (the “Landcadia Business Combination Proxy Statement”).
(b) Waitr shall provide to Landcadia the unaudited consolidated financial statements of the Waitr Parties, including consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X and a review by Waitr’s independent auditor in accordance with PCAOB Auditing Standard 4105, for each fiscal quarter of the Waitr Parties after March 31, 2018 (and the comparable period in the prior year) and at least forty (40) days prior to the Closing Date, in each case within forty (40) days following the end of each such fiscal quarter.
Section 6.4 Proxy Solicitation; Proxy Statement; Other Actions.
(a) As promptly as practicable (provided that Waitr has provided to Landcadia all of the information described in Section 6.3 and this Section 6.4(a)), Landcadia and Waitr shall prepare and Landcadia shall file with the SEC the Landcadia Business Combination Proxy Statement, which shall comply as to form, in all material respects, with the relevant provisions of the Exchange Act. Landcadia and Waitr shall each use commercially reasonable efforts to have any comments to the Landcadia Business Combination Proxy Statement received from the SEC “cleared” as promptly as reasonably practicable after receipt of any such comments, and Landcadia shall thereafter, in compliance with the relevant requirements of the Exchange Act, mail or deliver to the Landcadia Common Stockholders the definitive Landcadia Business Combination Proxy Statement. Landcadia shall notify Waitr promptly after the filing of the Landcadia Business Combination Proxy Statement with the SEC, when any supplement or amendment thereto has been filed, any request by the SEC for amendment of or comments thereon and responses thereto, or requests by the SEC for additional information. Each of Waitr and Landcadia acknowledges that a substantial portion of the Landcadia Business Combination Proxy Statement and certain other forms, reports and other filings required to be made by Landcadia under the Exchange Act in connection with the Merger (collectively, “Additional Landcadia Filings”) will include disclosure regarding the Waitr Parties and their respective businesses, and their management, operations and financial condition. Accordingly, Waitr shall, and shall cause the Waitr Parties to, as promptly as reasonably practicable, provide Landcadia with all information concerning the Waitr Parties, their respective businesses, management, operations and financial condition, in each case, that is reasonably required to be included in any Landcadia SEC Filing. Waitr shall make, and shall cause the Waitr Parties to make, their Affiliates, directors, officers, managers, employees, accountants and auditors reasonably available to Landcadia and its counsel in connection with the drafting of the Landcadia Business Combination Proxy Statement and Additional Landcadia Filings and responding in a reasonably timely manner to any comments thereto from the SEC. Without limiting the generality of the foregoing, Waitr shall cooperate with Landcadia in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC). Landcadia, acting through the Landcadia Board, shall include in the Landcadia Business Combination Proxy Statement the recommendation of the Landcadia Board that the Landcadia Common Stockholders vote in favor of the Transaction Proposals, as provided in Section 6.5; provided, however, that the Landcadia Board may withdraw or modify such recommendation if the Landcadia Board determines in good faith, after consultation with outside counsel, that failure to do so could be inconsistent with its fiduciary obligations under applicable Law.
(b) Each of Waitr and Landcadia shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Landcadia Business Combination Proxy Statement will, as of the date the Landcadia Business Combination Proxy Statement (or any amendment or supplement thereto) is first mailed to the Landcadia Common Stockholders, at the time of the Special Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing any information relating to Waitr, Landcadia, Merger Sub or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by Waitr or Landcadia that is required to be set forth in an amendment or supplement to the Landcadia Business Combination Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Landcadia Common Stockholders.
Section 6.5 Landcadia’s Special Meeting.   Landcadia shall, as promptly as practicable after the Landcadia Business Combination Proxy Statement is “cleared” by the SEC’s staff  (a) give notice of and (b) convene and hold a special meeting of its stockholders (the “Special Meeting”) in accordance with the Landcadia Organizational Documents, for the purposes of obtaining Landcadia Business Combination Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a Landcadia Stock Redemption. Landcadia shall, through the Landcadia Board, recommend to its stockholders the (A) adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations, (B) approval of the issuance of shares of Landcadia Common Stock in connection with the Merger, if required under exchange rules and regulations, (C) adoption and approval of the Third Amended and Restated Certificate of Incorporation, (D) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Landcadia Business Combination Proxy Statement or correspondence related thereto, (E) approval of the adoption of the Landcadia 2018 LTIP, (F) adoption and approval of any other proposals as reasonably agreed by Landcadia and Waitr to be necessary or appropriate in connection with the transactions contemplated hereby, and (G) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (G), collectively, the “Transaction Proposals”). Landcadia shall promptly notify Waitr in writing of any determination to make any withdrawal of such recommendation or amendment, qualification or modification of such recommendation in a manner adverse to Waitr (a “Change in Recommendation”). Landcadia agrees that its obligation to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Change in Recommendation, and Landcadia agrees to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting, regardless of whether or not there shall be any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Landcadia shall be entitled to postpone or adjourn the Special Meeting (a) to ensure that any supplement or amendment to the Landcadia Business Combination Proxy Statement that the board of directors of Landcadia has determined in good faith is required by applicable Law is disclosed to Landcadia Common Stockholders and for such supplement or amendment to be promptly disseminated to Landcadia Common Stockholders prior to the Special Meeting, (b) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Landcadia Business Combination Proxy Statement), there are insufficient shares of Landcadia Class A Common Stock and Landcadia Class F Common Stock to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting, or (c) by ten (10) Business Days in order to solicit additional proxies from stockholders in favor of the adoption of the Transaction Proposals; provided, that in the event of a postponement or adjournment pursuant to clauses (a) or (b) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.
Section 6.6 Closing Form 8-K; Closing Press Release.   At least five (5) days prior to Closing, Landcadia shall begin preparing, in consultation with Waitr, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Merger pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, Waitr and Landcadia shall prepare a mutually agreeable press release announcing the consummation of the Merger (“Closing Press Release”). Concurrently with the Closing, Landcadia shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.
Section 6.7 Access to Information.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Waitr by third parties that may be in Waitr’s possession from time to time, and except for any information that in the opinion of legal counsel of Waitr would result in the loss of attorney-client privilege or other privilege from disclosure, Waitr shall afford to Landcadia and its representatives reasonable access during the period commencing on the date hereof and ending as of the Closing, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of Waitr, to all of Waitr’s properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Waitr, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of Waitr as such representatives may reasonably request. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Landcadia and Merger Sub and their respective representatives under this Agreement shall be subject to the Nondisclosure Agreement prior to the Effective Time.
Section 6.8 Commercially Reasonable Efforts; Consents.
(a) Each of the Parties shall cooperate, and use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement reasonably promptly after the date hereof, including obtaining all licenses, consents, approvals, authorizations, qualifications and Governmental Orders necessary to consummate the transactions contemplated by this Agreement; provided, that in no event shall any Party be required to pay any material fee, penalty or other consideration to obtain any license, permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the transactions contemplated hereby. Each of Waitr and Landcadia shall pay fifty percent (50%) of the applicable filing fees due under the HSR Act.
(b) Without limiting the generality of the foregoing, each Party shall promptly after execution of this Agreement (but in no event later than fifteen (15) Business Days after the date hereof) make all filings or submissions as are required under the HSR Act. Each Party shall promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other commercially reasonable actions necessary to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party shall promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates or any of its or their representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, and subject to applicable Law, each Party shall: (i) promptly notify other Parties of any written communication made to or received by them, as the case may be, from any Governmental Authority regarding any of the transactions contemplated hereby; (ii) permit each other to review in advance any proposed written communication to any such Governmental Authority and incorporate reasonable comments thereto; (iii) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and (iv) furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective representatives, on one hand, and any such Governmental Authority, on the other hand, in each case, with respect to this Agreement and the transactions contemplated hereby.
(c) No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any of the aforementioned filings. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.
Section 6.9 Publicity.   None of the Parties shall and, each Party shall cause its Affiliates not to, make or issue any public announcement or press release to the general public with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent or prior notice shall be required in connection with any public announcement or press release the content of which is consistent with that of any prior or contemporaneous public announcement or press release by any Party in compliance with this Section 6.9. Nothing in this Section 6.9 shall limit any Party from making any announcements, statements or acknowledgments that such Party is required by applicable Law or the requirements of any national securities exchange to make, issue or release (including in connection with the exercise of the fiduciary duties of the board of directors of Landcadia); provided, that, to the extent practicable, the Party making such announcement, statement or acknowledgment shall provide such announcement, statement or acknowledgment to the other Parties prior to release and consider in good faith any comments from such other Parties.

Section 6.10 Non-Solicitation.
(a) From the date of this Agreement until the earlier of  (x) the Effective Time or (y) the date on which this Agreement is terminated, other than in connection with the transactions contemplated hereby, Landcadia agrees that it shall not, and shall not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants), to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, a Business Combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to a Business Combination with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to a Business Combination, or (iii) enter into any agreement relating to a Business Combination. Landcadia shall promptly notify Waitr of any submissions, proposals or offers made with respect to a Business Combination as soon as practicable following Landcadia’s awareness thereof.
(b) From the date of this Agreement until the earlier of  (x) the Effective Time or (y) the date on which this Agreement is terminated, other than in connection with the transactions contemplated hereby, Waitr agrees that it shall not, and shall not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) or other Waitr Parties to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs Waitr that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement relating to an Acquisition Proposal. Waitr shall give notice of any Acquisition Proposal to Landcadia as soon as practicable following its awareness thereof.
Section 6.11 Directors’ and Officers’ Indemnification.
(a) Landcadia shall and shall cause the Surviving Corporation immediately following the Closing to ensure, that all rights to indemnification now existing in favor of any individual who, at or prior to the Effective Time, was a director, officer, employee or agent of Waitr or who, at the request of Waitr, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) solely to the extent as provided in the respective governing documents and indemnification agreements to which Waitr is a party or bound, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time and indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in such governing documents shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder; provided, that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Neither Landcadia nor the Surviving Corporation shall settle, compromise or consent to the entry of judgment in any action, proceeding or investigation or threatened action, proceeding or investigation without the written consent of such Indemnified Person.
(b) On or prior to the Closing Date, Waitr shall purchase, through a broker of Waitr’s choice, and maintain in effect for a period of six (6) years thereafter, (i) a tail policy to the current policy of directors’ and officers’ liability insurance maintained by Waitr, which tail policy shall be effective for a period from the Closing through and including the date six (6) years after the Closing Date with respect to claims arising from facts or events that occurred on or before the Closing, and which tail policy shall contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than, but not materially more advantageous than, in the aggregate, the coverage currently provided by such current policy, and (ii) “run off” coverage as provided by Waitr’s fiduciary and employee benefit policies, in each case, covering those Persons who are covered on the date hereof by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than, but not materially more advantageous than, the coverage provided under Waitr’s existing policy; provided, however, that the amount paid by Waitr per annum under this Section 6.11(b) shall not exceed 200% of Waitr’s current annual premium for Waitr’s current policy of directors’ and officers’ liability insurance, and; provided, further that if the annual premium exceeds such amount, then Waitr shall obtain such insurance with the greatest coverage available but not materially more advantageous than the existing policy for a cost not exceeding such amount.
(c) From and after the Effective Time, Landcadia shall and hereby agrees to cause the Surviving Corporation to indemnify, defend and hold harmless, as set forth as of the date hereof in the Organizational Documents of Waitr and to the fullest extent permitted under applicable Law, all Indemnified Persons with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of Waitr or as trustees or fiduciaries of any plan for the benefit of employees of Waitr, occurring prior to the Effective Time, including the execution of, and the transactions contemplated by, this Agreement. Without limitation of the foregoing, in the event any such Indemnified Person is or becomes involved, in any capacity, in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, on or after the Effective Time, Landcadia and the Surviving Corporation, jointly and severally, from and after the Effective Time, shall pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Surviving Corporation shall pay, within thirty (30) days after any request for advancement, all expenses, including attorneys’ fees, which may be incurred by any Indemnified Person in enforcing this Section 6.11 or any action involving an Indemnified Person resulting from the transactions contemplated by this Agreement subject to an undertaking by such Indemnified Person to return such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder.
(d) Notwithstanding any other provisions hereof, the obligations of Landcadia and the Surviving Corporation contained in this Section 6.11 shall be binding upon the successors and assigns of Landcadia and the Surviving Corporation. In the event Landcadia or the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Landcadia or the Surviving Corporation, as the case may be, honor the indemnification and other obligations set forth in this Section 6.11
(e) The obligations of Landcadia and the Surviving Corporation under this Section 6.11 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 6.11 applies without the written consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11, each of whom may enforce the provisions of this Section 6.11).
(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Waitr or any of its directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under such policies.
Section 6.12 No Landcadia Stock Transactions.   From and after the date of this Agreement until the Effective Time, no Waitr Party or any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Landcadia. Waitr shall use commercially reasonable efforts to require each of its representatives, to comply with the foregoing sentence.
Section 6.13 Trust Account.   Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to the Trustee (which notice Landcadia shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Landcadia (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall use reasonable commercial efforts to cause the Trustee to (A) pay as and when due all amounts payable to Landcadia Common Stockholders who shall have previously validly elected to redeem their shares of Landcadia Class A Common Stock or Landcadia Class F pursuant to Landcadia Organizational Documents, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 6.14 Tax Matters.
(a) Tax Returns.
(i) Waitr shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by it that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are due and payable on or before the Closing Date (taking into account any extensions). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law).
(ii) Landcadia shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by Waitr after the Closing Date with respect to a Pre-Closing Tax Period and shall timely pay all Taxes that are due and payable by Waitr after the Closing Date, including Taxes with respect to Pre-Closing Tax Periods.
(b) Tax Sharing Agreements.   Any and all existing Tax sharing agreements (whether written or not) binding upon Waitr shall be terminated as of the Closing Date. After such date neither Waitr nor any of its representatives shall have any further rights or liabilities thereunder.
(c) Transfer Taxes.   Notwithstanding anything to the contrary contained herein, Landcadia shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Merger. Landcadia shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes.
(d) FIRPTA Certificate.   At or prior to the Closing, Waitr shall have delivered to Landcadia a certificate (a “FIRPTA Certificate”) pursuant to Treasury Regulation §1.1445-2(c)(3) and 1.897-2(h) certifying that Waitr has not been a “United States real property holding corporation” within the meaning of Code §897(c)(2) during the five (5) year period ending on the Closing Date, in a form reasonably acceptable to Landcadia.
Section 6.15 Notification of Certain Matters.   Each of Waitr and Landcadia shall provide the other Parties with prompt written notice of  (a) any failure to comply with or satisfy, in any material respect, any covenant, condition or agreement hereunder, or (b) any event, fact or circumstance that (i) would reasonably be expected to cause any of such Party’s representations and warranties to become untrue or misleading or which would affect its ability to consummate the Merger, (ii) would have been required to be disclosed under this Agreement had it existed or been known on the date hereof, (iii) gives such Party any reason to believe that any of the conditions set forth in Article VII would reasonably be expected not to be satisfied, or (iv) is of a nature that is or would reasonably be expected to result in a Waitr Material Adverse Effect or a Landcadia Material Adverse Effect.
Section 6.16 Section 280G.   To the extent applicable, Waitr shall, no later than thirty (30) days prior to the Closing, (a) solicit waivers of any excess parachute payment (as described below) from each person who has or may have a right to any payments and/or benefits as a result of or in connection with the transactions contemplated hereby that would be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code), and (b) solicit the approval of Waitr Stockholders in a manner intended to comply with Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code of all payments and/or benefits (including payments and benefits waived pursuant to the preceding clause) that would, as a result of, or in connection with, the transactions contemplated hereby, be deemed to constitute “excess parachute payments.” To the extent required to comply with the provisions of the preceding sentence, Waitr shall deliver, among other items, to its equity holders a disclosure statement intended to satisfy the shareholder approval requirements of Section 280G(b)(5)(B) of the Code. The form of waiver, solicitation of approval, and disclosure materials shall be subject to the approval of Landcadia, such approval not to be unreasonably withheld, conditioned or delayed.

Section 6.17 Landcadia’s Long-Term Incentive Plan.   Prior to the Closing Date, the Landcadia Common Stockholders shall approve and adopt a long-term incentive plan (the “Landcadia 2018 LTIP”). From and after the date of this Agreement until such time as the Landcadia 2018 LTIP is approved and adopted, Landcadia shall consult with Waitr in good faith as to the contents of the Landcadia 2018 LTIP, the key terms of which are set forth on Schedule 6.17. The Landcadia 2018 LTIP will satisfy the requirements for the assumption and conversion of options to qualify as a “substitution or assumption” and not a “modification” of such options as set forth in Code Sections 409A and 424, and the Treasury Regulations promulgated thereunder.
Section 6.18 Employment Agreements.   Prior to the Closing, Waitr shall use commercially reasonable efforts to cause each of the individuals listed on Schedule 6.18(a) to execute and deliver to Landcadia an employment agreement (collectively, the “Employment Agreements”) setting forth the respective terms of each such individual’s employment with Landcadia, effective upon the Closing. The material terms for the employees set forth on Schedule 6.18(b) shall be those set out in the corresponding section of Schedule 6.18(b) for each such individual.
Section 6.19 Consulting Agreements.   Prior to the Closing, Landcadia shall use commercially reasonable efforts to cause each of the individuals listed on Schedule 6.19 to execute and deliver to Landcadia a consulting agreement (collectively, the “Consulting Agreements”), setting forth the respective terms of each such individual’s consulting arrangement with Landcadia, effective upon the Closing, which material terms shall be those set out in the corresponding section of Schedule 6.19 for each such individual.
Section 6.20 Nasdaq Matters.   Landcadia shall take all actions necessary to maintain its listing on Nasdaq.
Section 6.21 Tax Opinion.   Each of Landcadia and Waitr shall cooperate with counsel engaged by Landcadia, in Landcadia’s sole discretion, so that such counsel can deliver the tax opinion referenced in Section 7.1(f), with such cooperation to include providing Landcadia’s counsel with the representations, information and certifications (including the delivery of an officer’s certificate regarding such representations and information) that such counsel reasonably requests.
Section 6.22 Waitr Stockholder Approval.   Waitr shall use best efforts to obtain, and then deliver as promptly as practicable, but in no event more than two (2) days after the date of this Agreement, to Landcadia, the Waitr Stockholder Approval. To the extent required by the LBCA, Waitr shall promptly (and, in any event, within ten (10) days of the date of the Waitr Stockholder Approval) deliver to any Waitr Stockholder who has not executed the Waitr Stockholder Approval (a) a notice of the taking of the actions described in the Waitr Stockholder Approval in accordance with Section 1-704 of the LBCA, and (b) such notice shall be in accordance with Section 1-1320 of the LBCA.
Section 6.23 Registration of Shares Subject to Vested Rollover Options.   Landcadia shall use commercially reasonable efforts to include in the first Form S-8 that Landcadia files with the SEC after the Closing a re-offer prospectus covering the resale of Landcadia Common Stock that is issuable to the holders of Vested Rollover Options in respect of such holders’ Vested Rollover Options.
Section 6.24 Post-Closing Cooperation; Further Assurances.   Each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.

VII. CONDITIONS TO CLOSING
Section 7.1 Conditions to Obligations of all Parties.   The obligations of Landcadia, Merger Sub and Waitr to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:
(a) HSR Act.   The applicable waiting periods under the HSR Act shall have expired or been terminated.
(b) No Governmental Order.   There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Merger.
(c) Requisite Votes.   The Landcadia Extension Approval, Landcadia Business Combination Approval and Waitr Stockholder Approval shall have been obtained.
(d) Nasdaq.   The Landcadia Common Stock to be issued in connection with the Merger shall have been approved for listing on Nasdaq.
(e) Landcadia Stock Redemption.   The Landcadia Stock Redemption shall have been completed in accordance with the terms hereof, the Landcadia Extension Proxy Statement and the Landcadia Business Combination Proxy Statement.
(f) Tax Opinion.   Landcadia shall have caused its counsel to deliver a tax opinion, in a form reasonably acceptable to Waitr, opining that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that such opinion shall rely upon representations of officers of each of Landcadia and Waitr that such counsel reasonably requires.
Section 7.2 Conditions to Obligations of Landcadia and Merger Sub.   The obligations of Landcadia and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Landcadia and Merger Sub:
(a) Representations and Warranties.
(i) The representations and warranties of Waitr contained in Section 4.1 (Organization and Authority), Section 4.2 (Authorization and Enforceability), Section 4.3 (Noncontravention), Section 4.4 (No Subsidiaries), Section 4.6 (Capitalization) and Section 4.24 (No Brokers; Fees) shall be true and correct in all respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all respects as of such earlier date); and
(ii) the other representations and warranties of Waitr contained in Article IV shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a material adverse effect upon (A) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of Waitr or (B) the ability of Waitr to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, in each case without giving effect to any limitation as to materiality or Waitr Material Adverse Effect set forth therein.
(b) Performance of Obligations.   Each of the covenants of Waitr to be performed as of or prior to the Closing shall have been performed in all material respects.
(c) Officer’s Certificate.   Landcadia shall have received a certificate signed on behalf of Waitr by a senior executive officer of Waitr to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) as they relate to Waitr have been satisfied.

(d) No Waitr Material Adverse Effect.   Since the date of this Agreement until the Closing Date, there shall not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Waitr Material Adverse Effect.
(e) Employment Agreements.   Waitr shall have delivered or caused to be delivered to Landcadia Employment Agreements for each of the individuals listed on Schedule 7.2(e), duly executed by each employee party thereto.
(f) Waitr Stockholder Approval.   Landcadia shall have received a copy of Waitr Stockholder Approval, which shall remain in full force and effect.
(g) Lockup Agreements.   Waitr shall have delivered to Landcadia duly executed Stockholder Lockup Agreements from each Waitr Stockholder receiving Stock Consideration under this Agreement.
(h) Financial Statements.   Neither the PCAOB Audited Financial Statements nor the Reviewed Interim Financial Statements shall, with respect to Waitr’s revenue only, and specifically not taking into account any reconciliation adjustments and other adjustments required to convert the Financial Statements from a modified cash accounting method to GAAP (including, without limitation, adjustments due to set up revenue), materially deviate from the Financial Statements for each of  (i) the twelve (12) month-period ended December 31, 2017, and (ii) the three (3) month period ended March 31, 2018, in the case of  (i) and (ii), as determined in good faith by Landcadia.
(i) Registration Rights Agreement.   Waitr shall have delivered or caused to be delivered to Landcadia the Registration Rights Agreement, duly executed by each investor party thereto.
(j) Secretary’s Certificate.   Waitr shall have delivered to Landcadia a certificate executed by the secretary of Waitr or another authorized executive officer certifying, as of the Closing Date, (i) the Organizational Documents of Waitr, (ii) the authorizing resolutions of Waitr and the holders of Waitr Capital Stock and (iii) the incumbency and signatures of the Persons signing this Agreement or any agreement delivered in connection herewith on behalf of Waitr.
(k) Good Standing.   Waitr shall have delivered, or caused to be delivered, to Landcadia, a certificate of good standing (or equivalent document) for Waitr, issued by the Secretary of State for the State of Louisiana and any other jurisdiction in which Waitr is required to be qualified to do business, dated not more than ten (10) Business Days prior to the Closing Date.
(l) FIRPTA Certificate.   Waitr shall have delivered, or caused to be delivered, to Landcadia the FIRPTA Certificate.
Section 7.3 Conditions to Obligations of Waitr.   The obligations of Waitr to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Waitr:
(a) Representations and Warranties.   The representations and warranties of Landcadia contained in Article V shall be true and correct (without giving effect to any limitation as to materiality or Landcadia Material Adverse Effect set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case of as such earlier date), except where the failure of all such representations of Landcadia to be so true and correct would not, individually or in the aggregate, have a Landcadia Material Adverse Effect.
(b) Performance of Obligations.   Each of the covenants of Landcadia and Merger Sub to be performed as of or prior to the Closing shall have been performed in all material respects.
(c) Officer’s Certificate.   Waitr shall have received at the Closing a certificate signed on behalf of each of Landcadia and Merger by a senior executive officer of Landcadia and Merger Sub, as the case may be, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
(d) No Landcadia Material Adverse Effect.   Since the date of this Agreement until the Closing Date, there shall not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Landcadia Material Adverse Effect.

(e) Certificate of Incorporation.   The Third Amended and Restated Certificate of Incorporation of Landcadia shall have been filed with the Secretary of State of the State of Delaware.
(f) Landcadia Assets.   Landcadia shall have delivered to Waitr evidence that, immediately after the Closing (and following any Landcadia Stock Redemption and payment of any expenses related to the transactions contemplated under this Agreement), that Landcadia will have no less than an aggregate amount of  $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations, in each case as permitted under the Trust Agreement.
(g) Waitr Cashing Out Convertible Notes.   Landcadia shall have delivered or caused to be delivered to Waitr evidence of payment of the Waitr Convertible Note Cash Out Amount to each holder of a Waitr Cashing Out Convertible Note.
(h) Lockup Agreements.   Landcadia shall have delivered to Waitr duly executed lockup agreements signed by Landcadia and its founders with respect to the Private Placement Warrants that will provide for a six-month lockup period on terms otherwise consistent with the Stockholder Lockup Agreement.
(i) Employment Agreements.   Landcadia shall have delivered or caused to be delivered to Waitr each of the Employment Agreements, duly executed by Landcadia.
(j) Registration Rights Agreement.   Landcadia shall have delivered or caused to be delivered to each investor party thereto the Registration Rights Agreement, duly executed by Landcadia.
Section 7.4 Frustration of Closing Conditions.   No Party may rely on the failure of any condition set forth in this Article VII to be satisfied to excuse such Party’s obligation to effect the Closing if such failure was caused by such Party’s breach of a covenant, agreement, representation or warranty of this Agreement by such Party.
VIII. TERMINATION
Section 8.1 Termination.   This Agreement may be terminated and the transactions contemplated hereby abandoned:
(a) by written consent of Waitr and Landcadia;
(b) by written notice of Landcadia if Waitr has not obtained and delivered to Landcadia within two (2) days after the date of this Agreement the Waitr Stockholder Approval;
(c) by written notice of Landcadia if Waitr does not deliver to Landcadia the PCAOB Audited Financial Statements and Reviewed Interim Financial Statements on or before September 15, 2018;
(d) by the written notice of Landcadia if the condition set forth in Section 6.3(f) cannot be satisfied or if there has been a breach of any representation, warranty, covenant or other agreement made by Waitr in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 7.2(a) or Section 7.2(b) not being satisfied as of the Closing Date (a “Terminating Waitr Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from Landcadia of such Terminating Waitr Breach is received by Waitr (such notice to describe such Terminating Waitr Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that Landcadia is not then in material breach of any of their respective representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b); provided, further, that the thirty (30) day cure period for Waitr to cure a Terminating Waitr Breach set forth in subclause (ii) above shall not apply if such Terminating Waitr Breach is a result of a breach of Section 7.1;
(e) by written notice of Waitr if there has been a breach of any representation, warranty, covenant or other agreement made by Landcadia or Merger Sub, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 7.3(a) or Section 7.3(b) not being satisfied as of the Closing Date (a “Terminating Landcadia Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from Waitr of such Terminating Landcadia Breach is received by Landcadia (such notice to describe such Terminating Landcadia Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that Waitr is not then in material breach of any of its representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in in Section 7.2(a) or Section 7.2(b); provided, further, that the thirty (30) day cure period for Landcadia to cure a Terminating Landcadia Breach set forth in subclause (ii) above shall not apply if such Terminating Landcadia Breach is a result of a breach of Section 7.1;
(f) by written notice of Waitr or Landcadia if the Closing has not occurred on or prior to November 30, 2018 (the “Outside Date”) for any reason other than delay and/or non-performance of the Party seeking such termination, in which case the non-terminating Party shall be deemed to be in breach of this Agreement;
(g) by written notice from either Waitr or Landcadia to the other Party if the Landcadia Extension Approval shall have not been obtained by reason of the failure to obtain the required vote at the Extension Stockholder’s Meeting duly convened therefor or at any adjournment or postponement thereof;
(h) by written notice from either Waitr or Landcadia to the other Party if this Agreement shall fail to receive Landcadia Business Combination Approval at the Special Meeting (subject to any adjournment or recess of the meeting);
(i) by written notice from Waitr if there exists a Nasdaq Listing Rule 5620(a) Deficiency after June 1, 2018, or any other deficiency which causes a de-listing from Nasdaq or Landcadia prior to the Closing;
(j) by written notice from Waitr if there has been a Change in Recommendation; and
(k) by written notice from Waitr if the aggregate dollar amount of Landcadia Stock Redemptions equals or exceed an amount that would cause (i) the Surviving Corporation to fail to maintain the Minimum Cash Balance at Closing or (ii) the Waitr Stockholders to receive an aggregate amount of Cash Consideration less than the Minimum Cash Consideration at the Closing.
Section 8.2 Effect of Termination.   Except as set forth in this Section 8.2 or Section 9.13, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or stockholders, other than liability of any Party for any intentional and willful breach of this Agreement by such party occurring prior to such termination. The provisions of Section 6.13, this Section 8.2, Section 9.7, Section 9.8, Section 9.9, Section 9.10, Section 9.12, Section 9.14 and Section 9.16 (collectively, the “Surviving Provisions”) and the Nondisclosure Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions that are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.
IX. MISCELLANEOUS
Section 9.1 Modification or Amendment.   This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 8.1 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 9.1.
Section 9.2 Waiver.   Any Party may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9.1 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 9.3 Notices.   To be valid for purposes hereof, any notice, request, demand, waiver, consent, approval or other communication (any of the foregoing, a “Notice”) that is required or permitted hereunder shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally; (b) three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:
(a) If to Landcadia (prior to Closing):
Landcadia Holdings, Inc.
1510 West Loop South
Houston, Texas 77027
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attention: Joel Rubinstein
(b) If to Merger Sub (prior to Closing):
Landcadia Merger Sub, Inc.
c/o Landcadia Holdings, Inc.
1510 West Loop South
Houston, Texas 77027
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attention: Joel Rubinstein
(c) If to Waitr (prior to the Closing):
Waitr Incorporated
844 Ryan Street, Suite 300
Lake Charles, LA 70601
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Cara Stone, LLP
650 Poydras Street, Suite 1130
New Orleans, LA 70130
Attention: Mark Graffagnini
Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
Section 9.4 Entire Agreement.   This Agreement (including the Disclosure Schedules and Exhibits hereto) and the Nondisclosure Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist among the Parties, except as expressly set forth in this Agreement and the Nondisclosure Agreement.
Section 9.5 Assignment.   No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 9.5 shall be null and void, ab initio.
Section 9.6 Counterparts.   This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any Party may deliver this Agreement to the other Parties by means of facsimile or portable document format (.PDF) signature.
Section 9.7 No Third-Party Beneficiaries.   Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of Waitr (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.11, and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 9.14.
Section 9.8 Governing Law.   This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 9.9 CONSENT TO JURISDICTION.   EACH OF LANDCADIA, MERGER SUB AND WAITR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE APPLICABLE STATE OR FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF LANDCADIA, MERGER SUB AND WAITR HEREBY AGREE NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED THERETO EXCEPT IN SUCH COURTS. EACH OF LANDCADIA, MERGER SUB AND WAITR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH COURT OR THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Section 9.10 WAIVER OF TRIAL BY JURY.   TO THE EXTENT PERMITTED BY LAW, LANDCADIA, MERGER SUB AND WAITR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. WAITR HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDCADIA TO ENTER INTO THIS AGREEMENT.
Section 9.11 Severability.   If any portion or provision hereof is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder hereof, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.
Section 9.12 Expenses.   Except as otherwise provided in this Agreement, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that Landcadia shall promptly reimburse Waitr for any and all expenses, including, reasonable attorneys’ fees, in the event that Landcadia fails to cure any Nasdaq Listing Rule 5620(a) Deficiency, or obtain Landcadia Extension Approval or Landcadia Business Combination Approval. Any available working capital not in the Trust Account shall be applied first to make such reimbursement to Waitr.
Section 9.13 Specific Performance.   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 8.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Waitr nor Landcadia would have entered into this Agreement. Each Party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section shall not be required to provide any bond or other security in connection with any such injunction.
Section 9.14 Non-Recourse.   Without limiting the rights of Waitr under and to the extent provided under Section 9.13, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Without limiting the rights of Waitr under and to the extent provided under Section 9.13, except to the extent a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named Party to this Agreement and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Waitr or Landcadia under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
Section 9.15 Publicity.   All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Landcadia and Waitr, in writing, which approval shall not be unreasonably withheld by any Party.
Section 9.16 Non-Survival.   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Effective Time and shall expire upon the occurrence of the Effective Time, except for those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Effective Time and then only to such extent.
Section 9.17 Trust Account Waiver.   Waitr acknowledges and agrees that Landcadia is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Waitr and one or more businesses or assets. Waitr acknowledges and agrees that Landcadia’s sole assets consist of the cash proceeds of Landcadia’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. For and in consideration of Landcadia entering into this

Agreement, the receipt and sufficiency of which are hereby acknowledged, Waitr its Affiliates, managers, directors, officers, affiliates, members, stockholders and trustees, do hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waives any claim it has or may have as a result of, or arising out of, the Transaction or any negotiations, contracts or agreements with Landcadia, and Waitr shall not, and shall cause its Affiliates not to, seek recourse against the Trust Account for any reason whatsoever.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement and Plan of Merger as of the day and year first above written.
LANDCADIA HOLDINGS, INC.
By:
/s/ Steven L. Scheinthal

Name: Steven L. Scheinthal
Title:  Vice President, General Counsel and Secretary
LANDCADIA MERGER SUB, INC.
By:
/s/ Steven L. Scheinthal

Name: Steven L. Scheinthal
Title:  Vice President and Secretary
WAITR INCORPORATED
By:
/s/ Chris Meaux

Name: Chris Meaux
Title:  Chief Executive Officer
[Signature page to Agreement and Plan of Merger]

Exhibit A

Form of Registration Rights Agreement

[See attached.]

Exhibit B

Form of Stockholder Lockup Agreement

[See attached.]

Exhibit C

Form of Third Amended and Restated Articles of Incorporation of Landcadia

[See attached.]

Exhibit D-1

Form of Delaware Certificate of Merger

[See attached.]

Exhibit D-2

Form of Louisiana Articles of Merger

[See attached.]

Annex B
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LANDCADIA HOLDINGS, INC.

[           ], 2018
Landcadia Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1. The name of the Corporation is “Landcadia Holdings, Inc.” The original name of the Corporation was “Leucadia Development Corporation.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 19, 2008, was amended and restated on September 15, 2015, was further amended on October 1, 2015, and was further amended and restated on May 25, 2016 (collectively, the “Original Certificate”).
2. This Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which both restates and further amends the provisions of the Original Certificate, was duly adopted by the Board of Directors (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
3. The text of the certificate of incorporation of the Corporation is hereby restated and amended in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is Waitr Holdings Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE III
REGISTERED AGENT
The street address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, City of Wilmington, County of New Castle, and the name of the Corporation’s initial registered agent at such address is The Corporation Trust Company.
ARTICLE IV
CAPITALIZATION
Section 4.1 Authorized Capital Stock.   The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 250,000,000 shares, of which 249,000,000 shares shall be common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares shall be preferred stock, par value $0.0001 per share (the “Preferred Stock”). Each share of Class A Common Stock (including shares of Class A Common Stock issued upon conversion of Class F Common Stock) outstanding on the effective date of the filing of this Amended and Restated Certificate shall be automatically converted into one (1) share of Common Stock.
Section 4.2 Preferred Stock.   The Board is hereby expressly authorized to provide for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.
Section 4.3 Common Stock.
(a) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the stockholders generally are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b) Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c) Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.3(c).
Section 4.4 Rights and Options.   The Corporation has the authority to create and issue rights, warrants, and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or series, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1 Board Powers.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and the Bylaws.

Section 5.2 Number, Election and Term.
(a) The number of directors of the Corporation shall be fixed from time to time by the Board and in the manner provided in the Bylaws.
(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as practicable and designated Class I, Class II, and Class III. The Board shall have exclusive authority to determine the authorized number of directorships in each class and to assign members of the Board already in office to Class I, Class II, or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of tis Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as practicable, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to any of the aforesaid classes at the time this Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.
(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, or removal.
(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.3 Newly Created Directorships and Vacancies.   Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal, or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.
Section 5.4 Removal.   Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.
Section 5.5 Preferred Stock — Directors.   Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office, and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation), and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter, or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter, or repeal the Bylaws. The Bylaws also may be adopted, amended, altered, or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter, or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
MEETINGS OF STOCKHOLDERS; NO ACTION BY WRITTEN CONSENT
Section 7.1 Meetings.   Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, and subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the Board pursuant to a resolution adopted by the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.
Section 7.2 Advance Notice.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3 Written Consent Prohibition.   Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting. Notwithstanding anything contained in this Amended and Restated Certificate to the contrary, the affirmative vote of at least seventy-five percent (75%) in voting power of the then outstanding voting stock of the corporation, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article VII.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1 Limitation of Director Liability.   A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless the director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her action as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.2 Indemnification and Advancement of Expenses.
(a) Right to Indemnification.   To the maximum extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.2(c) with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b) Right to Advancement of Expenses.   In addition to the right to indemnification conferred in Section 8.2(a), an Indemnitee shall also have the right to be paid by the Corporation, to the maximum extent allowed by applicable law, the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL so requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise.
(c) Procedure for Indemnification.   Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(b) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(b) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(b), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(d) Non-Exclusivity of Rights.   The rights provided to any Indemnitee pursuant to this Section 8.2 shall not be exclusive of any other right which such Indemnitee may have or hereafter acquire under applicable law, this Amended and Restated Certificate, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

(e) Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
(f) Indemnification of Other Persons.   This Section 8.2 shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the maximum extent of the provisions of this Section 8.2 with respect to the indemnification and advancement of expenses of Indemnitees under this Section 8.2.
(g) Service for Subsidiaries.   Any person serving as a director, officer, partner, member, trustee, administrator, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this Section 8.2) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
(h) Amendments.   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(i) Certain Definitions.   For purposes of this Section 8.2, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.
(j) Merger or Consolidation.   For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.
(k) Reliance.   Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 8.2 in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Section 8.2 shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(l) Contract Rights.   The rights provided to Indemnitees pursuant to this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent, or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
ARTICLE IX
EXCLUSIVE FORUM SELECTION
Section 9.1 General.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) and the United States District Court for the District of Delaware (the “District Court”) shall be the sole and exclusive forums for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of  (i) through (iv) above, any claim as to which the Court of Chancery or the District Court determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery or the District Court (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery or the District Court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or the District Court, or for which the Court of Chancery or the District Court does not have subject matter jurisdiction.
Section 9.2 Foreign Actions.   If any action the subject matter of which is within the scope of Section 10.1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
ARTICLE X
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Whenever any vote of the holders of capital stock of the Corporation is required to amend or repeal any provision of this Amended and Restated Certificate, and in addition to any other vote of holders of capital stock that is required by this Amended and Restated Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than seventy-five percent (75%) of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and the affirmative vote of not less than seventy-five percent (75%) of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII, Article IX, or Article X of this Amended and Restated Certificate.

ARTICLE XI
SEVERABILITY
If any provision or provisions of this Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
[Signature page follows]

IN WITNESS WHEREOF, Waitr Holdings Inc. has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
WAITR HOLDINGS INC.
By:

Name:
Title:
[Signature Page to Third Amended and Restated Certificate of Incorporation of Waitr Holdings Inc.]

Annex C
WAITR HOLDINGS, INC.
2018 OMNIBUS INCENTIVE PLAN
Section 1.   General.
The name of the Plan is the Waitr Holdings, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors, and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.
Section 2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c) [“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(d) or the Stock Appreciation Right pursuant to Section 8(g).]
(d) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award, or Other Cash-Based Award granted under the Plan.
(e) “Award Agreement” means any agreement, contract, or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
(f) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(g) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(h) “Board” means the Board of Directors of the Company.
(i) “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use, or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.
(j) “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.
(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure, or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(l) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i) any Person, other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the

Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(m) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(n) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(o) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(p) “Common Stock” means the common stock, par value $0.0001 per share, of the Company.
(q) “Company” means Waitr Holdings, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of  “Change in Control” above).
(r) “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer, or non-employee Director.
(s) “Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.
(t) “Director” means any individual who is a member of the Board on or after the Effective Date.
(u) “Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(v) “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(w) “Employee” shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(y) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(z) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
(aa) “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.
(bb) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(cc) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.
(dd) “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(ee) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(ff) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(gg) “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(hh) “Outstanding Shares” means the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.
(ii) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(jj) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.

(kk) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).
(ll) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(mm) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(nn) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(oo) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goals criteria specified in the Award Agreement.
(pp) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(qq) “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.
(rr) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(ss) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(tt) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of  (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(uu) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(vv) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3.   Administration.
(a) The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”) .
(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i) to select those Eligible Recipients who shall be Participants;
(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
(vi) to determine the Fair Market Value;
(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c) The Administrator shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Administrator to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Administrator shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Recipient who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Administrator shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. If the Administrator’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Administrator shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Administrator’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Administrator and shall be deemed for all purposes of the Plan to have been taken by the Administrator.
(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.   Shares Reserved for Issuance Under the Plan.
(a) Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is [•] shares of Common Stock. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is [•] shares of Common Stock.
(b) The aggregate number of Shares reserved for Awards under the Plan will automatically increase on January 1st of each year, for a period of not more than ten (10) years, commencing on January 1st of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2028, in an amount equal to five percent (5%)] of the total number of Outstanding Shares on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.
(c) Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(d) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if  (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii)  Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.
(e) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
Section 5.   Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.   Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7.   Options.
(a) General.   The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b) Limits on Incentive Stock Options.   If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.
(c) Exercise Price.   The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d) Option Term.   The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e) Exercisability.   Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f) Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g) Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(h) Termination of Employment or Service.
(i) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv) For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(i) Other Change in Employment Status.   An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
Section 8.   Stock Appreciation Rights.
(a) General.   Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”) . Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock

Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b) Awards; Rights as Stockholder.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c) Exercisability.
(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d) Payment Upon Exercise.
(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e) Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right Option until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f) Termination of Employment or Service.
(i) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g) Term.
(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
(i) [Automatic Exercise.   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).]1
Section 9.   Restricted Shares.
(a) General.   Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.
(b) Awards and Certificates.   The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.
The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.
Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c) Restrictions and Conditions.   The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not

1
FN: Subject to client confirmation.

limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii) The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10.   Restricted Stock Units.
(a) General.   Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b) Award Agreement.   The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Restrictions and Conditions.   The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.
(e) Rights as Stockholder.   Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f) Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11.   Other Stock-Based or Cash-Based Awards.
(a) The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b) The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12.   Change in Control.
The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.   Amendment and Termination.
(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.
(b) Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4.
(c) Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14.   Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 15.   Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 16.   Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the

Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 17.   Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 18.   Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 19.   Effective Date and Approval Date.
The Plan will be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”) . The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of Effective Date.
Section 20.   Code Section 409A.
The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

Section 21.   Compensation Recovery Policy.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.
Section 22.   Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 23.   Plan Document Controls.
The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Annex D
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into on [            ], 2018, by and among Waitr Holdings Inc., a Delaware corporation (the “Company”), and the undersigned parties listed on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”).
RECITALS
WHEREAS, in connection with the initial public offering (the “IPO”) of the Company, the Company and its initial investors (the “Initial Investors”) entered into that certain Registration Rights Agreement, dated May 25, 2016 (the “Initial Agreement”);
WHEREAS, prior to the Company’s IPO, the Initial Investors owned shares (the “Founder Shares”) of Class F common stock, par value $0.0001 per share, of the Company (the “Class F common stock”);
WHEREAS, the Founder Shares were convertible into shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A common stock”) on the terms provided in the Company’s second amended and restated certificate of incorporation;
WHEREAS, the Initial Investors purchased an aggregate of 14,000,000 warrants exercisable for shares of Class A common stock in a private placement that was completed simultaneously with the consummation of the IPO (the “Private Placement Warrants”);
WHEREAS, in connection with the Company’s IPO, the Company entered into a warrant agreement, dated as of May 25, 2016, pursuant to which the Company agreed to use its best efforts to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of Class A Common Stock issuable upon exercise of the warrants issued to the public investors in the IPO (the “Public Warrant”) and the Private Placement Warrants;
WHEREAS, reference is made to that certain Agreement and Plan of Merger, by and among the Company, Landcadia Merger Sub, Inc. (“Merger Sub”), a directly, wholly owned subsidiary of the Company, and Waitr Incorporated (“Waitr”), dated May 16, 2018 (the “Merger Agreement”), pursuant to which Waitr will merge with and into Merger Sub, with Merger Sub being the surviving corporation (the “Merger”);
WHEREAS, at the time of the Closing (as defined herein), all shares of Class F common stock converted into shares of Class A common stock in accordance with the certificate of incorporation of the Company;
WHEREAS, immediately following the conversion of the Class F common stock into Class A common stock, all shares of Class A common stock were reclassified as shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”);
WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger, the Company will issue to the stockholders of Waitr an aggregate of  [    ] shares of Common Stock as consideration in the Merger (the “Merger Shares”);
WHEREAS, pursuant to Section 5.5 of the Initial Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of holders of sixty-five percent (65%) of the Registrable Securities; and
WHEREAS, the parties hereto desire to amend and restate the Initial Agreement in order to provide the Investors with certain rights relating to the registration of the Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
DEFINITIONS
1.1 Certain Definitions.   As used in this Agreement, the following terms shall have the meanings set forth below:
(a) “10-Day VWAP” means the volume weighted average price of the shares of Common Stock traded on the Nasdaq Capital Market, or any other national securities exchange on which the shares of Common Stock are then traded, for the ten (10) trading days ending on the first trading day immediately preceding the date of determination of the 10-Day VWAP.
(b) “Agreement” has the meaning set forth in the Preamble.
(c) “Affiliate” of any person or entity, shall mean any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means (i) the direct or indirect ownership of more than 50% of the voting rights of a person or entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any equity or other ownership interest, by contract or otherwise).
(d) “Class A common stock” has the meaning set forth in the Recitals.
(e) “Class F common stock” has the meaning set forth in the Recitals.
(f) “Closing” shall mean the closing of the transactions contemplated under the Merger Agreement.
(g) “Commission” has the meaning set forth in the Recitals.
(h) “Common Stock” has the meaning set forth in the Recitals.
(i) “Company” has the meaning set forth in the Preamble.
(j) “DGCL” means the General Corporation Law of the State of Delaware, as amended.
(k) “Dollars” or “$” shall mean the currency of the United States of America.
(l) “Effectiveness Failure” has the meaning set forth in Section 2.11.
(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
(n) “Filing Failure” has the meaning set forth in Section 2.11.
(o) “FINRA” has the meaning set forth in Section 2.4(r).
(p) “Founder Shares” has the meaning set forth in the Recitals.
(q) “Holder” shall mean an Investor who holds Registrable Securities (including their donees, pledgees, assignees, transferees and other successors) and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.10 of this Agreement.
(r) “Indemnified Party” has the meaning set forth in Section 2.6(c).
(s) “Indemnifying Party” has the meaning set forth in Section 2.6(c).
(t) “Initial Agreement” has the meaning set forth in the Recitals.
(u) “Initial Investors” has the meaning set forth in the Recitals.

(v) “Initiating Holders” shall mean (i) any Holder or Holders who in the aggregate hold not less than a majority of the Registrable Securities issued to the Initial Investors and (ii) any Holder or Holders who in the aggregate hold not less than a majority of the Merger Shares that constitute Registrable Securities.
(w) “Investors” has the meaning set forth in the Preamble.
(x) “IPO” has the meaning set forth in the Recitals.
(y) “Liquidated Damages” has the meaning set forth in Section 2.11.
(z) “Lock-up Period” means one year after the date of the consummation of the Merger or earlier if, subsequent to the Merger, (i) the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Merger or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
(aa) “Maintenance Failure” has the meaning set forth in Section 2.11.
(bb) “Merger” has the meaning set forth in the Recitals.
(cc) “Merger Agreement” has the meaning set forth in the Recitals.
(dd) “Merger Shares” has the meaning set forth in the Recitals.
(ee) “Merger Sub” has the meaning set forth in the Recitals.
(ff) “Other Selling Stockholders” shall mean persons or entities other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.
(gg) “Other Shares” shall mean securities of the Company, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.
(hh) “Private Placement Warrants” has the meaning set forth in the Recitals.
(ii) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
(jj) “Public Warrants” has the meaning set forth in the Recitals.
(kk) “Qualified Holder” means a Holder whose Registrable Securities have a market value of at least $3,000,000 based on the average closing price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date on which notice is sent pursuant to Section 2.2(a)(2).
(ll) “Registrable Securities” shall mean (i) the Founder Shares, (ii) the Private Placement Warrants (including any Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (iii) the Merger Shares, (iv) any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by an Initial Investor as of the date of this Agreement, (v) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by an Initial Investor (or its designee), and (vi) any other equity security of the Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, capitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (1) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (2) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (3) such securities shall have ceased to be outstanding; (4) such securities have been sold pursuant to Rule 144 promulgated under the Securities Act; or (5) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
(mm) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the Common Stock is then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, two (2) counsels for the Holders, one selected by Holders holding a majority of the Registrable Securities issued to the Initial Investors and one selected by Holders holding a majority of the Merger Shares that are Registrable Securities, up to a maximum of  $50,000 total per counsel, blue sky fees and expenses (including reasonable fees and disbursements of counsels for the Holders in connection with blue sky compliance), and any fees and disbursements of accountants retained by the Company incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.
(nn) “Registration Failure” has the meaning set forth in Section 2.11.
(oo) “Representatives” means, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other person associated with, or acting on behalf of, such person.
(pp) “Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(i).
(qq) “Restricted Securities” shall mean any Registrable Securities that are required to bear a legend restricting transfer.
(rr) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
(ss) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission
(tt) “SEC Guidance” shall mean (i) any publicly-available written or oral guidance, or comments, requirements or requests of the Staff and (ii) the Securities Act and the rules and regulations thereunder.
(uu) “Securities Act” has the meaning set forth in the Recitals.
(vv) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel to the Initial Investors and to the Holders of Merger Shares included in Registration Expenses).
(ww) “Staff” shall mean the staff of the Division of Corporation Finance of the Commission.
(xx) “Suspension Notice” has the meaning set forth in Section 2.1(f).
(yy) “Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to an effective registration statement.
(zz) “Waitr” has the meaning has the meaning set forth in the Recitals.

SECTION 2
REGISTRATION RIGHTS
2.1 Registration
(a) Registration Requirements.   The Company shall, not later than one hundred and twenty (120) days after the Closing, prepare and file with the Commission a registration statement on Form S-3, or such other registration statement form that is available to the Company if Form S-3 is not available, and take all such other actions as are necessary to ensure that there is an effective “shelf” registration statement containing a prospectus that remains current covering (and to qualify under required U.S. state securities laws, if any) the offer and sale of all Registrable Securities by the Holders on a continuous or delayed basis pursuant to Rule 415 of the Securities Act (the registration statement, the “Resale Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Commission to declare the Resale Shelf Registration Statement effective as soon as possible thereafter but in any event within five (5) days after the Commission advises the Company that it has completed its review of such registration statement, and to remain effective and the prospectus contained therein current until all Holders cease to hold Registrable Securities. The Resale Shelf Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Holders, and shall comply with the relevant provisions of the Securities Act and Exchange Act.
(b) Request for Underwritten Takedowns.   The Holders that qualify as Initiating Holders will be entitled to Underwritten Takedowns with respect to their Registrable Securities in accordance with this Section 2.1. If the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any Underwritten Takedown with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:
(i) promptly, and in any event, within five (5) days after receiving such request, give written notice of the proposed Underwritten Takedown to all other Holders; and
(ii) as soon as practicable, use its commercially reasonable to cause the Commission to declare such Underwritten Takedown effective within sixty (60) days thereafter (including, without limitation, filing post-effective amendments, one or more prospectus supplements, appropriate qualifications under any applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit and facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after such written notice from the Company is mailed or delivered.
(c) Limitations on Underwritten Takedowns.   The Company shall not be obligated to effect any Underwritten Takedown pursuant to this Section 2.1:
(i) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such Underwritten Takedown, propose to sell Registrable Securities and such other securities (if any), the aggregate proceeds of which are anticipated to be less than $10,000,000;
(ii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or
(iii) If the Company has effected two (2) such Underwritten Takedowns in any given twelve (12) month period. After the Company has initiated seven (7) such Underwritten Takedowns pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) registrations withdrawn at the request of the Initiating Holders); or

(iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to the request made pursuant to Section 2.2 of this Agreement;
(v) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); and
(vi) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (v) above to firmly underwrite the offer.
(d) Other Shares.   Any Underwritten Takedown may, subject to the provisions of Section 2.1(f), include Other Shares, and may include securities of the Company being sold for the account of the Company, provided that, any Other Shares or securities of the Company to be included in an Underwritten Takedown must be the subject of an effective shelf registration statement at the time the Company receives the request for an Underwritten Takedown from the Initiating Holders.
(e) Underwriting; Cutback.   If the Company shall request inclusion in any Underwritten Takedown of securities to be sold for its own account, or if other persons shall request inclusion of Other Shares in any Underwritten Takedown, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such other person’s securities of the Company and their acceptance of the applicable provisions of this Section 2. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders. No Holder (or its permitted transferee or assignee under Section 2.10) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.
Notwithstanding any other provision of this Section 2.1, if the underwriters, in good faith, advise the Initiating Holders in writing that marketing factors require a limitation on the number of Registrable Securities to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among Initiating Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities held by such Initiating Holders (determined based on the aggregate number of Registrable Securities held by each such Initiating Holder); (ii) second, among all other Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities held by such Holders (determined based on the aggregate number of Registrable Securities held by each such Holder); (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other Holders or employees of the Company, and (iv) fourth, to any Other Selling Stockholders requesting to include Other Shares in such registration statement.
If a person who has requested inclusion in such Underwritten Takedown as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company, the underwriter or the Initiating Holders, and the securities so excluded shall also be withdrawn from the Underwritten Takedown. If Registrable Securities are so withdrawn from the Underwritten Takedown and if the number of shares to be included in such Underwritten Takedown was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall offer to all Holders who have retained rights to include securities in the Underwritten Takedown the right to include additional Registrable Securities in the offering in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(f) Deferral; Suspension.   Notwithstanding anything in this Agreement to the contrary, if the Company furnishes to the Holders a certificate (the “Suspension Notice”) signed by an executive officer of the Company stating that, in the good faith judgment of the Company’s Board of Directors, effecting a registration (whether by the filing of a Registration Statement or by taking any other action) or the offering or disposition of Registrable Securities thereunder (including, for the avoidance of doubt, through an Underwritten Takedown) should be postponed or suspended because such registration, offering or disposal would (1) materially impede, delay or interfere with a pending material acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then by delivery of the Suspension Notice to the Holders, then (in addition to the limitations set forth in Section 2.1(c) of this Agreement) the Company may so postpone effecting a registration or require the Holders to refrain from offering or disposing of Registrable Securities for a period of not more than sixty (60) days, and, provided further, that the Company shall not suspend usage of a registration statement in this manner more than once in any twelve (12) month period.
2.2 Company Registration
(a) Company Registration/Underwritten Offering.   If the Company shall determine to (1) register any of its securities either for its own account or the account of a security holder or holders (or a combination of the foregoing) during a period in which a Resale Shelf Registration Statement covering a Holder’s Registrable Securities is not then effective, other than: a registration pursuant to Section 2.1; a registration relating to the shares of Common Stock underlying the Public Warrants; a registration relating solely to employee benefit plans; a registration relating to the offer and sale of non-convertible debt securities; a registration relating to a corporate reorganization or other Rule 145 transaction; or a registration on any registration form that does not permit secondary sales, or (2) effect an underwritten public offering of securities, either for its own account or the account of a security holder or holders (or a combination of the foregoing), the Company will:
(i) promptly give written notice (in any event not later than twenty (20) days prior to the filing of the registration statement or preliminary prospectus to which such offering relates) of the proposed registration or offering, as applicable, to all Holders; and
(ii) use its commercially reasonable efforts to include in such registration or offering, as applicable, (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after receipt of such written notice from the Company. Such written request may specify all or a part of a Holder’s Registrable Securities; provided however, that notwithstanding anything to the contrary herein, only Qualified Holders shall be entitled to notice of and to participate in underwritten public offerings contemplated by clause (2) of this Section 2.2(a).
(b) Underwriting; Cutback.   If the registration or offering of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Qualified Holders who have elected to participate (and include the names of the proposed underwriters) as a part of the written notice given pursuant to Section 2.2(a)(i). All Qualified Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders with registration rights to participate therein) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. No Holder (or its permitted transferee or assignee under Section 2.10) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.
Notwithstanding any other provision of this Section 2.2, if the underwriters in good faith advise the Company and the Qualified Holders of Registrable Securities participating in the offering in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated (1) if the underwritten offering is for the Company’s account, (m) first, to the Company; (n) second, to the Qualified Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities held by such Holders (determined based on the aggregate number of Registrable Securities held by each such Holder); and (o) third, to the Other Selling Stockholders, if any, requesting to include Other Shares in such underwritten offering pursuant to piggyback rights and (2) if the underwritten offering is for the account of Other Selling Stockholders, then (w) first, to the Other Selling Stockholders, (x) second, to the Qualified Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities held by such Holders (determined based on the aggregate number of Registrable Securities held by each such Holder); and (y) third, to the Company.
If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company and the underwriter. Any Registrable Securities or Other Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything to the contrary, the Company shall be responsible for the Registration Expenses prior to any such withdrawal.
(c) Right to Terminate Registration.   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
(d) Limitations.   The Company shall not be obligated to effect any registrations pursuant to this Section 2.2:
(i) After the Company has initiated five (5) such Underwritten Takedowns pursuant to this Section 2.2 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) withdrawn registrations);
(ii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to the request made pursuant to Section 2.1 of this Agreement;
(iii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or
(iv) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (iii) above to firmly underwrite the offer.
2.3 Expenses of Registration.   All Registration Expenses incurred in connection with registrations pursuant to this Section 2 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.2 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders. All Selling Expenses relating to securities registered on behalf of the Holders and the holders of any Other Shares shall be borne by the Holders and any holders of any Other Shares included in such registration pro rata among each other on the basis of the number of Registrable Securities and Other Shares, respectively, registered on their behalf.
2.4 Registration Procedures.   In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will:
(a) Prepare each registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such registration statement, any prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities copies of all documents prepared to be filed, which documents shall be subject to the review of such Holders and their respective counsel;
(b) As soon as reasonably practicable, file with the Commission the registration statement relating to the Registrable Securities, including all exhibits and financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement(s) to become effective under the Securities Act as soon as practicable;
(c) Prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be requested by the Holders or any underwriter of Registrable Securities or as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(d) Notify the participating Holders of Registrable Securities, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (b) of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement, prospectus or for additional information (whether before or after the effective date of the registration statement), (c) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes and (d) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(e) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder (or its counsel) from time to time may reasonably request;
(f) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;
(g) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and file a post-effective amendment to such registration statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such registration statement and prospectus, so that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a registration statement, use reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Holders listed as selling security holders in such prospectus a written notice of such amendment or supplement, and, upon receipt of such notice, each such Holder agrees not to sell any Registrable Securities pursuant to such registration statement until such Holder’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;
(h) Use its reasonable best efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any registration statement (and promptly notify in writing each Holder covered by such registration statement of the withdrawal of any such order);
(i) Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(j) if requested, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates, or agreements as may be necessary to cause such Registrable Securities to be so delivered;
(k) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
(l) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or 2.2, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities subject to such underwriting, provided, that such underwriting agreement contains reasonable and customary provisions;
(m) Furnish to each Holder of Registrable Securities included in such registration statement a signed counterpart, addressed to such Holder, of  (1) any opinion of counsel to the Company delivered to any underwriter dated the effective date of the registration statement or, in the event of an underwritten offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the registration statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to the Holders and their respective counsel and (2) any comfort letter from the Company’s independent public accountants delivered to any underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request. In the event no legal opinion is delivered to any underwriter, the Company shall furnish to each Holder of Registrable Securities included in such registration statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect and any other matters as the Holders or underwriter may reasonably request and as are customarily included;
(n) Promptly identify to the selling Holders any underwriter(s) participating in any disposition pursuant to such registration statement and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, make available for inspection by the selling Holders all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(o) Reasonably cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any registration statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;
(p) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;
(q) Reasonably cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any registration statement;
(r) In the event of any underwritten public offering of Registrable Securities, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;
(s) Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration covered by Section 2.1 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(t) Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.
2.5 Price and Underwriting Discounts.   In the case of an underwritten offering requested by Holders pursuant to Section 2.1, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by each of  (i) the Holders holding a majority of the Registrable Securities issued to the Initial Investors and (ii) the Holders holding a majority of Merger Shares that are Registrable Securities. In the case of any Underwritten Offering pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of the Holders to withdraw their request to participate in the registration pursuant to Section 2.2 after being advised of such price, discount and other terms.
2.6 Indemnification.
(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of Section 15 of the Securities Act) such Persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, judgments, suits, costs, penalties, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s Representatives, any person or entity controlling such Holder, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.
(b) To the extent permitted by law, each selling Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person or entity controlling each other such Holder, and each of their respective Representatives, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Holder and relating to action or inaction required of the Holder in connection with any offering covered by such registration, qualification or compliance, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (provided, that any delay or failure to so notify the indemnifying party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.6 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.
2.7 Information by Holder.   Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.
2.8 Rule 144 Reporting.   With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:
(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;
(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company further covenants that it shall take such further action as any Holder may reasonably request to enable such Holder to sell from time to time shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions.
2.9 No Inconsistent Agreements.   The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders of Registrable Securities or otherwise conflict with the provisions hereof. Unless the Company receives the consent of each of  (i) the Holders holding a majority of the Registrable Securities issued to the Initial Investors and (ii) the Holders holding a majority of the Merger Shares that are Registrable Securities, the Company shall not file any other registration statements (other than registration statements on Form S-4 or Form S-8 or any successor forms thereto) until all Registrable Securities are registered pursuant to a registration statement that is declared effective by the Commission.
2.10 Transfer or Assignment of Rights.   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. The rights granted to a Holder by the Company under this Section 2 may be transferred or assigned (but only with all related obligations) by a Holder only to a transferee of Registrable Securities that is a transferee or assignee of not less than 10,000 Registrable Securities (as presently constituted and subject to subsequent adjustments for share splits, share dividends, reverse share splits and the like); provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.
2.11 Liquidated Damages.   In the event that the Resale Shelf Registration Statement is not (i) filed within one hundred and twenty (120) days after the Closing (“Filing Failure”), (ii) effective within five (5) days after the Commission advises the Company that it has completed its review of the Resale Shelf Registration Statement (“Effectiveness Failure”), or (iii) available for sales of Registrable Securities thereunder for more than ninety (90) days per calendar year, commencing one hundred fifty (150) days after the Closing (“Maintenance Failure” and together with a Filing Failure and Effectiveness Failure a

“Registration Failure”)), then the Investors shall be entitled to a payment, as liquidated damages and not as a penalty, of 0.25% per annum of the 10-Day VWAP (as defined below) multiplied by the number of Registrable Securities held by the Investors, which shall accrue daily, for the first sixty (60) days following the applicable Registration Failure, increasing by an additional 0.25% per annum of the 10-Day VWAP multiplied by the number of Registrable Securities held by the Investors, for each thirty (30) day period thereafter, which shall accrue daily, up to a maximum of 2.0% per annum of the 10-Day VWAP multiplied by the number of Registrable Securities held by the Investors per thirty (30) day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) business days after the end of each such thirty (30) day period. Any Liquidated Damages shall be paid to the Investors by wire transfer of immediately available funds to the accounts designated in writing by the Holders to the Company. The accrual of Liquidated Damages to the Holders shall cease at the earlier of  (i) the curing of the applicable Registration Failure or (ii) when the Investors no longer hold Registrable Securities, and any payment of Liquidated Damages shall be prorated for any period of less than thirty (30) days in which the payment of Liquidated Damages ceases. Notwithstanding anything to the contrary herein, in no event shall the aggregate amount of Liquidated Damages to an Investor exceed, in the aggregate, ten percent (10%) of the 10-Day VWAP (calculated as of the date of the Registration Failure) multiplied by the number of Registrable Securities held by such Investor.
SECTION 3
MISCELLANEOUS
3.1 Amendment.   Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the Holders holding a majority of the Registrable Securities issued to the Initial Investors and (iii) the Holders holding a majority of the Merger Shares that are Registrable Securities; provided, however, that if any amendment, waiver, discharge, or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge, or termination. Persons who become assignees or other transferees of Registrable Securities in accordance with this Agreement after the date of this Agreement may become parties hereto, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any amendment, waiver, discharge, or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder.
3.2 Notices.   All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand, messenger or courier service at the following addresses:
(a) if to an Investor, to such Investor’s address, facsimile number or electronic mail address as shown on Exhibit A hereto, as may be updated in accordance with the provisions hereof.
(b) if to any Holder other than an Investor, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or
(c) If to the Company:

Waitr Holdings Inc.
844 Ryan Street, Suite 300
Lake Charles, LA 70601
Attention: Chief Executive Officer

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, (iii) if sent via facsimile, upon confirmation of facsimile transfer, or (iv) if via email (to a Holder only), on the date of transmission.
3.3 Governing Law.   This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
3.4 Successors and Assigns.   The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
3.5 Entire Agreement.   This Agreement, the Merger Agreement, and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
3.6 Delays or Omissions.   Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
3.7 Remedies.   Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
3.8 Severability.   If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
3.9 Titles and Subtitles.   The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
3.10 Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.
3.11 Telecopy Execution and Delivery.   A facsimile, telecopy, portable document format (“.PDF”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, .PDF, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy, .PDF, or other reproduction hereof.

3.12 Further Assurances.   Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
3.13 Attorneys’ Fees.   In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
3.14 Aggregation of Stock.   All securities held or acquired by affiliated entities of or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.
3.15 Jury Trial; Consent to Jurisdiction.   Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Agreement, each party (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement; and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Registration Rights Agreement as of the date first above written.
COMPANY:
WAITR HOLDINGS INC.
By:

Name:
Title:
[Company Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Registration Rights Agreement as of the date first above written.
INVESTORS:
FERTITTA ENTERTAINMENT, INC.
By: Name: Title:
LEUCADIA NATIONAL CORPORATION
By: Name: Title:
[Waitr Stockholder]
[Waitr Stockholder]
[Waitr Stockholder]
[Investor Signature Page to Registration Rights Agreement — 1 of 2]

EXHIBIT A

INVESTORS
Name	Address, Fax Number or Email for Notices	Number of Shares
Fertitta Entertainment Inc.	1510 West Loop South, Houston, Texas 77027 Facsimile: [ ] E-mail: [ ]	[ ]
Leucadia National Corporation	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
[Waitr Stockholder]	[ ] [ ] Facsimile: [ ] E-mail: [ ]	[ ]
[Waitr Stockholder]	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]
[Waitr Stockholder]	[ ] [ ] Facsimile: [ ] Email: [ ]	[ ]

Annex E
Lugard Road Capital Master Fund, LP
1114 Avenue of the Americas, 28th Floor, New York, NY 10036
October 2, 2018
PRIVATE AND CONFIDENTIAL
Landcadia Holdings, Inc.
Landcadia Merger Sub, Inc.
1510 West Loop South
Houston, Texas 77027
Attention: Steven L. Scheinthal
Re. Commitment to Provide Debt Financing to Landcadia Holdings, Inc. and Landcadia Merger Sub, Inc.
Ladies and Gentlemen:
You have advised Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and of one or more of its funds and/or affiliates (collectively, “Lugard”, “we” or “us”), that Landcadia Holdings, Inc., a Delaware corporation (“Landcadia”) intends to acquire (the “Acquisition”) Waitr Incorporated, a Louisiana corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of May 16, 2018 (the “Merger Agreement”), by and among the Company, Landcadia, and Landcadia Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Landcadia (“MergerSub” and, together with Landcadia, “you”). On the terms and subject to the conditions of the Merger Agreement, upon the closing of the transactions contemplated thereby, the Company will be merged with and into MergerSub (the “Merger”), with MergerSub surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned direct or indirect subsidiary of Landcadia.
1.
Commitments.

In connection with the foregoing, Lugard is pleased to advise you of its commitment to (a) provide to MergerSub a senior secured first priority term loan facility, in the aggregate principal amount of $25,000,000, with warrants to be issued by Landcadia (the “Landcadia Debt Facility”) and (b) purchase from Landcadia convertible-to-common equity promissory notes of Landcadia in an aggregate principal amount of  $60,000,000 (the “Landcadia Notes”), in each case the closing of which shall be subject to, and occur concurrently with, the closing of the Merger, upon the terms set forth in Exhibit A hereto (the “Term Sheet”). The transactions described in the preceding clauses (a) and (b) are referred to herein collectively as the “Transactions”. The Term Sheet, together with this letter agreement, are referred to herein collectively as the “Commitment Letter”.
2.
Conditions Precedent to Commitment.

Lugard’s commitment to consummate the Transactions is subject only to the conditions set forth in the Term Sheet under the heading “Closing Conditions”. Between the date hereof and the Closing Date (as defined in the Merger Agreement) we each agree to negotiate in good faith (a) a credit and guaranty agreement to document the Landcadia Debt Facility and any ancillary documents in connection therewith and (b) convertible promissory note purchase agreement and convertible promissory notes to document the Landcadia Notes, each on the terms and subject to the conditions set forth in the Term Sheet. The agreements described in the preceding clauses (a) and (b) are referred to herein collectively as the “Transaction Agreements”.
3.
Information.

You hereby represent (but only to your knowledge with respect to any of the information referred to below that is provided by another person that is not your affiliate) and covenant that (a) all written information other than projections (“Projections”) and general economic or industry information (the “Information”) that has been and will be made available to us by Landcadia, the Company or any of your or its respective affiliates or representatives, when taken as a whole, is and will be when furnished complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, when taken as a whole, (after giving effect to all supplements and updates thereto through the date furnished) and (b) the Projections that have been or will be made available to us by Landcadia, the Company or any of your or its respective affiliates or representatives have been or will be prepared in good faith based upon reasonable assumptions (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material). You agree that if at any time prior to the closing of the Landcadia Debt Facility, any of the representations in the preceding sentence would be incorrect if the Information or Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information or the Projections, as the case may be, so that such representations will be correct under those circumstances. You understand that in arranging the Landcadia Debt Facility we may use and rely on the Information and Projections without independent verification thereof.
4.
Expenses.

You agree, whether or not the Closing Date (as defined in the Merger Agreement) occurs, to reimburse Lugard, within thirty (30) days of presentation of a summary statement, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and negotiation of this Commitment Letter and the definitive documentation for the Transactions and any ancillary documents in connection therewith, including, but not limited to, reasonable out-of-pocket costs and expenses of Lugard’s due diligence investigation and fees and disbursements of one outside counsel and, to the extent necessary, one local counsel in each relevant jurisdiction and one regulatory counsel if reasonably required, in an aggregate amount not to exceed $850,000 (collectively, “Expenses”).
5.
Exclusivity.

Each of you agree not to (nor will you permit any of your respective directors, managers, officers, employees, financial advisors, accountants, representatives, agents or counsel to), either directly or indirectly, solicit, encourage, respond to, or discuss any proposal for a transaction that would conflict with or impede the Transactions in any material respect, or provide any non-public information to any third party in connection with such a proposal, and each of you will immediately inform Lugard of any such proposal that you may receive as well as the terms of any such proposal; provided that all obligations under this Section 5 shall terminate upon the earlier of  (i) the Merger Agreement being terminated pursuant to the terms and conditions thereof and (ii) this Commitment Letter being terminated pursuant to Section 13 hereof.
6.
Assignments; Amendments; Governing Law, Etc.

This Commitment Letter sets forth the entire agreement among the parties with respect to the matters addressed herein and supersedes all prior communications, discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect hereto. This Commitment Letter shall not be assignable by you without the prior written consent of Lugard (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and this Commitment Letter may not be relied upon or enforced by any other person or entity. Lugard shall not assign, syndicate, participate or otherwise directly or indirectly transfer its obligations under this Commitment Letter, and shall not be relieved or novated from such obligations under this Commitment Letter in connection with any purported syndication, assignment, participation or other direct or indirect transfer of its obligations under this Commitment Letter until after the closing of the Merger on the Closing Date (and the funding of the Transactions); provided that Lugard may assign its obligations under this Commitment Letter to one or more of its affiliates or managed accounts (it being understood and agreed that Lugard shall not be relieved or novated from its obligations under this Commitment Letter in connection with any such assignment until after the closing of the Merger on the Closing Date (and the funding of the Transactions)). This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each party hereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission (including email or “pdf”) shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including the good faith negotiation of the Transaction Agreements by the parties hereto in a manner consistent with this Commitment Letter. THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
7.
Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court; provided that suit for the recognition or enforcement of any judgment obtained in any such New York State or Federal court may be brought in any other court of competent jurisdiction (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.
8.
Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER.
9.
Confidentiality.

This Commitment Letter is delivered to you on the understanding that it will be disclosed in one or more filings by Landcadia with the Securities and Exchange Commission (“SEC”) in connection with the Merger, and Lugard hereby consents to such inclusion; provided that (a) the descriptions of this Commitment Letter in any such filing will be subject to Lugard’s prior approval (subject to applicable law, rule or regulation that requires such disclosure, as determined by Landcadia in good faith), and (b) any public statements concerning the existence of this Commitment Letter or the terms hereof, in whatever form, will be subject to Lugard’s prior approval, which consent shall not be unreasonably withheld, conditioned or delayed so long as such public statements are consistent with any descriptions set forth in Landcadia’s SEC filings.
The agreements set forth in this Section 9 shall terminate on the earlier of  (i) one year from the date hereof and (ii) the consummation of the Transactions.

10.
Indemnification.

You shall jointly and severally indemnify and hold harmless Lugard, each of its affiliates, managed funds or accounts, and each of their respective advisors, agents, directors, employees, officers or representatives (each an “Indemnified Person”) from and against any and all claims, damages, losses, liabilities and reasonable out-of-pocket expenses including legal expenses (but limited, with respect to legal expenses, to fees and disbursements of one outside counsel for the Indemnified Persons (as a group), one local counsel in each relevant jurisdiction and one regulatory counsel to all the Indemnified Persons (as a group), and, solely, in the event of a conflict of interest, one additional counsel (and, if necessary, one regulatory counsel and one local counsel in each relevant jurisdiction) to each group of similarly situated affected Indemnified Persons), that may be incurred by or asserted or awarded against any Indemnified Person (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Commitment Letter or the Transactions or any actual or proposed use of the proceeds of the Transactions, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of, or material breach of this Commitment Letter by, such Indemnified Person or any of such Indemnified Person’s controlled affiliates or any of its or their respective officers, directors, employees or agents, or to the extent acting at such Indemnified Person’s direction, advisors or other representatives, (ii) claims between or among Indemnified Persons, but only to the extent of such claims and (iii) any unsuccessful claim brought by an Indemnified Person against you, your affiliates or your respective advisors, agents, directors, employees, officers or representatives. For sake of clarity, an “unsuccessful claim” is a claim with respect to which a court of competent jurisdiction finds in a final, non-appealable judgment in favor of the defendant. If you have admitted in writing your obligation to indemnify one or more Indemnified Parties with respect to a claim, then no such Indemnified Person shall admit any liability with respect to, or settle, compromise or discharge, any such claim without your prior written consent.
Notwithstanding any other provision of this Commitment Letter, none of us, you (or any of your affiliates), the Company (or any of its affiliates) or any Indemnified Person shall be liable for any indirect, special or punitive damages in connection with this Commitment Letter or the Transactions; provided that nothing in this paragraph shall limit your indemnity and reimbursement obligations to the extent that such damages are included in any claim by a third party with respect to which the applicable Indemnified Person is entitled to indemnification as set forth in the immediately preceding paragraph.
You shall not be liable for any settlement of any proceeding effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all Losses and related expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions hereof.
Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund or return any and all amounts paid by you hereunder to such Indemnified Person for any losses to the extent such Indemnified Person is determined in a final and non-appealable judgment by a court of competent jurisdiction not to be entitled to payment of such amounts in accordance with the terms hereof.
11.
Absence of Fiduciary Relationship.

You acknowledge that Lugard and/or our affiliates may be investing in, or providing debt financing, equity capital or other services to, other companies with which you may have conflicting interests. You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and Lugard and/or our affiliates has been or will be created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether Lugard or our affiliates have advised or are advising you on other matters and (b) you will not assert any claim against Lugard or our affiliates for breach or alleged breach of fiduciary duty and agree that neither Lugard nor our affiliates shall have any direct or indirect liability to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

12.
Patriot Act.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), we may be required to obtain, verify and record information that identifies the Borrower (as set forth in the Term Sheet) and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower and each Guarantor that will allow us to identify the Borrower and each Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each Lender.
13.
Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts hereof not later than 11:59 p.m., New York City time, on October 2, 2018. Lugard’s offer hereunder will expire automatically and without further action or notice and without further obligation to you at such time in the event that Lugard has not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter will become a binding commitment on Lugard only after it has been duly executed and delivered by you in accordance with the first sentence of this Section 13. This Commitment Letter will terminate automatically on the date of termination of the Merger Agreement. Sections 3 (other than the penultimate sentence thereof), 6, 7, 8, 9, 10, 11 and this Section 13 shall survive the termination of this Commitment Letter; provided, that the confidentiality, expense reimbursement and indemnification provisions shall be superseded by the corresponding provisions in the definitive documentation for the Landcadia Debt Facility and the Landcadia Notes.
14.
Trust Account Waiver.

Lugard hereby acknowledges that Landcadia has established a segregated trust account (the “Trust Account”) for the benefit of its public shareholders, which holds proceeds of its initial public offering. For and in consideration of Landcadia entering into discussions with Lugard regarding the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lugard, for itself and the affiliates it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to Landcadia’s public shareholders), and hereby waives any claims it has or may have at any time against or with respect to the Trust Account (or distributions therefrom to Landcadia’s public shareholders) as a result of, or arising out of, any discussions, contracts or agreements (including this Commitment Letter) between Landcadia and Lugard and will not seek recourse against the Trust Account (or distributions therefrom to Landcadia’s public shareholders) for any reason whatsoever.
[Remainder of this page intentionally left blank]

Lugard is pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition. Please sign below to evidence your agreement to the terms of this letter.
Very truly yours,
Luxor Capital Group, LP
By:	/s/ Adam Miller
Name: Adam Miller
Title: Chief Operating Officer
Acknowledged and agreed:
Landcadia Holdings, Inc.
By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President, General Counsel and Secretary
Landcadia Merger Sub, Inc.
By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President and Secretary

EXHIBIT A
Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth elsewhere in the Commitment Letter.
Companies:
Landcadia Merger Sub, Inc., a Delaware corporation.
Landcadia Holdings, Inc., a Delaware corporation.
Investment / Loan:
$85.0 million, consisting of:
(i)
the provision by Lugard to Surviving Sub of a senior secured first priority term loan facility in an aggregate principal amount of  $25.0 million, with warrants to be issued by Landcadia to Lugard as described below, the closing of which shall be subject to, and occur concurrently with, the closing of the Merger, and

(ii)
the purchase by Lugard from Landcadia of convertible-to-common equity promissory notes of Landcadia in an aggregate principal amount of $60.0 million, the closing of which shall be subject to, and occur concurrently with, the closing of the Merger, all on the terms described below.

Terms of Landcadia Debt Facility
Borrower:
Landcadia Merger Sub, Inc., as survivor of its merger with Waitr as a result of the Merger (the “Surviving Sub”).
Current and Future Guarantors:
The direct parent of Surviving Sub (the “Parent”), which shall be (i) Landcadia, or (ii) a wholly-owned direct subsidiary of Landcadia, and each subsidiary of the Surviving Sub (“Guarantors”).
Maturity Date:
The date that is four (4) years after the Closing Date (as defined below).
Interest Rate:
7.0% per annum, paid quarterly, which may be paid on each payment date in cash or as a payment-in-kind, at the election of the Surviving Sub. Amounts paid in kind will be added to the principal amount of the Landcadia Debt Facility and will thereafter bear interest at the rate set forth herein.
All rates shall be calculated on a 360-day basis.
Amortization:
None, bullet at maturity.
Mandatory
Prepayments:
Mandatory prepayments (subject to customary exceptions and baskets) from equity issuances and debt issuances (in each case other than in connection with the Merger), asset sales, and insurance/condemnation proceeds. The Landcadia Debt Facility will become repayable in full in the event that either (i) the registration statement for the resale of the Landcadia Notes and the shares of common stock underlying the Warrants and Landcadia Notes has not been filed within 30 days after the Closing Date, or (ii) such registration statement is not effective within 180 days after the Closing Date. Such repayment shall be made within nine (9) months after the Landcadia Debt Facility becomes repayable in full.
Prepayment Premium:
Upon the occurrence of  (i) any voluntary prepayments and mandatory prepayments (whether before or after an event of default), (ii) any payment, repayment or redemption of the obligations following acceleration thereof (whether before or after the commencement of any bankruptcy event or following the occurrence of any event of default), (iii) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the obligations in any bankruptcy, foreclosure

(whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any insolvency proceeding in full or partial satisfaction of the obligations, or (iv) the termination for any reason of the definitive agreements documenting the issuance of the Landcadia Notes, a premium in the amount set forth below shall be payable on the principal amount subject to the foregoing clauses (i) through (iv), calculated when such amount is payable (in the case of a mandatory prepayment) or paid (in the case of a voluntary prepayment):
Months from Closing Date	Premium
1 to 12	5%
Thereafter	0%
Collateral:
First priority lien on (i) all tangible and intangible assets (including without limitation, intellectual property) of the Parent, the Surviving Sub and each Guarantor, and (ii) equity interests of the Surviving Sub and each of the Guarantors (other than the Parent), subject only to customary permitted liens to be agreed. Lugard will serve as collateral agent.
Use of Proceeds:
As set forth below under the heading General – Use of Proceeds.
Affirmative Covenants:
Customary and appropriate for similar transactions including without limitation, delivery of financial statements, notices and other information, maintenance of existence, payment of taxes and claims, maintenance of properties and insurance, inspections, lender meetings, compliance with laws, and compliance with contractual obligations.
Negative Covenants:
Customary and appropriate for similar transactions including without limitation, limitations on indebtedness, liens, contingent obligations, negative pledges, restricted payments, subsidiary distributions, investments and acquisitions, fundamental changes (for the Parent and its subsidiaries), disposition of assets (including the disposition or issuance of subsidiary equity interests), sale and lease-back transactions, transactions with affiliates (other than repayment of advances made by affiliates of Waitr under existing working capital lines of credit in amounts disclosed to Lugard), conduct of business, changes to material contracts, and deposit accounts and permitted activities of the Parent. Lugard shall have the right to amend or waive any negative covenant without the consent of any other lender.
Financial Covenants:
None.
Representations and Warranties:
Customary and appropriate for similar transactions.
Events of Default:
Customary and appropriate for similar transactions including without limitation, a change of control of Landcadia and its subsidiaries. Change of control would be defined in a manner customary for similar transactions.
Warrants:
The lenders under the Landcadia Debt Facility will receive their pro rata share of warrants to purchase that number of shares of Landcadia common stock exercisable after the Merger such that they would receive an aggregate of $5.0 million of common equity in Landcadia (the “Warrants”), on the following terms and conditions:
•
Four (4) year term;

•
Exercise price of  $13.00/share;

•
Subject to customary exceptions, the warrants will provide for standard anti-dilution protection, including weighted average adjustments for issuances of additional shares; and

•
Registration rights (see “Other Terms” below).

Terms of the Landcadia Notes
Issuer:
Landcadia.
Landcadia Notes:
Convertible promissory notes of Landcadia in an aggregate principal amount of  $60.0 million (the “Aggregate Note Amount”).
Maturity Date:
The date that is four (4) years after the Closing Date. Upon maturity, the Landcadia Notes (and any accrued but unpaid interest) will be repaid in cash or converted to common equity of Landcadia (conversion terms below), at the holder’s election.
Interest Rate:
1.0% per annum, paid quarterly in cash.
All rates shall be calculated on a 360-day basis.
Amortization:
None, bullet at maturity.
Conversion:
At any time at the holder’s election, each Landcadia Note may be converted in whole or in part into shares of common equity of Landcadia at a rate of $13/share (subject to a 9.9% conversion cap). The Landcadia Notes will be afforded customary anti-dilution protection, and the Landcadia Notes (and the shares issuable upon their conversion) will have the benefit of registration rights (see “Other Equity Terms” below).
Prepayment:
The Landcadia Notes are only prepayable by Landcadia with the consent of the holders of at least a majority-in-interest of the Landcadia Notes.
Collateral:
Unsecured.
Use of Proceeds:
As set forth below under the heading General – Use of Proceeds.
Affirmative Covenants:
Same as under the Landcadia Debt Facility (see above).
Negative Covenants:
Customary and appropriate for similar transactions including without limitation, minimum liquidity requirements, limitations on indebtedness, liens, contingent obligations, negative pledges, restricted payments, subsidiary distributions, investments and acquisitions, fundamental changes (for Landcadia and its subsidiaries), disposition of assets (including the disposition or issuance of subsidiary equity interests), sale and lease-back transactions, transactions with affiliates, conduct of business, changes to material contracts, and deposit accounts and permitted activities of Landcadia. Lugard shall have the right to amend or waive any negative covenant without the consent of any other lender.
Financial Covenants:
None.
Representations and Warranties:
Customary and appropriate for similar transactions.
Events of Default:
Customary and appropriate for similar transactions including without limitation, a change of control of Landcadia and its subsidiaries. Change of control would be defined in a manner customary for similar transactions.
Other Terms:
Customary for similar transactions, including but not limited to: resale shelf registration statement to be filed within 30 days after the Closing Date (which shall also cover the resale of shares of Landcadia common stock underlying the Warrants and the shares issuable upon the conversion of the Landcadia Notes, as applicable); information rights; affirmative and negative covenants (with respect to the Landcadia Notes); Lugard free transferability, subject to applicable securities laws (and provided that the registrability does not result in regulation under the Trust Indenture Act); all on terms satisfactory to Landcadia and Lugard.

Board Matters:
Landcadia and Waitr will cause Landcadia’s proxy statement for the Acquisition to include the election of two (2) directors nominated by Lugard to serve on Landcadia’s Board of Directors (the “Lugard Nominees”), one of whom shall initially be Jonathan Green, and the Lugard Nominees shall have the right to serve on all committees of the Board of Directors unless Landcadia’s Board of Directors determines in good faith that each such nominee does not satisfy the independence and other requirements for service thereon pursuant to Nasdaq rules. Lugard shall have nomination rights with respect to two (2) directors for so long as Lugard satisfies a mutually-agreeable minimum ownership threshold (which will, for the avoidance of doubt, give effect to the Landcadia Notes on an as-converted basis).
Fertitta Entertainment, Inc. (“FEI”) will have the right to elect two (2) directors to serve on Landcadia’s Board of Directors (the “FEI Nominees”), who shall initially be Tilman Fertitta and Steven Scheinthal, and the FEI Nominees shall have the right to serve on all committees of the Board of Directors unless Landcadia’s Board of Directors determines in good faith that each such nominee does not satisfy the independence and other requirements for service thereon pursuant to Nasdaq rules, which rights will be subject to a mutually-agreeable minimum ownership threshold.
Landcadia’s organizational documents will provide for indemnification of its directors and officers to the maximum extent provided by law and Landcadia shall obtain D&O insurance in amounts and on terms reasonably satisfactory to Lugard and FEI consistent with similarly situated companies. Landcadia shall enter into director indemnification agreements with the Lugard Nominees and the FEI Nominees in the form used by Landcadia with its other directors. Landcadia shall reimburse the Lugard Nominees and the FEI Nominees for all out-of-pocket expenses incurred in connection with matters on behalf of Landcadia, subject to Landcadia’s policies applicable to all directors.
At any time when a director or observer has been appointed by the holders, such director or observer and the appointing holders will be subject to Landcadia’s policies applicable to all directors and/or observers, including with regard to insider trading and confidentiality.
In the event that Lugard elects not to appoint a director, it shall have the right to appoint an observer to Landcadia’s Board of Directors, provided that at any time thereafter when Lugard remains entitled to appoint a director it may elect to appoint a director in lieu of having the right to an observer.
General
Projected Closing Date:
The date on which the Merger is consummated (the “Closing Date”).
Use of Proceeds:
The net proceeds of the Landcadia Debt Facility and the Landcadia Notes will be used to satisfy certain conditions for the closing of the Merger and thereafter to fund growth and for general corporate purposes.
Closing Conditions:
Limited to the following:
•
The negotiation, execution and delivery of documentation governing the Transactions (including the Landcadia Debt Facility, the Warrants, the Landcadia Notes and the equity investment);

•
Receipt of satisfactory lien searches, insurance endorsements, legal opinions, corporate records, and documents from public officials and officers’ certificates in connection with the Transactions;

•
All conditions to closing set forth in the Merger Agreement shall have been satisfied other than the final vote of the shareholders of Landcadia and any approvals required by Nasdaq;

•
Since December 31, 2017, there have been no change, event, fact or condition, individually or in the aggregate (a “Waitr Material Adverse Effect”), together with all other changes, events, facts and conditions that have occurred prior to the date of determination, any material adverse effect upon (a) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Company, or (b) the ability of the Company to consummate the transactions contemplated by the Merger Agreement or to perform its obligations thereunder; provided, however, that the following shall not be deemed either alone or in combination to constitute, and no adverse change, event, fact or condition directly resulting from any of the following shall be taken into account in determining whether any change, event, fact or condition has had or would reasonably be expected to have a Waitr Material Adverse Effect: (i) changes in general economic conditions, to the extent that they do not have a materially disproportionate effect on the Company; (ii) changes generally affecting the specific industry in which the Company operates, to the extent that they do not have a materially disproportionate effect on the Company relative to other industry participants; and (iii) any act of terrorism, war, calamity or act of God, to the extent that such act does not have a materially disproportionate effect on the Company;

•
All documentation and information required to comply with applicable law (including “know your customer,” anti-money laundering rules and regulation, etc.) shall have been received;

•
Since August 23, 2018, Landcadia shall not have issued any additional shares of capital stock (including any warrants, options, or other instruments convertible into shares of capital stock), including previously outstanding shares of common stock that have been redeemed; provided that Landcadia may issue (or re-issue) shares of capital stock solely to the extent required in order to fund the Minimum Cash Consideration Amount (as defined in the Merger Agreement);

•
The effectiveness of the Transactions shall be conditioned on there being no (i) amendment or modification to, or waiver by any party under the Merger Agreement that is materially adverse to Lugard without Lugard’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that Lugard’s consent will be required for any amendment, modification or waiver that would involve: (1) any negative impact on credit-worthiness; (2) any impact on capital structure (including issuance of equity and equity-based incentives), except for issuances by Watir of up to 150,000 shares of Waitr common equity or equity-based incentives in connection with new hires; (3) incurrence of any new debt or other liabilities outside the ordinary course of business for Waitr; (4) any related-party transactions (covering new agreements or modifications to existing agreements) by Landcadia or Waitr; (5) any changes to senior management of Landcadia or Waitr; and (6) Any waiver involving compliance with law, or (ii) breach, default or grounds for default under the Merger Agreement;

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The exchange of fourteen million (14,000,000) private placement warrants held by Fertitta Entertainment, Inc. and Jefferies Financial Group Inc. for 1,600,000 shares of Landcadia’s common stock; and

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The receipt of  (i) $1,250,000 in cash and (ii) 75,000 shares of Landcadia’s common stock by Fertitta Entertainment, Inc. in full satisfaction of its prior $1,500,000 loan to Landcadia.

Definitive
Documentation:
This Term Sheet is subject to the execution of definitive agreements.
The Transactions contemplated herein will be made pursuant to a securities purchase agreement, loan agreement, promissory notes and other standard documentation drafted by counsel to Lugard, containing customary representations and warranties, affirmative and negative covenants consistent with this Term Sheet. All such agreements will be entered into as of the Closing Date, with the issuance of the Landcadia Notes to occur subject to, and concurrently with, the Merger.
Following your acceptance of this Term Sheet, we would bring considerable additional internal and external resources to bear in order to negotiate the definitive documentation with you.
Counsel to Lugard:
Sidley Austin LLP

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETIONFOR THE SPECIAL MEETING OF STOCKHOLDERS OFLANDCADIA HOLDINGS, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Richard H. Liem and Steven L. Scheinthal (the “Proxies”), andeach of them independently, with full power of substitution, as proxies to vote all of the shares ofCommon Stock of Landcadia Holdings, Inc. (the “Company”), a Delaware corporation, that theundersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Companyto be held on [•], 2018 at 10:00 a.m. Local Time at the offices of Winston & Strawn LLP, 200 ParkAvenue, New York, New York 10166, and at any adjournments and/or postponements thereof.The undersigned acknowledges receipt of the enclosed proxy statement and revokes all priorproxies for said meeting.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BEVOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IFNO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THISPROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9. PLEASE MARK, SIGN,DATE, AND RETURN THE PROXY CARD PROMPTLY.(Continued and to be marked, dated and signed on reverse side)PROXYImportant Notice Regarding the Availability of Proxy Materials for theSpecial Meeting of Stockholders to be held on [•], 2018.This notice of Special Meeting and the accompanyingProxy Statement are available at: http://www.cstproxy.com/landcadiaholdings/[•]

Please markvote asindicated in thisexampleXLANDCADIA HOLDINGS, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9.FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN1. The Business Combination Proposal \– To approve andadopt the Agreement and Plan of Merger, dated as ofMay 16, 2018 (the “Merger Agreement”), by and amongthe Company, Landcadia Merger Sub, Inc., a Delawarecorporation (“Merger Sub”), and Waitr Incorporated, aLouisiana corporation (“Waitr”), pursuant to which,subject to the satisfaction or waiver of certain conditionsset forth therein, Waitr will merge with and into MergerSub, with Merger Sub surviving the merger inaccordance with the Delaware General Corporation Lawas a wholly owned direct subsidiary of the Company (thetransactions contemplated by the Merger Agreement, the“business combination”).2. The Nasdaq Proposal - To approve, for purposes ofcomplying with applicable The Nasdaq Stock Marketlisting rules, the issuance of more than 20% of theCompany’s issued and outstanding common stockpursuant to the business combination;The Charter Proposals - The following proposals relatingto the Company’s proposed third amended and restatedcertificate of incorporation (the “proposed charter”), a copyof which is attached to the proxy statement as Annex B,which, if approved, would take effect upon the closing ofthe business combination:3. Charter Proposal A - To approve, upon the completion ofthe business combination and the conversion of theCompany’s Class F common stock, par value $0.0001per share (“Class F Common stock”), into the Company’sClass A common stock, par value $0.0001 per share(“Class A common stock”), the increase of theauthorized capital stock of the Company from221,000,000 shares, consisting of 200,000,000 sharesof Class A common stock, 20,000,000 shares of Class Fcommon stock and 1,000,000 shares of preferred stock,to 250,000,000 shares, which would consist of249,000,000 shares of common stock, par value$0.0001 per share (“common stock”), and 1,000,000shares of preferred stock, par value $0.0001 per share,by, on the effective date of the filing of the proposedcharter: (i) reclassifying all Class A common stock ascommon stock; (ii) reclassifying all Class F commonstock as common stock; and (iii) creating an additional29,000,000 shares of common stock;4. Charter Proposal B - To approve provisions providingthat directors may only be removed by the affirmativevote of holders of at least seventy-five percent (75%) ofthe voting power of all the outstanding shares of capitalstock entitled to vote generally in the election ofdirectors;5. Charter Proposal C - To approve provisions providingthat (i) the affirmative vote of at least seventy-fivepercent (75%) of the voting power of all the outstandingshares of capital stock entitled to vote generally in theelection of directors will be required for stockholders toadopt, amend, alter or repeal the Company’s bylaws and(ii) certain provisions of our charter may only beamended or repealed by the affirmative vote of at leastseventy-five percent (75%) of the outstanding sharesentitled to vote thereon ; and6. Charter Proposal D - To approve certain additionalchanges, including changing the post-combinationcompany’s corporate name from “Landcadia Holdings,Inc.” to “Waitr Holdings Inc.” and eliminating certainprovisions specific to our status as a blank checkcompany, which the Company’s Board of Directors (our“Board”) believes are necessary to adequately addressthe needs of the post-combination company;7. The Director Election Proposal - To elect [_] as Class Idirectors on our Board until the next annual meeting ofstockholders following the effectiveness of the proposedcharter or until his successor is elected and qualified,Steven L. Scheinthal and [_] as Class II directors on ourBoard until the second annual meeting of stockholdersfollowing the effectiveness of the proposed charter oruntil his successor is elected and qualified, andChristopher Meaux, William Gray Stream and Tillman J.Fertitta as Class III directors on our Board until the thirdannual meeting of stockholders following theeffectiveness of the proposed charter or until hissuccessor is elected and qualified;8. The Incentive Plan Proposal - To approve the WaitrHoldings Inc. 2018 Omnibus Incentive Plan, a copy ofwhich is attached to the proxy statement as Annex C (the“Incentive Plan”), including the authorization of the initialshare reserve under the Incentive Plan and also forpurposes of complying with Section 162(m) of theInternal Revenue Code of 1986, as amended; and9. The Adjournment Proposal - To adjourn the SpecialMeeting to a later date or dates, if necessary, to permitfurther solicitation and vote of proxies if there areinsufficient votes for, or otherwise in connection with,the approval of the Business Combination Proposal, theNasdaq Proposal, the Charter Proposals or the IncentivePlan Proposal.Dated: , 2018Signature(Signature if held Jointly)When Shares are held by joint tenants, both should sign. When signingas attorney, executor, administrator, trustee or guardian, please give fulltitle as such. If a corporation, please sign in full corporate name by thepresident or another authorized officer. If a partnership, please sign inpartnership name by an authorized person.The Shares represented by the proxy, when properly executed, will bevoted in the manner directed herein by the undersigned stockholder(s).If no direction is made, this proxy will be voted FOR each of Proposals1, 2, 3, 4, 5, 6, 7, 8 and 9. If any other matters properly come before themeeting, unless such authority is withheld on this proxy card, theProxies will vote on such matters in their discretion.FOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAIN